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                      REVLON CONSUMER PRODUCTS CORPORATION
                                      and
                         CERTAIN BORROWING SUBSIDIARIES


                               ------------------


                                  $750,000,000
                     AMENDED AND RESTATED CREDIT AGREEMENT

                            dated as of May 30, 1997


                               ------------------


                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent

                                CITIBANK, N.A.,
                             as Documentation Agent

                         LEHMAN COMMERCIAL PAPER INC.,
                              as Syndication Agent



                             CHASE SECURITIES INC.,
                                  as Arranger










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                               TABLE OF CONTENTS

                                                                           Page

 SECTION 1.  DEFINITIONS....................................................  2
     1.1  Defined Terms.....................................................  2
     1.2  Other Definitional Provisions..................................... 49

 SECTION 2.  AMOUNTS AND TERMS OF INITIAL TERM LOAN COMMITMENT.............. 49
     2.1  Initial Term Loan Commitments..................................... 49
     2.2  Obligations of the Company........................................ 49
     2.3  Procedure for Borrowing Initial Term Loans........................ 50
     2.4  Amortization of Initial Term Loans................................ 51
     2.5  Use of Proceeds of Initial Term Loans............................. 51

 SECTION 3.  AMOUNTS AND TERMS OF DEFERRED DRAW TERM LOAN COMMITMENT........ 51
     3.1  Deferred Draw Term Loan Commitments............................... 51
     3.2  Obligations of the Company........................................ 51
     3.3  Procedure for Borrowing Deferred Draw Term Loans.................. 52
     3.4  Amortization of Deferred Draw Term Loans.......................... 53
     3.5  Use of Proceeds of Deferred Draw Term Loans....................... 53

 SECTION 4.  AMOUNT AND TERMS OF SPECIAL LETTER OF CREDIT FACILITY.......... 54
     4.1  Special Letter of Credit Facility................................. 54
     4.2  Procedure for Issuance of Special Letters of Credit............... 54
     4.3  Special L/C Participations........................................ 55
     4.4  Reimbursement Obligation of the Company........................... 56
     4.5  Obligations Absolute.............................................. 56
     4.6  Special Letter of Credit Payments................................. 56
     4.7  Application....................................................... 57
     4.8  Cash Collateral for Special Letters of Credit..................... 57
     4.9  Existing Special Letters of Credit................................ 58

 SECTION 5.  AMOUNT AND TERMS OF REVOLVING CREDIT SUB-FACILITY.............. 58
     5.1  Revolving Credit Commitments...................................... 58
     5.2  Obligations of Company............................................ 59
     5.3  Procedure for Borrowing Revolving Credit Loans.................... 59
     5.4  Use of Proceeds of Revolving Credit Loans......................... 60
     5.5  Refunded Revolving Credit Loans................................... 60

 SECTION 6.  AMOUNT AND TERMS OF SWING LINE SUB-FACILITY.................... 62
     6.1  Swing Line Commitments............................................ 62
     6.2  Participations.................................................... 64

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                                                                           Page
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     6.3  Use of Proceeds of Swing Line Loans............................... 64

 SECTION 7.  AMOUNT AND TERMS OF OPERATING LETTER OF CREDIT SUB-FACILITY.... 64
     7.1  Operating Letter of Credit Facility............................... 64
     7.2  Procedure for Issuance of Operating Letters of Credit............. 65
     7.3  Operating L/C Participations...................................... 65
     7.4  Reimbursement Obligation of the Company........................... 66
     7.5  Obligations Absolute.............................................. 67
     7.6  Operating Letter of Credit Payments............................... 67
     7.7  Application....................................................... 67
     7.8  Cash Collateral for Operating Letters of Credit................... 68
     7.9  Existing Operating Letters of Credit.............................. 68

 SECTION 8.  AMOUNT AND TERMS OF LOCAL LOAN SUB-FACILITY.................... 69
     8.1  Local Loan Commitments............................................ 69
     8.2  Obligations of Local Borrowers.................................... 69
     8.3  Procedure for Borrowing Local Loans............................... 70
     8.4  Currency Conversion and Contingent Funding Agreement.............. 71
     8.5  Designation of Additional Denomination Currencies................. 74
     8.6  Re-Allocation of Currency Sublimits............................... 75
     8.7  Resignation or Removal of a Local Fronting Lender................. 77
     8.8  Reports........................................................... 78
     8.9  Bankers' Acceptances.............................................. 78
     8.10  Use of Proceeds of Local Loans and Acceptances................... 79
     8.11  Existing Local Loans and Acceptances............................. 80

 SECTION 9.  AMOUNT AND TERMS OF ACQUISITION FACILITY....................... 80
     9.1  Acquisition Loan Commitments...................................... 80
     9.2  Obligations of the Company........................................ 81
     9.3  Procedure for Borrowing Syndicated Acquisition Loans.............. 82
     9.4  Procedure for Borrowing Fronted Acquisition Loans................. 87
     9.5  Matters Relating to Syndicated Acquisition Loans.................. 88
     9.6  Matters Relating to Fronted Acquisition Loans..................... 88
     9.7  Aggregate Acquisition Loan Commitment Increases................... 92
     9.8  Mandatory Reduction of Aggregate Acquisition Loan Commitment...... 93
     9.9  Use of Proceeds of Acquisition Loans.............................. 93

 SECTION 10. PROVISIONS RELATING TO CERTAIN EXTENSIONS OF CREDIT;
             FEES AND PAYMENT............................................... 94
     10.1  Voluntary Termination or Reduction of Aggregate Commitment....... 94
     10.2  Optional Prepayments............................................. 94
     10.3  Mandatory Prepayments............................................ 96
     10.4  Mandatory Commitment Reductions.................................. 97
     10.5  Application of Payments and Commitment Reductions................ 99
     10.6  Interest Rate and Payment Dates; Risk Participation Fees;
             Local Administrative Fee.......................................100

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                                                                           Page
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     10.7  Letter of Credit Fees, Commissions and Other Charges.............103
     10.8  Conversion Options, Minimum Tranches and Maximum
             Interest Periods...............................................103
     10.9  Inability to Determine Interest Rate.............................107
     10.10  Illegality......................................................108
     10.11  Requirements of Law; Changes of Law.............................109
     10.12  Indemnity.......................................................111
     10.13  Taxes...........................................................112
     10.14  Commitment Fee..................................................115
     10.15  Computation of Interest and Fees................................116
     10.16  Pro Rata Treatment and Payments.................................117
     10.17  Payments on Account of Loans and Fees...........................121
     10.18  Interest Act (Canada)...........................................121
     10.19  Converted Acquisition Loans.....................................121

 SECTION 11. REPRESENTATIONS AND WARRANTIES.................................122
     11.1  Corporate Existence..............................................122
     11.2  Corporate Power..................................................122
     11.3  No Legal Bar to Loans............................................123
     11.4  No Material Litigation...........................................123
     11.5  No Default.......................................................124
     11.6  Ownership of Properties; Liens...................................124
     11.7  Taxes............................................................124
     11.8  ERISA............................................................124
     11.9  Financial Condition..............................................125
     11.10  No Change.......................................................126
     11.11  Federal Regulations.............................................126
     11.12  Not an "Investment Company".....................................126
     11.13  Matters Relating to Subsidiaries................................126
     11.14  Pledge Agreements...............................................126
     11.15  Security Agreements.............................................127
     11.16  Security Documents of Borrowing Subsidiaries....................127
     11.17  Mortgages.......................................................128
     11.18  Guarantees......................................................128
     11.19  Company Tax Sharing Agreement...................................128
     11.20  Intellectual Property...........................................128
     11.21  Solvency........................................................128
     11.22  Environmental Matters...........................................129
     11.23  Models..........................................................130
     11.24  Disclosure......................................................130
     11.25  Senior Indebtedness.............................................130
     11.26  Regulation H....................................................131
     11.27  Affiliate Obligations...........................................131
     11.28  Indebtedness Owing to Affiliates................................131
     11.29  No Recordation Necessary........................................131
     11.30  Accounts Receivable and Inventory...............................131
     11.31  Intellectual Property Filings...................................132

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     11.32  Restricted Payments.............................................132
     11.33  Certain Tax Liabilities.........................................132

 SECTION 12. CONDITIONS PRECEDENT...........................................132
     12.1  Conditions to Initial Extensions of Credit.......................132
     12.2  Conditions to Each Acquisition Loan..............................137
     12.3  Conditions to Each Extension of Credit...........................138

 SECTION 13. AFFIRMATIVE COVENANTS..........................................139
     13.1  Financial Statements.............................................139
     13.2  Certificates; Other Information..................................141
     13.3  Payment of Obligations...........................................142
     13.4  Conduct of Business and Maintenance of Existence.................142
     13.5  Maintenance of Property; Insurance...............................142
     13.6  Inspection of Property; Books and Records; Discussions...........142
     13.7  Notices..........................................................143
     13.8  Maintenance of Corporate Identity................................144
     13.9  Environmental Laws...............................................145
     13.10  Additional Guarantees...........................................145
     13.11  Additional Stock Pledges........................................145
     13.12  Additional Security Agreements..................................147
     13.13  Asset Transfers.................................................148
     13.14  Intellectual Property...........................................148

 SECTION 14. NEGATIVE COVENANTS.............................................151
     14.1  Financial Covenants..............................................151
     14.2  Indebtedness.....................................................152
     14.3  Limitation on Liens..............................................155
     14.4  Limitation on Contingent Obligations.............................159
     14.5  Limitation on Fundamental Changes................................160
     14.6  Limitation on Sale of Assets.....................................160
     14.7  Limitation on Restricted Payments................................161
     14.8  Limitation on Investments........................................163
     14.9  Limitation on Payments on Account of Debt........................165
     14.10  Limitation on Transactions with Affiliates......................166
     14.11  Hazardous Materials.............................................166
     14.12  Accounting Changes..............................................166
     14.13  Limitation on Negative Pledge Clauses...........................166
     14.14  Amendment of Company Tax Sharing Agreement......................167
     14.15  Amendment of Revlon Holdings Operating Agreement................167

 SECTION 15. EVENTS OF DEFAULT..............................................167

 SECTION 16. THE AGENTS.....................................................172
     16.1  Appointment......................................................172
     16.2  Consultation with Documentation Agent and Syndication Agent......173

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     16.3  Delegation of Duties.............................................173
     16.4  Exculpatory Provisions...........................................173
     16.5  Reliance by the Agents...........................................173
     16.6  Notice of Default................................................174
     16.7  Non-Reliance on the Agents, the Arranger and the Other Lenders...174
     16.8  Indemnification..................................................175
     16.9  Each of the Agents and the Arranger in Its Individual Capacity...176
     16.10  Successor Agents................................................176

 SECTION 17. MISCELLANEOUS..................................................177
     17.1  Amendments and Waivers...........................................177
     17.2  Releases of Collateral Security and Guarantee Obligations........179
     17.3  Notices..........................................................180
     17.4  No Waiver; Cumulative Remedies...................................181
     17.5  Survival of Representations and Warranties.......................181
     17.6  Payment of Expenses and Taxes....................................181
     17.7  Successors and Assigns; Loan Participations......................182
     17.8  Adjustments; Set-off.............................................186
     17.9  Delegation by each Borrowing Subsidiary..........................188
     17.10  Judgment........................................................188
     17.11  QFL Notes.......................................................188
     17.12  Collateral Agency Agreements and Intercreditor Agreement........189
     17.13  Certain Waivers.................................................190
     17.14  Severability....................................................190
     17.15  Effectiveness; Counterparts.....................................190
     17.16  SUBMISSION TO JURISDICTION; WAIVERS.............................192
     17.17  Acknowledgements................................................194
     17.18  GOVERNING LAW...................................................194

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SCHEDULES

Schedule I       Lenders; Addresses for Notices
Schedule II      Commitments
Schedule III     Borrowers; Denomination Currencies; Currency Sublimits;
                   Maximum Sublimits; Local Fronting Lenders
Schedule IV      Subsidiaries; Directly Pledged Subsidiaries; Subsidiaries
                   Scheduled for Dissolution
Schedule V       Pledge Agreements
Schedule VI      Security Agreements
Schedule VII     Indebtedness
Schedule VIII    Contingent Obligations
Schedule IX      Existing Special Letters of Credit
Schedule X       Disposition Assets
Schedule XI      UCC Financing Statements
Schedule XII     Environmental Matters
Schedule XIII    Domestic Local Counsel
Schedule XIV     International Local Counsel


EXHIBITS

Exhibit A-1      Form of Initial Term Loan Note
Exhibit A-2      Form of Deferred Draw Term Loan Note
Exhibit B        Form of Revolving Credit Note
Exhibit C        Form of Swing Line Note
Exhibit D-1      Form of Affiliate Guarantee
Exhibit D-2      Form of Affiliate Pledge Agreement
Exhibit D-3      Form of Affiliate Security Agreement
Exhibit E-1      Form of Revlon Guarantee
Exhibit E-2      Form of Revlon Pledge Agreement
Exhibit F-1      Form of Company Guarantee
Exhibit F-2      Form of Company Pledge Agreement (Domestic)
Exhibit F-3      Form of Company Pledge Agreement (International)
Exhibit F-4      Form of Company Security Agreement
Exhibit G-1      Form of Subsidiaries Guarantee
Exhibit G-2      Form of Subsidiary Pledge Agreement (Domestic)
Exhibit G-3      Form of Subsidiary Pledge Agreement (International)
Exhibit G-4      Form of Subsidiary Security Agreement
Exhibit H-1      Form of New Jersey Fee Mortgage
Exhibit H-2      Form of Arizona Fee Deed of Trust
Exhibit I-1      Form of Collateral Agency Agreement (Bank Obligations)
Exhibit I-2      Form of Collateral Agency Agreement (Mortgage Obligations)
Exhibit J        Form of Affiliate Subordination Letter

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Exhibit K        Form of Swing Line Loan Participation
                   Certificate
Exhibit L-1      Form of Local Loan Participation Certificate
Exhibit L-2      Form of Refunded Revolving Credit Loan Participation
                   Certificate
Exhibit M-1      Form of Opinion of Paul, Weiss, Rifkind, Wharton & Garrison
Exhibit M-2      Form of Opinion of Senior Vice President and General Counsel
                   of the Company
Exhibit M-3      Form of Opinion of Simpson Thacher & Bartlett
Exhibit N        Form of Commitment Transfer Supplement
Exhibit O        Form of Compliance Certificate
Exhibit P        Form of Company Tax Sharing Agreement
Exhibit Q-1      Form of Capital Gains Note
Exhibit Q-2      Form of Subordinated Intercompany Note
Exhibit Q-3      Form of Voluntary Capital Contribution Note
Exhibit R-1      Form of Borrowing Subsidiary Joinder Agreement
Exhibit R-2      Form of Local Fronting Lender Joinder Agreement
Exhibit R-3      Form of Acquisition Fronting Lender Joinder Agreement
Exhibit S-1      Form of Local Loan Statement
Exhibit S-2      Form of Interest Allocation Statement (Local Loans)
Exhibit S-3      Form of Interest Allocation Statement (Fronted Acquisition
                   Loans)
Exhibit T        Form of Intercreditor Agreement
Exhibit U-1      Form of U.S. Tax Compliance Certificate
Exhibit U-2      Form of QFL Term Loan Note
Exhibit V        Form of Direct Acquisition Participation Agreement
Exhibit W        Form of New Acquisition Lender Supplement
Exhibit X        Form of Acquisition Loan Commitment Supplement
Exhibit Y        Form of Terms of Amended and Restated Yen Credit Agreement

         AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 30, 1997, among:

    (a) REVLON CONSUMER PRODUCTS CORPORATION, a Delaware corporation (the "Company");

    (b)  the Borrowing Subsidiaries from time to time parties hereto;

    (c)  the several Lenders from time to time parties hereto;

    (d) the Co-Agents named on Schedule I hereto (in such capacities, the "Co-Agents");

    (e) CITIBANK, N.A., a national banking association ("Citibank"), as documentation agent (in such capacity, the "Documentation Agent") for the Lenders;

    (f) LEHMAN COMMERCIAL PAPER INC., a Delaware corporation ("Lehman"), as syndication agent (in such capacity, the "Syndication Agent") for the Lenders;

    (g)  CHASE SECURITIES INC., as arranger (in such capacity, the "Arranger");
         and

    (h) THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as administrative agent (in such capacity, the "Administrative Agent"; together with the Documentation Agent and the Syndication Agent, the "Agents") for the Lenders.


                             W I T N E S S E T H :
                             - - - - - - - - - -

         WHEREAS, the Company and certain of its Subsidiaries are parties to the Amended and Restated Credit Agreement, dated as of January 24, 1996 (as amended, supplemented or otherwise modified from time to time through the date hereof, the "Existing Agreement"), among the Company, the Borrowing Subsidiaries, the banks and other financial institutions from time to time parties thereto, the Co-Agents named therein, the Documentation Agent, the Arranger, and the Administrative Agent;

         WHEREAS, the Company has requested that the Existing Agreement be amended in order to extend its maturity, increase the amounts available thereunder, permit the repurchase or redemption by the Company of its 10-7/8% Sinking Fund Debentures due 2010 and effect certain other changes thereto;

         WHEREAS, each of the parties to the Existing Agreement (after giving effect to the assignment by certain of the lenders under the Existing Agreement of their interests in the Existing Agreement to other Lenders, as reflected in, and as effected by, Schedule II hereto) is agreeable to the requested amendments, but only upon the terms and subject to the conditions set forth herein, and each of the parties to the Existing Agreement, for convenience of reference, has agreed to restate the Existing Agreement as so amended;

         WHEREAS, each of the Lenders and the other parties hereto are agreeable to the terms and provisions of the Existing Agreement, as amended and restated hereby;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties to the Existing Agreement hereby agree that the Existing Agreement shall be, and hereby is, amended and restated in its entirety, and the parties hereto hereby agree as follows:


         SECTION 1. DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Acceptable Assignee Rating" shall mean, for purposes of clause (a) of the definition of the term "Eligible Assignee", a commercial bank having a credit rating from any two of S&P, Moody's and Fitch in respect of (X) its long term bank deposits or (Y) if no such debt has a rating from any two of such agencies which is then published and in effect, its long term debt or
    (Z) if neither of the foregoing types of debt have ratings from any two of such agencies which are then published and in effect, the long term debt of its holding company, which credit rating shall be (a) BBB or better, in the case of S&P, (b) Baa2 or better, in the case of Moody's and (c) BBB or better, in the case of Fitch. Notwithstanding the foregoing, if the foregoing debt of the relevant commercial bank or its holding company, as the case may be, is rated only by one of S&P, Moody's and Fitch (but not by two or more of such agencies) and such rating is not worse than the rating described for such rating agency in the immediately foregoing sentence, such commercial bank shall be deemed to have an Acceptable Assignee Rating;

         "Acceptances" shall have the meaning assigned to such term in subsection 8.9(a);

         "Acquisition Borrower" shall mean, with respect to any Acquisition Loan, the Company or the Acquisition Subsidiary (as the context shall require) which has been designated as the "Acquisition Borrower" with respect to such Acquisition Loan in the notice of borrowing provided pursuant to subsection 9.3 or 9.4, as the case may be, with respect thereto;

         "Acquisition Direct Lender" means, at any date, each bank and other financial institution which holds an Acquisition Loan Commitment;

         "Acquisition Fronting Lender" means, at any date with respect to any Fronted Acquisition Loan to a specific Acquisition Borrower in Dollars or a specific Approved Acquisition Currency (as the case may be), the Acquisition Direct Lender which has agreed (in its sole discretion) to make such Fronted Acquisition Loans to such

    Acquisition Borrower in the relevant currency by executing and delivering to the Administrative Agent an Acquisition Fronting Lender Joinder Agreement;

         "Acquisition Fronting Lender Joinder Agreement" shall mean a Fronting Lender Joinder Agreement, substantially in the form of Exhibit R-3;

         "Acquisition Lender" shall mean an Acquisition Direct Lender or an Acquisition Fronting Lender, as the context shall require; collectively, the "Acquisition Lenders");

         "Acquisition Loan" shall mean a Syndicated Acquisition Loan or a Fronted Acquisition Loan, as the context shall require; collectively, the "Acquisition Loans";

         "Acquisition Loan Commitment" of any Acquisition Lender at any date shall mean the obligation of such Acquisition Lender at such date to make Acquisition Loans to the Acquisition Borrowers (and to purchase participating interests in Fronted Acquisition Loans) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Acquisition Lender's name on Schedule II; collectively, as to all such Acquisition Lenders, the "Acquisition Loan Commitments";

         "Acquisition Loan Commitment Percentage" means, with respect to any Acquisition Direct Lender at any date, the percentage which the Acquisition Loan Commitment of such Acquisition Direct Lender constitutes of the Aggregate Acquisition Loan Commitment then in effect (or, if no Aggregate Acquisition Loan Commitment is then in effect, the percentage which the aggregate outstanding principal amount of Syndicated Acquisition Loans of such Acquisition Direct Lender constitutes of the aggregate principal amount of all Syndicated Acquisition Loans then outstanding or, if no Aggregate Acquisition Loan Commitment is then in effect and no Syndicated Acquisition Loans are then outstanding, the percentage which the aggregate principal amount of Fronted Acquisition Loans in which such Acquisition Direct Lender has purchased participating interests constitutes of the aggregate principal amount of all Fronted Acquisition Loans then outstanding);

         "Acquisition Loan Commitment Supplement" shall mean an Acquisition Loan Commitment Supplement, substantially in the form of Exhibit X, executed and delivered pursuant to subsection 9.7.

         "Acquisition Loan Conversion Notice" shall have the meaning assigned to such term in subsection 9.5(a);

         "Acquisition Subsidiary" shall mean, with respect to any Acquisition Loan, the wholly-owned Foreign Subsidiary of the Company which (a) is a party to a Borrowing Subsidiary Joinder Agreement and (b) has been designated as the Acquisition Subsidiary for purposes of borrowing such Acquisition Loan in the notice of borrowing provided pursuant to subsection
    9.3 or 9.4, as the case may be, with respect thereto;

         "Adjustment Date" shall mean, with respect to the effectiveness of any change in the Applicable Margin or the Commitment Fee Rate, (a) the second Business Day following receipt by the Administrative Agent of (i) the financial statements required to be delivered pursuant to subsection 13.1(a) or (c), as the case may be, for the most recently completed fiscal period and (ii) the compliance certificate required pursuant to subsection 13.2(b) with respect to such financial statements or (b) if such compliance certificate and financial statements have not been delivered in a timely manner, the date upon which the compliance certificate required to be delivered pursuant to subsection 13.2(b) for the most recently completed fiscal period was due; provided, however, that in the event that the Adjustment Date is determined in accordance with the provisions of clause
    (b) of this definition, then the date which is two Business Days following the date of receipt of the financial statements and compliance certificate referenced in clause (a) of this definition also shall be deemed to constitute an "Adjustment Date";

         "Administrative Agent" shall have the meaning assigned to such term in the preamble hereto;

         "Affected Loan" shall have the meaning assigned to such term in subsection 10.9(a);

         "Affiliate" of any Person shall mean any other Person (other than a Subsidiary or a Permitted Joint Venture) which, directly or indirectly, is in control of, is controlled by, or is under common control with, the first Person. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such first Person or
    (b) direct or cause the direction of the management and policies of such first Person whether by contract or otherwise;

         "Affiliate Guarantee" shall mean the Amended and Restated Affiliate Guarantee, to be executed and delivered by Revlon Holdings and certain of its Subsidiaries, substantially in the form of Exhibit D-1, as the same may be amended, supplemented or otherwise modified from time to time;

         "Affiliate IP Security Agreements" shall be the collective reference to (a) each Affiliate Patent Security Agreement and Affiliate Trademark Security Agreement, in each case as executed and delivered by the Revlon Holdings or any Revlon Holdings Support Party on February 28, 1995 and as each of the same has been and further may be amended, supplemented or otherwise modified from time to time and (b) each other security agreement, substantially in the form of a Security Agreement described in clause (a) above, and each Affiliate Copyright Security Agreement, in each case, which is from time to time executed and delivered by Revlon Holdings or any Revlon Holdings Support Party as collateral security for any obligations owing hereunder and as each of the same may be amended, supplemented or otherwise modified from time to time;

         "Affiliate Pledge Agreement" shall mean each Amended and Restated Pledge and Security Agreement, to be executed and delivered by Revlon Holdings and certain of its Subsidiaries listed on Schedule IV, substantially in the form of Exhibit D-2, as the same may be amended, supplemented or otherwise modified from time to time;

         "Affiliate Security Agreement" shall mean the Amended and Restated Security Agreement, to be executed and delivered by the Pledged Subsidiaries of Revlon Holdings listed on Schedule IV, substantially in the form of Exhibit D-3, as the same may be amended, supplemented or otherwise modified from time to time;

         "Affiliate Subordination Letter" shall mean the Letter Agreement, to be executed and delivered by each Affiliate of the Company (other than California Federal Bank, A Federal Savings Bank and officers and directors of the Company) which from time to time holds any Indebtedness (including, without limitation, any Indebtedness under subsection 14.2(n), but other than trade credit in the ordinary course of business, any Subordinated Intercompany Note, any Capital Contribution Note and any Capital Gains
    Note) of the Company, substantially in the form of Exhibit J, as the same may be amended, supplemented or otherwise modified from time to time;

         "Agent" shall have the meaning assigned to such term in the preamble hereto;

         "Aggregate Acquisition Loan Commitment" shall mean $200,000,000, as such amount may be increased in accordance with the provisions of subsection 9.7 and as such amount may be reduced from time to time pursuant to the terms of this Agreement;

         "Aggregate Commitment" shall mean, at any date, the sum of (a) the Aggregate Initial Term Loan Commitment then in effect (or, if no Aggregate Initial Term Loan Commitment is then in effect, the aggregate principal amount of the Initial Term Loans then outstanding), (b) the Aggregate Deferred Draw Term Loan Commitment then in effect (or, if no Aggregate Deferred Draw Term Loan Commitment is then in effect, the aggregate principal amount of the Deferred Draw Term Loans then outstanding), (c) the Aggregate Special L/C Commitment then in effect (or, if no Aggregate Special L/C Commitment is then in effect, the aggregate amount of Special L/C Obligations then outstanding), (d) the Aggregate Multi-Currency Commitment then in effect (or, if no Aggregate Multi-Currency Commitment is then in effect, the Aggregate Outstanding Multi-Currency Extensions of Credit then outstanding) and (e) the Aggregate Acquisition Loan Commitment then in effect (or, if no Aggregate Acquisition Loan Commitment is then in effect, the amount of the Aggregate Outstanding Acquisition Extensions of Credit then outstanding);

         "Aggregate Deferred Draw Term Loan Commitment" shall mean $85,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement;

         "Aggregate Initial Term Loan Commitment" shall mean $115,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement;

         "Aggregate Multi-Currency Commitment" shall mean $300,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement;

         "Aggregate Outstanding Acquisition Extensions of Credit" shall mean the amount equal to the sum of (a) the aggregate principal amount of Acquisition Loans which are denominated in Dollars and (b) the amount equal to the Equivalent in Dollars of 105% of the aggregate principal amount of Acquisition Loans which are denominated in Approved Acquisition Currencies.

         "Aggregate Outstanding Multi-Currency Extensions of Credit" shall mean, at any time, the amount equal to the sum of (a) the aggregate principal amount then outstanding of the Revolving Credit Loans, (b) the aggregate principal amount of then outstanding Swing Line Loans, (c) the aggregate amount of then outstanding Operating L/C Obligations, (d) the aggregate principal amount then outstanding of Local Loans which are denominated in Dollars, (e) the Equivalent in Dollars of 105% of the aggregate principal amount then outstanding of the Local Loans which are denominated in Denomination Currencies and (f) the Equivalent in Dollars of 105% of the aggregate undiscounted face amount then outstanding of the Acceptances which are denominated in Denomination Currencies;

         "Aggregate Special L/C Commitment" shall mean $50,000,000, as such amount may be reduced from time to time pursuant to the terms of this Agreement;

         "Agreement" shall mean this Amended and Restated Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time;

         "Alternate Base Rate" for any day shall mean a rate per annum (rounded upwards, if necessary, to the next 1/16th of 1%) equal to the greatest of
    (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%; provided that, with respect to any Local Loan which is denominated in Dollars and with respect to which the Multi-Currency
    Lenders have not been requested to purchase a participating interest pursuant to subsection 8.4(a), "Alternate Base Rate" shall mean the rate of interest from time to time publicly announced by the relevant Local Fronting Lender as its base rate (or its equivalent thereof) for loans denominated in Dollars at the principal lending office of such Local Fronting Lender in the local jurisdiction for the Denomination Currency applicable to it (or such other rate as may be mutually agreed between the relevant Borrower and the relevant Local Fronting Lender as reflecting the Cost of Funds to such Local Fronting Lender for the Local Loans to which such rate is applicable);

         "Alternate Base Rate Loans" shall mean the Dollar Loans hereunder at such time as such Dollar Loans are made and/or being maintained at a rate of interest based upon the Alternate Base Rate;

         "Applicable Margin" shall mean:

         (a) during the period from the Closing Date through and including the Adjustment Date occurring with respect to the delivery of the consolidated financial statements of the Company and its Subsidiaries for the fiscal period ending June 30, 1997, (i) with respect to Alternate Base Rate Loans, 1/2% per annum and (ii) with respect to all other Loans, 1-1/2% per annum; and

         (b) thereafter, for the period commencing with any Adjustment Date and ending on the day immediately preceding the next succeeding Adjustment Date, the Applicable Margin shall be the rate per annum set forth below for the relevant type of Loan opposite the Leverage Ratio for such period:


                                             Alternate Base
                                               Rate Loans
                                                  not
                                              constituting
                 Period                       Local Loans           Other Loans
                 ------
Leverage Ratio is greater than 5.25 to            3/4%                1-3/4%
1.0
Leverage Ratio is greater than 4.75 to            1/2%                1-1/2%
1.0, but less than or equal to 5.25 to
1.0
Leverage Ratio is greater than 4.25 to            1/4%                1-1/4%
1.0, but less than or equal to 4.75 to
1.0
Leverage Ratio is greater than 3.75 to             0%                   1%
1.0, but less than or equal to 4.25 to
1.0
Leverage Ratio is greater than 3.25 to             0%                  7/8%
1.0, but less than or equal to 3.75 to
1.0
Leverage Ratio is greater than 2.75 to             0%                  3/4%
1.0, but less than or equal to 3.25 to
1.0
Leverage Ratio is less than or equal to            0%                  5/8%
2.75 to 1.0


    ; provided, however, that, in the event that the financial statements required to be delivered pursuant to subsection 13.1(a) and (c) are not delivered when due, then during the period from the date upon which such financial statements were required to be delivered until the date upon which they actually are delivered, the Leverage Ratio shall be deemed for purposes of this definition to be greater than 4.75 to 1.0 but less than
    5.25 to 1.0.

         "Application" shall mean an application, in such form as the Issuing Lender for the Letter of Credit requested thereby may specify from time to time, requesting such Issuing Lender to open such Letter of Credit;

         "Approved Acquisition Currency" shall mean, a Scheduled Acquisition Currency or a Special Acquisition Currency, as the context shall require (collectively, the "Approved Acquisition Currencies";

         "Arranger" shall have the meaning assigned to such term in the preamble hereto;

         "Available Acquisition Loan Commitment" shall mean, at any date, the amount equal to the difference between (a) the Aggregate Acquisition Loan Commitment and (b) the sum (without duplication) of (i) the Aggregate Outstanding Acquisition Extensions of Credit and (ii) the aggregate principal amount of any Indebtedness then outstanding under subsection 14.2(k);

         "Available Deferred Draw Term Loan Commitment" shall mean, at any date, the amount equal to the difference between (a) the Aggregate Deferred Draw Term Loan Commitment and (b) the aggregate principal amount of then outstanding Deferred Draw Term Loans;

         "Available Multi-Currency Commitment" shall mean, at any date, the amount equal to the difference between (a) the Aggregate Multi-Currency Commitment on such date and (b) the sum of (i) the aggregate principal amount then outstanding of the Revolving Credit Loans, (ii) the aggregate principal amount of then outstanding Swing Line Loans, (iii) the aggregate amount of then outstanding Operating L/C Obligations and (iv) the sum of the Currency Sublimits then in effect;

         "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate;

         "Benefited Facilities" shall have the meaning assigned to such term in the Collateral Agency Agreement (Bank Obligations);

         "benefitted Lender" shall have the meaning assigned to such term in subsection 17.8(b);

         "Benefited Multi-Currency Portion" shall have the meaning assigned to such term in the Collateral Agency Agreement (Bank Obligations);

         "Borrower" shall mean the Company or a Borrowing Subsidiary, as the context shall require; collectively, the "Borrowers";

         "Borrowing Subsidiary" shall mean a Local Subsidiary or an Acquisition Subsidiary, as the context shall require; collectively, the "Borrowing Subsidiaries";

         "Borrowing Subsidiary Joinder Agreement" shall mean a Borrowing Subsidiary Joinder Agreement, substantially in the form of Exhibit R-1, executed and delivered by a duly authorized officer of each Subsidiary of the Company which has been designated as a "Local Subsidiary" pursuant to subsection 8.5 or as an "Acquisition Subsidiary" in accordance with the provisions set forth in the definition of such term, as the case may be;

         "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York (or, (x) in the case of any Local Loan, Acceptance or Fronted Acquisition Loan, the location of the funding office of the relevant Fronting Lender or (y) in the case of any Syndicated Acquisition Loan denominated in an Approved Acquisition Currency, the location in which the principal eurocurrency market for such Approved Acquisition Currency is located) are authorized or required by law to close;

         "Capital Contribution" shall mean the receipt by the Company of cash from a source outside of the Company and its Subsidiaries which is either
    (a) recorded as an addition to the Company's stockholders' equity in accordance with GAAP or (b) subject to the terms and conditions of, and evidenced by, a Capital Contribution Note;

         "Capital Contribution Note" shall mean any promissory note, substantially in the form of Exhibit Q-3, made by the Company in favor of any Affiliate thereof evidencing Indebtedness permitted pursuant to subsection 14.2(h) of this Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof;

         "Capital Expenditures" shall mean, for any period, the amount equal to all expenditures (by the expenditure of cash or the incurrence of Indebtedness) made by the Company and its Subsidiaries during such period in respect of the purchase or other acquisition or improvement of any fixed or capital asset and any other amounts which would, in accordance with GAAP, be set forth as capital expenditures on the consolidated statement of cash flows of the Company and its Subsidiaries for such period;

         "Capital Gains Amount" shall mean, with respect to any amount payable by the Company on any date under the Company Tax Sharing Agreement, the amount equal to the excess, if any, of (a) the amount so payable by the Company under the Company Tax Sharing Agreement over (b) the amount which would have been payable by the Company thereunder in the event that the calculation of such amounts had been determined without taking into account any income or gain recognized by the Company or any of its Subsidiaries upon, or as a result of, the sale, exchange or other disposition of any asset of the Company or any of its Subsidiaries (including, without limitation, the sale or exchange of the outstanding stock of any of its Subsidiaries);

         "Capital Gains Note" shall mean any promissory note made by the Company in favor of Revlon in respect of certain payments owing under the Company Tax Sharing Agreement, substantially in the form of Exhibit Q-1, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof;

         "Cash Equivalents" shall mean (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by S&P or P-2 by Moody's, (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition, (g) shares of money market mutual or similar funds having assets in excess of $250,000,000 and which invest exclusively in assets satisfying the requirements of clause (a) of this definition or (h) shares of money market mutual or similar funds having assets in excess of $500,000,000 and which invest exclusively in assets satisfying the requirements of clauses (b) through (f) of this definition;

         "CCI" shall mean The Cosmetic Center, Inc., a Delaware corporation.

         "CCI Agreements" shall mean, collectively, (a) the Supply Agreement, dated as of April 25, 1997, between the Company and CCI, (b) the Services Agreement, dated as of April 25, 1997, between the Company and CCI, (c) the Registration Rights Agreement, dated as of April 25, 1997, between the Company and CCI, (d) the Sublease, dated as of April 25, 1997, between the Company, as sublessor, and CCI, as sublessee, with respect to premises located in New York, New York, (e) the Agreements of Lease, each dated as of April 25, 1997, between the Company, as owner, and CCI, as tenant, with respect to (i) the Oxford employee store, (ii) the Irvington employee store and (iii) the Phoenix employee store, and (f) the Agreement of Lease, dated April 25, 1997, between the Company, as lessor, and CCI, as lessee, in respect of premises located in Holmdel, New Jersey, as each of the foregoing agreements referenced in clauses (a) through (f) of this definition may be amended, supplemented or otherwise modified from time to time upon terms no less favorable to the Company than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

         "C/D Assessment Rate" shall mean, for any day as applied to any Alternate Base Rate Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.3(d) (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

         "C/D Reserve Percentage" shall mean, for any day as applied to any Alternate Base Rate Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) (the "Board"), for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

         "Chase" shall have the meaning assigned to such term in the preamble hereto;

         "Citibank" shall have the meaning assigned to such term in the preamble hereto;

         "Closing Date" shall have the meaning assigned to such term in subsection 12.1;

         "Co-Agents" shall have the meaning assigned to such term in the preamble hereto;

         "Code" shall mean the Internal Revenue Code of 1986, as hereafter amended from time to time;

         "Collateral Agency Agreements" shall be the collective reference to the Amended and Restated Collateral Agency Agreements, to be executed and delivered by the Company and the Administrative Agent, substantially in the respective forms of Exhibit I-1 and I-2, as the same may be amended, supplemented or otherwise modified from time to time;

         "Commercial Letter of Credit" shall have the meaning assigned to such term in subsection 7.1.

         "Committed Facility" shall mean any revolving or similar financing facility under which the borrower party thereto may incur Indebtedness up to an aggregate principal amount at any one time outstanding specified therein upon such borrower's request and subject only to such conditions as are normally included in committed financing arrangements;

         "Commitment" shall mean the Aggregate Initial Term Loan Commitment, the Aggregate Deferred Draw Term Loan Commitment, the Aggregate Special L/C Commitment, the Aggregate Multi-Currency Commitment or the Aggregate Acquisition Loan Commitment, as the context shall require; collectively, the "Commitments";

         "Commitment Fee Rate" shall mean:

         (a) during the period from the Closing Date through and including the Adjustment Date occurring with respect to the delivery of the consolidated financial statements of the Company and its Subsidiaries for the fiscal period ending June 30, 1997, 3/8% per annum; and

         (b) thereafter, for the period commencing with any Adjustment Date and ending on the day immediately preceding the next succeeding Adjustment Date, the Commitment Fee Rate shall be the rate per annum set forth below opposite the Leverage Ratio for such period:


                                               Commitment Fee
                 Period                             Rate
                 ------                            -----
Leverage Ratio is greater than 5.25 to              1/2%
1.0
Leverage Ratio is greater than 4.75 to              3/8%
1.0, but less than or equal to 5.25 to
1.0
Leverage Ratio is greater than 4.25 to              3/8%
1.0, but less than or equal to 4.75 to
1.0
Leverage Ratio is greater than 3.75 to              3/10%
1.0, but less than or equal to 4.25 to
1.0
Leverage Ratio is greater than 3.25 to              1/4%
1.0, but less than or equal to 3.75 to
1.0
Leverage Ratio is greater than 2.75 to              1/4%
1.0, but less than or equal to 3.25 to
1.0
Leverage Ratio is less than or equal to       22.5 basis points
2.75 to 1.0

    ; provided, however, that, in the event that the financial statements required to be delivered pursuant to subsection 13.1(a) and (c) are not delivered when due, then during the period from the date upon which such financial statements were required to be delivered until the date upon which they actually are delivered, the Leverage Ratio shall be deemed for purposes of this definition to be greater than 4.75 to 1.0 but less than
    5.25 to 1.0.

         "Commitment Percentage" shall mean, as to any Lender, its Initial Term Loan Commitment Percentage, its Deferred Draw Term Loan Commitment Percentage, its Special L/C Commitment Percentage, its Multi-Currency Commitment Percentage or its Acquisition Loan Commitment Percentage, as the context shall require;

         "Commitment Period" shall mean the period from (and including) the Closing Date to (but not including) the earlier of (a) the Termination Date and (b) the date upon which the Commitments are terminated;

         "Commitment Transfer Supplement" shall have the meaning assigned to such term in subsection 17.7(c);

         "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code;

         "Company" shall have the meaning assigned to such term in the preamble hereto;

         "Company Guarantee" shall mean the Amended and Restated Company Guarantee, to be executed and delivered by the Company, substantially in the form of Exhibit F-1, as the same may be amended, supplemented or otherwise modified from time to time;

         "Company IP Security Agreements" shall be the collective reference to
    (a) the Company Patent Security Agreement, as executed and delivered by the Company on February 28, 1995, (b) the Company Trademark Security Agreement, as executed and delivered by the Company on February 28, 1995 and (c) the Company Copyright Security Agreement which may be executed and delivered by the Company pursuant to the terms of this Agreement, and as each of the same has been (in the case of clauses (a) and (b)) and further may be amended, supplemented or otherwise modified from time to time;

         "Company Pledge Agreement" shall be the collective reference to (a) the Amended and Restated Pledge and Security Agreement (Domestic), to be executed and delivered by the Company, substantially in the form of Exhibit F-2, (b) each Company Pledge Agreement (International) and (c) each Amended and Restated Pledge and Security Agreement listed on Schedule V as being executed and delivered by the Company, as each of the same may be amended, supplemented or otherwise modified from time to time;

         "Company Pledge Agreement (International)" shall mean each Pledge and Security Agreement and each Amended and Restated Pledge and Security Agreement, substantially in the form of Exhibit F-3, to be executed and delivered (including, without limitation, pursuant to subsection 13.11(c)) by the Company with respect to each direct

    Subsidiary thereof which is a Foreign Subsidiary, as the same may be amended, supplemented or otherwise modified from time to time;

         "Company Security Agreement" shall mean the Amended and Restated Security Agreement, to be executed and delivered by the Company, substantially in the form of Exhibit F-4, as the same may be amended, supplemented or otherwise modified from time to time;

         "Company Tax Sharing Agreement" shall mean the Tax Sharing Agreement entered into as of June 24, 1992 (as amended through the date hereof and as further amended, supplemented or otherwise modified from time to time in accordance with the provisions of subsection 14.14) among the Company and certain of its Subsidiaries, Revlon, Revlon Holdings and Mafco, in the form of Exhibit P;

         "Consolidated Net Income" shall mean, for any period, the amount which would be set forth as net income on a consolidated statement of operations of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP for such period;

         "Contingent Obligation" as to any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, letters of credit or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any "keep-well" or "make-well" agreement, guarantee of return on equity or other obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase, sell or lease property, or to purchase or sell securities or services, primarily for the purpose of assuring the obligee under any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the obligee under such primary obligation against loss in respect thereof;

         "Continuing Director" shall mean a natural person who (a) is a member of the board of directors of the Company on the date hereof or (b) becomes a member of the board of directors of the Company after the date hereof and, when first elected to the board of directors after the date hereof, was nominated for such position by at least 66-2/3% of the directors then constituting Continuing Directors;

         "Contractual Obligation" of any Person shall mean any provision of any material debt security or of any material preferred stock or other equity interest issued by such Person or of any material indenture, mortgage, agreement, instrument or undertaking to which such Person is a party or by which it or any of its material property is bound;

         "Converted Acquisition Loan" shall have the meaning assigned to such term in subsection 10.19(a);

         "Copyright" shall, as to the Company or any Domestic Subsidiary, have the meaning assigned to such term in the Company Copyright Security Agreement or the Subsidiary Copyright Security Agreement, as the case may be;

         "Cost of Funds" shall mean, with respect to any Fronting Lender, the rate of interest which reflects the cost to such Fronting Lender of obtaining funds of the type utilized to fund any extension of credit to the relevant Borrower hereunder in the local market for the period during which such extension of credit is outstanding;

         "Credit Documents" shall mean this Agreement, the Notes, the Drafts, the Applications, the Affiliate Subordination Letters and the Security Documents; each, a "Credit Document";

         "Cross Default" of any Person shall mean (i) default in the payment of any amount when due (whether at maturity or by acceleration) on any of its Indebtedness (other than any such default in respect of any Loan, any Note, any Draft or any Reimbursement Obligation) or in the payment of any matured Contingent Obligation in respect of any Indebtedness of any other Person (except for any such payments on account of any such Indebtedness and Contingent Obligations in an aggregate principal amount at any one time outstanding of up to $5,000,000 (or, with respect to any other currency, the Equivalent thereof)) or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Contingent Obligation (except for any such Indebtedness and Contingent Obligations in an aggregate principal amount at any one time outstanding of up to $5,000,000 (or, with respect to any other currency, the Equivalent thereof)) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be required to be redeemed or repurchased prior to its stated maturity or such Contingent Obligation to become payable;

         "Currency Sublimit" shall mean, with respect to any Local Fronting Lender, the amount from time to time equal to the amount of Dollars set forth under the heading "Currency Sublimit" on Schedule III, as the same may be or may be deemed to be modified from time to time in accordance with the terms of this Agreement; collectively as to all Fronting Lenders, the "Currency Sublimits";

         "Default" shall mean any of the events specified in Section 15, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied;

         "Deferred Draw Term Loan" and "Deferred Draw Term Loans" shall have the meanings assigned to such terms in subsection 3.1;

         "Deferred Draw Term Loan Commitment" of any Deferred Draw Term Loan Lender at any date shall mean the obligation of such Deferred Draw Term Loan Lender at such date to make Deferred Draw Term Loans to the Company, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Deferred Draw Term Loan Lender's name on
    Schedule II; collectively, as to all such Deferred Draw Term Loan Lenders, the "Deferred Draw Term Loan Commitments";

         "Deferred Draw Term Loan Commitment Percentage" shall mean, at any date with respect to each Deferred Draw Term Loan Lender, the percentage which the Deferred Draw Term Loan Commitment of such Deferred Draw Term Loan Lender constitutes of the Aggregate Deferred Draw Term Loan Commitment then in effect (or, if no Aggregate Deferred Draw Term Loan Commitment is then in effect, the percentage which the aggregate outstanding principal amount of Deferred Draw Term Loans of such Deferred Draw Term Loan Lender constitutes of the aggregate principal amount of all Deferred Draw Term Loans then outstanding);

         "Deferred Draw Term Loan Commitment Period" shall mean the period from (and including) the Closing Date to (but not including) the earlier of (a) September 15, 1997 and (b) the date upon which the Commitments are terminated.

         "Deferred Draw Term Loan Lender" shall mean each bank or other financial institution from time to time party hereto which holds a Deferred Draw Term Loan Commitment; collectively, the "Deferred Draw Term Loan Lenders";

         "Deferred Draw Term Loan Note" shall have the meaning assigned to such term in subsection 3.2(c);

         "Denomination Currency" shall mean each currency set forth in Schedule III, as such Schedule III may be amended, supplemented or otherwise modified from time to time;

         "Deposit Requirement" shall have the meaning assigned to such term in subsection 7.8(a);

         "Designated Resale Transaction" shall have the meaning assigned to such term in subsection 10.3(g);

         "Direct Acquisition Participation" shall mean, with respect to any Syndicated Acquisition Loan requested to be made by an Acquisition Direct Lender, the sale of a participating interest in such Syndicated Acquisition Loan by such Acquisition Direct Lender to any other Acquisition Direct Lender pursuant to a participation agreement, substantially in the form of Exhibit V (with such modifications thereto as the relevant Acquisition Borrower and the Administrative Agent reasonably may approve);

         "Directly Pledged Subsidiaries" at any date shall mean each of the Subsidiaries of Revlon Holdings and the Company having shares of capital stock which comprise the Pledged Stock at such date (other than any such Subsidiaries having capital stock which then constitutes "Pledged Stock" only under a Generic Pledge Agreement); each, a "Directly Pledged Subsidiary";

         "Disposition Asset" shall mean any asset, brand or Subsidiary listed on Schedule X; provided that any such asset, brand or Subsidiary listed on
    Schedule X shall cease to constitute a "Disposition Asset" from and after the date upon which the Company notifies the Administrative Agent in writing that such asset, brand or Subsidiary is to cease to constitute a "Disposition Asset";

         "Documentation Agent" shall have the meaning assigned to such term in the preamble hereto;

         "Dollar Loan" shall mean any Loan which is denominated in Dollars; collectively, the "Dollar Loans";

         "Dollars" and "$" shall mean dollars in lawful currency of the United States of America;

         "Domestic Subsidiary" shall mean each Subsidiary of the Company which is organized under the laws of a State within the United States;

         "Draft" shall mean a draft which is (a) in a form customary in the relevant jurisdiction for acceptance and discount as a bankers' acceptance,
    (b) otherwise reasonably acceptable in form and substance to the relevant Local Fronting Lender, (c) stated to mature on the date which is 30, 60, 90 or 180 days after the date thereof (or such other maturity as is agreeable to the relevant Local Fronting Lender, in its sole discretion) and (d) duly completed and executed by the relevant Local Subsidiary;

         "EBITDA" shall mean, for any period, the amount equal to:

         (a)  Consolidated Net Income for such period;

         (b) plus (to the extent deducted in the determination of Consolidated Net Income) the sum of (i) tax expense on account of such period,
              (ii) Interest Expense (including, without limitation, fees, commissions and other charges associated with standby letters of credit and other financing charges) for such period, (iii) depreciation and amortization expense for such period, (iv) any losses in respect of currency fluctuations for such period, (v) any losses in respect of equity earnings for such period, (vi) the amount (not to exceed the excess of the book value of the Roppongi Building on December 31, 1995 over $35,000,000) equal to any write-down in the book value of the Roppongi Building (or, upon the sale thereof, any loss upon such sale) and (vii) non-cash write-offs in respect of unamortized debt issuance costs;

         (c) minus (to the extent included in the determination of Consolidated Net Income) the sum of (i) interest income for such period, (ii) extraordinary gains for such period, (iii) any gains in respect of currency fluctuations for such period and (iv) any gains in respect of equity earnings for such period;

    provided that, for purposes of the calculation only of the Leverage Ratio and compliance with the provisions of subsection 14.1(a), the EBITDA of any Person acquired by the Company or any of its Subsidiaries during the relevant calculation period shall be included, on a pro forma basis, in the EBITDA of the Company as if such Person had been acquired on the first day of the calculation period;

         "Eligible Assignee" shall mean (a) a commercial bank organized under the laws of the United States, or any State thereof, having total assets in excess of $1,000,000,000 and having an Acceptable Assignee Rating; (b) a commercial bank organized under the laws of any other country having total assets in excess of $1,000,000,000 (provided that such commercial bank shall not be an Eligible Assignee if it or its holding company has a credit rating from S&P, Moody's or Fitch for the type of debt described in clause
    (X), (Y) or (Z) of the definition of the term "Acceptable Assignee Rating" and it or its holding company, as the case may be, does not have an Acceptable Assignee Rating); and (c) a finance company, insurance company or other financial institution (other than savings and loan associations and savings banks organized under the laws of the United States or any State thereof) or fund which is (or which is managed by a manager which manages funds which are) primarily engaged in making, purchasing or otherwise investing in commercial loans for its own account in the ordinary course of its business, which has (or, if so managed, have) total assets in excess of $200,000,000; provided that in no event shall the Company, any of its Subsidiaries or any Affiliate thereof constitute an Eligible Assignee;

         "Eligible Insurer" shall mean an insurance company which (a) is rated at least "A" by A.M. Best Company, (b) has an equivalent rating from another rating agency of internationally recognized standing or (c) otherwise is reasonably acceptable to the Agents;

         "Environmental Laws" shall mean any and all federal, national, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority within or outside of the United States regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials or environmental protection, as now or may at any time hereafter be in effect, including, without limitation, the Clean Water Act, also known as the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. ss. 1251 et seq., the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. ss. 136 et seq., the Surface Mining Control and Reclamation Act ("SMCRA"), 30 U.S.C. ss. 1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss. 9601 et seq. (as amended by the Superfund Amendment and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613), the Emergency Planning and Community Right to Know Act ("EPCRKA"), 42 U.S.C. ss. 1101 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss. 6901 et seq., the Safe Drinking Water Act ("SDWA"), 42 U.S.C. ss. 300F et seq., the Toxic Substances Control Act ("TSCA"), 15 U.S.C. ss. 2601 et seq., together, in each case, with each amendment thereto, and the regulations adopted and publications promulgated thereunder and all substitutions therefor;

         "Equity Offering" shall mean each sale, transfer, issuance or other disposition (whether public or private) by the Company or any Affiliate thereof of all or any portion of the capital stock or other equity interests in any Person (other than a Subsidiary of the Company) which has the assets of the Company or one or more Pledged Subsidiaries as its only substantial operating assets. For purposes of this definition, any such sale, transfer, issuance or other disposition of the capital stock of one or more Directly Pledged Subsidiaries of Revlon Holdings constituting Disposition Assets which does not provide the purchaser thereof with an equity interest in any other significant assets of the Company and its Subsidiaries shall be deemed not to constitute an "Equity Offering" and, instead, the provisions of subsection 10.4(b)(ii) shall apply thereto;

         "Equivalent" shall mean, at any date with respect to:

              (a) an amount of a currency other than Dollars, the amount of Dollars into which such amount of such other currency could be converted at the spot exchange rate quoted in The Wall Street Journal on such day (or, if such currency is not quoted in The Wall Street Journal on such day, such other source as shall be reasonably selected by the Administrative Agent); and

              (b) an amount of Dollars, the amount of a particular currency into which such amount of Dollars could be converted at the spot exchange rate quoted in The Wall Street Journal on such day (or, if such currency is not quoted in The Wall Street Journal on such day, such other source as shall be reasonably selected by the Administrative Agent);

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time;

         "Eurocurrency Base Rate" with respect to each Acquisition Loan which is a Eurocurrency Loan for each Interest Period shall mean the rate per annum equal to the average (rounded upwards to the nearest whole multiple of 1/16th of one percent) of the respective rates notified to the Administrative Agent by each of the Eurocurrency Reference Lenders as the rate at which such Eurocurrency Reference Lender is offered deposits in the relevant Approved Acquisition Currency two Working Days prior to the beginning of such Interest Period in the interbank eurocurrency market where the foreign currency and exchange operations or eurocurrency funding operations of such Eurocurrency Reference Lender are customarily conducted at or about 11:00 A.M. (London time) for delivery on the first day of such Interest Period for the number of days contained therein and in an amount equal to a representative amount of such deposits; provided that, with respect to Fronted Acquisition Loans which are Eurocurrency Loans in which the Acquisition Direct Lenders have not been requested to purchase participating interests pursuant to subsection 9.6(a) and with respect to Local Loans, the "Eurocurrency Base Rate" shall be the rate per annum equal to the rate at which the relevant Fronting Lender is offered deposits in the relevant Approved Acquisition Currency or Denomination Currency, as the case may be, two Working Days prior to the beginning of such Interest Period in the interbank eurocurrency market where the foreign currency and exchange operations or eurocurrency funding operations of such Fronting Lender are customarily conducted at or about 11:00 A.M. (London time) (or such other time as is customary for the relevant jurisdiction) for delivery on the first day of such Interest Period for the number of days contained therein and in an amount equal to a representative amount of such deposits;

         "Eurocurrency Loan" shall mean each Local Loan and Acquisition Loan hereunder at such time as it is made and/or being maintained at a rate of interest based upon the Eurocurrency Rate;

         "Eurocurrency Rate" with respect to Eurocurrency Loan for each Interest Period shall mean the rate per annum (rounded upwards to the nearest whole multiple of 1/100th of one percent) equal to the following:

                             Eurocurrency Base Rate
                   -----------------------------------------
                   1.00 - Eurocurrency Reserve Requirements;

         "Eurocurrency Reference Lenders" for any purpose shall mean (subject to the provisions of subsection 10.15(d)) Chase and Citibank, or such other Multi-Currency Lenders as may be designated pursuant to subsection 10.15(c);

         "Eurocurrency Reserve Requirements" with respect to any Interest Period for any Eurodollar Loan or Acquisition Loan shall mean the aggregate of the rates (expressed as a decimal) of reserve requirements current on the date two Working Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) required to be maintained by a member bank of such System;

         "Eurodollar Base Rate" with respect to each Eurodollar Loan for each Interest Period shall mean the rate per annum equal to the average (rounded upwards to the nearest whole multiple of 1/16th of one percent) of the respective rates notified to the Administrative Agent by each of the Eurocurrency Reference Lenders as the rate at which such Eurocurrency Reference Lender is offered Dollar deposits two Working Days prior to the beginning of such Interest Period in the interbank eurodollar market where the foreign currency and exchange operations or eurodollar funding operations of such Eurocurrency Reference Lender are customarily conducted at or about 11:00 A.M. (London time) (or, with respect to Local Loans, such other time as is customary for the relevant jurisdiction) for delivery on the first day of such Interest Period for the number of days contained therein and in an amount equal to a representative amount of such deposits; provided that, with respect to Fronted Loans which are Eurodollar Loans in which the Multi-Currency Lenders or the Acquisition Direct Lenders, as the case may be, have not been requested to purchase participating interests pursuant to subsection 8.4(a) or 9.6(a), as the case may be, the "Eurodollar Base Rate" shall be the rate per annum equal to the rate at which the relevant Fronting Lender is offered Dollar deposits two Working Days prior to the beginning of such Interest Period in the interbank eurodollar market where the foreign currency and exchange operations or eurodollar funding operations of such Fronting Lender are customarily conducted at or about 11:00 A.M. (London time) (or such other time as is customary for the relevant jurisdiction) for delivery on the first day of such Interest Period for the number of days contained therein and in an amount equal to a representative amount of such deposits;

         "Eurodollar Loan" shall mean each Dollar Loan hereunder at such time as it is made and/or being maintained at a rate of interest based upon the Eurodollar Rate;

         "Eurodollar Rate" with respect to each Eurodollar Loan for each Interest Period shall mean the rate per annum (rounded upwards to the nearest whole multiple of 1/100th of one percent) equal to the following:

                              Eurodollar Base Rate
                   -----------------------------------------
                   1.00 - Eurocurrency Reserve Requirements;

         "Event of Default" shall mean any of the events specified in Section 15, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied;

         "Excess Cash Flow" shall mean, for any fiscal year of the Company, the amount equal to (a) EBITDA of the Company and its Subsidiaries for such fiscal year minus (b) the sum (without duplication) of (i) interest paid in cash during such period, (ii) the aggregate principal amount of long-term Indebtedness for borrowed money (including, without limitation, any current maturities thereof) which is repaid during such period pursuant to scheduled reductions and amortizations thereof, (iii) the aggregate principal amount of Indebtedness on account of the deferred purchase price of services and property which is repaid during such period pursuant to scheduled reductions and amortizations thereof, (iv) the aggregate amount of taxes paid during such period, (v) amounts paid in cash during such period in respect of Capital Expenditures permitted hereunder,
    (vi) all amounts paid in cash during such fiscal year on account of permitted Investments, (vii) any cash expenditures on display purchases during such fiscal year, (viii) any foreign currency losses during such year, (ix) any cash costs for debt issuance, (x) any cash costs paid under the Revlon Holdings Operating Agreement, (xi) the cash costs relating to the restructuring charges incurred by the Company and its Subsidiaries during its 1991 and 1992 fiscal years and (xii) any net increase (or plus any net decrease) in working capital (excluding cash, cash equivalents and short-term Indebtedness) during such fiscal year;

         "Exchanged Note" shall have the meaning assigned to such term in subsection 17.11(a);

         "Existing Agreement" shall have the meaning assigned to such term in the recitals hereto;

         "Federal Funds Effective Rate" for any day shall mean the interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the next preceding Business
    Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it;

         "Fitch" shall mean Fitch Investors Service, Inc. (or any successor thereto);

         "Foreign Subsidiary" shall mean any Subsidiary of the Company which is not a Domestic Subsidiary;

         "Fronted Acquisition Loan" or "Fronted Acquisition Loans" shall have the meanings assigned to such terms in subsection 9.1(b);

         "Fronted Loan" shall mean a Local Loan or a Fronted Acquisition Loan, as the context shall require; collectively, the "Fronted Loans";

         "Fronting Lender" shall mean a Local Fronting Lender or an Acquisition Fronting Lender, as the context shall require; collectively, the "Fronting Lenders");

         "Fully Satisfied" shall mean, with respect to the Payment Obligations or Obligations (as defined in the Security Documents) as of any date, that, on or before such date, (a) the principal of and interest accrued to such date on such Payment Obligations (other than the Undrawn L/C Obligations) shall have been paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constituted Payment Obligations (other than the Undrawn L/C Obligations) shall have been paid in full in cash, (c) the Commitments shall have expired or irrevocably been terminated and (d) the Undrawn L/C Obligations shall have been Fully Secured; provided, however, that, on such date, none of the Agents or the Lenders shall have made any claims in respect of Payment Obligations against any Borrower or any Guarantor under any provision of any of the Credit Documents that has not been cash collateralized by an amount sufficient in the reasonable judgment of the Administrative Agent and such Lender to secure such claim;

         "Fully Secured" shall mean, with respect to any Undrawn L/C Obligations as of any date, that, on or before such date, such Undrawn L/C Obligations shall have been secured by the grant to the relevant Issuing Lender by the Company of a first priority, perfected security interest in, and Lien on, (a) cash or Cash Equivalents in an amount at least equal to the excess of the amount of such Undrawn L/C Obligations over the amount equal to the Aggregate Special L/C Commitment or the maximum commitment to issue Operating Letters of Credit, as the case may be, on such date or (b) other collateral security which is acceptable to such Issuing Lender and the Required Lenders;

         "Funded Indebtedness" at any date shall mean the aggregate principal amount or face amount, as the case may be, (without duplication) of Indebtedness of the Company and its Subsidiaries on a consolidated basis, other than Indebtedness permitted pursuant to subsection 14.2(g), (h), (j),
    (l), (m) and (o) and other than any Indebtedness on account of the undrawn face amount of letters of credit (including, without limitation, Letters of Credit);

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect as of the date of, and used in, the preparation of the audited consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended December 31, 1996, except that, with respect to the presentation of financial statements required to be furnished hereunder, GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time;

         "GE Portion" shall have the meaning assigned to such term in subsection 9.3(f);

         "GE Share" shall have the meaning assigned to such term in subsection 8.4(e);

         "Generic Pledge Agreements" shall be the reference to the Amended and Restated Company Pledge Agreement (International) and the Amended and Restated Subsidiary Pledge Agreement (International);

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, any governmental department, commission, board, bureau, agency or instrumentality, or other court or arbitrator, in each case whether of the United States or foreign) and the National Association of Insurance Commissioners;

         "Grantors" shall be the collective reference to the grantors parties to the Security Agreements; individually, a "Grantor";

         "Guarantees" shall be the collective reference to the Affiliate Guarantee, the Revlon Guarantee, the Company Guarantee, the Subsidiaries Guarantee and each other Guarantee delivered pursuant to subsection 13.10, as each of the same may be amended, supplemented or otherwise modified from time to time; individually, a "Guarantee";

         "Guarantors" shall be the collective reference to the guarantors parties to the Guarantees; individually, a "Guarantor";

         "Hazardous Materials" shall mean any hazardous materials, hazardous wastes, hazardous or toxic substances, defined or regulated as such in or under any Environmental Law, including without limitation asbestos, Petroleum Products and material exhibiting the characteristics of ignitability, corrosivity, reactivity or extraction procedure toxicity, as such terms are defined in connection with hazardous materials or hazardous wastes or hazardous or toxic substances in any Environmental Law;

         "Indebtedness" of a Person shall mean (a) indebtedness of such Person for borrowed money whether short-term or long-term and whether secured or unsecured, (b) indebtedness of such Person for the deferred purchase price of services or property, which purchase price (i) is due twelve months or more from the date of incurrence of the obligation in respect thereof or
    (ii) customarily or actually is evidenced by a note or similar written instrument (including, without limitation, any such indebtedness which is non-recourse to the credit of such Person but is secured by assets of such Person), (c) obligations of such Person under leases which have been or, in accordance with GAAP, should be, recorded as capitalized leases, (d) obligations of such Person arising under acceptance facilities, (e) the undrawn face amount of, and unpaid reimbursement obligations and other amounts owing in respect of, all letters of credit issued for the account of such Person, (f) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (g) all obligations of such Person upon which interest charges are customarily paid, (h) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (i) obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or other equity interests of such Person or any warrants, rights or options to acquire such capital stock or other equity interests (with redeemable preferred stock being valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends), (j) all executory obligations of such Person in respect of interest rate agreements (including, without limitation, any Interest Rate Agreements) and foreign exchange and other financial hedge contracts (including, without limitation, equity hedge contracts), (k) all Indebtedness of the types referred to in clauses (a) through (j) above which is guaranteed directly or indirectly by such Person and (l) renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such indebtedness, obligation or guarantee;

         "indemnified liabilities" shall have the meaning assigned to such term in subsection 17.6;

         "Indentures" shall be the collective reference to (a) the Indenture, dated as of April 1, 1993, between the Company and NationsBank of Georgia, National Association, relating to the 9-3/8% Senior Notes due 2001 and the 9-3/8% Series B Senior Notes due 2001 of the Company, (b) the Indenture, dated as of June 1, 1993, between the Company and NationsBank of Georgia, National Association, relating to the 9-1/2% Senior Notes due 1999 of the Company and (c) each instrument, document and agreement delivered in connection therewith, as each of the foregoing may be amended, supplemented or otherwise modified from time to time to the extent permitted by subsection 14.9;

         "Initial Term Loan" and "Initial Term Loans" shall have the meanings assigned to such terms in subsection 2.1;

         "Initial Term Loan Commitment" of any Initial Term Loan Lender at any date shall mean the obligation of such Initial Term Loan Lender at such date to make Initial Term Loans to the Company, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Initial Term Loan Lender's name on Schedule II; collectively, as to all such Initial Term Loan Lenders, the "Initial Term Loan Commitments";

         "Initial Term Loan Commitment Percentage" shall mean, at any date with respect to each Initial Term Loan Lender, the percentage which the Initial Term Loan Commitment of such Initial Term Loan Lender constitutes of the Aggregate Initial Term Loan Commitment then in effect (or, if no Aggregate Initial Term Loan Commitment is then in effect, the percentage which the aggregate outstanding principal amount of Initial Term Loans of such Initial Term Loan Lender constitutes of the aggregate principal amount of all Initial Term Loans then outstanding);

         "Initial Term Loan Lender" shall mean each bank or other financial institution from time to time party hereto which holds an Initial Term Loan Commitment; collectively, the "Initial Term Loan Lenders";

         "Initial Term Loan Note" shall have the meaning assigned to such term in subsection 2.2(c);

         "Insolvency" shall mean with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA;

         "Insolvent" shall pertain to a condition of Insolvency;

         "Intellectual Property" shall have the meaning assigned to such term in subsection 11.20;

         "Intellectual Property Security Agreements" shall be the collective reference to the Affiliate IP Security Agreements, the Company IP Security Agreements and the Subsidiary IP Security Agreements;

         "Intercreditor Agreement" shall mean the Amended and Restated Intercreditor Agreement, substantially in the form of Exhibit T, duly executed and delivered by each of The Long-Term Credit Bank of Japan, Ltd. (acting through its Los Angeles Agency) and The Chase Manhattan Bank, as administrative agent, with respect to the relative priority of each party thereto in the Pledged Stock of CCI;

         "Interest Expense" shall mean, for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated income statement of the Company and its Subsidiaries for such period;

         "Interest Payment Date" shall mean:

              (a) as to any Alternate Base Rate Loan, the last day of each March, June, September and December, commencing on the first of such days to occur after such Alternate Base Rate Loan is made or Eurodollar Loans are converted to Alternate Base Rate Loans;

              (b) as to any Local Rate Loan which does not have an Interest Period, (i) in the case of any such Local Rate Loan for which Italian Lire is the Denomination Currency, the last day of each calendar quarter and (ii) in each other case, the last day of each calendar month, commencing (in the case of clause (i) and (ii) above) on the first of such days to occur after such Local Rate Loan is made or Eurocurrency Loans are converted into Local Rate Loans;

              (c) as to any Local Rate Loan, Eurocurrency Loan and Eurodollar Loan with an Interest Period of three months or less, the last day of the Interest Period with respect thereto;

              (d) as to any Local Rate Loan, Eurocurrency Loan and Eurodollar Loan with an Interest Period of four, five or six months, the last day of each March, June, September and December, commencing on the first such day to occur after the commencement of such Interest Period, and the last day of such Interest Period;

              (e) as to any Acceptance, the last Business Day of the calendar week in which such Acceptance matures (or such earlier date as the relevant Local Fronting Lender may elect); and

              (f) in any event, each of the last day of the Commitment Period and the Termination Date;

         "Interest Period" shall mean, (a) initially, with respect to any Eurodollar Loan or Eurocurrency Loan or (to the extent customary with respect to loans in the relevant Denomination Currency) any Local Rate Loan, the period commencing on the borrowing date or the initial date of conversion with respect to such Loan and ending one, two, three or six months (or, to the extent available to all the Lenders with respect to any such Loan, four or five months) thereafter as selected by the relevant Borrower in a notice of borrowing or conversion, as the case may be, as provided herein and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Loan and ending one, two, three or six months (or, to the extent available to all the Lenders with respect to any such Loan, four or five months) thereafter, in any such case as selected by the relevant Borrower in accordance with the provisions of subsection 10.8; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

              (x) if any Interest Period relating to a Eurodollar Loan or a Eurocurrency Loan would otherwise end on a day which is not a Working Day, such Interest Period shall be extended to the next succeeding Working Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Working Day;

              (y) any Interest Period relating to any Loan that would otherwise extend beyond the Termination Date shall end on such date; and

              (z) if any Interest Period relating to a Eurodollar Loan or a Eurocurrency Loan begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), such Interest Period shall end on the last Working Day of a calendar month;

         "Interest Rate Agreement" shall mean any interest rate swap, option, cap, collar or insurance or any other agreement or arrangement with any Lender (or any Affiliate thereof) or any other bank or financial institution which is designed to provide protection against fluctuations in interest rates, and any renewals thereof or substitutions therefor;

         "Investment" shall mean, with respect to the Company and its
    Subsidiaries:

              (a) the purchase of all or substantially all of the assets or stock of one or more Persons, or of assets which comprise any business unit of any such Persons, or of assets, stock, bonds, notes, debentures or other securities of any Permitted Joint Venture;

              (b) the making of any advances, loans, extensions of credit, capital contributions to, or any investments (including, without limitation, the payment of management fees and other Restricted Payments) in, Permitted Joint Ventures;

              (c) the incurrence of any Contingent Obligation in the nature of a guarantee of Indebtedness of any Permitted Joint Venture; or

              (d) to the extent that such amounts are financed with the proceeds of Revolving Credit Loans of the type which are to become Refunded Revolving Credit Loans or with the proceeds of Acquisition Loans, the costs of facility shutdown, severance and other customary items which result from the consummation of any of the transactions described in clauses (a), (b) and (c) above and the costs of assimilating any businesses acquired in such transactions;

         "Investment Consideration" shall mean, with respect to any Investment in any Person or Permitted Joint Venture, the sum (without duplication) of:

              (a) the aggregate of the purchase prices paid by the Company and its Subsidiaries for such Investment;

              (b) the aggregate amount of the Indebtedness of such Persons or Permitted Joint Ventures, as the case may be, paid or assumed by the Company and its Subsidiaries in connection with such Investment;

              (c) any amounts constituting an "Investment" pursuant to clause
         (d) of the definition of such term;

              (d) except in the case of Investments in Permitted Joint Ventures, the aggregate amount of Indebtedness for which such Person remains liable following such Investment; and

              (e) in the case of Investments in Permitted Joint Ventures, (i) the aggregate of the amount invested in such Investments (net of any loans or extensions of credit to the extent that they have been repaid and net of any contributions of Surplus Assets) in such Permitted Joint Ventures made by the Company and its Subsidiaries and (ii) the aggregate amount of Contingent Obligations of the Company and its Subsidiaries then outstanding on account of Indebtedness of such Permitted Joint Ventures;

         "Investment Grade Rating" shall mean (a) with respect to Fitch, BBB-or better, (b) with respect to S&P, BBB- or better, (c) with respect to Moody's, Baa3 or better and (d) with respect to IBCA Ltd., BBB- or better;

         "Issuing Lender" with respect to:

              (a) any Special Letter of Credit issued or requested to be issued, shall mean the Special L/C Lender or affiliate thereof (acting in its capacity as such an issuer) from time to time designated by the Administrative Agent as the issuer thereof; and

              (b) any Operating Letter of Credit issued or requested to be issued, shall mean the Multi-Currency Lender or affiliate thereof (acting in its capacity as such an issuer) from time to time designated by the Administrative Agent as the issuer thereof; and

    provided that no such Lender or affiliate thereof shall have any obligation to serve as an Issuing Lender, but rather shall serve in such capacity only with its prior consent;

         "judgment currency" shall have the meaning assigned to such term in subsection 17.10;

         "L/C Fee Payment Date" shall mean the last day of each March, June, September and December and, in any event, the last day of the Commitment Period and the Termination Date;

         "L/C Obligation" shall mean an Operating L/C Obligation or a Special L/C Obligation, as the case may be; collectively, the "L/C Obligations";

         "L/C Participant" shall mean an Operating L/C Participant or a Special L/C Participant, as the context shall require; collectively, the "L/C Participants";

         "Lehman" shall have the meaning assigned to such term in the preamble hereto;

         "Lender" shall mean a Syndicated Lender or a Fronting Lender, as the context shall require; collectively, the "Lenders";

         "Letter of Credit" shall mean a Special Letter of Credit or an Operating Letter of Credit, as the context shall require; collectively, the "Letters of Credit";

         "Leverage Ratio" shall mean, at any date, the amount equal to the ratio of (a) Funded Indebtedness of the Company and its Subsidiaries on a consolidated basis at such date to (b) EBITDA of the Company and its Subsidiaries for the period of four consecutive fiscal quarters ended on the last day of the most recent fiscal quarter for which the Administrative Agent has received the financial statements required to be delivered pursuant to subsection 13.1(a) or (c), as the case may be, and the compliance certificate required pursuant to subsection 13.2(b) with respect to such financial statements (such period of four fiscal quarters, the "calculation period"); provided, however, that the amount of Funded Indebtedness from time to time outstanding on account of Multi-Currency Loans shall be deemed to be the amount equal to the lesser of (x) the aggregate principal amount of Multi-Currency Loans outstanding on the last day of the calculation period and (y) the average daily principal amount of Multi-Currency Loans outstanding during the calculation period;

         "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, (a) any conditional sale or other title retention agreement, (b) any financing lease having substantially the same economic effect as any of the foregoing, (c) the filing of any financing statement under the Uniform Commercial Code (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing and (d) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities (other than, in the case of capital stock of an issuer other than any Subsidiary of the Company, pursuant to normal settlement terms));

         "Loan" shall mean an Initial Term Loan, a Deferred Draw Term Loan, a Revolving Credit Loan, a Swing Line Loan, an Acquisition Loan, a Local Loan or an Acceptance, as the context shall require; collectively, the "Loans";

         "Local Borrower" shall mean the Company or a Local Subsidiary, as the context shall require; collectively, the "Local Borrowers";

         "Local Court" shall have the meaning assigned to such term in subsection 16.14(a);

         "Local Fronting Lender" shall mean, with respect to a particular jurisdiction listed on Schedule III (as such Schedule III may be, or may be deemed to be, amended, supplemented or otherwise modified from time to time), the Multi-Currency Lender (acting in its capacity as a lender of Local Loans or as a creator of Acceptances) from time to time set forth opposite such jurisdiction thereon; provided, however, that each Local Fronting Lender shall be either (a) a Multi-Currency Lender on the date hereof or (b) an Eligible Assignee on the date of its appointment as a Local Fronting Lender;

         "Local Fronting Lender Joinder Agreement" shall mean a Fronting Lender Joinder Agreement, substantially in the form of Exhibit R-2;

         "Local Loan" and "Local Loans" shall have the meanings assigned to such terms in subsection 8.1; provided that the term "Local Loans" shall, to the extent utilized directly or indirectly in the Security Documents, be deemed to include any Acceptances outstanding under this Agreement;

         "Local Loan Participation Certificate" shall mean a certificate, substantially in the form of Exhibit L-1;

         "Local Outstandings" shall mean, at any date with respect to any Local Fronting Lender, the sum of (a) the aggregate principal amount then outstanding of the Local Loans made by such Local Fronting Lender in Dollars, (b) the Equivalent in Dollars of 105% of the aggregate principal amount then outstanding of the Local Loans made by such Local Fronting Lender in the relevant Denomination Currency and (c) the Equivalent in Dollars of 105% of the aggregate undiscounted face amount then outstanding of the Acceptances created by such Local Fronting Lender in the relevant Denomination Currency;

         "Local Rate" shall mean, with respect to:

              (a) any Local Loan in a Denomination Currency, the rate of interest from time to time publicly announced by the relevant Local Fronting Lender as its base rate (or its equivalent thereof) for loans denominated in such Denomination Currency at the principal lending office of such Local Fronting Lender in the local jurisdiction for such Denomination Currency (or such other rate as may be mutually agreed between the relevant Borrower and such Local Fronting Lender as reflecting the Cost of Funds to such Local Fronting Lender for the Local Loans to which such rate is applicable); provided that, with respect to any Local Loans advanced by way of overdrafts, the "Local Rate" shall be the rate from time to time agreed upon between the relevant Local Borrower and the relevant Local Fronting Lender; and

              (b) any Acceptance, the rate from time to time agreed upon between the relevant Local Borrower and the relevant Local Fronting Lender;

         "Local Rate Loan" shall mean each Local Loan hereunder at such time as it is made and/or being maintained at a rate of interest based upon the Local Rate for the relevant Denomination Currency; provided, however, that (other than any Local Loans made on the Closing Date) no Local Loan shall be made or maintained as a Local Rate Loan unless either (a) the Local Fronting Lender with respect thereto so agrees (in its sole discretion) or
    (b) the right of the relevant Borrower to obtain Eurocurrency Loans has been suspended pursuant to subsection 8.7, 10.9 or 10.10;

         "Local Subsidiary" shall mean each Subsidiary of the Company listed under the heading "Name of Borrower and Address for Notices" on Schedule III hereto (as such Schedule III may be or may be deemed to be amended, supplemented or otherwise modified from time to time) and each other Subsidiary of the Company which is designated as a "Local Subsidiary" in accordance with the provisions of subsection 8.5;

    provided that, in each case in which there is more than one Subsidiary of the Company listed for any jurisdiction under the heading "Local Subsidiaries," the term "Local Subsidiary" shall be the collective reference to such Subsidiaries.

         "M&FG" shall mean MacAndrews & Forbes Group, Incorporated, a Delaware corporation;

         "M&FH" shall mean MacAndrews & Forbes Holdings Inc., a Delaware corporation;

         "Mafco" shall mean Mafco Holdings Inc., a Delaware corporation;

         "Mafco Consolidated Group" shall mean the "Affiliated Group" (within the meaning of Section 1504(a)(1) of the Code) of which Mafco is the common parent and any affiliated group that is a continuation thereof under Regulation Section 1.1502-75(d)(2) or (3);

         "Material Adverse Effect" shall mean a material adverse effect upon
    (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of (A) Revlon or (B) the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company and its Subsidiaries taken as a whole to perform the obligations of the Company under the Credit Documents or (iii) the rights and remedies available to either Agent, any Fronting Lender and/or the Syndicated Lenders under any Credit Document;

         "Maximum Sublimit" of any Local Fronting Lender shall mean the amount of Dollars set forth opposite the name of such Local Fronting Lender under the heading "Maximum Sublimit" on Schedule III (as said Schedule III may be or may be deemed to be, amended, supplemented or otherwise modified from time to time);

         "Moody's" shall mean Moody's Investors Service, Inc. (or any successor thereto);

         "Mortgaged Properties" shall mean the real property and improvements encumbered by the Mortgages;

         "Mortgages" shall be the collective reference to the amended and restated fee mortgage or the deed of trust, as the case may be, to be made by the fee owner of each such property, covering the Mortgaged Properties, in substantially the form of Exhibits H-1 and H-2, as the same may be amended, supplemented or otherwise modified from time to time; individually, a "Mortgage";

         "Multi-Currency Commitment" of any Multi-Currency Lender at any date shall mean the obligation of such Multi-Currency Lender at such date to (a) make Revolving Credit Loans to the Company, (b) issue or participate in Operating Letters of Credit issued on behalf of the Company (net of participating interests held by Operating L/C

    Participants, in the case of Operating Letters of Credit issued by such Multi-Currency Lender), (c) participate in Swing Line Loans made to the Company and (d) participate in Local Loans and Acceptances made to the Local Borrowers, in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Multi-Currency Lender's name on Schedule II; collectively, as to all such Multi-Currency Lenders, the "Multi-Currency Commitments";

         "Multi-Currency Commitment Percentage" means, with respect to any Multi-Currency Lender at any date, the percentage which the Multi-Currency Commitment of such Multi-Currency Lender constitutes of the Aggregate Multi-Currency Commitment then in effect (or, if no Aggregate Multi-Currency Commitment is then in effect, the percentage which the portion of the Aggregate Outstanding Multi-Currency Extensions of Credit in which such Multi-Currency Lender then has an interest constitutes of the Aggregate Outstanding Multi-Currency Extensions of Credit then outstanding);

         "Multi-Currency Lender" means, at any date, each bank and other financial institution which holds a Multi-Currency Commitment;

         "Multi-Currency Loans" shall be the collective reference to the Revolving Credit Loans, the Swing Line Loans and the Local Loans;

         "Multiemployer Plan" shall mean a Plan (other than a welfare plan as defined in Section 3(1) of ERISA) which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA;

         "Net Excess Cash Flow" shall mean, for any period, the amount equal to 50% of Excess Cash Flow for such period minus the amount of any reductions (whether voluntary or mandatory) of the Aggregate Acquisition Loan Commitment which do not require the repayment of Acquisition Loans;

         "Net Interest Expense" shall mean, for any period, the amount equal to
    (a) Interest Expense for such period minus (b) the amount which, in conformity with GAAP, would be set forth opposite the caption "interest income" (or any like caption) on a consolidated income statement of the Company and its Subsidiaries for such period;

         "Net Proceeds" shall mean, with respect to any Net Proceeds Event of any Person, (a) the gross cash consideration, and all cash proceeds of non-cash consideration (including, without limitation, any such cash proceeds in the nature of principal and interest payments on account of promissory notes or similar obligations), received by such Person in connection with such Net Proceeds Event, minus (b) the sum, without duplication, of:

              (i) any taxes which are paid or actually currently payable to any state, local or foreign taxing authority and are directly attributable to such Net Proceeds Event;

              (ii) any federal taxes which are directly attributable to any Net Proceeds Event of the Company or any of its Subsidiaries (other than any gains taxes which are required to be accrued on a Capital Gains
         Note);

              (iii) the amount of fees and commissions (including reasonable investment banking fees), legal, title and recording tax expenses and other costs and expenses directly incident to such Net Proceeds Event which are paid or payable by such Person and its Subsidiaries, other than fees and commissions (including, without limitation, management consulting and financial services fees) paid or payable to Affiliates of such Person (or officers or employees of such Person or any Affiliate of such Person);

              (iv) the amount of liabilities (other than intercompany liabilities or liabilities owing to any Affiliate of such Person), if any, which are required to be repaid at the time or as a result of such Net Proceeds Event out of the proceeds thereof (including, in the case of any Net Proceeds Event in respect of the sale, transfer or other disposition of the capital stock of CCI, the Shortfall Amount); and

              (v) in the case of any Net Proceeds Event of any Person other than the Company and its Subsidiaries, any amount of cash consideration (or, in the case of non-cash consideration, the fair market value thereof) paid by such Person in connection with the acquisition of any asset after the Closing Date, the mortgage, sale, lease, transfer or other disposition of which gave rise to such Net Proceeds Event;

         "Net Proceeds Event" shall mean:

         (a) with respect to the Company and its Subsidiaries:

              (i) the incurrence by the Company or any of its Subsidiaries of any Indebtedness for borrowed money (other than Indebtedness permitted pursuant to clauses (a), (b) and (d) through (o) of subsection 14.2); and

              (ii) the sale, lease, transfer (by merger or otherwise) or other disposition (other than (X) in the ordinary course of business or (Y) with respect to property, plant and equipment, in connection with the purchase, construction or other acquisition, not more than 90 days prior to or (to the extent that the Company deposits such amounts in a cash collateral account with the Administrative Agent pending such purchase, construction or other acquisition) after such sale, lease, transfer or other disposition, of property, plant or equipment of the same nature and having the same use) by the Company or any of its Subsidiaries of any interest in any real or personal, tangible or intangible, property (including, without limitation, the capital stock or other equity interests of (1) the Company or such Subsidiary by way of Equity Offering or otherwise or (2) any other Person) of the

         Company or such Subsidiary to any Person (other than the Company or any of its Subsidiaries or any Permitted Joint Venture pursuant to subsection 14.6); and

         (b) with respect to any other Person, (i) any sale, lease, transfer (or other disposition) by such Person of any interest in any collateral security provided pursuant to any Security Document (other than any sale, lease, transfer (or other disposition) by Revlon Holdings of the real property and improvements covered by the Mortgage to which Revlon Holdings is a party) and (ii) any Equity Offering;

         "New Acquisition Lender Supplement" means a New Acquisition Lender Supplement, substantially in the form of Exhibit W, executed and delivered pursuant to subsection 9.7.

         "Non-Funding Lender" shall have the meaning assigned to such term in subsection 10.16(c);

         "Non-Voting Stock" shall have the meaning assigned to such term in subsection 13.11(b);

         "Note" shall mean any Initial Term Loan Note, any Deferred Draw Term Loan Note, any Revolving Credit Note or the Swing Line Note, as the context may require; collectively, the "Notes"; without affecting the foregoing, each Acquisition Loan shall (except to the extent contemplated by subsection 17.7(h)) be evidenced by this Agreement, and not by a promissory note;

         "Notice of an Actionable Event" shall have the meaning assigned to such term in the Collateral Agency Agreements;

         "Operating L/C Obligations" shall mean, at any time, an amount equal to the sum of (a) the aggregate amount of Undrawn Operating L/C Obligations then outstanding and (b) the aggregate amount of then unreimbursed Operating L/C Reimbursement Obligations;

         "Operating L/C Participants" shall be, with respect to any Operating Letter of Credit, the collective reference to all the Multi-Currency Lenders, other than the Issuing Lender with respect to such Operating Letter of Credit (or, to the extent that the Issuing Lender is an affiliate of a Multi-Currency Lender, such Multi-Currency Lender);

         "Operating L/C Reimbursement Obligations" shall mean the obligation of the Company to reimburse the Issuing Lender(s) pursuant to subsection 7.4 for amounts drawn under Operating Letters of Credit;

         "Operating Letters of Credit" shall have the meaning assigned to such term in subsection 7.1;

         "Parent" shall have the meaning assigned to such term in subsection
    13.8;

         "Participants" shall have the meaning assigned to such term in subsection 17.7(b);

         "Patent" shall, as to the Company or any Domestic Subsidiary, have the meaning assigned to such term in the Company Patent Security Agreement or the Subsidiary Patent Security Agreement, as the case may be;

         "Payment Obligations" shall mean (a) all principal, interest, fees, charges, expenses, attorneys' fees and disbursements, indemnities and any other amounts payable by any Person under any Credit Document (including, without limitation, the L/C Obligations and the aggregate, undiscounted, face amount of Drafts) and (b) any amount in respect of any of the foregoing that the Administrative Agent, the Documentation Agent, the Syndication Agent or any Lender, in its sole discretion, may elect to pay or advance under this Agreement on behalf of such Person after the occurrence and during the continuance of a Default or an Event of Default;

         "Payment Sharing Notice" shall mean a written notice from any Borrower or any Lender informing the Administrative Agent that an Event of Default has occurred and is continuing and directing the Administrative Agent to allocate payments thereafter received from the Borrowers in accordance with the provisions of subsection 10.16;

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA;

         "Permitted Intercompany Transfers" shall mean any

              (i) merger or consolidation of any Subsidiary of the Company with or into the Company;

              (ii) merger or consolidation of any Subsidiary of the Company with or into any one or more wholly-owned Subsidiaries of the Company (or to any Person which, after giving effect to such merger or consolidation and to any other concurrent merger or consolidation involving the Company or any of its Subsidiaries that is permitted under subsection 14.5, is a wholly-owned Subsidiary of the Company);

              (iii) any liquidation and distribution by any Subsidiary of the Company of its assets to the Company or to any one or more wholly-owned Subsidiaries of the Company (or to any Person which, after giving effect to such liquidation and distribution and to any other concurrent liquidation and distribution involving the Company or any of its Subsidiaries that is permitted under subsection 14.5, is a wholly-owned Subsidiary of the Company);

              (iv) any sale, lease, assignment, transfer or any other disposition by the Company of, in one transaction or a series of related transactions, all or any part of its business or assets to any wholly-owned Subsidiary of the Company;

              (v) any sale, lease, assignment, transfer or any other disposition by any Subsidiary of, in one transaction or a series of related transactions, all or any part of its business or assets to the Company or to any one or more wholly-owned Subsidiaries of the Company; or

              (vi) the sale, lease, assignment, transfer or other disposal by the Company or any of its Subsidiaries of any Disposition Assets (including, without limitation, capital stock constituting Disposition Assets) to the Company or any of its Subsidiaries or the merger or consolidation or liquidation with or into the Company or any of its Subsidiaries of any Subsidiary of the Company listed on Schedule IV as being scheduled for dissolution;

    provided, however, that, after giving effect to any such Permitted Intercompany Transfer, the Administrative Agent shall maintain a security interest in any property so transferred in which it had a security interest prior to such Permitted Intercompany Transfer;

         "Permitted Joint Venture" shall mean a joint venture arrangement (whether structured as a corporation, partnership or other contractual relationship) between the Company or any of its Subsidiaries, on the one hand, and a third party who is not directly or indirectly controlled by Ronald O. Perelman, on the other hand, the primary business of which joint venture is the development, manufacture, distribution and/or sale (including marketing and advertising) of products relating to the beauty, skin care, fragrance, personal care and/or glass decorating businesses or otherwise derived from the proprietary intellectual property of the Company and its Subsidiaries (or of holding properties incidental to such businesses);

         "Permitted Special L/C Obligation" shall mean an obligation of the Company or any of its Subsidiaries in respect of (a) security for payment of workers' compensation or other insurance, (b) security for the performance of tenders, contracts (other than contracts for the payment of borrowed money) or leases in the ordinary course of business, (c) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds entered into in the ordinary course of business, (d) security for surety, appeal, reclamation, performance or other similar bonds and (e) security for Hedging Obligations (as defined in the Indentures);

         "Person" shall mean an individual, a partnership, a corporation, a business trust, a joint stock company, a limited liability company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature;

         "Petroleum Products" shall mean gasoline, diesel fuel, motor oil, waste or used oil, heating oil, kerosene and any other petroleum products, including crude oil or any fraction thereof;

         "Plan" shall mean at any particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan was terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
    Section 3(5) of ERISA;

         "Pledge Agreements" shall mean (a) the Affiliate Pledge Agreements,
    (b) the Revlon Pledge Agreement, (c) the Company Pledge Agreements, (d) the Subsidiary Pledge Agreements and (e) each Pledge and Security Agreement delivered pursuant to subsection 13.11, as each of the same may be amended, supplemented or otherwise modified from time to time; individually, a "Pledge Agreement";

         "Pledged Stock" shall have the meaning assigned to such term (or any analogous term) in the Pledge Agreements;

         "Pledged Subsidiaries" shall mean the Directly Pledged Subsidiaries and the Subsidiaries of the Directly Pledged Subsidiaries;

         "Pledgors" shall be the collective reference to the pledgors parties to the Pledge Agreements; individually, a "Pledgor";

         "Potential Withdrawal Liability" shall have the meaning assigned to such term in subsection 11.8;

         "Prime Rate" shall mean the rate of interest from time to time announced by Chase at its principal office, presently located at 270 Park Avenue, New York, New York 10017, as its prime rate for loans in Dollars;

         "Purchasing Lenders" shall have the meaning assigned to such term in subsection 17.7(c)(ii);

         "Qualified Foreign Lender" shall have the meaning assigned to such term in subsection 10.13(b)(y);

         "QFL Term Loan Note" shall have the meaning assigned to such term in subsection 17.11(a);

         "Refunded Revolving Credit Loan" shall have the meaning assigned to such term in subsection 5.5(a);

         "Refunded Revolving Credit Loan Participation Certificate" shall mean a certificate, substantially in the form of Exhibit L-2;

         "Refunded Swing Line Loans" shall have the meaning assigned to such term in subsection 6.1(c);

         "Register" shall have the meaning assigned to such term in subsection 17.7(d);

         "Reimbursement Obligations" shall mean the Operating L/C Reimbursement Obligations or the Special L/C Reimbursement Obligations, as the context shall require;

         "Related Fund" shall mean, with respect to any Lender that is a fund which invests in loans, any other fund that invests in loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Reorganization" shall mean with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA;

         "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the 30-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss. 2615;

         "Required Lenders" at any date shall mean the holders (including, in any event, the Agents) of at least a majority of the Aggregate Commitment (excluding any portions thereof held by any Non-Funding Lender); provided that, for purposes of determining the "Required Lenders," Swing Line Loans shall be deemed to be held ratably by the Multi-Currency Lenders and not by the Swing Line Lender;

         "Requirement of Law" for any Person shall mean the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject;

         "Resale Transaction" shall mean the sale, transfer or other disposition by the Company or any of its Subsidiaries of any asset acquired by it after the date hereof pursuant to an Investment; provided that, within 180 days following the consummation of such Investment, the Administrative Agent receives written notice from the Company identifying such asset (with reasonable specificity) and stating that such asset is being held for disposition in a Resale Transaction;

         "Responsible Officer" shall mean any officer at the level of Vice President or higher of the relevant Person or, with respect to financial matters, the Chief Financial Officer, Treasurer or Controller of the relevant Person;

         "Restricted Payment" shall mean (a) any payment by the Company of a dividend (other than a dividend payable solely in common stock of the Company) or distribution on, or any payment by the Company or any of its Subsidiaries on account of the purchase, redemption or retirement of, or any other distribution on, any shares of any class of stock of the Company (including any such payment or distribution in cash or in property or obligations of the Company or any of its Subsidiaries), (b) any loan or advance, or the making of any other investment, by the Company or any of its Subsidiaries to or in any Affiliate of the Company, (c) the payment by the Company or any of its Subsidiaries of any management or administrative fee (including, without limitation, any management consulting and financial services fees) to any Affiliate of the Company or of any salary, bonus or other form of compensation (other than in the ordinary course of business) to any Person who is a significant stockholder or principal officer of any Affiliate of the Company, (d) any payment by the Company or any of its Subsidiaries to any Affiliate of the Company pursuant to the Company Tax Sharing Agreement or any similar agreement or (e) any payment by the Company or any of its Subsidiaries of principal or interest in respect of amounts from time to time outstanding under any Subordinated Intercompany Note, any Capital Gains Note or any Capital Contribution Note; provided that any amounts paid from time to time to Revlon to finance the actual payment by Revlon of expenses and obligations incurred by Revlon to Persons other than Affiliates of Revlon (or officers or employees of any such Affiliate) shall not be "Restricted Payments" to the extent that such expenses and obligations, if they had been incurred by the Company, would not have been prohibited hereunder and were incurred by Revlon without violating the provisions of Section 15(s);

         "Revlon" shall mean Revlon, Inc., a Delaware corporation and the immediate Parent of the Company;

         "Revlon Guarantee" shall mean the Amended and Restated Guarantee, to be executed and delivered by Revlon, substantially in the form of Exhibit E-1, as the same may be amended, supplemented or otherwise modified from time to time;

         "Revlon Holdings" shall mean Revlon Holdings Inc., a Delaware corporation;

         "Revlon Holdings Operating Agreement" shall mean the Second Amended and Restated Operating Services Agreement, dated as of June 24, 1992 (as amended and restated as of January 1, 1996), by and among Revlon Holdings, Revlon and the Company, as the same may be amended, supplemented or otherwise modified from time to time;

         "Revlon Holdings Support Parties" shall mean each Pledged Subsidiary of Revlon Holdings, other than the Company and its Subsidiaries;

         "Revlon Pledge Agreement" shall mean the Amended and Restated Pledge and Security Agreement, to be executed and delivered by Revlon, substantially in the form of Exhibit E-2, as the same may be amended, supplemented or otherwise modified from time to time;

         "Revolving Credit Loan" and "Revolving Credit Loans" shall have the meanings assigned to such terms in subsection 5.1;

         "Revolving Credit Note" shall have the meaning assigned to such term in subsection 5.2(c);

         "RGI" shall mean Revlon Group Incorporated, a Delaware corporation;

         "ROP" shall have the meaning assigned to such term in Section 15(h);

         "Roppongi Building" shall mean the real property and improvements owned by Revlon Real Estate K.K. which are located in the Roppongi district of Tokyo, Japan and which serve as collateral security on the date hereof for the Yen Credit Agreement;

         "S&P" shall mean Standard & Poor's Corporation (and any successor thereto);

         "Scheduled Acquisition Currency" shall mean Japanese Yen, Deutschemarks, French Francs, Spanish Pesetas and Pounds Sterling;

         "Security Agreements" shall be the collective reference to each Amended and Restated Security Agreement, Security Agreement and analogous document described in Schedule VI and each Security Agreement delivered pursuant to subsection 13.12, as each of the same may be amended, supplemented or otherwise modified from time to time; individually, a "Security Agreement";

         "Security Documents" shall mean the Collateral Agency Agreements, the Guarantees, the Pledge Agreements, the Security Agreements, the Intellectual Property Security Agreements, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a security interest in any asset or assets of any Person to secure the Payment Obligations of any Borrower hereunder, under the Notes and/or under any Draft, or to secure any guarantee of any such Payment Obligations;

         "Shortfall Amount" shall have the meaning assigned thereto in the Yen Credit Agreement;

         "Significant Trademark" shall mean each Trademark of the Company and its Domestic Subsidiaries on the Closing Date and each other Trademark from time to time which, in either case, is of such a nature that the Company or its Subsidiaries in accordance with its ordinary business practice then obtaining would file an application for trademark registration in the United States Patent and Trademark Office;

         "Single Employer Plan" shall mean any Plan (other than a Multiemployer
    Plan) which is covered by Title IV of ERISA;

         "Sinking Fund Debentures" shall mean the 10-7/8% Sinking Fund Debentures of Revlon Holdings (and assumed by the Company), due 2010, issued and outstanding under the Indenture, dated as of July 15, 1980, between Revlon and First National Bank of Minneapolis (as successor to The Chase Manhattan Bank, N.A.), as trustee, as said Sinking Fund Debentures and said Indenture may be amended, supplemented or otherwise modified from time to time to the extent permitted by subsection 14.9;

         "Special Acquisition Currency" shall mean, with respect to any Acquisition Loan made by any Acquisition Lender, the currency (other than Dollars or any Scheduled Acquisition Currency) which is reflected in the notice of borrowing with respect to such Acquisition Loan and in which such Acquisition Lender has agreed to fund such Acquisition Loan;

         "Special L/C Commitment" of any Special L/C Lender at any date shall mean the obligation of such Special L/C Lender at such date to issue or participate in Special Letters of Credit in an aggregate face amount (net of participating interests held by the Special L/C Participants, with respect to any Special Letter of Credit issued by such Special L/C Lender) at any one time outstanding not to exceed the amount set forth opposite such Special L/C Lender's name on Schedule II; collectively, as to all such Special L/C Lenders, the "Special L/C Commitments";

         "Special L/C Commitment Percentage" means, with respect to any Special L/C Lender at any date, the percentage which the Special L/C Commitment of such Special L/C Lender constitutes of the Aggregate Special L/C Commitment then in effect (or, if no Aggregate Special L/C Commitment is then in effect, the percentage which the aggregate outstanding amount of Special L/C Obligations of such Special L/C Lender constitutes of the aggregate amount of all Special L/C Obligations then outstanding);

         "Special L/C Lender" means, at any date, each bank and other financial institution which holds a Special L/C Commitment;

         "Special L/C Obligations" shall mean, at any time, an amount equal to the sum of (a) the aggregate amount of Undrawn Special L/C Obligations then outstanding and (b) the aggregate amount of then unreimbursed Special L/C Reimbursement Obligations;

         "Special L/C Participants" shall be, with respect to any Special Letter of Credit, the collective reference to all the Special L/C Lenders, other than the Issuing Lender with respect to such Special Letter of Credit (or, to the extent that the Issuing Lender is an affiliate of a Special L/C Lender, such Special L/C Lender);

         "Special L/C Reimbursement Obligations" shall mean the obligation of the Company to reimburse the Issuing Lender(s) pursuant to subsection 4.4 for amounts drawn under Special Letters of Credit;

         "Special Letter of Credit" shall have the meaning assigned to such term in subsection 4.1;

         "Specified Default" shall mean any Default by the Company and its Subsidiaries in the observance or performance of any covenant or agreement contained in subsection 13.10, 13.11, 13.12, 13.13 or 13.14;

         "Specified Dispositions" shall mean the sale, transfer or other disposition of (a) the capital stock of Subsidiaries constituting Disposition Assets, (b) assets of any Subsidiary constituting a Disposition Asset, (c) any assets (including, without limitation, capital stock) directly relating to the brands constituting Disposition Assets and (d) any other asset which constitutes a Disposition Asset;

         "Stand-Alone ERISA Amount" shall mean the amount (not to exceed $60,000,000) equal to (a) the sum of the Unfunded Pension Amount and the Potential Withdrawal Liability of Revlon and its Subsidiaries on the date upon which Revlon ceases to be under common control with MacAndrews & Forbes Holdings Inc. within the meaning of Section 4001 of ERISA or ceases to be part of a group which includes MacAndrews & Forbes Holdings Inc. and which is treated as a single employer under Section 414 of the Code plus
    (b) 25% of such amount;

         "Standby Letter of Credit" shall have the meaning assigned to such term in subsection 7.1;

         "Subordinated Intercompany Notes" shall mean the promissory notes made by the Company in favor of Revlon Holdings in an aggregate principal amount not to exceed $30,410,000, in the form of Exhibit Q-2, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof;

         "Subordinated Notes" shall mean the 10-1/2% Senior Subordinated Notes of the Company, due 2003, issued and outstanding under the Indenture, dated as of February 15, 1993, between the Company and The Bank of New York, as trustee, as each of said Subordinated Notes and said Indenture may be amended, supplemented or otherwise modified from time to time to the extent permitted by subsection 14.9;

         "Subsidiaries Guarantee" shall mean (a) the Amended and Restated Guarantee, to be executed and delivered by certain Subsidiaries of the Company, substantially in the form of Exhibit G-1, and (b) each other guarantee from time to time executed and delivered (including, without limitation, pursuant to subsection 13.10) by any Subsidiary of the Company to the Administrative Agent, as each of the same may be amended, supplemented or otherwise modified from time to time;

         "Subsidiary" of any Person shall mean a corporation or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person; provided that, (a) unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company, (b) unless otherwise qualified, all references to a "wholly owned Subsidiary" or to "wholly pledged Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company of which the Company directly or indirectly owns all of the capital stock or other equity interests (other than directors' qualifying shares) and (c) CCI and each of its Subsidiaries shall be deemed not to constitute a "Subsidiary" of the Company for any purpose under this Agreement or any other Credit Document (including, without limitation, the calculation of compliance with the financial covenants contained in subsection 14.1), other than:

                   (x) the representations and warranties contained in
              subsections 11.7, 11.8, 11.24, 11.28;

                   (y) the Defaults and Events of Default contained in Section
              15(g), (m), (n) and (o); and

                   (z) the provisions of subsections 10.4 (solely in respect of any sale, lease, transfer or other disposition of any equity securities of CCI which constitute Collateral pursuant to the Company Pledge Agreement) and 13.11 (with respect to capital stock or other equity interests of CCI, but not of any Subsidiaries thereof);

         "Subsidiary IP Security Agreements" shall be the collective reference to (a) each Subsidiary Patent Security Agreement and Subsidiary Trademark Security Agreement, in each case as executed and delivered by any Subsidiary of the Company on February 28, 1995 and as each of the same has been and further may be amended, supplemented or otherwise modified from time to time and (b) each other security agreement, substantially in the form of a Security Agreement described in clause (a) above, and each Subsidiary Copyright Security Agreement, in each case, which is from time to time executed and delivered by any Subsidiary of the Company as collateral security for any obligations owing hereunder and as each of the same may be amended, supplemented or otherwise modified from time to time;

         "Subsidiary Pledge Agreement (International)" shall mean each Amended and Restated Pledge and Security Agreement, substantially in the form of Exhibit G-3, to be executed and delivered (including, without limitation, pursuant to subsection 13.11(c)) by each Domestic Subsidiary of the Company which has as a direct Subsidiary any Foreign Subsidiary, as the same may be amended, supplemented or otherwise modified from time to time;

         "Subsidiary Pledge Agreements" shall be the collective reference to
    (a) each Amended and Restated Pledge and Security Agreement and each Pledge Agreement listed on Schedule V as being executed and delivered by a Domestic Subsidiary of the Company, substantially in the form of Exhibit G-2, (b) each Pledge and Security Agreement and each Pledge Agreement listed on
    Schedule V as being executed and delivered by a Foreign Subsidiary of the Company, (c) each Subsidiary Pledge Agreement (International) and (d) each other pledge agreement from time to time executed and delivered (including, without limitation, pursuant to subsection 13.11) by any Subsidiary of the Company to the Administrative Agent or any Fronting Lender, substantially in the form of Exhibit G-2, as each of the same may be amended, supplemented or otherwise modified from time to time;

         "Subsidiary Security Agreements" shall be the collective reference to the Amended and Restated Security Agreements and the Security Agreements, to be executed and delivered (including, without limitation, pursuant to subsection 13.12) by the Domestic Subsidiaries of the Company, substantially in the form of Exhibit G-4, as the same may be amended, supplemented or otherwise modified from time to time; each, a "Subsidiary Security Agreement";

         "Surplus Assets" shall mean personal property of the Company and its Subsidiaries which has been used in the business of the Company and its Subsidiaries for not less than one year and which is sufficiently immaterial to the conduct of the business of the Company and its Subsidiaries that the contribution thereof to any Permitted Joint Venture would not result in the acquisition by the Company or any of its Subsidiaries of a substantially similar item of personal property during the period of one year following the date of such contribution;

         "Swing Line Commitment" of the Swing Line Lender at any date shall mean the obligation of the Swing Line Lender to make Swing Line Loans pursuant to subsection 6.1 in the amount referred to therein;

         "Swing Line Lender" shall mean Chase;

         "Swing Line Loan Participation Certificate" shall mean a certificate, substantially in the form of Exhibit K;

         "Swing Line Loans" shall have the meaning assigned to such term in subsection 6.1(a);

         "Swing Line Note" shall have the meaning assigned to such term in subsection 6.1(b);

         "Syndicated Acquisition Loan" or "Syndicated Acquisition Loans" shall have the meanings assigned to such terms in subsection 9.1(a);

         "Syndicated Lender" shall mean each Lender, other than the Fronting Lenders (acting in their respective capacities as such); collectively, the "Syndicated Lenders";

         "Syndicated Loan" shall mean an Initial Term Loan, a Deferred Draw Term Loan, a Revolving Credit Loan, a Swing Line Loan or a Syndicated Acquisition Loan, as the context shall require; collectively, the "Syndicated Loans";

         "Syndication Agent" shall have the meaning assigned to such term in the preamble hereto;

         "Taxable Lender" shall have the meaning assigned to such term in subsection 10.13(d);

         "Taxes" shall have the meaning assigned to such term in subsection 10.13(a);

         "Termination Date" shall mean the date (which shall be a Business Day) which is five years from the Closing Date;

         "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it;

         "Trademark" shall, as to the Company or any Domestic Subsidiary, have the meaning assigned to such term in the Company Trademark Security Agreement or the Subsidiary Trademark Security Agreement, as the case may be;

         "Tranche" shall be the collective reference to Eurodollar Loans or Eurocurrency Loans, the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurodollar Loans or Eurocurrency Loans, as the case may be, shall originally have been made on the same day);

         "Transferee" shall have the meaning assigned to such term in subsection 17.7(f);

         "Undrawn L/C Obligations" shall mean the Undrawn Operating L/C Obligations and/or the Undrawn Special L/C Obligations, as the context shall require;

         "Undrawn Operating L/C Obligations" shall mean the portion, if any, of the Payment Obligations constituting the contingent obligation of the Company to reimburse each Issuing Lender in respect of the then undrawn and unexpired portions of the Operating Letters of Credit issued by such Issuing Lender pursuant to subsection 7.4;

         "Undrawn Special L/C Obligations" shall mean the portion, if any, of the Payment Obligations constituting the contingent obligation of the Company to reimburse each Issuing Lender in respect of the then undrawn and unexpired portions of the Special Letters of Credit issued by such Issuing Lender pursuant to subsection 4.4;

         "Unfunded Pension Amount" shall have the meaning assigned to such term in subsection 11.8;

         "Uniform Customs" shall mean the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time;

         "Unpledged International Property" shall mean (a) the portion (if any) of the capital stock of each first-tier Foreign Subsidiary of the Company which is not pledged to the Administrative Agent pursuant to a Pledge Agreement, (b) any patents, trademarks and copyrights of the Foreign Subsidiaries of the Company and (c) any patents, trademarks and copyrights of the Company and its Subsidiaries which are registered outside of the United States of America;

         "Voting Stock" shall have the meaning assigned to such term in subsection 13.11(b);

         "Work" shall mean any work which is or may be subject to copyright protection pursuant to Title 17 of the United States Code;

         "Working Day" shall mean any Business Day other than a Business Day on which commercial banks in London, England are authorized or required by law to close;

         "Worldwide" shall mean Revlon Worldwide Corporation, a Delaware corporation;

         "Worldwide Indenture" shall mean the Indenture, dated as of March 15, 1993, between Worldwide and The First National Bank of Boston, as trustee, governing the Senior Secured Discount Notes and the Series B Senior Secured Discount Notes, due 1998, of Worldwide;

         "Worldwide Merger" shall mean the merger of Worldwide into Worldwide (Parent), as described in the final offering memorandum dated February 28, 1997, relating to the Senior Secured Discount Notes due 2001 issued and sold by Worldwide (Parent) pursuant to the Worldwide (Parent) Indenture;

         "Worldwide (Parent)" shall mean Revlon Worldwide (Parent) Corporation, a Delaware corporation;

         "Worldwide (Parent) Indenture" shall mean the Indenture, dated as of March 1, 1997, between Worldwide (Parent) and The Bank of New York, as trustee, governing the Senior Secured Discount Notes due 2001 of Worldwide (Parent); and

         "Yen Credit Agreement" shall mean the Second Amended and Restated Credit Agreement, dated as of December 22, 1994, between Pacific Finance & Development Corp. and The Long-Term Credit Bank of Japan, Ltd. (or any subsequent amended and restated version thereof which contains terms and conditions substantially similar to those set forth on Exhibit Y hereto) and each other document, instrument and agreement executed and delivered in connection therewith.

         1.2 Other Definitional Provisions. (a) All terms defined in this Agreement shall have the defined meanings when used in the Notes, the Security Documents, any other Credit Document or any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein.

         (b) As used herein, in the Notes, in the Security Documents, in the other Credit Documents and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in subsection 1.1, and accounting terms partly defined in subsection 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein shall control.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement, the Notes, any Security Documents or any other Credit Document shall refer to this Agreement, such Note, such Security Document or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement, such Note, such Security Document or such other Credit Document, as the case may be; and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement, unless otherwise specified.


         SECTION 2.  AMOUNTS AND TERMS OF INITIAL TERM LOAN COMMITMENT

         2.1 Initial Term Loan Commitments. Subject to the terms and conditions of this Agreement, each Initial Term Loan Lender severally agrees to make a term loan in Dollars (individually, an "Initial Term Loan"; collectively, the "Initial Term Loans") to the Company on or (to the extent that such amount is outstanding under the Existing Agreement on the Closing Date) prior to the Closing Date in an aggregate principal amount at any one time outstanding equal to such Initial Term Loan Lender's Initial Term Loan Commitment as of such date. The Initial Term Loans may from time to time be (a) Eurodollar Loans, (b) Alternate Base Rate Loans or (c) a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with subsections
2.3 and 10.8; provided that the Initial Term

Loans shall initially be made as Alternate Base Rate Loans. Amounts borrowed under this subsection 2.1 and repaid or prepaid may not be reborrowed.

         2.2 Obligations of the Company. (a) The Company agrees that each Initial Term Loan made by each Initial Term Loan Lender pursuant hereto shall constitute the promise and obligation of the Company to pay to the Administrative Agent, for the benefit of such Initial Term Loan Lender, at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds the aggregate unpaid principal amount of the Initial Term Loans made by such Initial Term Loan Lender pursuant to subsection 2.1, which amounts shall be due and payable (whether at maturity or by acceleration) as set forth in this Agreement and, in any event, on the Termination Date.

         (b) The Company agrees that each Initial Term Loan Lender is authorized to record (i) the date and amount of the Initial Term Loan made by such Initial Term Loan Lender pursuant to subsection 2.1, (ii) the date of each interest rate conversion pursuant to subsection 10.8 and the principal amount subject thereto, (iii) the date and amount of each payment or prepayment of principal of each Initial Term Loan and (iv) in the case of each Eurodollar Loan, the interest rate and Interest Period, in the books and records of such Initial Term Loan Lender and in such manner as is reasonable and customary for such Initial Term Loan Lender and a certificate of an officer of such Initial Term Loan Lender, setting forth in reasonable detail the information so recorded, shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure to make any such recording shall not in any way affect the Payment Obligations of the Company hereunder.

         (c) The Company agrees that, upon the request to the Administrative Agent by any Initial Term Loan Lender at any time, the Initial Term Loan of such Initial Term Loan Lender shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit A-1 with appropriate insertions as to date and principal amount (an "Initial Term Loan Note"), payable to the order of such Initial Term Loan Lender and representing the obligation of the Company to pay a principal amount equal to the amount of the Initial Term Loan Commitment of such Initial Term Loan Lender or, if less, the aggregate unpaid principal amount of the Initial Term Loan made by such Initial Term Loan Lender, with interest on the unpaid principal amount thereof from time to time outstanding under such Initial Term Loan Note as prescribed in subsection 10.6. Upon the request to the Administrative Agent by any Initial Term Loan Lender at any time, the Company shall execute and deliver to such Initial Term Loan Lender two Initial Term Loan Notes, one of which shall evidence the Eurodollar Loans of such Initial Term Loan Lender, and the other of which shall evidence the Alternate Base Rate Loans of such Initial Term Loan Lender.

         2.3 Procedure for Borrowing Initial Term Loans. (a) The Company may request a borrowing under the Initial Term Loan Commitments on the Closing Date (which date shall be a Business Day) by giving irrevocable notice to the Administrative Agent at least one Business Day prior thereto, which notice shall specify (i) the aggregate principal amount to be borrowed and (ii) the requested borrowing date. Upon receipt of any such notice, the Administrative Agent

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                                                                             50

will promptly notify each Initial Term Loan Lender thereof. Each Initial Term Loan Lender will make available to the Administrative Agent in immediately available funds at the office of the Administrative Agent specified in subsection 17.3 (or at such other location as the Administrative Agent may direct), by 1:00 P.M., New York City time, on the Closing Date, the amount (if any) which is necessary such that the sum of the amount so made available on the Closing Date and the aggregate principal amount of any Term Loans then outstanding under (and as defined in) the Existing Agreement is equal to such Initial Term Loan Lender's Initial Term Loan Commitment. From and after the Closing Date, such existing Term Loans (as defined in the Existing Agreement) and the Initial Term Loans (as defined herein) made on the Closing Date all shall constitute Initial Term Loans (as defined herein) hereunder. The proceeds of the Initial Term Loans received by the Administrative Agent hereunder on the Closing Date shall promptly be made available to the Company by the Administrative Agent's crediting the account of the Company designated to the Administrative Agent with the aggregate amount actually received by the Administrative Agent from the Initial Term Loan Lenders and in like funds as received by the Administrative Agent.

         (b) The failure of any Initial Term Loan Lender to make the Initial Term Loan to be made by it on the Closing Date shall not relieve any other Initial Term Loan Lender of its obligation hereunder to make its Initial Term Loan on the Closing Date, but no Initial Term Loan Lender shall be responsible for the failure of any other Initial Term Loan Lender to make the Initial Term Loan to be made by such other Initial Term Loan Lender on the Closing Date.

         2.4 Amortization of Initial Term Loans. (a) On May 31 of each year (commencing with May 31, 1998), the Company shall repay $575,000 in principal amount of the Initial Term Loans.

         (b) Any Initial Term Loans then outstanding shall be repaid in full (together with accrued interest and other amounts owing on account thereof) on the Termination Date.

         2.5 Use of Proceeds of Initial Term Loans. The proceeds of the Initial Term Loans hereunder shall be used by the Company for the purpose of refinancing certain outstanding Indebtedness of the Company and its Subsidiaries under the Existing Agreement, repurchasing or redeeming the Sinking Fund Debentures and for general corporate purposes of the Company and its Subsidiaries (other than the financing of Investments).


         SECTION 3.  AMOUNTS AND TERMS OF DEFERRED DRAW TERM LOAN COMMITMENT

         3.1 Deferred Draw Term Loan Commitments. Subject to the terms and conditions of this Agreement, each Deferred Draw Term Loan Lender severally agrees to make a term loan in Dollars (individually, a "Deferred Draw Term Loan"; collectively, the "Deferred Draw Term Loans") to the Company from time to time during the Deferred Draw Term Loan Commitment Period in an aggregate principal amount at any one time outstanding equal to such

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                                                                             51

Deferred Draw Term Loan Lender's Deferred Draw Term Loan Commitment as of such date. Amounts borrowed under this subsection 3.1 and repaid or prepaid may not be reborrowed.

         3.2 Obligations of the Company. (a) The Company agrees that each Deferred Draw Term Loan made by each Deferred Draw Term Loan Lender pursuant hereto shall constitute the promise and obligation of the Company to pay to the Administrative Agent, for the benefit of such Deferred Draw Term Loan Lender, at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds the aggregate unpaid principal amount of the Deferred Draw Term Loans made by such Deferred Draw Term Loan Lender pursuant to subsection 3.1, which amounts shall be due and payable (whether at maturity or by acceleration) as set forth in this Agreement and, in any event, on the Termination Date.

         (b) The Company agrees that each Deferred Draw Term Loan Lender is authorized to record (i) the date and amount of the Deferred Draw Term Loan made by such Deferred Draw Term Loan Lender pursuant to subsection 3.1, (ii) the date of each interest rate conversion pursuant to subsection 10.8 and the principal amount subject thereto, (iii) the date and amount of each payment or prepayment of principal of each Deferred Draw Term Loan and (iv) in the case of each Eurodollar Loan, the interest rate and Interest Period, in the books and records of such Deferred Draw Term Loan Lender and in such manner as is reasonable and customary for such Deferred Draw Term Loan Lender and a certificate of an officer of such Deferred Draw Term Loan Lender, setting forth in reasonable detail the information so recorded, shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure to make any such recording shall not in any way affect the Payment Obligations of the Company hereunder.

         (c) The Company agrees that, upon the request to the Administrative Agent by any Deferred Draw Term Loan Lender at any time, the Deferred Draw Term Loan of such Deferred Draw Term Loan Lender shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit A-2 with appropriate insertions as to date and principal amount (a "Deferred Draw Term Loan Note"), payable to the order of such Deferred Draw Term Loan Lender and representing the obligation of the Company to pay a principal amount equal to the amount of the Deferred Draw Term Loan Commitment of such Deferred Draw Term Loan Lender or, if less, the aggregate unpaid principal amount of the Deferred Draw Term Loan made by such Deferred Draw Term Loan Lender, with interest on the unpaid principal amount thereof from time to time outstanding under such Deferred Draw Term Loan Note as prescribed in subsection 10.6. Upon the request to the Administrative Agent by any Deferred Draw Term Loan Lender at any time, the Company shall execute and deliver to such Deferred Draw Term Loan Lender two Deferred Draw Term Loan Notes, one of which shall evidence the Eurodollar Loans of such Deferred Draw Term Loan Lender, and the other of which shall evidence the Alternate Base Rate Loans of such Deferred Draw Term Loan Lender.

         3.3 Procedure for Borrowing Deferred Draw Term Loans. (a) The Company may request a borrowing of Deferred Draw Term Loans during the Deferred Draw Term Loan Commitment Period on any Working Day, if the Deferred Draw Term Loans to be borrowed are

Eurodollar Loans, or on any Business Day, if the Deferred Draw Term Loans to be borrowed are Alternate Base Rate Loans, by giving irrevocable notice to the Administrative Agent, specifying (i) the aggregate principal amount to be borrowed, (ii) the requested borrowing date, (iii) whether the Deferred Draw Term Loans to be borrowed are to be Eurodollar Loans or Alternate Base Rate Loans or a combination thereof and, if a combination, the respective aggregate amount of each type of borrowing and (iv) if the Deferred Draw Term Loans to be borrowed are Eurodollar Loans, the length of the Interest Period or Interest Periods applicable thereto; provided that any Deferred Draw Term Loans to be made to the Company on the Closing Date shall be made as Alternate Base Rate Loans. Any such notice of borrowing must be received by the Administrative Agent prior to 11:00 A.M., New York City time, three Working Days prior to the requested borrowing date, in the case of Eurodollar Loans, and one Business Day prior to the requested borrowing date, in the case of Alternate Base Rate Loans. Each borrowing of Deferred Draw Term Loans shall, subject to subsection 10.8(h), be in an aggregate principal amount equal to (x) $10,000,000 or a whole multiple of $1,000,000 in excess thereof (in the case of Eurodollar Loans) or (y) the lesser of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (in the case of Alternate Base Rate Loans). Upon receipt of any such notice, the Administrative Agent will promptly notify each Deferred Draw Term Loan Lender thereof. Each Deferred Draw Term Loan Lender will make available to the Administrative Agent at the office of the Administrative Agent specified in subsection 16.3 (or at such other location as the Administrative Agent may direct), by 1:00 P.M., New York City time, on the requested borrowing date, an amount equal to the Deferred Draw Term Loan Commitment Percentage of such Deferred Draw Term Loan Lender times the aggregate principal amount of the Deferred Draw Term Loans requested to be borrowed, in funds immediately available to the Administrative Agent. The proceeds of such Deferred Draw Term Loans received by the Administrative Agent hereunder shall promptly be made available to the Company by the Administrative Agent's crediting the account of the Company designated to the Administrative Agent with the aggregate amount actually received by the Administrative Agent from the Deferred Draw Term Loan Lenders and in like funds as received by the Administrative Agent.

         (b) The failure of any Deferred Draw Term Loan Lender to make the Deferred Draw Term Loan to be made by it on any requested borrowing date shall not relieve any other Deferred Draw Term Loan Lender of its obligation hereunder to make its Deferred Draw Term Loan on such requested borrowing date, but no Deferred Draw Term Loan Lender shall be responsible for the failure of any other Deferred Draw Term Loan Lender to make the Deferred Draw Term Loan to be made by such other Deferred Draw Term Loan Lender on such requested borrowing date.

         3.4 Amortization of Deferred Draw Term Loans. (a) On May 31 of each year (commencing with May 31, 1998), the Company shall repay $425,000 in principal amount of the Deferred Draw Term Loans.

         (b) Any Deferred Draw Term Loans then outstanding shall be repaid in full (together with accrued interest and other amounts owing on account thereof) on the Termination Date.

         3.5 Use of Proceeds of Deferred Draw Term Loans. The proceeds of the Deferred Draw Term Loans hereunder shall be used by the Company for the purpose of refinancing certain outstanding Indebtedness of the Company and its Subsidiaries under the Existing Agreement, repurchasing or redeeming the Sinking Fund Debentures and for general corporate purposes of the Company and its Subsidiaries (other than the financing of Investments).


         SECTION 4.  AMOUNT AND TERMS OF SPECIAL LETTER OF CREDIT FACILITY

         4.1 Special Letter of Credit Facility. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance upon the representations and warranties contained herein and in the other Credit Documents and upon the agreements of the other Special L/C Lenders set forth in subsections 4.3(a) and
(b), agrees to issue any letter of credit ("Special Letters of Credit") requested to be issued by it and so issued by it for the account of the Company on any Business Day during the Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided that such Issuing Lender shall have no obligation to issue such Special Letter of Credit if, after giving effect to such issuance, the Special L/C Obligations would exceed the Aggregate Special L/C Commitment. Each Special Letter of Credit shall (i) be denominated in Dollars, (ii) be a standby letter of credit issued to support a Permitted Special L/C Obligation and (iii) expire no later than one year from the date of issue; provided that the Undrawn Special L/C Obligations in respect of each Special Letter of Credit which expires after the last day of the Commitment Period shall be Fully Secured from and after such day.

         (b) Each Special Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

         (c) No Issuing Lender shall at any time be obligated to issue any Special Letter of Credit hereunder to the extent that such issuance would conflict with, or cause such Issuing Lender or any Special L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

         4.2 Procedure for Issuance of Special Letters of Credit. The Company may from time to time request that the Administrative Agent designate an Issuing Lender with respect to any Special Letter of Credit which the Company seeks to have issued. In the event that the Administrative Agent is able to designate an Issuing Lender with respect to such Special Letter of Credit, the Company shall request that such Issuing Lender issue a Special Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender reasonably may request. Upon receipt of any Application, such Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Special Letter of Credit requested thereby (but in no event shall such Issuing Lender be required to issue any Special

Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Special Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and the Company. Such Issuing Lender shall notify the Administrative Agent (who shall promptly forward such notice to the Special L/C Participants) promptly following the request for and following the issuance of the Special Letter of Credit and furnish a copy of such Special Letter of Credit to the Company and to the Administrative Agent promptly following the issuance thereof.

         4.3 Special L/C Participations. (a) The Issuing Lender with respect to each Special Letter of Credit irrevocably agrees to grant and hereby grants to each Special L/C Participant, and, to induce such Issuing Lender to issue Special Letters of Credit hereunder, each Special L/C Participant irrevocably agrees to accept and purchase, and hereby accepts and purchases, from such Issuing Lender, on the terms and conditions hereinafter stated, for such Special L/C Participant's own account and risk an undivided interest equal to such Special L/C Participant's Special L/C Commitment Percentage in such Issuing Lender's obligations and rights under each Special Letter of Credit issued hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each Special L/C Participant unconditionally and irrevocably agrees with such Issuing Lender that, if a draft is paid under any Special Letter of Credit issued by it for which such Issuing Lender is not reimbursed in full by the Company in accordance with the terms of this Agreement, such Special L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender's address for notices specified herein an amount equal to such Special L/C Participant's Special L/C Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

         (b) If any amount required to be paid by any Special L/C Participant to an Issuing Lender pursuant to subsection 4.3(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Special Letter of Credit issued by it is paid to such Issuing Lender within three Business Days after the date such payment is due, such Special L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by such Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Special L/C Participant pursuant to subsection 4.3(a) is not in fact made available to such Issuing Lender by such Special L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such Special L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Alternate Base Rate Loans hereunder. A certificate of the relevant Issuing Lender submitted to any Special L/C Participant with respect to any amounts owing under this subsection 4.3(b) shall be conclusive in the absence of manifest error.

         (c) Whenever, at any time after any Issuing Lender has made payment under any Special Letter of Credit issued by it and has received from any Special L/C Participant its pro rata share of such payment in accordance with subsection 4.3(a), such Issuing Lender receives any payment related to such Special Letter of Credit (whether directly from the Company or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender promptly will distribute to such Special L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such Special L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

         (d) Notwithstanding anything to the contrary contained in this subsection 4.3, the failure of any Special L/C Participant to make any payment due by it under this subsection 4.3 in a timely manner shall not relieve any other Special L/C Participant of its obligation hereunder to make its own payment in a timely manner, but no Special L/C Participant shall be responsible for the failure of any other Special L/C Participant to make any payment pursuant to this subsection 4.3 owing by such other Special L/C Participant on any date.

         4.4 Reimbursement Obligation of the Company. The Company agrees to reimburse each Issuing Lender on each date on which such Issuing Lender notifies the Company of the date and amount of a draft presented under any Special Letter of Credit issued and paid by such Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment. Each such payment shall be made to the relevant Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Company under this subsection 4.4 from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Alternate Base Rate Loans which were then overdue.

         4.5 Obligations Absolute. The Company's obligations under this Section 4 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Company may have or have had against the relevant Issuing Lender, any beneficiary of a Special Letter of Credit, any Lender or any other Person. The Company also agrees with each Issuing Lender with respect to a Special Letter of Credit that such Issuing Lender shall not be responsible for, and the Company's Special L/C Reimbursement Obligations under subsection 4.4 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Company and any beneficiary of any Special Letter of Credit or any other party to which such Special Letter of Credit may be transferred or any claims whatsoever of the Company against any beneficiary of such Special Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Special Letter of Credit issued by it, except for errors or omissions caused by such Issuing Lender's gross negligence or willful misconduct. The Company agrees that any action taken or omitted by any Issuing Lender under or in connection with any Special Letter of Credit issued by such Issuing

Lender or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Company and shall not result in any liability of such Issuing Lender to the Company.

         4.6 Special Letter of Credit Payments. If any draft shall be presented for payment under any Special Letter of Credit, the Issuing Lender in respect of such Special Letter of Credit shall promptly notify the Company of the date and amount thereof. The responsibility of such Issuing Lender to the Company in connection with any draft presented for payment under any Special Letter of Credit issued by it shall, in addition to any payment obligation expressly provided for in such Special Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Special Letter of Credit in connection with such presentment are in conformity with such Special Letter of Credit.

         4.7 Application. To the extent that any provision of any Application related to any Special Letter of Credit is inconsistent with the provisions of this Section 4, the provisions of this Section 4 shall apply.

         4.8 Cash Collateral for Special Letters of Credit. (a) (i) If the Special L/C Lenders holding the majority of the Aggregate Special L/C Commitment shall so request at any time and from time to time when an Event of Default has occurred and is continuing or (ii) at any time and from time to time when the Required Lenders so request, the Company shall promptly deposit in a cash collateral account opened and maintained by the Administrative Agent (which cash collateral account shall be separate from that which is opened and maintained pursuant to subsection 7.8) an amount at least equal to the aggregate amount of all Undrawn Special L/C Obligations.

         (b) The Company hereby grants to the Administrative Agent, for the ratable benefit of the Special L/C Lenders, as collateral security for the payment in full of all Payment Obligations of the Company on account of Special Letters of Credit owing to the Special L/C Lenders, a security interest in all amounts from time to time held in the cash collateral account maintained pursuant to paragraph (a) above. Amounts held therein shall at all times be under the sole dominion and control of the Administrative Agent and the Administrative Agent shall at all times have the exclusive right of withdrawal with respect thereto; provided that the Administrative Agent hereby agrees that it shall withdraw amounts from such cash collateral account only in accordance with the provisions of clauses (c) and (d) below.

         (c) Amounts held in the cash collateral account maintained pursuant to paragraph (a) above shall be applied by the Administrative Agent to the payment of unreimbursed Special L/C Reimbursement Obligations, with the unused portion thereof (if any) after all such Special Letters of Credit shall have expired or been fully drawn upon and reimbursed (i) during such time as an Event of Default has occurred and is continuing, being applied to pay other Payment Obligations of the Company on account of amounts outstanding under the Aggregate Initial Term Loan Commitment, the Aggregate Deferred Draw Term Loan Commitment, the Aggregate Multi-Currency Commitment, the Aggregate Acquisition Loan Commitment and the Aggregate

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                                                                             57

Special L/C Commitment and (ii) otherwise, being returned to the Company in accordance with the provisions of subsection 4.8(d).

         (d) Without diminishing the sole dominion and control of the Administrative Agent over amounts from time to time on deposit in the cash collateral account maintained pursuant to clause (a) above, the Administrative Agent shall from time to time return to the Company amounts on deposit in such cash collateral account as follows:

         (i) after all outstanding Special Letters of Credit shall have expired or been fully drawn upon and reimbursed, the Administrative Agent shall return to the Company all amounts on deposit in such cash collateral account; provided that no Default or Event of Default has occurred and is then continuing;

         (ii) to the extent that the amounts on deposit exceed the amount of Special L/C Obligations then outstanding, the Administrative Agent shall return to the Company such excess amounts which are on deposit in such cash collateral account; provided that no Default or Event of Default has occurred and is then continuing;

         (iii) after all Payment Obligations of the Company have been Fully Satisfied, the Administrative Agent shall return to the Company all amounts then on deposit in such cash collateral account which are in excess of the amount necessary to cause the Payment Obligations then outstanding to be Fully Satisfied; and

         (iv) to the extent required pursuant to subsection 10.3(a).

         4.9 Existing Special Letters of Credit. Notwithstanding anything to the contrary contained in this Agreement or any Security Document, each of the letters of credit described on Schedule IX as a "Special Letter of Credit" shall, from and after the Closing Date, be deemed to have been issued pursuant to subsection 4.1(a) of this Agreement, with the Special L/C Lender set forth in said Schedule IX as the issuing bank for each such existing letter of credit being deemed to be the Issuing Lender in respect of such Special Letter of Credit hereunder and with each other Special L/C Lender being deemed to be a Special L/C Participant with respect to such Special Letter of Credit for purposes of this Agreement and the Security Documents. The Company shall pay to the Administrative Agent, for the accounts of the relevant Issuing Lender and Special L/C Participants, the fees and commissions described in subsection 10.7 with respect to each such Special Letter of Credit. The Company hereby represents and warrants that each letter of credit described on Schedule IX as a "Special Letter of Credit" supports a Permitted Special L/C Obligation.

         SECTION 5.  AMOUNT AND TERMS OF REVOLVING CREDIT SUB-FACILITY

         5.1 Revolving Credit Commitments. (a) Subject to the terms and conditions of this Agreement, each Multi-Currency Lender severally agrees to make loans in Dollars to the Company (individually, a "Revolving Credit Loan"; collectively, the "Revolving Credit Loans") under the Aggregate Multi-Currency Commitment from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed such Multi-Currency Lender's Multi-Currency Commitment Percentage of the amount equal to the Aggregate Multi-Currency Commitment; provided that at no time (after giving effect to the making of such Revolving Credit Loans and the use of the proceeds thereof) may (i) the sum of the Aggregate Outstanding Multi-Currency Extensions of Credit exceed the Aggregate Multi-Currency Commitment or (ii) the Available Multi-Currency Commitment be less than zero. During the Commitment Period, the Company may use the Aggregate Multi-Currency Commitment by borrowing Revolving Credit Loans, repaying the Revolving Credit Loans in whole or in part and reborrowing, all in accordance with the terms and conditions hereof.

         5.2 Obligations of Company. (a) The Company hereby agrees that each Revolving Credit Loan made by each Multi-Currency Lender to the Company pursuant hereto shall constitute the promise and obligation of the Company to pay to such Multi-Currency Lender, at the office of the Administrative Agent listed in subsection 17.3, in Dollars and in immediately available funds, the aggregate unpaid principal amount of all Revolving Credit Loans made by such Multi-Currency Lender pursuant to subsection 5.1, which amounts shall be due and payable (whether at maturity or by acceleration) as set forth in this Agreement and, in any event, on the Termination Date.

         (b) The Company hereby agrees that each Multi-Currency Lender is authorized to record (i) the date and amount of each Revolving Credit Loan made by such Multi-Currency Lender pursuant to subsection 5.1, (ii) the date of each interest rate conversion pursuant to subsection 10.8 which is applicable to such Revolving Credit Loan and the principal amount subject thereto, (iii) the date and amount of each payment or prepayment of principal of each Revolving Credit Loan made by the Company to such Multi-Currency Lender and (iv) in the case of each Revolving Credit Loan which bears interest at a rate based upon the Eurodollar Rate, the interest rate and Interest Period, in the books and records of such Multi-Currency Lender and in such manner as is reasonable and customary for it and a certificate of an officer of such Multi-Currency Lender, setting forth in reasonable detail the information so recorded, shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure to make any such recording shall not in any way affect the Payment Obligations of the Company hereunder.

         (c) The Company agrees that, upon the request to the Administrative Agent by any Multi-Currency Lender at any time, the Revolving Credit Loans of such Multi-Currency Lender shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit B with appropriate insertions as to date and principal amount (a "Revolving Credit Note"), payable to the order of such Multi-Currency Lender and representing the obligation of the Company to pay a principal amount equal to the amount of the Aggregate Multi-Currency Commitment of such Multi-Currency Lender or, if less, the aggregate unpaid principal amounts of the Revolving Credit Loans made by such Multi-Currency Lender, with interest on the unpaid principal amount thereof from time to time outstanding under such Revolving Credit Note as prescribed in subsection 10.6. Upon the request to the Administrative Agent by any Multi-Currency Lender at any time, the Company shall execute and deliver to such Multi-Currency Lender two Revolving Credit Notes, one of which shall evidence the Eurodollar Loans of such Multi-Currency Lender, and the other of which shall evidence the Alternate Base Rate Loans of such Multi-Currency Lender.

         5.3 Procedure for Borrowing Revolving Credit Loans. (a) The Company may request a borrowing of Revolving Credit Loans during the Commitment Period on any Working Day, if the Revolving Credit Loans to be borrowed are Eurodollar Loans, or on any Business Day, if the Revolving Credit Loans to be borrowed are Alternate Base Rate Loans, by giving irrevocable notice to the Administrative Agent, specifying (i) the aggregate principal amount to be borrowed, (ii) the requested borrowing date, (iii) whether the Revolving Credit Loans to be borrowed are to be Eurodollar Loans or Alternate Base Rate Loans or a combination thereof and, if a combination, the respective aggregate amount of each type of borrowing and (iv) if the Revolving Credit Loans to be borrowed are Eurodollar Loans, the length of the Interest Period or Interest Periods applicable thereto; provided that any Revolving Credit Loans to be made to the Company on the Closing Date shall be made as Alternate Base Rate Loans. Any such notice of borrowing must be received by the Administrative Agent prior to 11:00 A.M., New York City time, three Working Days prior to the requested borrowing date, in the case of Eurodollar Loans, and one Business Day prior to the requested borrowing date, in the case of Alternate Base Rate Loans. Each borrowing of Revolving Credit Loans shall, subject to subsection 10.8(h), be in an aggregate principal amount equal to (x) $10,000,000 or a whole multiple of $1,000,000 in excess thereof (in the case of Eurodollar Loans) or (y) the lesser of $5,000,000 (or, if less, the maximum amount which is then available to the Company pursuant to subsection 5.1(a)) or a whole multiple of $1,000,000 in excess thereof (in the case of Alternate Base Rate Loans). Upon receipt of any such notice, the Administrative Agent will promptly notify each Multi-Currency Lender thereof. Each Multi-Currency Lender will make available to the Administrative Agent at the office of the Administrative Agent specified in subsection 17.3 (or at such other location as the Administrative Agent may direct), by 1:00 P.M., New York City time, on the requested borrowing date, an amount equal to the Multi-Currency Commitment Percentage of such Multi-Currency Lender times the aggregate principal amount of the Revolving Credit Loans requested to be borrowed in Dollars, in funds immediately available to the Administrative Agent. The proceeds of such Revolving Credit Loans received by the Administrative Agent hereunder shall promptly be made available to the Company by the Administrative Agent's crediting the account of the Company designated to the Administrative Agent with the aggregate amount actually received by the Administrative Agent from the Multi-Currency Lenders and in like funds as received by the Administrative Agent.

         (b) The failure of any Multi-Currency Lender to make the Revolving Credit Loan to be made by it on any requested borrowing date shall not relieve any other Multi-Currency Lender of its obligation hereunder to make its Revolving Credit Loan on such borrowing date,

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                                                                             60

but no Multi-Currency Lender shall be responsible for the failure of any other Multi-Currency Lender to make the Revolving Credit Loan to be made by such other Multi-Currency Lender on such borrowing date.

         5.4 Use of Proceeds of Revolving Credit Loans. The proceeds of the Revolving Credit Loans hereunder shall be used for the purpose of refinancing certain outstanding Indebtedness of the Company and its Subsidiaries under the Existing Agreement, repurchasing or redeeming the Sinking Fund Debentures and for general corporate purposes (other than to finance Investments with respect to which the Investment Consideration is more than $5,000,000 in the aggregate).

         5.5 Refunded Revolving Credit Loans. (a) At any time and from time to time when the aggregate principal amount (net of amounts previously refunded under this subsection 5.5) of Revolving Credit Loans and Swing Line Loans which have been used to finance Investments is more than $5,000,000, the Administrative Agent shall (on behalf of the Company) request a borrowing of Syndicated Acquisition Loans (which shall be made as Alternate Base Rate Loans) from the Acquisition Direct Lenders under the Aggregate Acquisition Loan Commitment in the amount of such Revolving Credit Loans and Swing Line Loans (the "Refunded Revolving Credit Loan") outstanding on the date such notice is given.

         (b) Unless any of the events described in paragraph (m) of Section 15 shall have occurred (in which event the procedures of clause (c) of this subsection 5.5 shall apply) each Acquisition Direct Lender shall make the proceeds of its Syndicated Acquisition Loan available to Administrative Agent, for the accounts of the Revolving Credit Lenders and the Swing Line Lender (as the case may be), at the office of the Administrative Agent specified in subsection 17.3 prior to 11:00 A.M. (New York City time) in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Syndicated Acquisition Loans shall be immediately applied to repay the Refunded Revolving Credit Loan.

         (c) If, prior to the making of a Syndicated Acquisition Loan pursuant to clause (b) above, one of the events described in paragraph (m) of Section 15 shall have occurred, each Acquisition Direct Lender will, on the date such Syndicated Acquisition Loan was to have been made, purchase an undivided participating interest in the Refunded Revolving Credit Loan in an amount equal to its Acquisition Loan Commitment Percentage of such Refunded Revolving Credit Loan. Each Acquisition Direct Lender will immediately transfer to the Administrative Agent (for the accounts of the Revolving Credit Lenders or the Swing Line Lender, as the case may be), in immediately available funds, the amount of its participation and upon receipt thereof the Administrative Agent will (on behalf of the Swing Line Lender or the relevant Revolving Credit Lenders, as the case may be) deliver to such Acquisition Direct Lender a Refunded Revolving Credit Loan Participation Certificate dated the date of receipt of such funds and in such amount. Whenever, at any time after the Administrative Agent has received from any Acquisition Direct Lender such Acquisition Direct Lender's participating interest in a Refunded Revolving Credit Loan pursuant to this clause (c), the Administrative Agent receives any payment on account thereof, the Administrative Agent will distribute to such Acquisition Direct Lender its participating interest in such amount (appropriately adjusted, in the case of interest

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                                                                             61

payments, to reflect the period of time during which such Acquisition Direct Lender's participating interest was outstanding and funded) in like funds as received; provided, however, that in the event that such payment received by the Administrative Agent is required to be returned, such Acquisition Direct Lender will return to the Administrative Agent any portion thereof previously distributed by the Administrative Agent to it in like funds as such payment is required to be returned by the Administrative Agent.


         SECTION 6.  AMOUNT AND TERMS OF SWING LINE SUB-FACILITY

         6.1 Swing Line Commitments. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans (individually, a "Swing Line Loan"; collectively, the "Swing Line Loans") to the Company under the Aggregate Multi-Currency Commitment from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $30,000,000, provided that at no time (after giving effect to the making of such Swing Line Loan and the use of the proceeds thereof) may (i) the sum of the Aggregate Outstanding Multi-Currency Extensions of Credit exceed the Aggregate Multi-Currency Commitment or (ii) the Available Multi-Currency Commitment be less than zero. Amounts borrowed by the Company under this subsection 6.1 may be repaid and, up to but excluding the last day of the Commitment Period, reborrowed. All Swing Line Loans shall be made as Alternate Base Rate Loans and shall not be entitled to be converted into Eurodollar Loans. The Company shall give the Swing Line Lender irrevocable notice (which notice must be received by the Swing Line Lender prior to 11:00 A.M., New York City time) on the requested borrowing date specifying the amount of each requested Swing Line Loan, which shall be in a minimum amount of $500,000 or a whole multiple of $100,000 in excess thereof. The proceeds of each Swing Line Loan will be made available by the Swing Line Lender to the Company by crediting the account of the Company designated to the Swing Line Lender with such proceeds.

         (b) The Swing Line Loans shall be evidenced by a promissory note of the Company substantially in the form of Exhibit C, with appropriate insertions (the "Swing Line Note"), payable to the order of the Swing Line Lender and representing the obligation of the Company to pay the aggregate unpaid principal amount of the Swing Line Loans, with interest thereon as prescribed in subsection 10.6. The Swing Line Lender is hereby authorized to record the borrowing date, the amount of each Swing Line Loan and the date and amount of each payment or prepayment of principal thereof, on the schedule annexed to and constituting a part of the Swing Line Note and, in the absence of manifest error, any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure of the Swing Line Lender to make such recordation (or any error in such recordation) shall not affect the Payment Obligations of the Company hereunder or under such Note. The Swing Line Note shall (a) be dated the Closing Date, (b) be stated to mature on the Termination Date and (c) bear interest for the period from the Closing Date on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, subsection 10.6.

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                                                                             62

         (c) The Swing Line Lender, at any time in its sole and absolute discretion, may, and at any time as there shall be $25,000,000 in aggregate principal amount of Swing Line Loans outstanding shall, on behalf of the Company (which hereby irrevocably directs the Swing Line Lender to act on its behalf) request each Multi-Currency Lender, including Chase, to make a Revolving Credit Loan in an amount equal to such Multi-Currency Lender's Multi-Currency Commitment Percentage of the amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given. Unless any of the events described in paragraph (m) of Section 15 shall have occurred (in which event the procedures of paragraph (d) of this subsection 6.1 shall apply) each Multi-Currency Lender shall make the proceeds of its Revolving Credit Loan available to the Swing Line Lender for its own account at the office specified for Chase in subsection 17.3 prior to 11:00 A.M. (New York City time) in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans.

         (d) If, prior to the making of a Revolving Credit Loan pursuant to paragraph (c) of subsection 6.1, one of the events described in paragraph (m) of Section 15 shall have occurred, each Multi-Currency Lender will, on the date such Revolving Credit Loan was to have been made, purchase an undivided participating interest in the Refunded Swing Line Loan in an amount equal to its Multi-Currency Commitment Percentage of such Refunded Swing Line Loan. Each Multi-Currency Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swing Line Lender will deliver to such Multi-Currency Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

         (e) Whenever, at any time after the Swing Line Lender has received from any Multi-Currency Lender such Multi-Currency Lender's participating interest in a Refunded Swing Line Loan pursuant to clause (d) above, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Multi-Currency Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Multi-Currency Lender's participating interest was outstanding and funded) in like funds as received; provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Multi-Currency Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it in like funds as such payment is required to be returned by the Swing Line Lender.

         (f) Notwithstanding the foregoing, no Multi-Currency Lender shall be required to make such a Revolving Credit Loan to the Company for the purpose of refunding a Swing Line Loan pursuant to clause (c) above or to purchase a participating interest in a Swing Line Loan pursuant to clause (d) above if, prior to the making by the Swing Line Lender of such Swing Line Loan, the Swing Line Lender has received written notice from such Multi-Currency Lender specifying that such Multi-Currency Lender believes in good faith that a Default or Event of Default has occurred and is continuing, describing the nature of such Default or Event of Default and stating that, as a result thereof, such Multi-Currency Lender shall cease to make such Revolving Credit Loans or purchase such participating interests, as the case may be; provided

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                                                                             63

that the obligation of such Multi-Currency Lender to make such Revolving Credit Loans and to purchase such participating interests shall be reinstated upon the earlier to occur of (i) the date upon which such Multi-Currency Lender notifies the Swing Line Lender that its prior notice has been withdrawn and (ii) the date upon which the Default or Event of Default specified in such notice no longer is continuing (it being understood that, in the event that such Default or Event of Default was not continuing at the time that the Swing Line Lender received such notice, such Multi-Currency Lender shall be obligated to make its Revolving Credit Loan or purchase its participating interest in such Swing Line Loan promptly upon discovery that its good faith belief was erroneous).

         6.2 Participations. Each Multi-Currency Lender's obligation to purchase participating interests pursuant to paragraph (d) of subsection 6.1 shall (except to the extent expressly set forth in subsection 6.1(f)) be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Multi-Currency Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever;
(b) the occurrence or continuance of an Event of Default; (c) any adverse change in the condition (financial or otherwise) of the Company or any other Person; (d) any breach of this Agreement by the Company or any other Multi-Currency Lender; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         6.3 Use of Proceeds of Swing Line Loans. The proceeds of the Swing Line Loans hereunder shall be used by the Company for any purpose for which the proceeds of Revolving Credit Loans may be used.


         SECTION 7.  AMOUNT AND TERMS OF OPERATING LETTER OF CREDIT
                     SUB-FACILITY

         7.1 Operating Letter of Credit Facility. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance upon the representations and warranties contained herein and in the other Credit Documents and upon the agreements of the other Multi-Currency Lenders set forth in subsections 7.3(a) and (b), agrees to issue under the Aggregate Multi-Currency Commitment any letter of credit (each, an "Operating Letter of Credit") requested to be issued by it and so issued by it for the account of the Company on any Business Day during the Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided that such Issuing Lender shall have no obligation to issue such Operating Letter of Credit if, after giving effect to such issuance, (i) the Operating L/C Obligations would exceed $25,000,000 or
(ii) the Available Multi-Currency Commitment would be less than zero. Each Operating Letter of Credit shall (i) be denominated in Dollars, (ii) be either
(x) a standby letter of credit issued to support obligations of the Company or any of its Subsidiaries, contingent or otherwise, which are of a type for which Revolving Credit Loans (if the obligations were then due and payable) or Special Letters of Credit would be available (a "Standby Letter of Credit"), or
(y) a documentary letter of credit in respect of the purchase of goods or services by the Company or any of its Subsidiaries in the ordinary course of business (a "Commercial Letter of

Credit") and (iii) expire no later than one year from the date of issue; provided that the Undrawn Operating L/C Obligations in respect of each Operating Letter of Credit which expires after the last day of the Commitment Period shall be Fully Secured from and after such day.

         (b) Each Operating Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

         (c) No Issuing Lender shall at any time be obligated to issue any Operating Letter of Credit hereunder to the extent that such issuance would conflict with, or cause such Issuing Lender or any Operating L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

         7.2 Procedure for Issuance of Operating Letters of Credit. The Company may from time to time request that the Administrative Agent designate an Issuing Lender with respect to any Operating Letter of Credit which the Company seeks to have issued. In the event that the Administrative Agent is able to designate an Issuing Lender with respect to such Operating Letter of Credit, the Company shall request that such Issuing Lender issue an Operating Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender reasonably may request. Upon receipt of any Application, such Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Operating Letter of Credit requested thereby (but in no event shall such Issuing Lender be required to issue any Operating Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Operating Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and the Company. Such Issuing Lender shall (i) in the case of each Standby Letter of Credit, notify each Operating L/C Participant and the Administrative Agent promptly following the request for and following the issuance of the Standby Letter of Credit and furnish a copy of such Standby Letter of Credit to the Company and to the Administrative Agent promptly following the issuance thereof and (ii) in the case of Commercial Letters of Credit, provide to each Operating L/C Participant and the Administrative Agent, promptly following the end of each calendar month during which it has issued Commercial Letters of Credit, a monthly activity report of the Commercial Letters of Credit issued by it during such month.

         7.3 Operating L/C Participations. (a) The Issuing Lender with respect to each Letter of Credit irrevocably agrees to grant and hereby grants to each Operating L/C Participant, and, to induce such Issuing Lender to issue Letters of Credit hereunder, each Operating L/C Participant irrevocably agrees to accept and purchase, and hereby accepts and purchases, from such Issuing Lender, on the terms and conditions hereinafter stated, for such Operating L/C Participant's own account and risk an undivided interest equal to such Operating L/C Participant's Multi-Currency Commitment Percentage in such Issuing Lender's obligations and rights under each Operating Letter of Credit issued hereunder and the amount of each draft paid

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                                                                             65

by such Issuing Lender thereunder. Each Operating L/C Participant unconditionally and irrevocably agrees with such Issuing Lender that, if a draft is paid under any Operating Letter of Credit issued by it for which such Issuing Lender is not reimbursed in full by the Company in accordance with the terms of this Agreement, such Operating L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender's address for notices specified herein an amount equal to such Operating L/C Participant's Multi-Currency Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

         (b) If any amount required to be paid by any Operating L/C Participant to an Issuing Lender pursuant to subsection 7.3(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Operating Letter of Credit issued by it is paid to such Issuing Lender within three Business Days after the date such payment is due, such Operating L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by such Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Operating L/C Participant pursuant to subsection 7.3(a) is not in fact made available to such Issuing Lender by such Operating L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such Operating L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Alternate Base Rate Loans hereunder. A certificate of the relevant Issuing Lender submitted to any Operating L/C Participant with respect to any amounts owing under this subsection 7.3(b) shall be conclusive in the absence of manifest error.

         (c) Whenever, at any time after any Issuing Lender has made payment under any Operating Letter of Credit issued by it and has received from any Operating L/C Participant its pro rata share of such payment in accordance with subsection 7.3(a), such Issuing Lender receives any payment related to such Operating Letter of Credit (whether directly from the Company or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender promptly will distribute to such Operating L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such Operating L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

         (d) Notwithstanding anything to the contrary contained in this subsection 7.3, the failure of any Operating L/C Participant to make any payment due by it under this subsection 7.3 in a timely manner shall not relieve any other Operating L/C Participant of its obligation hereunder to make its own payment in a timely manner, but no Operating L/C Participant shall be responsible for the failure of any other Operating L/C Participant to make any payment pursuant to this subsection 7.3 owing by such other Operating L/C Participant on any date.

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                                                                             66

         7.4 Reimbursement Obligation of the Company. The Company agrees to reimburse each Issuing Lender on each date on which such Issuing Lender notifies the Company of the date and amount of a draft presented under any Operating Letter of Credit issued and paid by such Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment. Each such payment shall be made to the relevant Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Company under this subsection 7.4 from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Alternate Base Rate Loans which were then overdue.

         7.5 Obligations Absolute. The Company's obligations under this Section 7 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Company may have or have had against the relevant Issuing Lender, any beneficiary of an Operating Letter of Credit, any Lender or any other Person. The Company also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Company's Operating L/C Reimbursement Obligations under subsection 7.4 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Company and any beneficiary of any Operating Letter of Credit or any other party to which such Operating Letter of Credit may be transferred or any claims whatsoever of the Company against any beneficiary of such Operating Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Operating Letter of Credit issued by it, except for errors or omissions caused by such Issuing Lender's gross negligence or willful misconduct. The Company agrees that any action taken or omitted by any Issuing Lender under or in connection with any Operating Letter of Credit issued by such Issuing Lender or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Company and shall not result in any liability of such Issuing Lender to the Company.

         7.6 Operating Letter of Credit Payments. If any draft shall be presented for payment under any Operating Letter of Credit, the Issuing Lender in respect of such Operating Letter of Credit shall promptly notify the Company of the date and amount thereof. The responsibility of such Issuing Lender to the Company in connection with any draft presented for payment under any Operating Letter of Credit issued by it shall, in addition to any payment obligation expressly provided for in such Operating Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Operating Letter of Credit in connection with such presentment are in conformity with such Operating Letter of Credit.

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                                                                             67

         7.7 Application. To the extent that any provision of any Application related to any Operating Letter of Credit is inconsistent with the provisions of this Section 7, the provisions of this Section 7 shall apply.

         7.8 Cash Collateral for Operating Letters of Credit. (a) (i) If the Lenders holding the majority of the Aggregate Multi-Currency Commitment shall so request at any time and from time to time when an Event of Default has occurred and is continuing or (ii) at any time and from time to time when the Required Lenders so request, the Company shall promptly deposit in a cash collateral account opened and maintained by the Administrative Agent (which cash collateral account shall be separate from that which is opened and maintained pursuant to subsection 4.8) the amount equal to the lesser of (x) the sum of the aggregate amount of all Undrawn Operating L/C Obligations and
(y) the amount equal to the Benefited Multi-Currency Portion then in effect (such lesser amount, the "Deposit Requirement"). The Company further agrees that, from and after any such request for cash collateralization, the Company will deposit from time to time into such cash collateral account any such additional amounts as shall be necessary to cause the amount on deposit therein to be not less than the amount of the Deposit Requirement then in effect.

         (b) The Company hereby grants to the Administrative Agent, for the ratable benefit of the Multi-Currency Lenders, as collateral security for the payment in full of all Payment Obligations of the Company on account of the Benefited Facilities, a security interest in all amounts from time to time held in the cash collateral account maintained pursuant to paragraph (a) above. Amounts held therein shall at all times be under the sole dominion and control of the Administrative Agent and the Administrative Agent shall at all times have the exclusive right of withdrawal with respect thereto; provided that the Administrative Agent hereby agrees that it shall withdraw amounts from such cash collateral account only in accordance with the provisions of clauses (c) and (d) below.

         (c) Following the occurrence and during the continuance of any Event of Default, the Administrative Agent may apply amounts held in the cash collateral account maintained pursuant to paragraph (a) above to the payment of the Payment Obligations on account of the Benefited Facilities in such order as the Administrative Agent shall elect, with any amounts remaining on deposit therein after giving effect to such application being returned to the Company.

         (d) Without diminishing the sole dominion and control of the Administrative Agent over amounts from time to time on deposit in the cash collateral account maintained pursuant to clause (a) above, the Administrative Agent shall from time to time (upon the request of the Company) promptly return to the Company any amounts on deposit in such cash collateral account which are in excess of the amount of the Deposit Requirement then in effect and, prior to such return to the Company, the Administrative Agent shall not have any Lien on or security interest in any such excess amounts.

         7.9 Existing Operating Letters of Credit. Notwithstanding anything to the contrary contained in this Agreement or any Security Document, each of the letters of credit

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                                                                             68

described on Schedule IX as an "Operating Letter of Credit" shall, from and after the Closing Date, be deemed to have been issued pursuant to subsection 7.1(a) of this Agreement, with the Multi-Currency Lender set forth in said
Schedule IX as the issuing bank for each such existing letter of credit being deemed to be the Issuing Lender in respect of such Operating Letter of Credit hereunder and with each other Multi-Currency Lender being deemed to be an Operating L/C Participant with respect to such Operating Letter of Credit for purposes of this Agreement and the Security Documents. The Company shall pay to the Administrative Agent, for the accounts of the relevant Issuing Lender and Operating L/C Participants, the fees and commissions described in subsection
10.7 with respect to each such Operating Letter of Credit.


         SECTION 8.  AMOUNT AND TERMS OF LOCAL LOAN SUB-FACILITY

         8.1 Local Loan Commitments. Subject to the terms and conditions of this Agreement, each Local Fronting Lender severally agrees to make loans (and, to the extent provided in subsection 8.9, to create Acceptances) under the Aggregate Multi-Currency Commitment in Dollars and in the Denomination Currency set forth opposite its name on Schedule III to the Company and to the Local Subsidiary for such Denomination Currency from time to time during the Commitment Period (individually, a "Local Loan"; collectively, the "Local Loans"); provided that, after giving effect to the making and the use of proceeds thereof, the aggregate amount of the Local Outstandings of such Local Fronting Lender shall not exceed the amount equal to its Currency Sublimit then in effect. The Local Loans made by each Local Fronting Lender generally shall be made by such Local Fronting Lender from a lending office which is located within the jurisdiction of its respective Denomination Currency; provided that, in the event that the Company or the relevant Local Subsidiary so requests and the relevant Local Fronting Lender (in its sole discretion) so agrees, any Local Loans to be made by such Local Fronting Lender may be made from a lending office of such Local Fronting Lender which is not located in the jurisdiction of its Denomination Currency. During the Commitment Period, the Local Borrowers may use the Aggregate Multi-Currency Commitment by borrowing Local Loans and Acceptances, repaying the Local Loans and Acceptances in whole or in part and reborrowing, all in accordance with the terms and conditions hereof.

         8.2 Obligations of Local Borrowers. (a) Each Local Borrower hereby agrees that each Local Loan made by each Local Fronting Lender to such Local Borrower pursuant hereto shall constitute the promise and obligation of such Local Borrower to pay to such Local Fronting Lender, at the office of such Local Fronting Lender listed on Schedule III hereto (or, if such Local Fronting Lender has notified such Local Borrower that a Local Loan was funded by a different lending office of such Local Fronting Lender, the lending office from which such Local Loan was funded), in lawful money of the Denomination Currency (or, with respect to Local Loans which are Dollar Loans, in Dollars) and in immediately available funds the aggregate unpaid principal amount of all Local Loans made by such Local Fronting Lender pursuant to subsection 8.1, which amounts shall be due and payable (whether at maturity or by acceleration) as set forth in this Agreement and, in any event, on the Termination Date. Notwithstanding anything to the contrary contained herein, no Local Subsidiary shall be obligated under any

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                                                                             69

Credit Document to pay any amounts owing by or on account of the Company or any other Local Subsidiary pursuant to this Agreement or any other Credit Document.

         (b) Each Local Borrower hereby agrees that each Local Fronting Lender is authorized to record (i) the date, amount and currency of each Local Loan made by such Local Fronting Lender to such Local Borrower pursuant to subsection 8.1, (ii) the date of each interest rate conversion pursuant to subsection 10.8 which is applicable to such Local Loan and the principal amount subject thereto, (iii) the date and amount of each payment or prepayment of principal of each Local Loan made by such Local Borrower to such Local Fronting Lender and (iv) in the case of each Local Loan which bears interest at a rate based upon the relevant Eurocurrency Rate or Eurodollar Rate or (if it is customary in the relevant jurisdiction for Local Rate Loans to be subject to Interest Periods) Local Loan Rate, the interest rate and Interest Period, in the books and records of such Local Fronting Lender and in such manner as is reasonable and customary for it and a certificate of an officer of such Local Fronting Lender, setting forth in reasonable detail the information so recorded, shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure to make any such recording shall not in any way affect the Payment Obligations of the relevant Local Borrower hereunder.

         8.3 Procedure for Borrowing Local Loans. Each Local Borrower may request a borrowing of Local Loans under the Aggregate Multi-Currency Commitment in Dollars or in the relevant Denomination Currency from the applicable Local Fronting Lender during the Commitment Period on any Working Day, if the Local Loans to be borrowed are Eurodollar Loans or Eurocurrency Loans, or on any Business Day, if the Local Loans to be borrowed are Alternate Base Rate Loans or Local Rate Loans, by giving irrevocable notice to the relevant Local Fronting Lender (with a copy to the Administrative Agent), specifying (i) the aggregate principal amount of the relevant currency to be borrowed, (ii) the requested borrowing date, (iii) whether the Local Loans to be borrowed are to be Eurodollar Loans or Alternate Base Rate Loans (in the case of Dollar Loans) or Eurocurrency Loans or Local Rate Loans (in the case of other Local Loans) or (in either case) a combination thereof and, if a combination, the respective aggregate amount of each type of borrowing and (iv) if the Local Loans to be borrowed are Eurodollar Loans or Eurocurrency Loans or (if it is customary in the relevant jurisdiction for Local Rate Loans to be subject to Interest Periods) Local Rate Loans, the length of the Interest Period or Interest Periods applicable thereto; provided that any Local Loans to be made to the Company or a Local Subsidiary on the Closing Date shall be made as Local Rate Loans. Any such notice of borrowing must be received by the relevant Local Fronting Lender prior to 11:00 A.M., local time, three Working Days prior to the requested borrowing date (or such shorter period prior thereto as such Local Fronting Lender may agree) in the case of Eurodollar Loans or Eurocurrency Loans, and on the requested borrowing date, in the case of Alternate Base Rate or Local Rate Loans (with the presentation by any third party of any check or draft drawn on the account of the relevant Local Borrower or any other borrowing by way of overdraft being deemed to constitute a notice of borrowing of Local Rate Loans in the amount of such check, draft or other borrowing, to the extent that insufficient funds are then available for the payment thereof in the account of such Local Borrower with the relevant Local Fronting Lender); provided, however, that the Administrative Agent may, at any time and from time to time in its

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sole discretion, suspend the right of the Local Borrowers with respect to any one or more Denomination Currencies to borrow Alternate Base Rate Loans or Local Rate Loans on the basis of same-day notice by providing written notice of such suspension to the Company and the affected Local Subsidiaries (with a copy to the relevant Local Fronting Lender) not less than two Business Days prior to the effectiveness thereof (or, during such time as any Default or Event of Default has occurred and is continuing, on the date of such effectiveness), in which event any such notice of borrowing (other than any notice of borrowing deemed to be made on account of a check, draft or other customary means of borrowing by way of overdraft drawn by such Local Borrower prior to the date of such notice of suspension) of Alternate Base Rate Loans or Local Rate Loans must (until such notice of suspension has been revoked by the Administrative Agent) be received by the Local Fronting Lender prior to 11:00 A.M., local time, one Business Day prior to the requested borrowing date. In the event that the relevant Local Fronting Lender determines on the requested borrowing date that the making of such requested Local Loan will not cause the Local Outstandings of such Local Fronting Lender to exceed the amount equal to its Currency Sublimit then in effect (in each case, as has been notified to such Local Fronting Lender by the Administrative Agent pursuant to subsection 8.8(b)), such Local Fronting Lender will make the requested Local Loan available to the relevant Local Borrower, at the principal lending office of such Local Fronting Lender in the relevant jurisdiction, by 1:00 P.M., local time, on the requested borrowing date, in funds immediately available to such Local Borrower. Promptly following the making of each such Local Loan, such Local Fronting Lender shall provide notice to the Administrative Agent of the amount thereof. The minimum amount of each borrowing of Local Loans shall, subject to subsection 10.8(h), be in an aggregate principal amount (not to exceed the relevant Currency Sublimit) to be mutually agreed upon by the relevant Local Fronting Lender and the relevant Local Borrower. Notwithstanding anything to the contrary contained in this subsection 8.3, no Local Fronting Lender shall be obligated hereunder to advance any Local Loan by way of an overdraft, but rather shall provide overdrafts only if it elects (in its sole discretion) to do so. Notwithstanding the foregoing, any Local Loans (as defined in the Existing Agreement) which are outstanding on the Closing Date from a Local Fronting Lender hereunder shall be deemed to be "Local Loans" (as defined herein) which are outstanding hereunder.

         8.4 Currency Conversion and Contingent Funding Agreement. (a) Each Multi-Currency Lender hereby unconditionally and irrevocably agrees to purchase (in Dollars) an undivided participating interest in its ratable share of such Local Loans and Acceptances made by such Local Fronting Lenders as the Administrative Agent may at any time request; provided that:

         (i) the Administrative Agent hereby agrees that, unless an Event of Default has occurred and is continuing, it will not request any such purchase of participating interests unless the Administrative Agent has given to the Company and the relevant Local Subsidiary three Business Days' prior notice thereof;

         (ii) the Administrative Agent hereby agrees that it promptly will request that the Multi-Currency Lenders purchase such participating interest in all Local Loans and Acceptances made by any Local Fronting Lender which provides to the Administrative

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                                                                             71

    Agent a written certification that an Event of Default described in Section 15(a) is continuing with respect to the Local Loans or Acceptances made by such Local Fronting Lender and requesting that such request be made by the Administrative Agent;

         (iii) in the event that any of the events specified in clauses (i),
    (ii) or (iii) of Section 15(m) shall have occurred with respect to any Local Borrower, each Multi-Currency Lender shall be deemed to have purchased, automatically and without request, such participating interest in the Local Loans and Acceptances made to such Local Borrower; and

         (iv) General Electric Capital Corporation's obligation to purchase participating interests from the Local Fronting Lender for France shall be subject to the provisions of clause (e) below.

Any such request by the Administrative Agent shall be made in writing to each Multi-Currency Lender and shall specify the amount of Dollars (based upon the actual exchange rate at which the Administrative Agent anticipates being able to obtain the relevant Denomination Currency, with any excess payment being refunded to the Multi-Currency Lenders and any deficiency remaining payable by the Multi-Currency Lenders) required from such Multi-Currency Lender in order to effect the purchase by such Multi-Currency Lender of a participating interest in the amount equal to its Multi-Currency Commitment Percentage times the aggregate then outstanding principal amount (in the Denomination Currency) of the relevant Local Loans and Acceptances (together with accrued interest thereon and other amounts owing in connection therewith) in such Denomination Currency. Promptly upon receipt of such request, each Multi-Currency Lender shall deliver to the Administrative Agent (in immediately available funds) the amount so specified by the Administrative Agent. The Administrative Agent shall convert such amounts into the relevant Denomination Currency and shall promptly deliver the proceeds of such conversion to the relevant Local Fronting Lender in immediately available funds. Promptly following receipt thereof, such Local Fronting Lender will deliver to each Multi-Currency Lender (through the Administrative Agent) a Local Loan Participation Certificate dated the date of receipt of such funds and in such amount. From and after such purchase, (i) the outstanding Local Loans and Acceptances in which the Multi-Currency Lenders have purchased such participations shall be deemed to have been converted into Alternate Base Rate Loans denominated in Dollars (with such conversion constituting, for purposes of subsection 10.12, a prepayment of such Local Loans and Acceptances before the last day of the Interest Period with respect thereto), (ii) any further Local Loans to be made to such Borrower shall be made in Dollars, with each Multi-Currency Lender purchasing a participating interest therein in the manner described in the foregoing provisions of this subsection 8.4(a) immediately upon the making thereof in the amount equal to such Multi-Currency Lender's Multi-Currency Commitment Percentage thereof (with the Administrative Agent hereby agreeing to provide prompt notice to each such Multi-Currency Lender of its receipt from the relevant Local Fronting Lender of a notice of borrowing and of making the relevant Local Loan), (iii) no further Acceptances shall be created for the account of such Borrower, (iv) all amounts from time to time accruing, and all amounts from time to time payable, on account of such Local Loans and Acceptances (including, without limitation, any interest and other amounts which were accrued

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but unpaid on the date of such purchase) shall be payable in Dollars as if such
Local Loan or Acceptance, as the case may be, had originally been made in Dollars and shall (other than with respect to the portion of the Applicable Margin which, pursuant to subsection 8.6, is expressly stated to be paid for the account of the Local Fronting Lender) be distributed by the relevant Local Fronting Lender to the Administrative Agent, for the accounts of the Multi-Currency Lenders, on account of such participating interests. Notwithstanding anything to the contrary contained in this subsection 8.4, the failure of any Multi-Currency Lender to purchase its participating interest in any Local Loan or Acceptance shall not relieve any other Multi-Currency Lender of its obligation hereunder to purchase its participating interest in a timely manner, but no Multi-Currency Lender shall be responsible for the failure of any other Multi-Currency Lender to purchase the participating interest to be purchased by such other Multi-Currency Lender on any date.

         (b) If any amount required to be paid by any Multi-Currency Lender pursuant to subsection 8.4(a) is paid to the Administrative Agent within three Business Days following the date upon which such Multi-Currency Lender receives notice from the Administrative Agent that the Local Loan or Acceptance in which such Multi-Currency Lender has purchased a participating interest has been made or created (as the case may be), such Multi-Currency Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by the Administrative Agent, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Administrative Agent, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Multi-Currency Lender pursuant to subsection 8.4(a) is not in fact made available to the Administrative Agent within three Business Days following the date upon which such Multi-Currency Lender receives notice from the Administrative Agent that the Local Loan or Acceptance in which such Multi-Currency Lender has purchased a participating interest has been made or created (as the case may be), the Administrative Agent shall be entitled to recover from such Multi-Currency Lender, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Alternate Base Rate Loans hereunder. A certificate of the Administrative Agent submitted to any Multi-Currency Lender with respect to any amounts owing under this subsection 8.4(b) shall be conclusive in the absence of manifest error. Amounts payable by any Multi-Currency Lender pursuant to this subsection 8.4(b) shall be paid to the Administrative Agent, for the account of the relevant Local Fronting Lender; provided that, if the Administrative Agent (in its sole discretion) has elected to fund on behalf of such Multi-Currency Lender the amounts owing to such Local Fronting Lender, then the amounts shall be paid to the Administrative Agent, for its own account.

         (c) Whenever, at any time after the relevant Local Fronting Lender has received from any Multi-Currency Lender such Multi-Currency Lender's participating interest in a Local Loan or Acceptance pursuant to clause (b) above, the Local Fronting Lender receives any payment on account thereof, such Local Fronting Lender will distribute to the Administrative Agent, for the account of such Multi-Currency Lender, such Multi-Currency Lender's participating interest in such amount (appropriately adjusted, in the case of interest payments, to

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                                                                             73

reflect the period of time during which such Multi-Currency Lender's participating interest was outstanding) in like funds as received; provided, however, that in the event that such payment received by such Local Fronting Lender is required to be returned, such Multi-Currency Lender will return to such Local Fronting Lender any portion thereof previously distributed by such Local Fronting Lender to such Multi-Currency Lender in like funds as such payment is required to be returned by such Local Fronting Lender.

         (d) Each Multi-Currency Lender's obligation to purchase participating interests pursuant to clause (a) above shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Multi-Currency Lender may have against the relevant Local Fronting Lender, the relevant Local Borrower or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default; (c) any adverse change in the condition (financial or otherwise) of the relevant Local Borrower or any other Person; (d) any breach of this Agreement by the relevant Local Borrower, any other Local Borrower or any other Lender; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that no Multi-Currency Lender shall be obligated to purchase participating interests in any Local Loans made by a Local Fronting Lender to the extent that such Local Loans (at the time when made) caused the amount of Local Loans outstanding from such Local Fronting Lender to be in excess of the Currency Sublimit then in effect with respect to such Local Fronting Lender.

         (e) Notwithstanding anything to the contrary contained in herein, General Electric Capital Corporation ("GE Capital") shall have no obligation, and shall not, purchase participating interests pursuant to this subsection 8.4 from the Local Fronting Lender for France and such participating interests as otherwise would have been purchased by GE Capital (the "GE Share") shall instead be purchased from such Local Fronting Lender by Citibank. In connection with such obligation to purchase the GE Share, Citibank shall have all rights which otherwise would be attributable to GE Capital hereunder with respect to the GE Share (including, without limitation, the right to receive interest and other amounts accruing on account thereof); provided, however, that, for purposes of voting under this Agreement and the other Credit Documents, GE Capital shall be deemed to hold the GE Share and shall be entitled to exercise voting rights on account thereof.

         8.5 Designation of Additional Denomination Currencies. (a) The Company may from time to time request that any one or more additional freely available currencies which are freely transferable and freely convertible into Dollars be designated as "Denomination Currencies" hereunder by providing written notice to the Administrative Agent specifying (i) the relevant Local Subsidiary for such currency (which need not be an existing Local Subsidiary), (ii) the requested amount of the Currency Sublimit for such Denomination Currency and
(iii) specifying the Multi-Currency Lender who has agreed to serve as Local Fronting Lender with respect thereto and the Maximum Sublimit to be inserted in
Schedule III for such Local Fronting Lender; provided that in no event shall the sum of all Currency Sublimits (after giving effect to the requested designation of an additional Denomination Currency and any concurrent reallocation of the Currency Sublimits pursuant to subsection 8.6) exceed the Aggregate Multi-

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                                                                             74

Currency Commitment then in effect. The Administrative Agent shall promptly forward to each Multi-Currency Lender a copy of any such notice. Within ten Business Days following the receipt of such notice, each Multi-Currency Lender shall notify the Administrative Agent in writing whether such designation is acceptable to such Multi-Currency Lender (in its sole discretion) and the Administrative Agent promptly shall notify the Company thereof.

         (b) In the event that such designation is acceptable to the Lenders holding the majority of the Aggregate Multi-Currency Commitment, the Company shall cause the requested Local Subsidiary to deliver to the Administrative Agent (i) a Borrowing Subsidiary Joinder Agreement, (ii) such of the Security Documents contemplated by subsections 13.10, 13.11 and 13.12 and/or such other documents, instruments, agreements and legal opinions as the Agents reasonably may request (including, in any event, an opinion of local counsel in the relevant jurisdiction to the effect that no Multi-Currency Lender, other than the relevant Local Fronting Lender, shall be deemed to be doing business in the relevant jurisdiction, or otherwise shall be subject to regulation or taxation therein, solely as a result of the agreements set forth herein; with such legal opinions to be in form and substance reasonably acceptable to the Multi-Currency Lenders holding at least a majority of the Aggregate Multi-Currency Commitment (including, in any event, General Electric Capital Corporation so long as it is a Multi-Currency Lender, but other than any Non-Funding Lenders)) and (iii) a Local Fronting Lender Joinder Agreement from the Multi-Currency Lender who has agreed to serve as Local Fronting Lender.

         (c) From and after the date upon which the Administrative Agent has received the documents (all of which shall be in form and substance reasonably satisfactory to the Agents) described in subsection 8.5(b), Schedule III hereto shall be deemed to be amended to reflect (i) the designation of such currency as a Denomination Currency, (ii) the aggregate amount of the Currency Sublimit and Maximum Sublimit with respect thereto and (iii) the name and applicable local lending office of the relevant Local Fronting Lender with respect thereto and (iv) the name of the relevant Local Subsidiary.

         (d) The Administrative Agent shall give prompt notice to the Multi-Currency Lenders of the effectiveness of such designation and shall deliver to each Multi-Currency Lender and the Company a revised version of
Schedule III which reflects such amendment.

         8.6 Re-Allocation of Currency Sublimits. (a) The Company (on its own behalf and as agent of the Local Subsidiaries) may from time to time (but, unless the Administrative Agent shall otherwise agree, not more frequently than one time per calendar month) request that the amount of any one or more Currency Sublimits be increased and/or the amount of any one or more Currency Sublimits be decreased by delivering a written request for such re-allocation to the Administrative Agent. Each such request shall specify the amount (in Dollars) of the increase or decrease, as the case may be, applicable to each affected Currency Sublimit. The Administrative Agent shall deliver to each affected Local Fronting Lender a copy of such request promptly following receipt thereof.

         (b) Unless the revised Currency Sublimit of any Local Fronting Lender will, after giving effect to the requested re-allocation of Currency Sublimits, be in excess of the Maximum

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                                                                             75

Sublimit then in effect for such Local Fronting Lender, then the Currency Sublimits shall be deemed to be so re-allocated and Schedule III shall be deemed to be amended to reflect such reallocation; provided that (i) no Local Fronting Lender shall be required to lend more than its Currency Sublimit (as in effect prior to the effectiveness of such re-allocation) until such Local Fronting Lender has received notice from the Administrative Agent of the effectiveness of such re-allocation (which notice the Administrative Agent agrees to deliver promptly upon such effectiveness) and (ii) after giving effect to such re-allocation, the Aggregate Outstanding Multi-Currency Extensions of Credit will not exceed the Aggregate Multi-Currency Commitment then in effect. Promptly following the effectiveness of such re-allocation, the Administrative Agent shall deliver to each Multi-Currency Lender and the Company a revised Schedule III which reflects such amendment.

         (c) In the event that the revised Currency Sublimit of any Local Fronting Lender will (after giving effect to the requested re-allocation of Currency Sublimits) be in excess of the Maximum Sublimit specified for such Local Fronting Lender on Schedule III, then such Local Fronting Lender and the Administrative Agent shall have ten Business Days to determine whether (in their sole discretion) to approve such increase. In the event that such Local Fronting Lender and the Administrative Agent approve such increase (which approval shall be delivered in writing to the Company and, in the case of the approval of such Local Fronting Lender, to the Administrative Agent) then the Currency Sublimit and the Maximum Sublimit of such Local Fronting Lender shall be re-allocated to such higher amounts requested for such Local Fronting Lender in the request delivered to the Administrative Agent pursuant to subsection 8.6(a). In the event that such Local Fronting Lender and the Administrative Agent do not approve such increase in accordance with the foregoing terms of this subsection 8.6(c), then the Currency Sublimit of such Local Fronting Lender shall be increased only to its existing Maximum Sublimit on the date upon which either such Local Fronting Lender or the Administrative Agent notifies the Company that such increase has not been approved (or, if no such notice is given, at the end of such ten day approval period). Promptly following the effectiveness of any such reallocation, the Administrative Agent shall deliver to each Multi-Currency Lender and the Company a revised Schedule III which reflects such amendment. The Company or the relevant Local Subsidiary shall pay any stamp, recording or other similar tax payable under the laws of the local jurisdiction which is required as a result of any such increase in the Maximum Sublimit of its relevant Local Fronting Lender.

         (d) In connection with any re-allocation made in accordance with this subsection 8.6, the Company may designate that the Currency Sublimit applicable to any Local Fronting Lender is to be reduced to zero and that the relevant Local Subsidiary is to cease to be a "Local Subsidiary" hereunder. From and after any such designation, such Local Subsidiary shall cease to be a Borrower hereunder, such Local Fronting Lender shall cease to be the "Local Fronting Lender" for the relevant Denomination Currency and (except to the extent that the provisions of subsection 8.5 subsequently are complied with) no further Local Loans or Acceptances shall be made to any Borrower in such Denomination Currency.

         (e) Notwithstanding anything to the contrary contained herein, no such reallocation shall be permitted if, after giving effect thereto, the Aggregate Outstanding Multi-

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                                                                             76


Currency Extensions of Credit will exceed the Aggregate Multi-Currency Commitment then in effect.

         8.7 Resignation or Removal of a Local Fronting Lender. (a) In the event that the Multi-Currency Commitment of a Local Fronting Lender shall at any time terminate (otherwise than on termination of the Aggregate Commitment) or a Local Fronting Lender shall assign all of its Multi-Currency Commitment in accordance with the provisions of subsection 17.7(c) or a Local Fronting Lender shall otherwise so elect, such Local Fronting Lender shall resign as Local Fronting Lender by giving written notice of its resignation to the Company, the relevant Local Subsidiary and the Administrative Agent, with such resignation becoming effective on the date which is the earlier of (i) the date upon which a Multi-Currency Lender reasonably acceptable to the Administrative Agent and the Company (on its own behalf and as agent for the relevant Local Subsidiary) is designated as a substitute Local Fronting Lender in accordance with the provisions of subsection 8.7(c) and (ii) such other date upon which such Local Fronting Lender, the Company and the relevant Local Subsidiary otherwise agree; provided that such effective date shall in no event be later than the date which is 30 days following the date upon which such written notice is delivered to the Company. Any Local Loans and Acceptances made by such Local Fronting Lender which are outstanding on such termination date shall be due and payable on such termination date.

         (b) The Company (on its own behalf and as agent for the relevant Local Subsidiary) at any time may request that any Local Fronting Lender cease to be designated as such by giving written notice of such request to the Administrative Agent (which notice the Administrative Agent promptly shall deliver to such Local Fronting Lender and to each Multi-Currency Lender). Immediately upon receipt of such request, such Local Fronting Lender shall cease to make any additional Local Loans and cease to create any additional Acceptances, and all Local Loans and Acceptances then maintained by such Local Fronting Lender shall be due and payable on the date requested by the Company (which date shall be not earlier than (i) the earlier of (A) 30 days following delivery of such notice, in the case of Alternate Base Rate Loans, Local Rate Loans and Acceptances and (B) the last day of the Interest Period then in effect with respect thereto, in the case of Eurocurrency Loans or Eurodollar Loans, as the case may be, and (ii) such other date upon which such Local Fronting Lender, the Company and the relevant Local Subsidiary otherwise agree). From and after the date upon which all such Local Loans and Acceptances are repaid (together with accrued interest and other amounts owing to such Local Fronting Lender on account thereof), such Local Fronting Lender shall cease to be a "Local Fronting Lender" with respect to such Denomination Currency.

         (c) In the event that the Local Fronting Lender with respect to any Denomination Currency shall cease to serve as such pursuant to subsection 8.7(a) or (b), the Company (on its own behalf and as agent of the relevant Local Subsidiary) may designate another Multi-Currency Lender reasonably acceptable to the Administrative Agent to serve as "Local Fronting Lender" with respect to such Denomination Currency; provided that no Multi-Currency Lender shall be so designated without its agreement (in its sole discretion) to serve as the "Local Fronting Lender" with respect to such Denomination Currency hereunder. Upon any such designation and the receipt by the Administrative Agent of a Local Fronting Lender Joinder Agreement, duly

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                                                                             77

executed and delivered by such designated Local Fronting Lender, such Multi-Currency Lender shall be deemed to be the "Local Fronting Lender" with respect to such Denomination Currency for all purposes under this Agreement and the other Credit Documents.

         (d) During any period when no substitute Local Fronting Lender has been duly appointed in accordance with the terms of subsection 8.7(c), the right of the Borrowers to borrow in such Denomination Currency shall be suspended.

         8.8 Reports. (a) Each Local Fronting Lender shall deliver to the Administrative Agent on the first Business Day of each calendar week and on the first Business Day of each calendar month (and at any time and from time to time when the Administrative Agent may so request) a statement, substantially in the form of Exhibit S-1, showing (i) the aggregate principal amount of Local Loans in the relevant Denomination Currency outstanding from such Local Fronting Lender as of the close of business on each Business Day during the prior week (or portion thereof), (ii) the aggregate principal amount of Local Loans in Dollars outstanding from such Local Fronting Lender as of the close of business on each Business Day during the prior week (or portion thereof), (iii) the aggregate undiscounted face amount of Acceptances outstanding from such Local Fronting Lender as of the close of business on each Business Day during the prior week (or portion thereof) and (iv) such other matters as are contained therein. The Administrative Agent hereby agrees to deliver a copy of each such statement to the Company promptly following its receipt thereof and of any such statement to any Multi-Currency Lender promptly upon its request therefor.

         (b) Promptly following any change in the Currency Sublimit in effect for any Local Fronting Lender, the Administrative Agent shall deliver to such Local Fronting Lender a statement indicating the new Currency Sublimit in effect for such Local Fronting Lender.

         8.9 Bankers' Acceptances. (a) Notwithstanding anything to the contrary contained herein, any Local Fronting Lender may agree (in its sole discretion from time to time) to create bankers' acceptances under its Currency Sublimit by way of the acceptance and discount of Drafts (the "Acceptances") pursuant to this subsection 8.9; provided that no Local Fronting Lender shall have any obligation to create and/or discount Acceptances, regardless of any prior practice of doing so for the account of such Local Subsidiary. Any Acceptances created pursuant to this subsection 8.9 shall be denominated in the Denomination Currency for the relevant Local Fronting Lender (and not in Dollars), and shall be for such tenor and in such amount as may be mutually agreed upon by the relevant Fronting Lender and Local Subsidiary; provided that in no event shall any Acceptance mature after the date which is 30 days prior to the Termination Date.

         (b) Unless the relevant Local Subsidiary and Local Fronting Lender otherwise agree, the relevant Local Subsidiary shall give to the relevant Local Fronting Lender not less than two Business Days' prior written notice of its intent to borrow by way of Acceptances from any Local Fronting Lender which has agreed to accept and discount Drafts for the account of such Local Subsidiary, which notice shall be accompanied by (i) a Draft which has been completed, executed and delivered by a duly authorized officer of such Local Subsidiary and (ii) such other documents, instruments and certificates as such Local Fronting Lender reasonably may request;

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provided that, after giving effect to the creation of such Acceptance, the
Local Outstandings owing to such Local Fronting Lender shall not exceed the amount equal to its Currency Sublimit then in effect. On the requested borrowing date, the relevant Fronting Lender will accept such Draft and discount such accepted Draft in accordance with the provisions of subsection 8.9(c).

         (c) Any Local Fronting Lender may, in its sole discretion, elect to discount Drafts of the relevant Local Subsidiary on the date upon which such Local Fronting Lender accepts such Drafts by discounting such Draft at the rate per annum equal to the Local Rate (which may be a different rate than the Local Rate then payable on account of Local Loans in such Denomination Currency) then in effect plus the Applicable Margin then in effect for Local Rate Loans; provided that, unless the relevant Local Fronting Lender and Local Subsidiary otherwise agree, such discount shall be calculated by, first, discounting the aggregate face amount of such Draft at the rate per annum equal to the Local Rate then in effect and, second, discounting the result thereof at the rate per annum equal to the Applicable Margin then in effect for Local Rate Loans. Promptly following such discounting (and, in any event, on the date thereof), such Local Fronting Lender shall make available to such Local Subsidiary the amount equal to the discounted face amount of such Draft in the manner in which such Local Fronting Lender makes available Local Loans pursuant to subsection 8.3(b).

         (d) Each Local Subsidiary hereby unconditionally agrees to pay to the relevant Local Fronting Lender the aggregate, undiscounted face amount of each Draft accepted by such Local Fronting Lender hereunder on the maturity date thereof (or on such earlier date upon which the obligations of such Local Subsidiary under this Agreement shall become or shall have been declared due and payable pursuant to the terms and conditions of this Agreement). Interest shall accrue on any amount owing pursuant to this subsection 8.9(d) which is not paid when due (whether by scheduled maturity, mandatory prepayment, acceleration or otherwise) from the date such amount becomes due until paid in full at a fluctuating rate per annum equal to the rate which would then be payable on any overdue Local Rate Loans and shall be payable by such Local Subsidiary upon demand by such Local Fronting Lender.

         (e) Each Multi-Currency Lender hereby unconditionally and irrevocably agrees to purchase undivided participating interests in the Acceptances created by each Local Fronting Lender in accordance with the provisions of subsection 8.4.

         (f) Notwithstanding anything to the contrary contained herein, the indefeasible prepayment by the relevant Local Subsidiary to the relevant Local Fronting Lender of all or a portion of any outstanding Acceptance shall be deemed to constitute a prepayment of such portion of such Acceptance for all purposes hereunder, regardless of whether the relevant Local Fronting Lender has distributed such amount to the holder of the underlying Draft.

         8.10 Use of Proceeds of Local Loans and Acceptances. The proceeds of the Local Loans and Acceptances hereunder shall be used by the relevant Borrower for the purpose of refinancing certain outstanding Indebtedness of such Borrower and its Subsidiaries under the Existing Agreement, repurchasing or redeeming the Sinking Fund Debentures and for general corporate purposes of such Borrower and its Subsidiaries (other than to finance Investments).

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         8.11 Existing Local Loans and Acceptances. Each Local Fronting Lender
party hereto which also is a Fronting Lender under (and as defined in) the Existing Agreement hereby acknowledges that the identity of the Lenders who have agreed to purchase participating interests in any Local Loans and Acceptances made by such Local Fronting Lender under the Existing Agreement which are outstanding on the Closing Date (and the ratable interest of such Lenders in such Local Loans) will be modified on the Closing Date. Each Local Fronting Lender hereby acknowledges and agrees that, from and after the Closing Date, it shall be entitled to seek the purchase of participating interests pursuant to subsection 8.4 only from the Multi-Currency Lenders hereunder and only in accordance with their respective Commitment Percentages of the Aggregate Multi-Currency Commitment, with any Lender who has agreed to purchase a participating interest in such Local Loans and Acceptances pursuant to the Existing Agreement being hereby released from such obligation to the extent that it does not hold a Multi-Currency Commitment hereunder.


         SECTION 9.  AMOUNT AND TERMS OF ACQUISITION FACILITY

         9.1 Acquisition Loan Commitments. (a) Subject to the terms and conditions of this Agreement, each Acquisition Direct Lender severally agrees to make loans in Dollars and Approved Acquisition Currencies (individually, a "Syndicated Acquisition Loan"; collectively, the "Syndicated Acquisition Loans") to the Acquisition Borrowers from time to time during the Commitment Period.

         (b) Subject to the terms and conditions of this Agreement, each Acquisition Fronting Lender severally agrees to make loans to the relevant Acquisition Borrower from time to time during the Commitment Period in Dollars, in Scheduled Acquisition Currencies and, if approved pursuant to subsection 9.3, in Special Acquisition Currencies (individually, a "Fronted Acquisition Loan"; collectively, the "Fronted Acquisition Loans").

         (c) Notwithstanding anything to the contrary contained herein, no Acquisition Loan shall be requested or made to the extent that, after giving effect thereto and to the use of proceeds thereof:

         (i) the Aggregate Outstanding Acquisition Extensions of Credit shall exceed the Aggregate Acquisition Loan Commitment then in effect;

         (ii) the Available Acquisition Loan Commitment shall be less than zero; or

         (iii) the Acquisition Loan Commitment of any Acquisition Direct Lender shall be less than the sum of (A) the aggregate principal amount of Syndicated Acquisition Loans made by such Acquisition Direct Lender which are denominated in Dollars, (B) the amount equal to 105% of the Equivalent in Dollars of the aggregate principal amount of Syndicated Acquisition Loans made by such Acquisition Direct Lender in Approved Acquisition Currencies, (C) the amount equal to such Acquisition Direct Lender's Acquisition Loan Commitment Percentage of the aggregate principal amount of Fronted

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    Acquisition Loans which are denominated in Dollars and (D) the amount equal to such Acquisition Direct Lender's Acquisition Loan Commitment Percentage of the amount equal to 105% of the Equivalent in Dollars of the aggregate principal amount of Fronted Acquisition Loans which are denominated in Approved Acquisition Currencies.

         (d) During the Commitment Period, the Acquisition Borrowers may use the Aggregate Acquisition Loan Commitment by borrowing Acquisition Loans, repaying the Acquisition Loans in whole or in part and reborrowing, all in accordance with the terms and conditions hereof.

         9.2 Obligations of the Company. (a) Each Acquisition Borrower agrees that each Acquisition Loan made by each Acquisition Lender pursuant hereto to such Acquisition Borrower shall constitute the promise and obligation of such Acquisition Borrower to pay:

         (i) in the case of Syndicated Acquisition Loans, to the Administrative Agent, for the benefit of such Acquisition Direct Lenders, at the office of the Administrative Agent, 270 Park Avenue, New York, New York 10017, in lawful money of the currency in which such Syndicated Acquisition Loan is being maintained and in immediately available funds, the aggregate unpaid principal amount of all Syndicated Acquisition Loans made by such Acquisition Direct Lender to such Acquisition Borrower pursuant to subsection 9.1(a); and

         (ii) in the case of Fronted Acquisition Loans, to the relevant Acquisition Fronting Lender, for its own account, at the office which such Acquisition Fronting Lender has notified such Acquisition Borrower is the funding office with respect to such Fronted Acquisition Loans, in lawful money of the currency in which such Fronted Acquisition Loan is being maintained and in immediately available funds, the aggregate unpaid principal amount of all Fronted Acquisition Loans made by such Acquisition Fronting Lender to such Acquisition Borrower pursuant to subsection 9.1(b).

All such amounts shall be due and payable (whether at maturity or by acceleration) as set forth in this Agreement and, in any event, on the Termination Date. Notwithstanding anything to the contrary contained herein, no Acquisition Subsidiary shall be obligated under any Credit Document to pay any amounts owing by or on account of any other Acquisition Borrower pursuant to this Agreement or any other Credit Document.

                  (b) Each Acquisition Borrower agrees that each Acquisition Lender is authorized to record (i) the date and amount of each Acquisition Loan made by such Acquisition Lender to such Acquisition Borrower pursuant to subsection 9.1, (ii) the date and amount of each payment or prepayment of principal of each such Acquisition Loan and (iii) in the case of each Eurodollar Loan or Eurocurrency Loan, the interest rate and Interest Period, in the books and records of such Acquisition Lender and in such manner as is reasonable and customary for such Acquisition Lender and a certificate of an officer of such Acquisition Lender, setting forth in reasonable detail the information so recorded, shall constitute prima facie evidence of the accuracy of the

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information so recorded; provided that the failure to make any such recording shall not in any way affect the Payment Obligations of any Acquisition Borrower hereunder.

         9.3 Procedure for Borrowing Syndicated Acquisition Loans. (a) The Company may from time to time request a borrowing of Syndicated Acquisition Loans which are denominated entirely in Dollars and/or in Scheduled Acquisition Currencies by giving irrevocable notice to the Administrative Agent, specifying
(i) the aggregate principal amount to be borrowed (which amount shall be denominated in Dollars), (ii) the requested borrowing date, which borrowing date shall be a Working Day, if the Syndicated Acquisition Loans to be borrowed are Eurodollar Loans or Eurocurrency Loans, or a Business Day, if the Syndicated Acquisition Loans to be borrowed are Alternate Base Rate Loans,
(iii) whether the Syndicated Acquisition Loans to be borrowed are to be denominated in Dollars, Scheduled Acquisition Currencies or a combination thereof and, if a combination, the respective aggregate amount of each type of borrowing, (iv) whether the Syndicated Acquisition Loans to be borrowed are to be Eurocurrency Loans, Eurodollar Loans or Alternate Base Rate Loans or a combination thereof and, if a combination, the respective aggregate amount of each type of borrowing and (v) if the Syndicated Acquisition Loans to be borrowed are Eurocurrency Loans or Eurodollar Loans, the length of the Interest Period or Interest Periods applicable thereto. Any such notice of borrowing must be received by the Administrative Agent prior to 11:00 A.M., New York City time, four Working Days prior to the requested borrowing date (unless such requested Syndicated Acquisition Loans are to be denominated solely in Dollars, in which event such notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (x) one Business Day prior to the requested borrowing date, if such Syndicated Acquisition Loans are to be comprised entirely of Alternate Base Rate Loans and (y) three Business Days prior the requested borrowing date, otherwise). Upon receipt of any such notice, the Administrative Agent will promptly notify each Acquisition Direct Lender thereof.

         (b) (i) The Company may from time to time request a borrowing of Syndicated Acquisition Loans which are denominated, in whole or in part, in a Special Acquisition Currency by giving notice to the Administrative Agent, specifying (A) the aggregate principal amount to be borrowed (which amount shall be denominated in Dollars) and the Special Acquisition Currencies in which such amount is to be borrowed, (B) the requested borrowing date, which borrowing date shall be a Working Day, (C) whether the Syndicated Acquisition Loans to be borrowed are to be denominated in Dollars, Scheduled Acquisition Currencies, Special Acquisition Currencies or a combination thereof and, if a combination, the respective aggregate amount of each type of borrowing, (D) whether the Syndicated Acquisition Loans to be borrowed are to be Eurocurrency Loans, Eurodollar Loans or Alternate Base Rate Loans or a combination thereof and, if a combination, the respective aggregate amount of each type of borrowing and (E) if the Syndicated Acquisition Loans to be borrowed are Eurocurrency Loans or Eurodollar Loans, the length of the Interest Period or Interest Periods applicable thereto. Any such notice of borrowing must be received by the Administrative Agent prior to 11:00 A.M., New York City time, not less than 15 Working Days prior to the requested borrowing date.

         (ii) Upon receipt of any such notice, the Administrative Agent will promptly notify each Acquisition Direct Lender thereof and each Acquisition Direct Lender shall (prior to 11:00 A.M.,

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New York City time, on the fifth Working Day prior to the requested borrowing date) notify the Administrative Agent if it has any objection to providing such Special Acquisition Currency (which objection shall be based solely upon the good faith determination by such Acquisition Direct Lender that such proposed Special Acquisition Currency is not readily available to such Lender in accordance with its customary funding operations for loans which are denominated in currencies other than Dollars). On the third Working Day prior to the requested borrowing date (the "determination date"), the Administrative Agent shall give written notice (the "determination notice") to the Company and to each Acquisition Direct Lender specifying:

              (A) in the event that each Acquisition Direct Lender has agreed to provide such Special Acquisition Currency (or, in the event that any Acquisition Direct Lender does not so agree, but one or more other Acquisition Direct Lenders has agreed to purchase Direct Acquisition Participations in the full amount of such Acquisition Direct Lender's ratable share of the proposed Syndicated Acquisition Loan, in which event the Direct Acquisition Lender who does not so agree shall be obligated to sell such Direct Acquisition Participations), that such Syndicated Acquisition Loan is to be made; or

              (B) otherwise, that such Syndicated Acquisition Loan is not to be made.

         (iii) In the event that the Administrative Agent specifies in the determination notice that such Syndicated Acquisition Loan is to be made, such Syndicated Acquisition Loan shall be made on the date specified in such notice of borrowing; provided that the Company may, at any time on or prior to the fourth Working Day prior to the requested borrowing date (as such borrowing date may be postponed from time to time pursuant to clause (B) below), either
(A) withdraw such borrowing request or (B) postpone the requested borrowing date to a specified date which is not more than 90 days following the originally requested borrowing date. The Administrative Agent shall give prompt notice to the Acquisition Direct Lenders of any such withdrawal or postponement notice received from the Company and, in the event that any such postponement notice is given and the new requested borrowing date is more than 45 days following the date requested by the Company in its original notice of borrowing, each Acquisition Direct Lender shall be entitled to withdraw its agreement to provide the relevant Special Acquisition Currency (which withdrawal shall be based solely upon the good faith determination by such Acquisition Direct Lender that such proposed Special Acquisition Currency has ceased to be readily available to such Lender in accordance with its customary funding operations for loans which are denominated in currencies other than Dollars) by providing written notice to the Administrative Agent not less than five Working Days prior to the requested borrowing date. Unless the borrowing request has been withdrawn or postponed, or any Acquisition Direct Lender has withdrawn its agreement to provide the relevant Special Acquisition Currency (and other Acquisition Direct Lenders have not agreed to purchase Direct Acquisition Participations in the full amount of such Acquisition Direct Lender's ratable share of the proposed Syndicated Acquisition Loan), as set forth above on or prior to the fourth Working Day prior to such requested borrowing date, such borrowing request shall become irrevocable on the third Working Day prior to such requested borrowing date.

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                                                                             83


         (iv) In the event that the Administrative Agent specifies in the determination notice that such Syndicated Acquisition Loan is not to be made, the Company's borrowing request shall be deemed to be withdrawn.

         (c) (i) The Company (on behalf of any of its wholly-owned Foreign Subsidiaries) may from time to time request a borrowing by such wholly-owned Foreign Subsidiary of Syndicated Acquisition Loans which are denominated, in whole or in part, in Dollars or an Approved Acquisition Currency by giving notice to the Administrative Agent, specifying (A) the name and jurisdiction of organization of such wholly-owned Foreign Subsidiary, (B) the jurisdiction in which such proposed Acquisition Subsidiary intends to borrow, (C) the aggregate principal amount to be borrowed (which amount shall be denominated in Dollars) and the Approved Acquisition Currencies (if any) in which such amount is to be borrowed, (D) the requested borrowing date, which borrowing date shall be a Working Day (unless such Syndicated Acquisition Loans are to be made entirely as Alternate Base Rate Loans, in which case such borrowing date shall be a Business Day), (E) whether the Syndicated Acquisition Loans to be borrowed are to be denominated in Dollars, Scheduled Acquisition Currencies, Special Acquisition Currencies or a combination thereof and, if a combination, the respective aggregate amount of each type of borrowing, (F) whether the Syndicated Acquisition Loans to be borrowed are to be Eurocurrency Loans, Eurodollar Loans or Alternate Base Rate Loans or a combination thereof and, if a combination, the respective aggregate amount of each type of borrowing and
(G) if the Syndicated Acquisition Loans to be borrowed are Eurocurrency Loans or Eurodollar Loans, the length of the Interest Period or Interest Periods applicable thereto. Any such notice of borrowing must be received by the Administrative Agent prior to 11:00 A.M., New York City time, not less than 10 Working Days (or, in the event that the requested currencies include one or more Special Acquisition Currencies, not less than 15 Working Days) prior to the requested borrowing date.

         (ii) Upon receipt of any such notice, the Administrative Agent will promptly notify each Acquisition Direct Lender thereof and each Acquisition Direct Lender shall (prior to 11:00 A.M., New York City time, on the fifth Working Day prior to the requested borrowing date) notify the Administrative Agent if it has any objection to providing such proposed Special Acquisition Currency (which objection shall be based solely upon the good faith determination by such Acquisition Direct Lender that such proposed Special Acquisition Currency is not readily available to such Lender in accordance with its customary funding operations for loans which are denominated in currencies other than Dollars) or to making Syndicated Acquisition Loans to such proposed Acquisition Subsidiary (with such Acquisition Direct Lenders approval of such proposed Acquisition Subsidiary not to be unreasonably withheld). On the third Working Day prior to the requested borrowing date (the "determination date"), the Administrative Agent shall give written notice (the "determination notice") to the Company and to each Acquisition Direct Lender specifying:

              (x) in the event that each Acquisition Direct Lender has agreed to provide such proposed Special Acquisition Currency or to make Syndicated Acquisition Loans to such proposed Acquisition Subsidiary (or, in the event that any Acquisition Direct Lender does not so agree, but one or more other Acquisition Direct Lenders has agreed to purchase

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         Direct Acquisition Participations in the full amount of such
         Acquisition Direct Lender's ratable share of the proposed Syndicated Acquisition Loan, in which event the Direct Acquisition Lender who does not so agree shall be obligated to sell such Direct Acquisition Participations), that such Syndicated Acquisition Loan is to be made; or

              (y) otherwise, that such Syndicated Acquisition Loan is not to be made.

         (iii) In the event that the Administrative Agent specifies in the determination notice that such Syndicated Acquisition Loan is to be made, such Syndicated Acquisition Loan shall be made on the date specified in such notice of borrowing; provided that the Company (on behalf of the relevant wholly-owned Foreign Subsidiary) may, at any time on or prior to the fourth Working Day prior to the requested borrowing date (as such borrowing date may be postponed from time to time pursuant to clause (B) below), either (A) withdraw such borrowing request or (B) postpone the requested borrowing date to a specified date which is not more than 90 days following the originally requested borrowing date. The Administrative Agent shall give prompt notice to the Acquisition Direct Lenders of any such withdrawal or postponement notice received from the Company and, in the event that any such postponement notice is given and the new requested borrowing date is more than 45 days following the date requested by the Company in its original notice of borrowing, each Acquisition Direct Lender shall be entitled to withdraw its agreement to provide any relevant Special Acquisition Currency (which withdrawal shall be based solely upon the good faith determination by such Acquisition Direct Lender that such proposed Special Acquisition Currency has ceased to be readily available to such Lender in accordance with its customary funding operations for loans which are denominated in currencies other than Dollars) or to make Syndicated Acquisition Loans to any relevant proposed Acquisition Subsidiary (with the maintenance by each Acquisition Direct Lender of its approval of such proposed Acquisition Subsidiary not to be unreasonably withdrawn) by providing written notice to the Administrative Agent not less than five Working Days prior to the requested borrowing date. Unless the borrowing request has been withdrawn or postponed, or any Acquisition Direct Lender has withdrawn its agreement to provide the relevant Special Acquisition Currency or to make Syndicated Acquisition Loans to such proposed Acquisition Subsidiary (and other Acquisition Direct Lenders have not agreed to purchase Direct Acquisition Participations in the full amount of such Acquisition Direct Lender's ratable share of the proposed Syndicated Acquisition Loan), as set forth above on or prior to the fourth Working Day prior to such requested borrowing date, such borrowing request shall become irrevocable on the third Working Day prior to such requested borrowing date.

         (iv) In the event that the Administrative Agent specifies in the determination notice that such Syndicated Acquisition Loan is not to be made, the Company's borrowing request shall be deemed to be withdrawn.

              (d) In the event that the requested Syndicated Acquisition Loans are to be made on the requested borrowing date, each Acquisition Direct Lender will make available to the Administrative Agent at the office of the Administrative Agent specified in subsection 17.3 (or at such other location as the Administrative Agent may direct), by 1:00 P.M., local time in the relevant jurisdiction in which such funds are to be made available to the Administrative Agent,

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                                                                             85

on the requested borrowing date, an amount in the requested currency equal to the Acquisition Commitment Percentage of such Acquisition Direct Lender times the aggregate principal amount of the Syndicated Acquisition Loans requested to be borrowed, in Dollars or the relevant Approved Acquisition Currency (as the case may be) and in funds immediately available to the Administrative Agent. Syndicated Acquisition Loan proceeds received by the Administrative Agent hereunder shall promptly be made available to relevant Acquisition Borrower by the Administrative Agent's crediting the account of such Acquisition Borrower designated to the Administrative Agent with the aggregate amount actually received by the Administrative Agent from the Acquisition Direct Lenders and in like funds as received by the Administrative Agent.

              (e) Each borrowing of Syndicated Acquisition Loans under the Acquisition Loan Commitments shall, subject to subsection 10.8(h) and except in the case of Acquisition Loans made in response to an Acquisition Loan Conversion Notice and Acquisition Loans made pursuant to subsection 5.5 to refund any Refunded Revolving Credit Loans, be in an aggregate principal amount equal to (x) $10,000,000 or a whole multiple of $1,000,000 in excess thereof (in the case of Eurocurrency Loans and Eurodollar Loans) or (y) the lesser of $5,000,000 (or a whole multiple of $1,000,000 in excess thereof) or the Available Acquisition Loan Commitment (in the case of Alternate Base Rate Loans); provided that amounts denominated in an Approved Acquisition Currency shall be in an aggregate principal amount equal to the Equivalent in such Approved Acquisition Currency of the amounts set forth above, as rounded upwards to the nearest 100,000 units (e.g., DM100,000, (pound)100,000 or (Y)100,000) of the relevant Approved Acquisition Currency.

              (f) Notwithstanding anything to the contrary contained in this subsection 9.3, GE Capital shall not have any right to approve any Special Acquisition Currencies (which right shall instead be vested in Citibank with respect to GE Capital's Acquisition Loan Commitment Percentage of any requested borrowing thereof) and shall have no obligation to, and shall not, fund any Syndicated Acquisition Loans which are denominated in Approved Acquisition Currencies. Any portion of a borrowing of Syndicated Acquisition Loans (other than, except with the consent of Citibank, any such portion which is attributable to the increased portion of the Aggregate Acquisition Loan Commitment pursuant to subsection 9.7) which is made in an Approved Acquisition Currency which would, in the absence of the provisions of this clause (f), have been funded by GE Capital (the "GE Portion") shall instead be funded by Citibank. In connection with such obligation to fund the GE Portion, Citibank shall have all rights which otherwise would be attributable to GE Capital hereunder with respect to the GE Portion (including, without limitation, the right to receive interest and other amounts accruing on account thereof); provided, however, that, for purposes of voting under this Agreement and the other Credit Documents, GE Capital shall be deemed to hold the GE Portion and shall be entitled to exercise voting rights on account thereof.

              (g) The failure of any Acquisition Direct Lender to make the Syndicated Acquisition Loan to be made by it on any requested borrowing date shall not relieve any other Acquisition Direct Lender of its obligation hereunder to make its Syndicated Acquisition Loan on such borrowing date, but no Acquisition Direct Lender shall be responsible for the failure of

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                                                                             86

any other Acquisition Direct Lender to make the Syndicated Acquisition Loan to be made by such other Acquisition Direct Lender on such borrowing date.

         9.4 Procedure for Borrowing Fronted Acquisition Loans. (a) The Company may from time to time request a borrowing of Fronted Acquisition Loans by giving irrevocable notice to the Administrative Agent, specifying (i) the aggregate principal amount to be borrowed (which amount shall be denominated in Dollars), (ii) the requested borrowing date, which borrowing date shall be a Working Day, if the Fronted Acquisition Loans to be borrowed are Eurodollar Loans or Eurocurrency Loans, or a Business Day, if the Fronted Acquisition Loans to be borrowed are Alternate Base Rate Loans, (iii) whether the Fronted Acquisition Loans to be borrowed are to be denominated in Dollars, Scheduled Acquisition Currencies, Special Acquisition Currencies or a combination thereof and, if a combination, the respective aggregate amount of each type of borrowing, (iv) whether the Fronted Acquisition Loans to be borrowed are to be Eurocurrency Loans, Eurodollar Loans or Alternate Base Rate Loans or a combination thereof and, if a combination, the respective aggregate amount of each type of borrowing and (v) if the Fronted Acquisition Loans to be borrowed are Eurocurrency Loans or Eurodollar Loans, the length of the Interest Period or Interest Periods applicable thereto. Such notice of borrowing also shall identify the relevant Acquisition Fronting Lender and the relevant Acquisition Borrower with respect thereto and provide any relevant wire transfer instructions and other funding information with respect thereto. Any such notice of borrowing must be received by the Administrative Agent prior to 11:00 A.M., New York City time, four Working Days prior to the requested borrowing date, in the case of Eurocurrency Loans and Eurodollar Loans, and two Business Days prior to the requested borrowing date, in the case of Alternate Base Rate Loans. Upon receipt of any such notice, the Administrative Agent will promptly notify the relevant Acquisition Fronting Lender thereof. Each Acquisition Fronting Lender will make the requested Fronted Acquisition Loan available to the relevant Acquisition Borrower, at the principal lending office of such Acquisition Fronting Lender in the relevant jurisdiction, by 1:00 P.M., local time, on the requested borrowing date, in Dollars or the relevant Approved Acquisition Currencies (as the case may be) and in funds immediately available to such Acquisition Borrower. The minimum amount of each borrowing of Fronted Acquisition Loans shall, subject to subsection 10.8(h), be in an aggregate principal amount to be mutually agreed upon by the relevant Acquisition Fronting Lender and the relevant Acquisition Borrower.

         (b) Notwithstanding anything to the contrary contained herein, no Acquisition Direct Lender shall have any obligation to serve as an Acquisition Fronting Lender and any such appointment of an Acquisition Direct Lender as an Acquisition Fronting Lender shall be made only to the extent that such Acquisition Direct Lender consents (in its sole discretion) thereto.

         9.5 Matters Relating to Syndicated Acquisition Loans. (a) Upon the occurrence and during the continuance of any Default or Event of Default, the Administrative Agent may (or, upon the request of the Lenders holding the majority of the Aggregate Acquisition Loan Commitment, shall) request from time to time that any one or more of the Acquisition Loans made in Approved Acquisition Currencies be converted into Dollars, by delivering to the Acquisition Lenders and the relevant Acquisition Borrower (and, if such Acquisition Borrower is an Acquisition Subsidiary, to the Company) a notice to such effect (an "Acquisition Loan

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                                                                             87


Conversion Notice"); provided that, in the event that any of the events specified in Section 15(m) has occurred and is continuing, no actual Acquisition Loan Conversion Notice shall be required, but rather such Acquisition Loan Conversion Notice shall be deemed to have been delivered (automatically and without any action by any Person) immediately prior to the occurrence of such event.

         (b) In the event that an Acquisition Loan Conversion Notice is delivered or deemed to be delivered, all Acquisition Loans specified therein promptly shall be converted by each Acquisition Lender into Dollars at the actual exchange rate at which such Acquisition Lender would be able to obtain the applicable amount of the relevant Approved Acquisition Currency. Promptly following such conversion, each Acquisition Lender shall notify the Administrative Agent of the exchange rate utilized by it in making its conversion (which rate shall be deemed to be correct, in the absence of manifest error) and the amount in Dollars of its relevant Acquisition Loans (after giving effect to such conversion). The Administrative Agent promptly shall notify each Acquisition Lender and the relevant Acquisition Borrower (and, if such Acquisition Borrower is an Acquisition Subsidiary, the Company) of the aggregate outstanding principal amount (in Dollars) of such converted Acquisition Loan and shall provide the relevant Acquisition Borrower (and, if such Acquisition Borrower is an Acquisition Subsidiary, the Company) with the conversion data provided to the Administrative Agent by each Acquisition Lender. From and after such conversion, (i) all such specified Acquisition Loans shall be deemed to be outstanding in Dollars as Alternate Base Rate Loans and (ii) all amounts from time to time accruing, and all amounts from time to time payable, on account of such converted Acquisition Loans (including, without limitation, any interest and other amounts which were accrued but unpaid on the date of such conversion) shall be payable in Dollars as if such Acquisition Loan originally had been made in Dollars.

         9.6 Matters Relating to Fronted Acquisition Loans. (a) Each Acquisition Direct Lender hereby unconditionally and irrevocably agrees to purchase (in Dollars) an undivided participating interest in its ratable share of such Fronted Acquisition Loans made by such Acquisition Fronting Lenders as the Administrative Agent may at any time request; provided that:

         (i) the Administrative Agent hereby agrees that, unless an Event of Default has occurred and is continuing, it will not request any such purchase of participating interests unless the Administrative Agent has given to the Company and the relevant Acquisition Subsidiary (if any) three Business Days' prior notice thereof;

         (ii) the Administrative Agent hereby agrees that it promptly will request that the Acquisition Direct Lenders purchase such participating interest in all Fronted Acquisition Loans made by any Acquisition Fronting Lender which provides to the Administrative Agent a written certification that an Event of Default described in Section 15(a) is continuing with respect to the Fronted Acquisition Loans made by such Acquisition Fronting Lender and requesting that such request be made by the Administrative Agent;

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                                                                             88

         (iii) in the event that any of the events specified in clauses (i),
    (ii) or (iii) of Section 15(m) shall have occurred with respect to any Acquisition Borrower, each Acquisition Direct Lender shall be deemed to have purchased, automatically and without request, such participating interest in the Fronted Acquisition Loans made to such Acquisition Borrower; and

         (iv) Any Restricted Lender's obligation to purchase participating interests from an Acquisition Fronting Lender shall be subject to the provisions of clause (e) below.

Any such request by the Administrative Agent shall be made in writing to each Acquisition Direct Lender and shall specify the amount of Dollars (based upon the actual exchange rate at which the Administrative Agent anticipates being able to obtain the relevant Approved Acquisition Currency, with any excess payment being refunded to the Acquisition Direct Lenders and any deficiency remaining payable by the Acquisition Direct Lenders) required from such Acquisition Direct Lender in order to effect the purchase by such Acquisition Direct Lender of a participating interest in the amount equal to its Acquisition Loan Commitment Percentage times the aggregate then outstanding principal amount (in the Approved Acquisition Currency) of the relevant Fronted Acquisition Loans (together with accrued interest thereon and other amounts owing in connection therewith) in such Approved Acquisition Currency. Promptly upon receipt of such request, each Acquisition Direct Lender shall deliver to the Administrative Agent (in immediately available funds) the amount of Dollars so specified by the Administrative Agent. The Administrative Agent shall convert such amounts into the relevant Approved Acquisition Currency and shall promptly deliver the proceeds of such conversion to the relevant Acquisition Fronting Lender in immediately available funds. Promptly following receipt thereof, such Acquisition Fronting Lender will deliver to each Acquisition Direct Lender (through the Administrative Agent) an Acquisition Loan Participation Certificate dated the date of receipt of such funds and in such amount. From and after such purchase, (i) the outstanding Syndicated Acquisition Loans in which the Acquisition Direct Lenders have purchased such participations shall be deemed to have been converted into Alternate Base Rate Loans (with such conversion constituting, for purposes of subsection 10.12, a prepayment of such Fronted Acquisition Loans before the last day of the Interest Period with respect thereto) and (ii) all amounts from time to time accruing, and all amounts from time to time payable, on account of such Fronted Acquisition Loans (including, without limitation, any interest and other amounts which were accrued but unpaid on the date of such purchase) shall be payable in Dollars as if such Fronted Acquisition Loan had originally been made in Dollars and shall (other than with respect to the portion of the Applicable Margin which, pursuant to subsection 10.6, is expressly stated to be paid for the account of the Fronting Lender) be distributed by the relevant Acquisition Fronting Lender to the Administrative Agent, for the accounts of the Acquisition Direct Lenders, on account of such participating interests. Notwithstanding anything to the contrary contained in this subsection 9.6, the failure of any Acquisition Direct Lender to purchase its participating interest in any Fronted Acquisition Loan shall not relieve any other Acquisition Direct Lender of its obligation hereunder to purchase its participating interest in a timely manner, but no Acquisition Direct Lender shall be responsible for the failure of any other Acquisition Direct Lender to purchase the participating interest to be purchased by such other Acquisition Direct Lender on any date.

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                                                                             89

         (b) If any amount required to be paid by any Acquisition Direct Lender pursuant to subsection 9.6(a) is paid to the Administrative Agent within three Business Days following the date upon which such Acquisition Direct Lender receives notice from the Administrative Agent that the Fronted Acquisition Loan in which such Acquisition Direct Lender has purchased a participating interest has been made or created (as the case may be), such Acquisition Direct Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by the Administrative Agent, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Administrative Agent, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Acquisition Direct Lender pursuant to subsection 9.6(a) is not in fact made available to the Administrative Agent within three Business Days following the date upon which such Acquisition Direct Lender receives notice from the Administrative Agent that the Fronted Acquisition Loan in which such Acquisition Direct Lender has purchased a participating interest has been made or created (as the case may be), the Administrative Agent shall be entitled to recover from such Acquisition Direct Lender, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Alternate Base Rate Loans hereunder. A certificate of the Administrative Agent submitted to any Acquisition Direct Lender with respect to any amounts owing under this subsection 9.6(b) shall be conclusive in the absence of manifest error. Amounts payable by any Acquisition Direct Lender pursuant to this subsection 9.6(b) shall be paid to the Administrative Agent, for the account of the relevant Acquisition Fronting Lender; provided that, if the Administrative Agent (in its sole discretion) has elected to fund on behalf of such Acquisition Direct Lender the amounts owing to such Acquisition Fronting Lender, then the amounts shall be paid to the Administrative Agent, for its own account.

         (c) Whenever, at any time after the relevant Acquisition Fronting Lender has received from any Acquisition Direct Lender such Acquisition Direct Lender's participating interest in a Fronted Acquisition Loan pursuant to clause (b) above, the Acquisition Fronting Lender receives any payment on account thereof, such Acquisition Fronting Lender will distribute to the Administrative Agent, for the account of such Acquisition Direct Lender, such Acquisition Direct Lender's participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Acquisition Direct Lender's participating interest was outstanding) in like funds as received; provided, however, that in the event that such payment received by such Acquisition Fronting Lender is required to be returned, such Acquisition Direct Lender will return to such Acquisition Fronting Lender any portion thereof previously distributed by such Acquisition Fronting Lender for the account of such Acquisition Direct Lender in like funds as such payment is required to be returned by such Acquisition Fronting Lender.

         (d) Each Acquisition Direct Lender's obligation to purchase participating interests pursuant to clause (a) above shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Acquisition Direct Lender may have against the relevant Acquisition Lender, the relevant Acquisition Borrower or any other Person for any reason whatsoever; (b) the

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                                                                             90

occurrence or continuance of an Event of Default; (c) any adverse change in the condition (financial or otherwise) of the relevant Acquisition Borrower or any other Person; (d) any breach of this Agreement by the relevant Acquisition Borrower, any other Acquisition Borrower or any other Lender; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         (e) Notwithstanding anything to the contrary contained in herein, if any Acquisition Direct Lender certifies at any time that such Lender believes in good faith (after reasonable investigation) that the purchase by it of a participating interest in any Acquisition Fronting Lender's Fronted Acquisition Loans could reasonably be expected to cause such Acquisition Direct Lender to be in violation of any applicable Requirement of Law of the jurisdiction in which such Fronted Acquisition Loan is to be funded, such Acquisition Direct Lender may, in lieu of committing to purchase such participating interest, instead provide to the relevant Acquisition Fronting Lender a standby letter of credit (from an issuer reasonably acceptable to such Acquisition Fronting Lender) in the amount of such Acquisition Direct Lender's ratable share of such Fronted Acquisition Loans, with any fees or other amounts payable by such Acquisition Direct Lender on account of such standby letter of credit being for the account of the relevant Acquisition Borrower. Each Acquisition Direct Lender which provides such standby letter of credit (a "Restricted Lender") may submit directly to the relevant Acquisition Borrower periodic invoices for the amounts payable on account of such standby letter of credit (which invoice shall be deemed to be correct in the absence of manifest error) and such Acquisition Borrower hereby agrees to pay such amounts directly to such Acquisition Direct Lender within 10 Business Days following such Acquisition Borrower's receipt of such invoice.

         (f) In the event that (i) the Acquisition Loan Commitment of an Acquisition Fronting Lender shall at any time terminate (otherwise than on termination of the Aggregate Acquisition Loan Commitment), (ii) an Acquisition Fronting Lender shall assign all of its Acquisition Loan Commitment in accordance with the provisions of subsection 17.7(c), (iii) an Acquisition Fronting Lender shall elect to resign as such or (iv) the Company (on its own behalf or as agent for the relevant Acquisition Subsidiary, as the case may be) shall request that an Acquisition Fronting Lender do so, such Acquisition Fronting Lender shall resign as Acquisition Fronting Lender by giving written notice of its resignation to the Company, the relevant Acquisition Subsidiary (if any) and the Administrative Agent, with such resignation becoming effective on the date which is the earlier of (x) the date upon which an Acquisition Direct Lender reasonably acceptable to the Administrative Agent and the Company (on its own behalf and as agent for the relevant Acquisition Subsidiary) is designated as a substitute Acquisition Fronting Lender in accordance with the provisions of subsection 9.6(g) and such proposed Acquisition Fronting Lender executes and delivers an Acquisition Fronting Lender Joinder Agreement and (y) such other date upon which such resigning Acquisition Fronting Lender, the Company and the relevant Acquisition Subsidiary otherwise agree; provided that such effective date shall in no event be later than the date which is 30 days following the date upon which such written notice of resignation is delivered to the Company. Any Fronted Acquisition Loans made by such Acquisition Fronting Lender which are outstanding on such termination date shall (unless such Fronted Acquisition Loans are then being assigned to another Acquisition Fronting Lender in

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                                                                             91

accordance with the provisions of clause (x) above and all amounts then owing to such resigning Acquisition Fronting Lender on account of its Fronted Acquisition Loans are then paid to it in full) be due and payable on such termination date.

         (g) Each Acquisition Fronting Lender shall deliver to the Administrative Agent on the first Business Day of each calendar month and on any other date when any Fronted Acquisition Loan is repaid in whole or in part a statement, substantially in the form of Exhibit S-3, showing (i) the aggregate principal amount of Fronted Acquisition Loans denominated in Approved Acquisition Currencies which are outstanding from such Fronting Lender as of the close of business on the Business Day immediately preceding the date of such statement, (ii) the aggregate principal amount of Local Loans denominated in Dollars which are outstanding from such Fronting Lender as of the close of business on the Business Day immediately preceding the date of such statement and (iii) the exchange rate utilized by such Acquisition Fronting Lender on the Business Day immediately preceding the date of such statement in calculating the Equivalent in Dollars of the aggregate amount of Fronted Acquisition Loans which are outstanding from such Lender. The Administrative Agent hereby agrees to deliver a copy of each such statement to the Company promptly following its receipt thereof and of any such statement to any Acquisition Direct Lender promptly upon its request therefor.

         9.7 Aggregate Acquisition Loan Commitment Increases. (a) At any time when no Default or Event of Default has occurred and is continuing and with the written consent of the Required Lenders the Company may elect to increase the Aggregate Acquisition Loan Commitment. Upon written consent of the Required Lenders to the amount (the "Offered Increase Amount") of such proposed increase, the Company may, at its election, (i) offer one or more of the Lenders the opportunity to participate in all or a portion of the Offered Increase Amount pursuant to paragraph (c) below and/or (ii) offer one or more additional banks, financial institutions or other entities (a "Prospective Lender") the opportunity to assume all or a portion of the Offered Increase Amount pursuant to paragraph (b) below; provided that any such offer to a Prospective Lender which is not an Eligible Assignee shall require the consent of the Administrative Agent (which consent shall not be unreasonably withheld).

         (b) Any Prospective Lender which the Company selects to offer the right to assume a portion of the Offered Increase Amount and which elects to become a party to this Agreement and obtain an Acquisition Loan Commitment in an amount so offered and accepted by it pursuant to subsection 9.7(a)(ii) shall execute a New Lender Supplement with the Company and the Administrative Agent, whereupon such Prospective Lender shall become an Acquisition Direct Lender for all purposes and to the same extent as if originally an Acquisition Direct Lender party hereto and shall be bound by and entitled to the benefits of this Agreement, and Schedule II shall be deemed to be amended to add the name and Acquisition Loan Commitment of such new Acquisition Direct Lender.

         (c) Any Lender which accepts (in its sole discretion) an offer to it by the Company to participate in all or a portion of the Offered Increase Amount pursuant to subsection 9.7(a)(i) shall, in each case, execute an Acquisition Loan Commitment Supplement with the Company and the Administrative Agent, whereupon such Lender shall be bound by and entitled

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                                                                             92

to the benefits of this Agreement with respect to the portion of the Offered Increase Amount in which it has agreed to participate, and Schedule II shall be deemed to be amended to reflect the Acquisition Loan Commitment of such Lender.

         (d) Notwithstanding anything to the contrary in this subsection 9.7, the Aggregate Acquisition Loan Commitment may be increased only in integral multiples of $15,000,000 and in an aggregate amount not exceeding $200,000,000.

         9.8 Mandatory Reduction of Aggregate Acquisition Loan Commitment. The Aggregate Acquisition Loan Commitment shall be reduced on each date set forth below by the amount set forth opposite such date:

                  Date                                  Amount
                  ----                                  ------

            December 31, 1999                         $25,000,000
            June 30, 2000                              30,000,000
            December 31, 2000                          30,000,000
            June 30, 2001                              45,000,000
            December 31, 2001                          45,000,000
            Termination Date                           25,000,000

provided that any voluntary reductions of the Aggregate Acquisition Loan Commitment pursuant to subsection 10.1 shall be applied to satisfy the commitment reductions otherwise required under this subsection 9.8 in the order of the scheduled occurrences of such mandatory reductions and provided, further, that in the event the Aggregate Acquisition Loan Commitment is increased pursuant to subsection 9.7, each reduction of the Aggregate Acquisition Loan Commitment set forth in this subsection 9.8 scheduled to occur after the date of such increase shall be increased by an amount equal to the product of (x) the amount of such increase in the Aggregate Acquisition Loan Commitment and (y) a fraction, the numerator of which is the amount of such reduction of the Aggregate Acquisition Loan Commitment and the denominator of which is the sum of the remaining reductions of the Aggregate Acquisition Loan Commitment scheduled to occur after the date of such increase.

         9.9 Use of Proceeds of Acquisition Loans. The proceeds of the Acquisition Loans hereunder shall be used by the relevant Acquisition Borrower to (a) finance the Investment Consideration for Investments which are permitted hereunder, (b) refinance the Investment Consideration for Investments which are permitted hereunder and are made after the date hereof and (c) pay fees and expenses relating thereto.

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                                                                             93


         SECTION 10. PROVISIONS RELATING TO CERTAIN EXTENSIONS OF CREDIT; FEES
                     AND PAYMENT

         10.1 Voluntary Termination or Reduction of Aggregate Commitment. The Company (on its own behalf and as agent for the Borrowing Subsidiaries) shall have the right at any time, upon not less than five Business Days' notice to the Administrative Agent, to terminate or, from time to time, permanently reduce any Commitment, subject to the provisions of subsections 10.8(h) and 10.12, with any such voluntary reduction (a) being in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof, (b) reducing permanently the amount of such Commitment then in effect and (c) being applied, in the case of reductions of the Aggregate Acquisition Loan Commitment, to the remaining scheduled reductions thereof in order of their scheduled occurrence.

         10.2 Optional Prepayments. (a) The Company and each Acquisition Subsidiary may, subject to subsection 10.12, at any time and from time to time, prepay any Initial Term Loans, Deferred Draw Term Loans, Revolving Credit Loans, Swing Line Loans or Syndicated Acquisition Loans borrowed by it which are then outstanding, in whole or in part, without premium or penalty, upon at least three Working Days' irrevocable notice to the Administrative Agent, in the case of Eurodollar Loans or Eurocurrency Loans and one Business Day's irrevocable notice to the Administrative Agent, in the case of Alternate Base Rate Loans, specifying (i) the date and amount of such prepayment, (ii) the principal amount to be prepaid, (iii) whether the prepayment is of Initial Term Loans, Deferred Draw Term Loans, Revolving Credit Loans, Swing Line Loans or Acquisition Loans or a combination thereof, and, if of a combination thereof, the amount of prepayment allocable to each (and, in the case of prepayments of the Acquisition Loans denominated in Approved Acquisition Currencies, the relevant Approved Acquisition Currency being prepaid) and (iii) whether the prepayment is of Eurodollar Loans, Eurocurrency Loans or Alternate Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount of prepayment allocable to each (and, with respect to such Eurodollar Loans and Eurocurrency Loans, each Tranche thereof). Upon receipt of any such notice, the Administrative Agent will promptly notify each affected Lender thereof. If any such notice is given, the Company will make the prepayment specified therein, and such prepayment shall be due and payable on the date specified therein. Each partial prepayment pursuant to this subsection 10.2 shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, in the case of Swing Line Loans, $500,000 or a whole multiple of $100,000 in excess thereof) and shall comply with subsection 10.8(h). Any such optional prepayments of the Initial Term Loans or the Deferred Draw Term Loans shall be applied to the remaining installments thereof in inverse order of their scheduled maturities (to be applied first to the payments due under subsection 2.4(b) or subsection 3.4(b), as the case may be).

         (b) The Company and each Local Subsidiary may, subject to subsection 10.12, at any time and from time to time, prepay any Local Loans borrowed by it or Acceptances created for its account which are then outstanding, in whole or in part, without premium or penalty, upon at least three Working Days' irrevocable notice to the relevant Local Fronting Lender (with a copy to the Administrative Agent), in the case of Eurodollar Loans or Eurocurrency Loans, and two Business Day's irrevocable notice to such Local Fronting Lender, in the case of Alternate

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                                                                             94

Base Rate Loans, Local Rate Loans or Acceptances, specifying (i) the date and amount of such prepayment, (ii) whether the amounts prepaid are on account of Acceptances or Local Loans (and, if on account of Local Loans, whether such Local Loans to be prepaid are denominated in Dollars or in a Denomination Currency, as the case may be) or a combination thereof, and, if a combination thereof, the amount of prepayment allocable to each and (iii) whether the prepayment is of Eurodollar Loans or Alternate Base Rate Loans (in the case of any prepayment of any such Loans denominated in Dollars) or Eurocurrency Loans or Local Rate Loans (otherwise) or (in either case) a combination thereof, and, if of a combination thereof, the amount of prepayment allocable to each (and, with respect to such Eurodollar Loans, Eurocurrency Loans or, to the extent applicable, Local Rate Loans, each Tranche thereof); provided, however, that Local Loans borrowed by way of overdrafts may be repaid on same-day notice without regard to any minimum amount of repayment required by this subsection 10.2(b), with any deposit of funds (whether by clearance of a check, receipt of a wire transfer or otherwise) in the account of the relevant Local Subsidiary maintained by the Local Fronting Lender with respect to such overdrafts being deemed to constitute such notice of prepayment. If any such notice is given, the relevant Local Borrower will make the prepayment specified therein, and such prepayment shall be due and payable on the date specified therein. Each partial prepayment of the Local Loans pursuant to this subsection 10.2 shall be in such minimum amount as may be mutually agreed upon by the relevant Local Fronting Lender and the relevant Borrower and shall comply with subsection 10.8(h); provided that in no event shall such minimum amount be greater than $500,000 or the Equivalent thereof in the relevant Denomination Currency.

         (c) The Company and each Acquisition Subsidiary may, subject to subsection 10.12, at any time and from time to time, prepay any Fronted Acquisition Loans borrowed by it which are then outstanding, in whole or in part, without premium or penalty, upon at least three Working Days' irrevocable notice to the relevant Acquisition Fronting Lender (with a copy to the Administrative Agent), in the case of Eurodollar Loans or Eurocurrency Loans, and two Business Day's irrevocable notice to such Acquisition Fronting Lender, in the case of Alternate Base Rate Loans, specifying (i) the date and amount of such prepayment, (ii) to the extent applicable, whether the amounts to be prepaid are on account of Fronted Acquisition Loans which are denominated in Dollars, Approved Acquisition Currencies or a combination thereof, and, if a combination thereof, the amount of prepayment allocable to each and (iii) whether the prepayment is of Eurodollar Loans or Alternate Base Rate Loans (in the case of any prepayment of any such Loans denominated in Dollars) or a combination thereof, and, if of a combination thereof, the amount of prepayment allocable to each (and, with respect to such Eurodollar Loans and Eurocurrency Loans, each Tranche thereof). If any such notice is given, the relevant Acquisition Borrower will make the prepayment specified therein, and such prepayment shall be due and payable on the date specified therein. Each partial prepayment of the Fronted Acquisition Loans pursuant to this subsection 10.2(c) shall be in such minimum amount as may be mutually agreed upon by the relevant Fronting Lender and the relevant Borrower and shall comply with subsection 10.8(h); provided that in no event shall such minimum amount be greater than $500,000 or the Equivalent thereof in the relevant Approved Acquisition Currency.

         10.3 Mandatory Prepayments. (a) If, at any time and from time to time, the Aggregate Commitment is temporarily or permanently reduced pursuant to the terms of this

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                                                                             95

Agreement and, on the date of such reduction, the Company would not be able to satisfy the conditions precedent to borrowing set forth in subsection 12.3, the Company shall (and, if applicable, shall cause the Borrowing Subsidiaries to), on the date of such reduction, repay the relevant Loans and/or Reimbursement Obligations (and, to the extent necessary, cause the relevant then outstanding Undrawn L/C Obligations to be Fully Secured) in accordance with the provisions of subsections 10.5 by the amount of such reduction (or, if less, the amount of the Payment Obligations then outstanding). In the event that, at any time after the Company has caused then outstanding Undrawn L/C Obligations to be Fully Secured pursuant to this subsection 10.3(a), the Company is able to satisfy the conditions precedent to borrowing set forth in subsection 12.3 and the Aggregate Multi-Currency Commitment or the Aggregate Special L/C Commitment, as the case may be, then equals or exceeds the Aggregate Outstanding Multi-Currency Extensions of Credit or the aggregate amount of Special L/C Obligations, as the case may be, the amounts deposited by the Company in order to cause such Undrawn L/C Obligations to be Fully Secured shall be promptly returned to the Company.

         (b) If, at any time and from time to time, the Aggregate Outstanding Multi-Currency Extensions of Credit exceed the Aggregate Multi-Currency Commitment then in effect, the Company and/or the Local Subsidiaries shall immediately repay the Revolving Credit Loans, the Swing Line Loans, the Local Loans, the Acceptances and/or the Operating L/C Reimbursement Obligations (and, to the extent necessary, cause the then outstanding Undrawn Operating L/C Obligations to be Fully Secured) in accordance with the provisions of subsection 10.5 by the amount equal to such excess.

         (c) If, at any time and from time to time, the then outstanding Special L/C Obligations exceed the Aggregate Special L/C Commitment then in effect, the Company shall immediately repay the Special L/C Obligations (and, to the extent necessary, cause the then outstanding Undrawn Special L/C Obligations to be Fully Secured) by the amount equal to such excess.

         (d) If, at any time and from time to time, (i) the sum of (A) the aggregate outstanding principal amount of the Syndicated Acquisition Loans which are denominated in Dollars, (B) the aggregate outstanding principal amount of the Fronted Acquisition Loans which are denominated in Dollars, (C) the Equivalent in Dollars of 105% of the aggregate principal amount of then outstanding Syndicated Acquisition Loans which are denominated in Approved Acquisition Currencies and (D) the Equivalent in Dollars of 105% of the aggregate principal amount of then outstanding Fronted Acquisition Loans which are denominated in Approved Acquisition Currencies exceeds (ii) the Aggregate Acquisition Loan Commitment then in effect, the Acquisition Borrowers shall immediately repay the Acquisition Loans by the amount equal to such excess.

         (e) If, at any time and from time to time, the sum of (i) the aggregate outstanding principal amount of Local Loans denominated in Dollars which are owing by the Local Borrowers to a Local Fronting Lender, (ii) the Equivalent in Dollars of 105% of the aggregate outstanding principal amount of Local Loans denominated in the relevant Denomination Currency which are owing by the Local Borrowers to such Local Fronting Lender and (iii) the

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                                                                             96

Equivalent in Dollars of 105% of the aggregate undiscounted face amount of Acceptances in the relevant Denomination Currency which are owing by the relevant Local Subsidiary to such Local Fronting Lender, exceeds the Currency Sublimit for such Local Fronting Lender, such Local Borrowers shall, within three Business Days, repay the Local Loans and Acceptances owing by them to such Local Fronting Lender by the amount equal to such excess.

         (f) Notwithstanding the provisions of subsection 10.3(a) above, the Initial Term Loans owing to each Initial Term Loan Lender and the Deferred Draw Term Loans owing to each Deferred Draw Term Loan Lender shall be repaid to the extent required by subsection 10.5(a); provided that any Initial Term Loan Lender or any Deferred Draw Term Loan Lender may elect to waive its right to any payment owing to it pursuant to this subsection 10.3(f) and, if any Initial Term Loan Lender or any Deferred Draw Term Loan Lender so elects, the amounts otherwise payable to such Initial Term Loan Lender or such Deferred Draw Term Loan Lender, as the case may be, shall instead be applied ratably to repay the other Initial Term Loan Lenders or Deferred Draw Term Loan Lenders, as the case may be (or, if no other Initial Term Loans or Deferred Draw Term Loans, as the case may be, are then outstanding or payable to Initial Term Loan Lenders or Deferred Draw Term Loan Lenders, as the case may be, who have not so waived such payment, to reduce the Aggregate Acquisition Loan Commitment).

         (g) The Acquisition Loans owing to the Acquisition Lenders promptly (and in any event within one Business Day following receipt by the relevant Person of such Net Proceeds) shall be repaid by the amount equal to the Net Proceeds from any Net Proceeds Event in respect of a Resale Transaction; provided that no such prepayment shall be required pursuant to this subsection 10.3(g) to the extent that (i) the Investment Consideration paid by the Company and its Subsidiaries to acquire the assets being sold pursuant to such Resale Transaction was financed entirely with Excess Cash Flow of the Company and its Subsidiaries (a "Designated Resale Transaction") and (ii) the aggregate amount of such Net Proceeds from all such Designated Resale Transactions does not exceed $15,000,000.

         (h) On the Termination Date, the Aggregate Commitment shall terminate and the Borrowers shall cause all Payment Obligations to be Fully Satisfied.

         10.4 Mandatory Commitment Reductions. (a) Unless the Lenders then holding more than 85% of the Aggregate Commitment (excluding any portions thereof held by any Non-Funding Lender) then in effect otherwise agree, the Aggregate Commitment shall be promptly (and in any event on the date of receipt by Revlon Holdings, any Revlon Holdings Support Party, the Company or any Subsidiary of the Company of such Net Proceeds) permanently reduced by the amount equal to the amount of Net Proceeds from any Net Proceeds Event (other than a Net Proceeds Event described in clause (b) below) which has the effect of releasing any material collateral provided for in any Security Document.

         (b) Unless the Required Lenders otherwise agree, the Aggregate Commitment shall be promptly (and in any event within one Business Day following receipt by the relevant Person of such Net Proceeds) permanently reduced by the amount equal to:

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                                                                             97

         (i) the aggregate amount of Net Proceeds received from Net Proceeds Events in respect of the incurrence by any Revlon Holdings Support Party, the Company or any of its Subsidiaries of Indebtedness for borrowed money;

         (ii) the amount equal to the portion of the aggregate amount of Net Proceeds (other than the Net Proceeds with respect to Net Proceeds Events constituting Resale Transactions) received by Revlon Holdings, any Revlon Holdings Support Parties, the Company and its Subsidiaries from all Net Proceeds Events in respect of (A) the sale, transfer or other disposition of capital stock or other equity interests of Revlon Holdings or any Revlon Holdings Support Party, (B) the sale, lease, transfer or other disposition of assets of Revlon Holdings or any Revlon Holdings Support Party and (C) the sale, lease, transfer or other disposition of assets of the Company and its Subsidiaries (including, without limitation, any primary issuance and sale of equity securities) which (in the case of this clause (C) only) does not have the effect of releasing material collateral provided for in any Security Document; provided, however, that (x) no such reduction of the Aggregate Commitment shall be required pursuant to this subsection 10.4(b)(ii) during any year ending on an anniversary of the date hereof to the extent that the aggregate amount of such Net Proceeds, together with all other Net Proceeds described in this subsection 10.4(b)(ii) received during such year, is less than $10,000,000 or the Equivalent in any other currency thereof, (y) no such reduction of the Aggregate Commitment shall be required pursuant to this subsection 10.4(b)(ii) with respect to the Net Proceeds from any Net Proceeds Event in respect of a Resale Transaction, which Net Proceeds shall instead be applied in accordance with the provisions of subsection 10.3(g), and (z) for purposes of this subsection 10.4(b)(ii) only, the term "Net Proceeds" shall not include the Net Proceeds from any Specified Disposition to the extent that the aggregate amount of Net Proceeds from all Specified Dispositions since the date hereof does not exceed $25,000,000;

         (iii) the amount equal to the aggregate amount of Net Proceeds received by the Company and its Subsidiaries from any Net Proceeds Events (other than those otherwise described in this subsection 10.4) of the Company and its Subsidiaries; and

         (c) Unless the Required Lenders otherwise agree, the Aggregate Commitment shall be promptly (and in any event within one Business Day following receipt by the Administrative Agent of the financial statements contemplated by subsection 13.1(a) for such year) permanently reduced by the amount equal to the Net Excess Cash Flow of the Company and its Subsidiaries for the fiscal year of the Company covered by such financial statements (commencing with the fiscal year ending December 31, 1997); provided that if the Leverage Ratio of the Company and its Subsidiaries for the period of four consecutive fiscal quarters ending on the last day of the fiscal year of the Company covered by such financial statements is less than or equal to 4.25 to 1.0, the Aggregate Commitment shall not be required to be so reduced.

         (d) If, any Borrower would incur costs pursuant to subsection 10.12 as a result of any payment due pursuant to subsection 10.3 which result from any commitment reduction

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                                                                             98

required to be made pursuant to this subsection 10.4, such Borrower may deposit the amount of such payment with the Administrative Agent, for the benefit of the relevant Lenders, in a cash collateral account, until the end of the applicable Interest Period at which time such payment shall be made (provided that such deposit does not violate any provision of any Indenture). Each Borrower hereby grants to the Administrative Agent, for the benefit of such Lenders, a security interest in all amounts in which such Borrower has any right, title or interest which are from time to time on deposit in such cash collateral account and expressly waives all rights (which rights such Borrower hereby acknowledges and agrees are vested exclusively in the Administrative Agent) to exercise dominion or control over any such amounts.

         10.5 Application of Payments and Commitment Reductions. (a) Any reduction of the Aggregate Commitment required pursuant to subsection 10.4 shall be applied:

         (i) ratably to the repayment of the Initial Term Loans and the Deferred Draw Term Loans then outstanding and the reduction of the Available Deferred Draw Term Loan Commitment and the Aggregate Acquisition Loan Commitment (with any such reduction of the Aggregate Acquisition Loan Commitment being applied ratably to the then remaining scheduled reductions thereof);

         (ii) to the extent that no Initial Term Loans or Deferred Draw Term Loans remain outstanding, the Available Deferred Draw Term Loan Commitment is zero and the Aggregate Acquisition Loan Commitment has been terminated, to the reduction of the Aggregate Multi-Currency Commitment; and

         (iii) to the extent that no Initial Term Loans or Deferred Draw Term Loans remain outstanding, the Available Deferred Draw Term Loan Commitment is zero and each of the Aggregate Acquisition Loan Commitment and the Aggregate Multi-Currency Commitment has been terminated to the reduction of the Aggregate Special L/C Commitment.

         (b) To the extent that any reduction of the Aggregate Multi-Currency Commitment necessitates the prepayment of amounts outstanding thereunder pursuant to subsection 10.3, such prepayment shall be applied, first, to the Swing Line Loans then outstanding; second, to the Revolving Credit Loans then outstanding; third, to the reimbursement of all outstanding Operating L/C Reimbursement Obligations; fourth, to the Local Loans and Acceptances then outstanding; and, fifth, to causing the then outstanding Undrawn Operating L/C Obligations to be Fully Secured.

         (c) To the extent that any reduction of the Aggregate Multi-Currency Commitment necessitates the prepayment of Local Loans and Acceptances outstanding thereunder pursuant to subsection 10.3, such prepayment shall be applied, first, to the Local Loans of such Local Borrowers as the Company (on its own behalf and as agent of the Local Subsidiaries) may elect and, second, to the Acceptances; provided that, during such time as an Event of Default has occurred and is continuing, such prepayment shall be applied to the Local Loans and (to the extent relevant) Acceptances of such Local Borrowers as the Agents may elect.

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                                                                             99

         (d) To the extent that any reduction of the Aggregate Acquisition Loan Commitment necessitates the prepayment of Acquisition Loans outstanding thereunder pursuant to subsection 10.3, such prepayment shall be applied in such manner as the Company (or, following the occurrence and during the continuance of any Default or Event of Default, the Administrative Agent) may elect;

         (e) Any prepayment of the Initial Term Loans or the Deferred Draw Term Loans required pursuant to subsection 10.3 or 10.4 shall be applied to the outstanding installments thereof in inverse order of their scheduled maturities (to be applied first to the payment due under subsection 2.4(b) or subsection 3.4(b), as the case may be).

         10.6 Interest Rate and Payment Dates; Risk Participation Fees; Local Administrative Fee. (a) The Eurodollar Loans shall bear interest on the unpaid principal amount thereof for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate for such day plus the Applicable Margin.

         (b) The Alternate Base Rate Loans shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

         (c) Each Eurocurrency Loan shall bear interest on the unpaid principal amount thereof for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate applicable to the relevant Denomination Currency or Approved Acquisition Currency, as the case may be, for such day plus the Applicable Margin.

         (d) Each Local Rate Loan shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Local Rate applicable to the relevant Denomination Currency plus the Applicable Margin.

         (e) If all or a portion of any amount owing hereunder shall not be paid when due, all of the aggregate unpaid principal amount of the Loans, Acceptances and unpaid Reimbursement Obligations, and (to the extent permitted by applicable law) any overdue interest, fees and other amounts due under the Credit Documents, shall (i) bear interest at a rate per annum which is equal to the higher of (A) 2% above the rate which would otherwise be applicable thereto pursuant to this subsection 10.6 and (B) the Alternate Base Rate plus 2-3/4% and (ii) if such amount is on account of a Eurodollar Loan or a Eurocurrency Loan, be converted to an Alternate Base Rate Loan or a Local Rate Loan, as the case may be, at the end of the Interest Period applicable thereto.

         (f) Interest on each Syndicated Loan accrued to but not including each Interest Payment Date applicable thereto shall be payable in arrears on each such Interest Payment Date; provided, however, that interest accruing on the principal of or (to the extent permitted by applicable law) interest or any other amount payable in connection with any such Syndicated Loan not paid when due (whether at stated maturity, by acceleration or otherwise), shall be payable from time to time upon demand of the Administrative Agent acting on the affected Lenders' behalf.

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                                                                            100

         (g) Interest on each Fronted Loan accrued to but not including each Interest Payment Date applicable thereto shall be payable in arrears to the relevant Fronting Lender on each such Interest Payment Date; provided, however, that interest accruing on the principal of, or (to the extent permitted by applicable law) interest or any other amount payable in connection with, any Fronted Loan not paid when due (whether at stated maturity, by acceleration or otherwise), shall be payable from time to time upon demand of the Administrative Agent acting on the affected Fronting Lender's behalf. Interest on each Fronted Loan shall be payable to the relevant Fronting Lender in the Denomination Currency or Approved Acquisition Currency applicable to it (or, with respect to Fronted Loans which are denominated in Dollars, in Dollars). On each Interest Payment Date (including, without limitation, each Interest Payment Date with respect to Acceptances), the Fronting Lender shall deliver to the Administrative Agent, the Company and the relevant Borrowing Subsidiary an Interest Allocation Statement, substantially in the form of Exhibit S-2 or S-3 (as applicable), and the Company and the relevant Borrowing Subsidiary shall (in the absence of manifest error) pay the amount specified therein on such Interest Payment Date.

         (h) As promptly as is practicable following each date upon which a Local Fronting Lender receives a payment of interest under this Agreement on account of Local Loans and/or Acceptances, such Local Fronting Lender shall convert into Dollars (at the exchange rate then applicable to it) the amount equal to (i) the portion of such payment which constitutes the Applicable Margin thereon (or, with respect to each Multi-Currency Lender which funded the purchase of a participating interest in such Local Loan or Acceptance pursuant to subsection 8.4(a), as the case may be, such Multi-Currency Lender's Multi-Currency Commitment Percentage of the full amount of such interest payment) minus (ii) 1/4 of 1% per annum on the aggregate undiscounted face amount of the extensions of credit on account of which such interest payment was made (which unconverted amount shall be retained by such Local Fronting Lender for its own account). In consideration of the agreement of the Multi-Currency Lenders to purchase participating interests in the Local Loans and Acceptances, each Local Fronting Lender hereby agrees to pay to the Administrative Agent, for the ratable account of each Multi-Currency Lender, a risk participation fee in the amount equal to the proceeds received by such Local Fronting Lender from such conversion (other than any such proceeds payable for the account of a Non-Funding Lender, which proceeds shall be retained by such Local Fronting Lender for its own account) or, if no such conversion is required, the amount which would have been converted if such interest had been paid in a Denomination Currency; provided, however, that, in the event that the Multi-Currency Lenders have funded the purchase of participating interests in the extensions of credit on account of which such interest payment was made pursuant to subsection 8.4(a), such Local Fronting Lender shall instead pay to the Administrative Agent, for the account of each Multi-Currency Lender which has so funded such purchase, the amount equal to such Multi-Currency Lender's Multi-Currency Commitment Percentage of the proceeds received by such Local Fronting Lender from such conversion. Such amount shall be payable to the Administrative Agent in Dollars on the date upon which such Local Fronting Lender receives the proceeds of such conversion. For purposes of this subsection 10.6(h), interest shall be deemed to have been received by the Local Fronting Lender on account of an Acceptance on the last day of the calendar month in which such Acceptance matures.

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                                                                            101

         (i) On each date upon which any Local Borrower pays interest to a Local Fronting Lender hereunder on account of any Local Loan and on each date upon which any Acceptance is created by a Local Lender for the account of a Local Borrower hereunder, such Local Borrower shall pay to such Local Fronting Lender (for its own account) a local administrative fee in the amount equal to 1/4 of 1% per annum on the aggregate principal amount of the Local Loans with respect to which such interest is being paid or on the aggregate undiscounted face amount of such Acceptance, as the case may be.

         (j) As promptly as is practicable following each date upon which an Acquisition Fronting Lender receives a payment of interest under this Agreement on account of Fronted Acquisition Loans, such Acquisition Fronting Lender shall (if necessary) convert into Dollars (at the exchange rate then applicable to it) the amount equal to the portion of such payment which constitutes the Applicable Margin thereon (or, with respect to each Acquisition Direct Lender which funded the purchase of a participating interest in such Fronted Acquisition Loan pursuant to subsection 9.6(a), such Acquisition Direct Lender's Acquisition Loan Commitment Percentage of the full amount of such interest payment). In consideration of the agreement of the Acquisition Direct Lenders to purchase participating interests in the Fronted Acquisition Loans, each Acquisition Fronting Lender hereby agrees to pay to the Administrative Agent, for the ratable account of each Acquisition Direct Lender, a risk participation fee in the amount equal to the proceeds received by such Acquisition Fronting Lender from such conversion (other than any such proceeds payable for the account of a Non-Funding Lender, which proceeds shall be retained by such Acquisition Fronting Lender for its own account). Such amount shall be payable to the Administrative Agent in Dollars on the date upon which such Acquisition Fronting Lender receives the proceeds of such conversion.

         (k) On each date upon which any Acquisition Borrower pays interest to an Acquisition Fronting Lender hereunder on account of any Fronted Acquisition Loan, such Acquisition Borrower shall pay to such Acquisition Fronting Lender (for its own account) a local administrative fee in the amount agreed upon between such Acquisition Fronting Lender and such Acquisition Borrower at the time such Acquisition Fronting Lender agreed to make such Fronted Acquisition Loan.

         10.7 Letter of Credit Fees, Commissions and Other Charges. (a) The Company shall pay to the Administrative Agent, for the account of the relevant Issuing Lender and the applicable L/C Participants with respect to each Letter of Credit, a letter of credit commission with respect to such Letter of Credit in an amount per annum equal to (i) the Applicable Margin applicable to Eurodollar Loans on the date of payment of such letter of credit commission (of which 1/4 of 1% per annum shall be for the account of the relevant Issuing Lender and the remainder of such fee shall be for the accounts of the relevant L/C Participants and such Issuing Lender to be shared ratably among them in accordance with their respective Special L/C Commitment Percentages or Multi-Currency Commitment Percentages, as applicable) times (ii) the undrawn face amount of such Letter of Credit; provided that in no event shall such letter of credit commission in respect of any Commercial Letter of Credit be less than the amount which would be paid in respect of such Commercial Letter of Credit if it had a tenor of 120 days.

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                                                                            102

         (b) Letter of credit commissions which are payable pursuant to clause
(a) above shall be non-refundable and shall be payable to the Administrative
Agent:

         (i) with respect to any Commercial Letter of Credit having a tenor of less than 120 days, in advance on the date of issuance of such Letter of Credit on account of the period of 120 days; and

         (ii) with respect to any other Letter of Credit, in arrears on account of the period from the issuance date with respect thereto through the day immediately preceding the next L/C Fee Payment Date (or, if earlier, the expiry date for such Letter of Credit) and on each succeeding L/C Fee Payment Date on account of the period from such L/C Fee Payment Date through the day immediately preceding the next L/C Fee Payment Date (or, if earlier, the expiry date for such Letter of Credit).

         (c) In addition to the foregoing fees and commissions, the Company shall pay or reimburse the relevant Issuing Lender directly (and not through the Administrative Agent) in respect of each Letter of Credit for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it.

         (d) The Administrative Agent shall pay to each applicable L/C Participant and the relevant Issuing Lender all fees and commissions (including, without limitation, any fees and commissions paid to the Administrative Agent for the account of each such L/C Participant and such Issuing Lender on the issuance date of any Letter of Credit) received from time to time by the Administrative Agent for their respective accounts pursuant to this subsection 10.7 within one day following each L/C Fee Payment Date.

         10.8 Conversion Options, Minimum Tranches and Maximum Interest Periods. (a) The Borrowers may elect from time to time to convert outstanding Syndicated Loans from Eurodollar Loans to Alternate Base Rate Loans by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election. The Borrowers may elect from time to time and at any time to convert outstanding Syndicated Loans from Alternate Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Working Days' irrevocable notice of such election; provided that no Syndicated Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate. Upon receipt of such notice, the Administrative Agent shall promptly notify each affected Syndicated Lender thereof. On the date on which such conversion is being made, each such affected Syndicated Lender shall take such action as is necessary to effect such conversion. All or any part of the outstanding Syndicated Loans may be converted as provided herein.

         (b) Any Syndicated Loans which are Eurodollar Loans may be continued as such upon the expiration of an Interest Period with respect thereto by giving the Administrative Agent at least three Working Days' irrevocable notice for continuation thereof; provided that no such Eurodollar Loan may be continued as such when any Event of Default has occurred and is

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                                                                            103

continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate, and, instead, such Eurodollar Loans shall be automatically converted to an Alternate Base Rate Loan on the last day of the Interest Period for which a Eurodollar Rate was determined by the Administrative Agent prior to the Administrative Agent's obtaining knowledge of such Default or Event of Default. The Administrative Agent shall notify each affected Syndicated Lender promptly that such automatic conversion shall occur.

         (c) Each Borrower may elect from time to time to convert outstanding Fronted Loans from Eurodollar Loans to Alternate Base Rate Loans (in the case of Fronted Loans which are in Dollars) by giving (or causing the Company to give) the relevant Fronting Lender at least two Business Days' prior irrevocable notice of such election. Each Local Borrower may elect from time to time to convert outstanding Local Loans from Eurocurrency Loans to Local Rate Loans (in the case of Local Loans which are in a Denomination Currency) by giving (or causing the Company to give) the relevant Local Fronting Lender at least two Business Days' prior irrevocable notice of such election. Each Borrower may elect from time to time and at any time to convert outstanding Fronted Loans from Alternate Base Rate Loans to Eurodollar Loans (in the case of Fronted Loans which are in Dollars) by giving (or causing the Company to give) the relevant Fronting Lender at least three Working Days' irrevocable notice of such election; provided that no Alternate Base Rate Loans may be converted to Eurodollar Loans when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate. Each Local Borrower may elect from time to time and at any time to convert outstanding Local Rate Loans to Eurocurrency Loans (in the case of Local Loans which are in a Denomination Currency) by giving (or causing the Company to give) the relevant Local Fronting Lender at least three Working Days' irrevocable notice of such election; provided that no Local Rate Loans may be converted to Eurocurrency Loans when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate. Upon receipt of such notice, such Fronting Lender shall promptly notify the Administrative Agent thereof. On the date on which such conversion is being made, the relevant Fronting Lender shall take such action as is necessary to effect such conversion. All or any part of the outstanding Fronted Loans may be converted as provided herein.

         (d) Any Local Loans which are Eurodollar Loans or Eurocurrency Loans or (to the extent applicable) Local Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by giving the relevant Local Fronting Lender at least three Working Days' irrevocable notice for continuation thereof; provided that no such Eurodollar Loan or Eurocurrency Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate, and, instead, such Eurodollar Loans shall be automatically converted to Alternate Base Rate Loans and such Eurocurrency Loans shall be automatically converted to Local Rate Loans on the last day of the Interest Period for which a Eurodollar Rate or a Eurocurrency Rate, as the case may be, was determined by the relevant Local Fronting Lender prior to its obtaining knowledge of such Default or Event of Default. The Administrative Agent shall notify the relevant Local Fronting Lenders promptly that such automatic conversion shall occur.

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                                                                            104

         (e) Any Acquisition Loans which are Eurocurrency Loans shall be continued as such for a new Interest Period of one month upon the expiration of an Interest Period with respect thereto unless the relevant Acquisition Borrower shall have given to:

         (i) the Administrative Agent (in the case of Eurocurrency Loans which are Syndicated Acquisition Loans) at least three Working Days' irrevocable notice to the contrary; or

         (ii) the relevant Acquisition Fronting Lender (in the case of Eurocurrency Loans which are Fronted Acquisition Loans) at least four Working Days' irrevocable notice to the contrary;

provided that, unless such Acquisition Loans are to be repaid upon the expiration of such Interest Period or to become Converted Acquisition Loans, any continuation of Syndicated Acquisition Loans which occurs when the Administrative Agent has knowledge that any Default or Event of Default has occurred and is continuing, and any continuation of Fronted Acquisition Loans which occurs when the relevant Acquisition Fronting Lender has knowledge thereof, shall be for an Interest Period of one month. Any Acquisition Loans which are Eurocurrency Loans shall be converted into another Type of Loan only in accordance with the provisions of subsection 10.16.

         (f) In the event that a timely notice of conversion or continuation with regard to Syndicated Loans which are Eurodollar Loans is not given in accordance with this subsection 10.7, then, unless the Administrative Agent shall have received timely notice from the Company in accordance with subsection 10.2 that such Eurodollar Loans are to be prepaid on the last day of such Interest Period, the Company shall be deemed irrevocably to have requested that such Eurodollar Loans be converted into Alternate Base Rate Loans on the last day of such Interest Period.

         (g) In the event that a timely notice of conversion or continuation with regard to Local Loans which are Eurodollar Loans or Eurocurrency Loans is not given in accordance with this subsection 10.7, then, unless the relevant Local Fronting Lender shall have received timely notice from the relevant Borrower in accordance with subsection 10.2 that such Eurodollar Loans or Eurocurrency Loans, as the case may be, are to be prepaid on the last day of such Interest Period, such Borrower shall be deemed irrevocably to have requested that such Eurodollar Loans be converted into Alternate Base Rate Loans or such Eurocurrency Loans be converted into Local Rate Loans, as the case may be, on the last day of such Interest Period. In the event that a timely notice of continuation with regard to Local Rate Loans which are subject to an Interest Period is not given in accordance with this subsection 10.7, then, unless the relevant Local Fronting Lender shall have received timely notice from the relevant Borrower in accordance with subsection 10.2 that such Local Rate Loans are to be converted into Eurocurrency Loans or prepaid on the last day of such Interest Period, such Borrower shall be deemed irrevocably to have requested that such Local Rate Loans be continued as such on the last day of such Interest Period for a new Interest Period which is the shortest such Interest Period available to such Borrower from the relevant Local Fronting Lender.

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                                                                            105

         (h) Any borrowing or continuation of Eurodollar Loans or Eurocurrency Loans, or conversion to or from Eurodollar Loans or Eurocurrency Loans, or payments or prepayments of Eurodollar Loans or Eurocurrency Loans, shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) the aggregate principal amount of each Tranche of Syndicated Loans which are Eurodollar Loans or Eurocurrency Loans shall be $10,000,000 or a whole multiple (to the extent possible) of $1,000,000 in excess thereof, provided that (A) Syndicated Acquisition Loans which are made to refund any Refunded Revolving Credit Loans shall be in a minimum aggregate principal amount of $5,000,000 and (B) Syndicated Acquisition Loans which are denominated in an Approved Acquisition Currency shall be in an aggregate principal amount equal to the Equivalent in such Approved Acquisition Currency of the amounts set forth above, as rounded upwards to the nearest 100,000 units (e.g., DM100,000, (pound)100,000 or (Y)100,000) of the relevant Approved Acquisition Currency; (ii) the aggregate principal amount of each Tranche of Local Loans which are Eurodollar Loans, Alternate Base Rate Loans, Eurocurrency Loans and Local Rate Loans in each Denomination Currency shall be in such amount as may be mutually agreed upon by the relevant Local Fronting Lender and the relevant Borrower, (iii) the aggregate principal amount of each Tranche of Fronted Acquisition Loans shall be in such amount as may be mutually agreed upon by the relevant Acquisition Fronting Lender and the relevant Acquisition Borrower, (iv) the aggregate principal amount of all Syndicated Loans which are Alternate Base Rate Loans (other than Swing Line Loans) shall be $5,000,000 or a whole multiple (to the extent possible) of $1,000,000 in excess thereof and
(v) there shall not be more than (A) twelve Tranches of Syndicated Loans which are Eurodollar Loans at any one time outstanding, (B) two Tranches (or such other number of Tranches as may be mutually agreed upon by the relevant Fronting Lender and the relevant Borrowers) of Local Loans which are Eurodollar Loans, Eurocurrency Loans and (to the extent that an Interest Period is applicable thereto) Local Rate Loans in each Denomination Currency at any one time outstanding and (C) two Tranches (or such other number of Tranches as may be mutually agreed upon by the relevant Acquisition Fronting Lender and the relevant Acquisition Borrowers) of Fronted Acquisition Loans which are Eurodollar Loans and Eurocurrency Loans from any Acquisition Fronting Lender at any one time outstanding.

         10.9 Inability to Determine Interest Rate. (a) In the event that the Administrative Agent or the relevant Fronting Lender shall have determined (which determination, in the absence of manifest error, shall be conclusive and binding upon each Borrower) that by reason of circumstances affecting the relevant interbank eurocurrency market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or any relevant Eurocurrency Rate for any Interest Period with respect to (i) any proposed Loan that the relevant Borrower has requested be made as Eurodollar Loans or Eurocurrency Loans, (ii) a Eurodollar Loan that will result from the requested conversion of all or part of the Alternate Base Rate Loans into Eurodollar Loans, (iv) a Eurocurrency Loan that will result from the requested conversion of all or part of the Local Rate Loans in any Denomination Currency into Eurocurrency Loans, (v) the continuation of a Eurodollar Loan or a Eurocurrency Loan as such for an additional Interest Period (any such Loan described in clauses (i), (ii),
(iii), (iv) or (v) of this subsection 10.9(a) being herein called an "Affected Loan"), the Administrative Agent or the relevant Fronting Lender (as the case may be) shall forthwith give telecopy or telephonic notice of such determination, confirmed in writing, to the relevant Borrower (with a copy to the Company, the

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                                                                            106

Administrative Agent and any affected Lenders) at least two Business Days prior to, as the case may be, the borrowing date for such Eurodollar Loan or Eurocurrency Loan, the conversion date for such Alternate Base Rate Loan or Local Rate Loan or the last day of the Interest Period applicable to such Eurodollar Loan or Eurocurrency Loan. Unless the relevant Borrower shall have notified the Administrative Agent (in the case of any Syndicated Loan), the relevant Local Fronting Lender (in the case of any Local Loan) or the Administrative Agent and the relevant Acquisition Fronting Lender (in the case of any Fronted Acquisition Loan) promptly upon receipt of such telecopy or telephonic notice that it wishes to rescind or modify its request regarding such Affected Loans, then, as the case may be, (x) any requested Eurodollar Loan shall be made as an Alternate Base Rate Loan, continued as an Alternate Base Rate Loan or converted into an Alternate Base Rate Loan, (y) any requested Acquisition Loan which is a Eurocurrency Loan shall be converted into an Alternate Base Rate Loan in accordance with the provisions of subsection 10.19 or (z) any requested Local Loan which is a Eurocurrency Loan shall be made as a Local Rate Loan, continued as a Local Rate Loan or converted into a Local Rate Loan. Until any such notice has been withdrawn by the Administrative Agent or the relevant Fronting Lender, as the case may be, no further Affected Loans shall be made.

         (b) In the event that the Lenders holding the majority of the relevant Commitment determine that the rates quoted by the Eurocurrency Reference Lenders do not accurately reflect the cost to them of making or maintaining any Syndicated Loans that a Borrower has requested that they make or maintain as, or convert to, Eurodollar Loans or Eurocurrency Loans, as the case may be, the Administrative Agent shall forthwith give telecopy or telephonic notice of such determination to such Borrower (with a copy to the Company, to the extent that the Company is not such Borrower) on or before the requested borrowing, conversion or continuation date for such Syndicated Loans or the next succeeding Interest Period with respect thereto. Unless the relevant Borrower shall have notified the Administrative Agent promptly after receipt of such telecopy or telephonic notice that it wishes to rescind or modify its borrowing request, then (i) any such Eurodollar Loans shall be made as or converted to Alternate Base Rate Loans and (ii) any such Syndicated Acquisition Loans which are Eurocurrency Loans shall be converted into Alternate Base Rate Loans in accordance with the provisions of subsection 10.19.

         10.10 Illegality. (a) Notwithstanding any other provision herein, if any change in law, rule, regulation, treaty or directive or in the interpretation or application thereof, shall make it unlawful for any Lender (other than a Fronting Lender) to make or maintain Eurodollar Loans or Eurocurrency Loans as contemplated by this Agreement or to accept deposits in order to make or maintain such Eurodollar Loans or Eurocurrency Loans, as the case may be, (i) such Lender shall promptly notify the Administrative Agent and the Company thereof, (ii) the agreements of such Lender hereunder to make, continue or convert to Eurodollar Loans or Eurocurrency Loans, as the case may be, shall be suspended forthwith and (iii) such Lender's Syndicated Loans then outstanding as Eurodollar Loans or Eurocurrency Loans, if any, shall (A) in the case of Eurodollar Loans or Eurocurrency Loans (other than Acquisition Loans), automatically become Alternate Base Rate Loans for the duration of the respective Interest Periods applicable thereto (or, if permitted by applicable law, at the end of such Interest Periods)

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                                                                            107


and (B) in the case of Acquisition Loans, be converted into Alternate Base Rate Loans in accordance with the provisions of subsection 10.19.

         (b) Notwithstanding any other provision herein, if any change in law, rule, regulation, treaty or directive or in the interpretation or application thereof, shall make it unlawful for any Local Fronting Lender to make or maintain Local Loans as Eurodollar Loans in Dollars or Eurocurrency Loans in the Denomination Currency applicable to it as contemplated by this Agreement or to accept deposits in order to make or maintain such Eurocurrency Loans, (i) such Local Fronting Lender shall promptly notify the Administrative Agent, the Company and the relevant Local Subsidiary thereof, (ii) the agreements of such Local Fronting Lender hereunder to make or convert to Eurodollar Loans or Eurocurrency Loans, as the case may be, shall be suspended forthwith, (iii) such Local Fronting Lender's Local Loans then outstanding as (A) Eurocurrency Loans, if any, shall automatically become Local Rate Loans for the duration of the respective Interest Periods applicable thereto (or, if permitted by applicable law, at the end of such Interest Periods) or (B) Eurodollar Loans, if any, shall automatically become Alternate Base Rate Loans for the duration of the respective Interest Periods applicable thereto (or, if permitted by applicable law, at the end of such Interest Periods).

         (c) Notwithstanding any other provision herein, if any change in law, rule, regulation, treaty or directive or in the interpretation or application thereof, shall make it unlawful for any Acquisition Fronting Lender to make or maintain its Eurocurrency Loans as contemplated by this Agreement or to accept deposits in order to make or maintain such Eurocurrency Loans, (i) such Acquisition Fronting Lender shall promptly notify the Administrative Agent, the Company and the relevant Acquisition Subsidiary thereof and (ii) such Acquisition Fronting Lender's Fronted Acquisition Loans shall be converted into Alternate Base Rate Loans in accordance with the provisions of subsection 10.19 at the end of the relevant Interest Period (or on any earlier date as may be required by applicable law).

         (d) Notwithstanding any other provision herein, if any change in law, rule, regulation, treaty or directive or in the interpretation or application thereof, shall make it unlawful for any Multi-Currency Lender to purchase a participating interest in any Local Loan or Acceptance, such Multi-Currency Lender shall use reasonable efforts (including reasonable efforts to change the office in which it is booking such participating interest) to avoid such prohibition; provided, however, that such efforts shall not cause the imposition on such Multi-Currency Lender of any additional costs or legal or regulatory burdens deemed by such Multi-Currency Lender to be material or otherwise be deemed by such Multi-Currency Lender to be disadvantageous to it or contrary to its policies. In the event that such efforts are not sufficient to avoid such prohibition, (i) such Multi-Currency Lender shall be deemed to be a Non-Funding Lender with respect to such participating interest and the Local Loan or Acceptance, as the case may be, to which it relates (except that such Multi-Currency Lender shall not forfeit its voting rights under this Agreement solely as a result of becoming a Non-Funding Lender pursuant to the provisions of this clause (d)), (ii) such Multi-Currency Lender shall promptly notify the Administrative Agent, the relevant Fronting Lender, the Company and the relevant Local Subsidiary thereof and (iii) the agreements of such Fronting Lender to make further Local Loans

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                                                                            108


(or, to the extent applicable, to make further Local Loans upon such interest rate basis) and Acceptances hereunder shall be suspended forthwith.

         (e) Notwithstanding any other provision herein, if any change in law, rule, regulation, treaty or directive or in the interpretation or application thereof, shall make it unlawful for any Acquisition Direct Lender to purchase a participating interest in any Fronted Acquisition Loan, such Acquisition Direct Lender shall use reasonable efforts (including reasonable efforts to change the office in which it is booking such participating interest) to avoid such prohibition; provided, however, that such efforts shall not cause the imposition on such Acquisition Direct Lender of any additional costs or legal or regulatory burdens deemed by such Acquisition Direct Lender to be material or otherwise be deemed by such Acquisition Direct Lender to be disadvantageous to it or contrary to its policies. In the event that such efforts are not sufficient to avoid such prohibition, (i) such Acquisition Direct Lender shall be deemed to be a Non-Funding Lender with respect to such participating interest and the Fronted Acquisition Loan to which it relates and (ii) such Acquisition Direct Lender shall promptly notify the Administrative Agent, the relevant Acquisition Fronting Lender, the Company and the relevant Acquisition Subsidiary thereof.

         (f) The Company agrees promptly to pay to any Syndicated Lender, and each Borrower agrees promptly to pay to any Fronting Lender, any additional amounts necessary to compensate such Lender for any costs incurred by it as a consequence of such Borrower making any repayment in accordance with this subsection 10.10, including, without limitation, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans or Eurocurrency Loans, as the case may be. A certificate as to any such costs payable pursuant to this subsection 10.10 submitted by an officer of any Lender, through the Administrative Agent, to the Company (on its own behalf or as agent of the Borrower) shall be conclusive, in the absence of manifest error.

         10.11 Requirements of Law; Changes of Law. (a) In the event that the adoption of or any change in law, rule, regulation, treaty or directive or in the interpretation or application thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) issued after the date hereof from any central bank or other Governmental Authority:

         (i) imposes upon such Lender any tax of any kind whatsoever with respect to this Agreement, its Notes, any Letter of Credit, any Application or any Loan, or changes the basis of taxation of payments to such Lender of principal, commitment fee, interest or any other amount payable hereunder (except for (x) income and franchise taxes imposed on such Lender by the jurisdiction under the laws of which such Lender is organized or any political subdivision or taxing authority thereof or therein, or by the jurisdiction of the principal office of such Lender or any political subdivision or taxing authority thereof or therein or the office of such Lender from which it is making its Loans or any political subdivision or taxing authority thereof or therein, (y) taxes resulting from the substitution of any such system by another system of taxation, provided that the taxes payable by such Lender subject to such other system of taxation are not generally charged to borrowers from such Lender having loans or advances bearing interest at a rate similar to the

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                                                                            109

    Eurodollar Rate, the Eurocurrency Rate or the Local Loan Rate and (z) taxes imposed by way of deduction or withholding, which shall be exclusively governed by subsection 10.13);

         (ii) imposes, modifies or holds applicable any reserve, special deposit, compulsory loan or similar requirement against any Loan made, or assets held by, or credit extended by, or deposits or other liabilities in or for the account of, or acquisition of funds by or for the account of, any office of such Lender, which is not otherwise included in the determination of the Eurodollar Rate, the Eurocurrency Rate or the Local Loan Rate, as the case may be, hereunder; or

         (iii) imposes on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing, maintaining or participating in advances or extensions of credit (including, without limitation, Acceptances) or issuing or participating in Letters of Credit or to reduce any amount receivable by it in respect of its Eurodollar Loans, Eurocurrency Loans or Local Rate Loans, then, in any such case, the relevant Borrower shall promptly pay such Lender any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable as reasonably determined by it with respect to this Agreement (including, without limitation, its participating interests in Letters of Credit, Acceptances and Local Loans), its Notes or its Loans after taking into account any amounts paid or payable pursuant to subsection 10.13(a). If a Lender becomes entitled to claim any additional amounts pursuant to this subsection 10.11(a), it shall promptly notify the relevant Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by an officer of a Lender, through the Administrative Agent, to the relevant Borrower shall be conclusive, in the absence of manifest error.

         (b) In the event that any Lender shall have determined that the adoption of any law, rule, regulation or guideline adopted pursuant to or arising out of the International Convergence of Capital Measurement and Capital Standards or of any Requirement of Law otherwise regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder or under any Acceptance or Letter of Credit to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount which is reasonably deemed by such Lender to be material, then from time to time, promptly after submission by such Lender, through the Administrative Agent, to the relevant Borrower of a written request therefor, such Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

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                                                                            110

         (c) The agreements in this subsection 10.11 shall survive the termination of this Agreement and payment of the Loans, the Notes, the Drafts, the Reimbursement Obligations and all other amounts payable hereunder.

         10.12 Indemnity. Each Borrower agrees to promptly pay and indemnify each Lender for, and to hold such Lender harmless from, any loss or expense which such Lender may sustain or incur in its reemployment of funds obtained in connection with the making or maintaining of, or converting to, Eurodollar Loans, Eurocurrency Loans or Local Rate Loans (including, without limitation, its participating interests therein) as a consequence of (a) any default by such Borrower in borrowing such Eurodollar Loans, Eurocurrency Loans or Local Rate Loans after such Borrower has given a notice in respect thereof or (b) any default by such Borrower in converting (i) Alternate Base Rate Loans to Eurodollar Loans or Eurocurrency Loans, (ii) Eurocurrency Loans to Local Rate Loans or (iii) Local Rate Loans to Eurodollar Loans or Eurocurrency Loans, after such Borrower has given a notice in respect thereof or (c) any failure by such Borrower to prepay Eurodollar Loans, Eurocurrency Loans or Local Rate Loans, as the case may be, after such Borrower has given notice in respect thereof or (e) any payment, prepayment (whether optional or mandatory) or conversion (whether optional or mandatory) of any Eurodollar Loan or Eurocurrency Loan (or, to the extent applicable, Local Rate Loan) by such Borrower on a day which is not the last day of an Interest Period with respect thereto. Without limiting the effect of the foregoing, the relevant Borrower agrees to pay to each such Lender an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount paid, prepaid or not borrowed for (A) the period from the date of such payment or prepayment to the last day of the Interest Period applicable to such Eurodollar Loan or Eurocurrency Loan (or, to the extent applicable, Local Rate
Loan), as the case may be, or (B) in the case of a failure to borrow or to convert, the Interest Period applicable to such Eurodollar Loan or Eurocurrency Loan or Local Rate Loan (or, to the extent applicable, Local Rate Loan), as the case may be, which would have commenced on the date specified for such borrowing or conversion, at the applicable rate of interest for such Eurodollar Loan or Eurocurrency Loan (or, to the extent applicable, Local Rate Loan) provided for herein (exclusive of any margin applicable thereto) minus (ii) the interest component of the amount such Lender would have bid in the relevant interbank market in respect of such Loan (or, in the case of any Local Rate Loans, the funding costs of the relevant Fronting Lender) if such Loan were to be made on the date of such payment, prepayment, failure to borrow or failure to convert, as the case may be. A certificate as to any additional amounts payable pursuant to this subsection 10.12 submitted by an officer of a Lender, through the Administrative Agent, to the relevant Borrower shall be conclusive, absent manifest error. The agreements in this subsection 10.12 shall survive termination of this Agreement and payment of the Loans, the Notes, the Drafts, the Reimbursement Obligations and all other amounts payable hereunder.

         10.13 Taxes. (a) All payments made by each Borrower under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Administrative Agent, the Documentation Agent, the Syndication Agent and each Lender, income and franchise taxes imposed on the Administrative

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                                                                            111

Agent, the Documentation Agent, the Syndication Agent or such Lender by the jurisdiction under the laws of which it is organized or any political subdivision or taxing authority thereof or therein, or by the jurisdiction of the principal office of the Administrative Agent, the Documentation Agent, the Syndication Agent or such Lender or the office of such Lender from which it is making its Loans or any political subdivision or taxing authority thereof or therein, but not excluding any such tax imposed on or with respect to a Multi-Currency Lender or an Acquisition Direct Lender that is required to be withheld by a Fronting Lender or Borrower with respect to any payments due to a Multi-Currency Lender or an Acquisition Direct Lender, as the case may be, from such Fronting Lender or Borrower pursuant to this Agreement (all such non-excluded taxes being called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent, the Documentation Agent, the Syndication Agent or any Lender hereunder, under the Notes or in respect of any Draft or Letter of Credit, the amounts so payable to it shall (without any obligation on the part of any Borrower to pay such amounts ratably in accordance with the provisions of subsection 10.16) be increased to the extent necessary to yield to the Administrative Agent, the Documentation Agent, the Syndication Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by a Borrower, as promptly as possible thereafter, such Borrower shall send to the Administrative Agent, for its own account or for the account of the Documentation Agent, the Syndication Agent or such Lender, as the case may be, a certified copy of an original official receipt showing payment thereof. If any Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent, the Documentation Agent, the Syndication Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent, the Documentation Agent, the Syndication Agent or any Lender as a result of any such failure. For purposes of this
Section 10.13 all payments made by a Fronting Lender pursuant to this Agreement shall be treated as if such payments were made by the relevant Borrower.

         (b) Except as the Company shall otherwise consent, each Lender hereby severally (but not jointly) represents that under applicable law and treaties in effect on the date of this Agreement no United States federal taxes will be required to be withheld by the Administrative Agent or the Company with respect to any payments to be made to such Lender in respect of this Agreement. Each Syndicated Lender which itself is not incorporated under the laws of the United States of America or a state thereof or which is lending from an office that is not incorporated under the laws of the United States of America or a state thereof agrees severally (but not jointly) that it will:

              (x) (i) prior to the Closing Date, deliver to the Company and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying in each case that such Syndicated Lender is entitled to receive all payments under this Agreement, the Notes and the Drafts payable to it, without deduction or withholding of any United States federal income taxes;

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                                                                            112

              (ii) deliver to the Company and the Administrative Agent two further copies of the said Form 1001 or 4224, or successor applicable form, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company; and

              (iii) use its best efforts to obtain such extensions or renewals thereof as may reasonably be requested by the Company, certifying that such Syndicated Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes; or

         (y) in the case of any Initial Term Loan Lender or Deferred Draw Term Loan Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code or a "10-percent shareholder" within the meaning of Section 881(c)(3)(B) of the Code, (i) represent to the Company (for the benefit of the Company and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code or a "10-percent shareholder" within the meaning of Section 881(c)(3)(B) of the Code, (ii) agree to furnish to the Company on or before the date of any payment by the Company, with a copy to the Administrative Agent, (A) a certificate substantially in the form of Exhibit U-1 hereto (any such certificate a "U.S. Tax
    Compliance Certificate") and (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Term Loan Lender's or such Deferred Draw Term Loan Lender's, as the case may be, legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Agreement (and to deliver to the Company and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Company or the Administrative Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Company, to provide to the Company (for the benefit of the Company and the Administrative Agent) such other forms as may be reasonably required to establish the legal entitlement of such Term Loan Lender or such Deferred Draw Term Loan Lender, as the case may be, to an exemption from withholding with respect to payments under this Agreement (any Term Loan Lender or Deferred Draw Term Loan Lender which complies with the requirements of this subsection 10.13(b)(y), a "Qualified Foreign Lender");

unless in any such case any change in law, rule, regulation, treaty or directive, or in the interpretation or application thereof, has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Syndicated Lender from duly completing and delivering any such form with respect to it and such Syndicated Lender advises the Company that it is not capable of receiving payments

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                                                                            113

without any deduction or withholding of United States federal income tax. Notwithstanding any provision of subsection 10.13(a) to the contrary, the Company shall have no obligation to pay any amount to or for the account of any Syndicated Lender on account of any Taxes pursuant to subsection 10.13(a) (including, without limitation, the second sentence thereof) to the extent that such amount results from (i) the failure of any Lender to comply with its obligations pursuant to this subsection 10.13(b) (or, in the case of any Transferee, pursuant to subsection 17.7(g)) or (ii) any representation or warranty made or deemed to be made by any Syndicated Lender pursuant to this subsection 10.13(b) (or, in the case of any Transferee pursuant to subsection 17.7(g)) proving to have been incorrect, false or misleading in any material respect when so made or deemed to be made.

         (c) Each Lender agrees to use reasonable efforts (including reasonable efforts to change the office in which it is booking its Loans) to avoid or to minimize any amounts which might otherwise be payable pursuant to subsection
10.11 or this subsection 10.13; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material or otherwise be deemed by such Lender to be disadvantageous to it or contrary to its policies.

         (d) In the event that such reasonable efforts pursuant to subsection 10.13(c) are insufficient to avoid all withholding taxes which would be payable pursuant to this subsection 10.13, then such Lender (the "Taxable Lender") shall use its best efforts to transfer to any other Lender (which is not subject to such withholding taxes) its Dollar Loans and its Commitments hereunder; provided, however, that such transfer shall not be deemed by such Taxable Lender, in its sole discretion, to be disadvantageous to it or contrary to its policies. In the event that the Taxable Lender is unable, or otherwise is unwilling, so to transfer its Dollar Loans and Commitments, the Company may designate an alternate bank or other financial institution to purchase the Taxable Lender's Dollar Loans and Commitments and, subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), the Taxable Lender shall transfer its Dollar Loans and Commitments to such alternate bank or other financial institution and such alternate bank or other financial institution shall become a Lender hereunder.

         (e) The agreements in this subsection 10.13 shall survive termination of this Agreement and payment of the Loans, the Notes, the Drafts, the Reimbursement Obligations and all other amounts payable hereunder.

         10.14 Commitment Fee. (a) The Company agrees to pay to the Administrative Agent, for the account of each Special L/C Lender, a commitment fee from and including the Closing Date in the amount equal to the Commitment Fee Rate on the amount equal to the Special L/C Commitment Percentage of such Special L/C Lender times the amount equal to the average daily excess of the Aggregate Special L/C Commitment over the amount of then-outstanding Special L/C Obligations during the period for which such fee is payable.

         (b) The Company agrees to pay to the Administrative Agent, for the account of each Multi-Currency Lender, a commitment fee from and including the Closing Date in the amount equal to the Commitment Fee Rate on the amount equal to the Multi-Currency

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                                                                            114

Commitment Percentage of such Multi-Currency Lender times the sum of (i) average daily Available Multi-Currency Commitment (without reduction for any amount of Swing Line Loans from time to time outstanding) during the period for which such fee is payable and (ii) the average daily amount by which the sum of the Currency Sublimits exceeds the sum of the Equivalent in Dollars (calculated on the last day of the fiscal quarter for which payment is due) of the aggregate principal amount of Local Loans and the aggregate, undiscounted face amount of Acceptances outstanding on each day during the period for which such fee is payable.

         (c) The Company agrees to pay to the Administrative Agent, for the account of each Acquisition Direct Lender, a commitment fee from and including the Closing Date in the amount equal to the Commitment Fee Rate on the amount equal to (i) the Acquisition Loan Commitment Percentage of such Acquisition Direct Lender times (ii) the amount by which the average daily amount of the Aggregate Acquisition Loan Commitment exceeds the amount equal to the sum of
(A) the aggregate principal amount of the Acquisition Loans which are outstanding in Dollars and (B) the Equivalent in Dollars (calculated on the last day of the fiscal quarter for which payment is due) of the aggregate principal amount of Acquisition Loans which are outstanding in Approved Acquisition Currencies, in each case on each day during the period for which such fee is payable.

         (d) The Company agrees to pay to the Administrative Agent, for the account of each Deferred Draw Term Loan Lender, a commitment fee from and including the Closing Date in the amount equal to the Commitment Fee Rate on the amount equal to the Deferred Draw Term Loan Commitment Percentage of such Deferred Draw Term Loan Lender times the average daily Available Deferred Draw Term Loan Commitment during the period for which such fee is payable.

         (e) Each commitment fee owing pursuant to this subsection 10.14 shall be payable, in arrears, (x) for each fiscal quarter of the Company (or portion thereof) following the Closing Date, on the date which is two Business Days following the last day of each such fiscal quarter (commencing on June 30, 1997); provided, that if the Company shall not have received from the Administrative Agent the documentation supporting calculations of such commitment fee prior to such date, then, on the date which is two Business Days after the date of the Company's receipt from the Administrative Agent of such supporting documentation and (y) on the last day of the Commitment Period (or, in the case of the commitment fee owing pursuant to clause (d) of this subsection 10.14, on the last day of the Deferred Draw Term Loan Commitment Period).

         10.15 Computation of Interest and Fees. (a) Interest in respect of the Alternate Base Rate Loans bearing interest at a rate based upon the Prime Rate, Letter of Credit commissions and commitment fees shall be calculated on the basis of a 365 or 366-day year, as the case may be, for the actual days elapsed. Interest in respect of the Local Rate Loans and Acceptances shall be calculated on the basis of a 365 or 366-day year, as the case may be, for the actual days elapsed or on such other basis as may be agreed from time to time by the relevant Fronting Lender and the relevant Borrowers to reflect customary practices in the relevant jurisdiction. Interest in respect of the Alternate Base Rate Loans bearing interest at a rate based

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                                                                            115

upon the Federal Funds Effective Rate or the Base CD Rate, the Eurodollar Loans and the Eurocurrency Loans shall be calculated on the basis of a 360-day year for the actual days elapsed (or, in the case of Eurocurrency Loans, such other basis as may be agreed from time to time by the relevant Fronting Lender and the relevant Borrower to reflect customary practices in the relevant jurisdiction). The Administrative Agent will, as soon as practicable, notify the Company and the Syndicated Lenders of each determination of a Eurodollar Rate with respect to Syndicated Loans and of any change in the Alternate Base Rate with respect to Syndicated Loans and the effective date thereof. Each Local Fronting Lender will, as soon as practicable, notify the relevant Borrower and the Administrative Agent of each determination of a Eurocurrency Rate for its Denomination Currency, of a Eurodollar Rate for its Local Loans which are Dollar Loans, of any change in the Local Rate for its Denomination Currency, of any change in the Alternate Base Rate for its Local Loans which are Dollar Loans and (in each case) the effective date thereof. Each Acquisition Fronting Lender will, as soon as practicable, notify the relevant Acquisition Borrower and the Administrative Agent of each determination of a Eurocurrency Rate or Eurodollar Rate, as the case may be, for its Fronted Acquisition Loans, of any change therein and (in each case) the effective date thereof. Any change in the interest rate on a Syndicated Loan which is an Alternate Base Rate Loan resulting from a change in the Alternate Base Rate due to a change in the Prime Rate, Base CD Rate or Federal Funds Effective Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate, Base CD Rate or Federal Funds Effective Rate, as the case may be, shall become effective. Any change in the interest rate on a Fronted Loan which is an Alternate Base Rate Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business in the jurisdiction of the local lending office of the relevant Fronting Lender on the day on which such change shall become effective. Any change in the interest rate on a Local Rate Loan resulting from a change in the Local Rate shall become effective as of the opening of business on the day on which such change in the Local Rate shall become effective. Any change in the interest rate on a Loan resulting from an increase or decrease in the relevant Applicable Margin shall become effective as of the relevant Adjustment Date (regardless, in the case of Eurodollar Loans, Eurocurrency Loans or, to the extent applicable, Local Rate Loans, of the interest rate determined to be applicable or payable in respect thereof on the first day of the relevant Interest Period). Any change in the Letter of Credit commissions resulting from an increase or decrease in the Applicable Margin with respect to Eurodollar Loans shall become effective as of the next L/C Fee Payment Date for which payment is due in respect of the relevant Letter of Credit.

         (b) Except as set forth in subsection 10.9, each determination of an interest rate by the Administrative Agent or the Fronting Lender, as the case may be, pursuant to any provision of this Agreement shall be conclusive and binding on the relevant Borrower and the Lenders, in the absence of manifest error.

         (c) If the Multi-Currency Commitment of a Eurocurrency Reference Lender terminates (otherwise than on termination of the Aggregate Commitment) or all of its Syndicated Loans are assigned, prepaid or repaid for any reason whatsoever, such Eurocurrency Reference Lender shall cease to be a Eurocurrency Reference Lender hereunder and the Administrative Agent (after consultation with the Company and the affected Lenders) shall, by notice to the

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                                                                            116


Company and such Lenders, designate another Multi-Currency Lender as a Eurocurrency Reference Lender so that there shall at all times be at least two Eurocurrency Reference Lenders.

         (d) If either of the Eurocurrency Reference Lenders shall be unable or shall otherwise fail to provide notice of a rate to the Administrative Agent as contemplated in the definition of "Eurodollar Rate" or "Eurocurrency Rate" in subsection 1.1, the Eurodollar Rate or Eurocurrency Rate, as the case may be, that was to be determined in part on the basis of such rate shall be determined on the basis of the rate or rates provided by the remaining Eurocurrency Reference Lender, as contemplated in the relevant definition.

         10.16 Pro Rata Treatment and Payments. (a) Each borrowing by the Company of Initial Term Loans shall be made ratably from the Initial Term Loan Lenders in accordance with the respective Initial Term Loan Commitment Percentages thereof. Each borrowing by the Company of Deferred Draw Term Loans shall be made ratably from the Deferred Draw Term Loan Lenders in accordance with the respective Deferred Draw Term Loan Commitment Percentages thereof. Each borrowing by the Company of Revolving Credit Loans, and each purchase by the Multi-Currency Lenders of participating interests in Local Loans and Acceptances, shall be made ratably from the Multi-Currency Lenders in accordance with the respective Multi-Currency Commitment Percentages thereof. Each borrowing by any Local Borrower of Local Loans and Acceptances shall be made from the Local Fronting Lender with respect to the relevant Denomination Currency. Each borrowing by an Acquisition Borrower of Syndicated Acquisition Loans shall be made ratably from the Acquisition Direct Lenders in accordance with the respective Acquisition Loan Commitment Percentages thereof. Each Borrowing by an Acquisition Borrower of Fronted Acquisition Loans shall be made from the Acquisition Fronting Lender with respect thereto.

         (b) Whenever any payment received by the Administrative Agent under this Agreement or any Note is insufficient to pay in full all amounts then due and payable to the Administrative Agent and the Lenders under this Agreement, the Notes and the Drafts:

         (i) If the Administrative Agent has not received a Payment Sharing Notice (or if the Administrative Agent has received a Payment Sharing Notice but the Event of Default specified in such Payment Sharing Notice has been cured or waived in accordance with the provisions of subsection 17.1), such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the following order: first, to the payment of fees and expenses due and payable to the Administrative Agent under and in connection with this Agreement; second, to the payment of all expenses due and payable under subsection 17.6, ratably among the Lenders in accordance with the aggregate amount of such payments owed to each such Lender; third, to the ratable payment of fees due and payable under subsection 10.14 and to the payment of letter of credit commissions in respect of the Letters of Credit (ratably among the Lenders in accordance with the relevant Commitment Percentage of each Lender) and to the payment of interest then due and payable on the Loans (including, in any event, the payment of the portion of the face amount of any Draft which is in excess of the discounted proceeds of the Acceptance created therefrom) and under the Notes

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                                                                            117

    (ratably in accordance with the aggregate amount of interest owed to each such Lender); fourth, to the payment of the principal amount of the Loans and the Notes which is, and to the payment of any Drafts and Reimbursement Obligations which are, then due and payable, ratably among the Lenders in accordance with the aggregate principal amount owed to each such Lender (provided that amounts owing to (x) the Multi-Currency Lenders shall be applied to the ratable payment of all amounts owing in respect of participating interests that are owed to the Swing Line Lender, each Issuing Lender and each Local Fronting Lender by any Non-Funding Lender before the application of such amounts to other obligations owing to the Multi-Currency Lenders pursuant to this clause "fourth" and (y) the Acquisition Fronting Lenders shall be applied to the ratable payment of all amounts owing in respect of participating interests that are owed to the relevant Acquisition Fronting Lender by any Non-Funding Lender before the application of such amounts to other obligations owing to the Acquisition Direct Lenders pursuant to this clause "fourth"); and fifth, to the payment of any other outstanding Payment Obligations then due and payable, ratably among the Lenders in accordance with the aggregate amount owed to each Lender; and any balance shall be returned to the Company (for its own account or as agent for the relevant Borrowing Subsidiary); or

         (ii) If the Administrative Agent has received a Payment Sharing Notice which remains in effect, all payments received by the Administrative Agent under this Agreement or any Note shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the following order: first, to the payment of all amounts described in clauses "first" through "third" of the foregoing clause (i), in the order set forth therein; second, to the payment of the principal amount of all Loans and Notes, and to the payment of any Acceptances and Reimbursement Obligations, regardless of whether any such amount is then due and payable, ratably among the Lenders in accordance with the aggregate principal amount owed to each such Lender (provided that amounts owing to (x) the Multi-Currency Lenders shall be applied to the ratable payment of all amounts owing in respect of participating interests that are owed to the Swing Line Lender, each Issuing Lender and each Local Fronting Lender by any Non-Funding Lender before the application of such amounts to other obligations owing to the Multi-Currency Lenders pursuant to this clause "second" and (y) the Acquisition Fronting Lenders shall be applied to the ratable payment of all amounts owing in respect of participating interests that are owed to the relevant Acquisition Fronting Lender by any Non-Funding Lender before the application of such amounts to other obligations owing to the Acquisition Direct Lenders pursuant to this clause "fourth"); and third, to the payment of any other Payment Obligations, ratably among the Lenders in accordance with the aggregate amount owed to each Lender; and any balance shall be returned to the Company (for its own account or as agent for the relevant Borrowing Subsidiary);

provided, however, that any payments received on account of a Local Loan or an Acceptance shall be applied to the payment of principal, interest, fees and other amounts owing on account of such Local Loan or Acceptance, as the case may be, with any balance after the payment in full of such Local Loan being (to the extent permitted under applicable law) applied by the Administrative Agent to other amounts owing hereunder.

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                                                                            118

         (c) Notwithstanding the provisions of subsection 10.16(b), on any date when and to the extent that, in the reasonable determination of the Administrative Agent in its sole discretion, the Borrowers would be able, under the terms and conditions hereof, to reborrow the amount of such payment (or otherwise obtain additional extensions of credit) under the Aggregate Commitment and to satisfy any conditions precedent to such reborrowing (or other extension of credit), no portion of any such payment shall be distributed to any Lender (a "Non-Funding Lender") which has (x) failed to make a Loan or Refunded Swing Line Loan or to purchase (or otherwise make any payment on account of) any participating interest held by such Non-Funding Lender in any Reimbursement Obligation, Acceptance or Local Loan or (y) given notice to the Company, any Fronting Lender or the Administrative Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, any Loans or Refunded Swing Line Loans, or to purchase (or otherwise make any payment on account of) any participating interest held by such Non-Funding Lender in any Reimbursement Obligation, Acceptance or Local Loan, in any such case by reason of the provisions of the Financial Institution Reform, Recovery and Enforcement Act of 1989 or otherwise (other than as the result of a good faith belief that the conditions precedent to borrowing set forth in subsection 12.3 have not been satisfied).

         (d) All payments (including prepayments) to be made by the Company on account of principal, interest and fees (other than those relating to Local Loans and Acceptances) shall be made without set-off or counterclaim and shall be made to the Administrative Agent for the account of the relevant Lenders (or, in the case of payments on account of Swing Line Loans, to the Administrative Agent for the account of the Swing Line Lender) at the office of the Administrative Agent specified in subsection 17.3, or at such other location as the Administrative Agent may direct, on or prior to 1:00 P.M., New York City time, in lawful money of the United States of America (or, in the case of Acquisition Loans which are denominated in Approved Acquisition Currencies, in such Approved Acquisition Currency) and in immediately available funds. The Administrative Agent shall distribute such payments in accordance with the provisions of subsection 10.16(b) promptly upon receipt in like funds as received; provided that payments received by the Administrative Agent on account of interest or fees on the Local Loans and Acceptances may be held by the Administrative Agent and distributed to the Multi-Currency Lenders not less frequently than weekly.

         (e) All payments (including prepayments) to be made by any Local Borrower on account of principal, interest and fees relating to Local Loans and Acceptances shall be made without set-off or counterclaim and shall be made to the Local Fronting Lender to which such amounts are owing at the office of such Local Fronting Lender specified in Schedule III, or at such other location as such Local Fronting Lender may direct, on or prior to 1:00 P.M., local time at the principal lending office of such Local Fronting Lender. Each such payment shall, to the extent that it is owing on account of Local Loans which are Dollar Loans, be paid in Dollars and, otherwise, shall be paid in the relevant Denomination Currency and in immediately available funds. Each Local Fronting Lender shall give prompt notice to the Administrative Agent of amounts from time to time received by it hereunder.

         (f) All payments (including prepayments) to be made by any Acquisition Borrower on account of principal, interest and fees relating to Fronted Acquisition Loans shall be

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                                                                            119

made without set-off or counterclaim and shall be made to the Acquisition Fronting Lender to which such amounts are owing at the office of such Acquisition Fronting Lender specified in Schedule III, or at such other location as such Acquisition Fronting Lender may direct, on or prior to 1:00 P.M., local time at the principal lending office of such Acquisition Fronting Lender. Each such payment shall, to the extent that it is owing on account of Fronted Acquisition Loans which are denominated in Dollars, be paid in Dollars and, otherwise, shall be paid in the relevant Approved Acquisition Currency and in immediately available funds. Each Acquisition Fronting Lender shall give prompt notice to the Administrative Agent of repayments of principal from time to time received by it hereunder.

         (g) If any payment hereunder (other than payments on Eurodollar Loans or Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment hereunder on a Eurodollar Loan or a Eurocurrency Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day unless the effect of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Working Day.

         (h) Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Syndicated Lender prior to a borrowing date that such Lender will not make the amount which would constitute its Commitment Percentage of the borrowing to be made on such date available to the Administrative Agent on such borrowing date, the Administrative Agent may assume that such Syndicated Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Syndicated Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period as determined by the Administrative Agent times (ii) such amount times (iii) a fraction of which the numerator is the number of days from and including such borrowing date to the date on which such amount becomes immediately available to the Administrative Agent and of which the denominator is 360. A certificate of the Administrative Agent submitted to any Syndicated Lender with respect to any amounts owing under this paragraph (g) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to the Administrative Agent by such Syndicated Lender within three Business Days after such borrowing date, the Administrative Agent shall be entitled to recover such amount, with interest thereon at the rate per annum then applicable to Alternate Base Rate Loans hereunder, within eight Business Days after demand, from the relevant Borrower.

         10.17 Payments on Account of Loans and Fees. All payments and prepayments hereunder shall be made in accordance with the provisions of subsection 10.16(d) and (e).

         10.18 Interest Act (Canada). For purposes of the Interest Act (Canada), whenever any interest under this Agreement on account of Local Loans, Acceptances or

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                                                                            120

Acquisition Loans which are made in Canada or made to any Borrowing Subsidiary which is organized under the laws of Canada or any Province thereof is calculated using a rate based upon a year of 360 days, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based upon a year of 360 days, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest is payable ends, and (z) divided by 360. The rates of interest specified in this Agreement are nominal rates and all interest payments and computations are to be made without allowance or deduction for deemed reinvestment of interest.

         10.19 Converted Acquisition Loans. (a) In the event that any Acquisition Loan shall be required to be converted into an Alternate Base Rate Loan pursuant to the provisions of subsection 10.9(a), 10.9(b) or 10.10(a) (each such Acquisition Loan, a "Converted Acquisition Loan"), such Acquisition Loan immediately shall be deemed to be repaid to the relevant Acquisition Lenders in the Approved Acquisition Currency applicable to it and to be immediately re-borrowed in the Equivalent in Dollars of the amount so repaid. Any amounts so re-borrowed in Dollars shall be borrowed as Alternate Base Rate Loans. Notwithstanding anything to the contrary contained herein, the relevant Acquisition Borrower shall not be required to satisfy the conditions precedent to borrowing contained in Section 12.3 with respect to such re-borrowing of Converted Acquisition Loans. The Administrative Agent shall give prompt notice to the Acquisition Lenders and to the relevant Acquisition Borrower (with a copy to the Company, to the extent that it is not the relevant Acquisition Borrower) of any such conversion.

         (b) In the event that the circumstances which caused a Converted Acquisition Loan to be so converted shall terminate, the relevant Acquisition Borrower may request that such Converted Acquisition Loan be converted from Dollars into the Approved Acquisition Currency from which it was originally converted and such Converted Acquisition Loan shall be so converted into the Equivalent in such Approved Acquisition Currency (without any requirement that the conditions precedent to borrowing contained in Section 12.3 be satisfied with respect to such conversion) on the date which is three Business Days following the date of receipt by the Administrative Agent of such request; provided that no such conversion from Dollars into the relevant Approved Acquisition Currency shall be permitted during such time as (i) any Default or Event of Default has occurred and is continuing or (ii) the Available Acquisition Loan Commitment (after giving effect to such conversion) will be less than zero.


         SECTION 11. REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders, the Administrative Agent, the Documentation Agent and the Syndication Agent to enter into this Agreement and to make the Loans and to issue or participate in Letters of Credit hereunder, the Company hereby represents and warrants to each of them that:

         11.1 Corporate Existence. Each Borrower is duly organized, validly existing and (to the extent applicable under the laws of the jurisdiction of its organization) in good standing

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                                                                            121

under the laws of the jurisdiction of its incorporation, has the corporate (or other requisite legal) power to own its assets and to transact the business in which it is presently engaged, and is (to the extent applicable under the laws of the relevant jurisdiction) duly qualified as a foreign corporation and (to the extent applicable under the laws of the relevant jurisdiction) in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification and where all such failures to so qualify and be in good standing would, in the aggregate, be reasonably likely to have a Material Adverse Effect.

         11.2 Corporate Power. (a) Each Borrower has the corporate power, authority and legal right to execute, deliver and perform this Agreement, the Applications, the Notes, the Drafts and the Security Documents to which it is a party and to borrow hereunder, and it has taken as of the Closing Date all necessary corporate action to authorize its borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement, the Applications, the Notes, the Drafts and the Security Documents to which it is a party.

         (b) No consent of any other Person (including, without limitation, stockholders or creditors of any Borrower or of any Parent of the Company), and no consent, license, permit, approval or authorization of, exemption by, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Applications, the Notes, the Drafts and the Security Documents to which any Borrower is a party by or against such Borrower, except for (i) filing of amendments to, and assignments of, the Mortgages, (ii) any filings required under the Uniform Commercial Code, (iii) any filings required to be made with the United States Patent and Trademark Office and the United States Copyright Office, (iv) any filings, notices, consents, licenses, permits, approvals, authorizations, registrations or declarations required under the laws of jurisdictions other than the United States or any political subdivision thereof in connection with the pledge of stock or assets of Foreign Subsidiaries, (v) with respect to any consent required or purportedly required in connection with the execution, delivery and performance of any Security Document, any such consents the absence of which, in the aggregate, would not be reasonably likely to have a material adverse effect on the value of such category of the Collateral and (vi) any consents, licenses, permits, approvals or authorizations, exemptions, registrations, filings or declarations that have already been obtained and remain in full force and effect.

         (c) This Agreement has been, and the Notes, the Drafts, the Applications and the Security Documents to which it is a party will be, executed and delivered by a duly authorized officer of each Borrower. This Agreement constitutes, and the Notes, the Drafts, the Applications and the Security Documents to which it is a party, when executed and delivered by it and the other parties thereto, will constitute, the legal, valid and binding obligations of each Borrower, enforceable against it in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity.

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                                                                            122

         11.3 No Legal Bar to Loans. The execution, delivery and performance by each Borrower of this Agreement, the Notes and the Drafts to which it is a party, and by each Borrower and each of its Subsidiaries of each Security Document to which it is a party, will not violate any Contractual Obligation (subject to, with respect to the Yen Credit Agreement, the execution and delivery by the Collateral Agent (as defined in the Intercreditor Agreement) of the Intercreditor Agreement in accordance with the terms thereof) or material Requirement of Law to which such Borrower or any of its Subsidiaries is a party, or, to the best knowledge of the Company, any Parent of the Company is a party or by which such Borrower or any of its Subsidiaries or, to the best knowledge of the Company, any Parent of the Company or any of their respective material properties or assets may be bound, and will not result in the creation or imposition of any Lien (other than under the Security Documents) on any of their respective material properties or assets pursuant to the provisions of any Contractual Obligation.

         11.4 No Material Litigation. No litigation, investigation or administrative proceeding of or before any court, arbitrator or Governmental Authority is presently pending or, to the knowledge of any Borrower, threatened against it, any of its Subsidiaries or Revlon, Revlon Holdings or any Revlon Holdings Support Party, or any of its or their properties or assets, (a) with respect to this Agreement, any Note, any Draft, any Security Document, any Affiliate Subordination Letter or any of the transactions contemplated hereby or thereby, (b) with respect to the validity or enforceability of the obligations of any Borrower under this Agreement and the other Credit Documents to which it is a party, (c) with respect to the rights of the relevant Issuing Lender, any L/C Participant, the Documentation Agent, the Syndication Agent or the Administrative Agent with respect to any Application or Letter of Credit,
(d) with respect to the rights of the relevant Local Fronting Lender or the Multi-Currency Lenders with respect to any Local Loan or Acceptance, (e) with respect to the rights of the relevant Acquisition Fronting Lender or the Acquisition Direct Lenders with respect to any Fronted Acquisition Loan or (f) which would be reasonably likely to have a Material Adverse Effect, except (in the case of this clause (f) only) for any litigation, investigation or administrative proceeding which has been disclosed in writing to the Lenders prior to the date of this Agreement or which arises out of the same facts and circumstances, and alleges substantially the same complaints and damages, as any litigation, investigation or proceeding so disclosed in writing and in which there has been no material adverse change since the date of such disclosure.

         11.5 No Default. No Borrower nor any of its Subsidiaries is in default in any material respect in the payment or performance of any material obligations or in the performance of any Contractual Obligation to which it is a party or by which it or any of its material properties or assets may be bound, and no Default hereunder has occurred and is continuing. No Borrower nor any of its Subsidiaries is in default under any material order, award or decree of any court, arbitrator or Governmental Authority binding upon or affecting it or by which any of its material properties or assets is bound or affected, and no such order, award or decree would be reasonably likely to have a Material Adverse Effect.

         11.6 Ownership of Properties; Liens. Except as is or would be permitted pursuant to subsection 14.3, each Borrower and its Subsidiaries has
(a) good and marketable title to all its owned, and valid leasehold interests in all its leased, real property and (b) good title to


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                                                                            123

all its owned, and valid leasehold interests in all its leased, personal properties and assets, in each case subject to no Lien.

         11.7 Taxes. Each Borrower and each of its Subsidiaries and, to the best knowledge of the Company, any other member (as such term is defined in Treasury Regulations ss.1.1502-1(b)) of the consolidated group (if any) of which the Company is a member, has timely filed or caused to be timely filed all material tax returns (including, without limitation, information returns) which to the knowledge of the Company are required to be filed, and have paid all taxes shown to be due and payable on said returns or on any assessments made against them (other than those being contested in good faith by appropriate proceedings for which adequate reserves (in accordance with GAAP) have been provided on the books of such Borrower or such Subsidiary, or other member of the consolidated group, as the case may be), and no tax Liens which violate subsection 14.3(a) have been filed. The period within which United States federal income taxes may be assessed against any Borrower and each of its Subsidiaries' has expired without further extension or waiver for all taxable years ending on or before December 31, 1985.

         11.8 ERISA. No Reportable Event has occurred during the immediately preceding six-year period with respect to any Plan that resulted or would be reasonably likely to result in any unpaid liability that would be reasonably likely to have a Material Adverse Effect, and each Plan (other than any Multiemployer Plan or any multiemployer health or welfare plan) has complied and has been administered in all material respects in compliance with applicable provisions of ERISA and the Code. The amount by which the present value of all accrued benefits under each Single Employer Plan maintained by each Borrower or any Commonly Controlled Entity (based on then current assumptions used to fund such Plan), as of the last annual valuation date applicable thereto, exceeds the value of the assets of each such Plan allocable to such benefits, in the aggregate for all such Plans as to which such present value of benefits exceeds the value of its assets (the "Unfunded Pension Amount"), when aggregated with the Potential Withdrawal Liability (as hereinafter defined), is less than (a) during such time as the Company is under common control with MacAndrews & Forbes Holdings Inc. within the meaning of
Section 4001 of ERISA or is part of a group which includes MacAndrews & Forbes Holdings Inc. and which is treated as a single employer under Section 414 of the Code, $60,000,000 and (b) thereafter, the Stand-Alone ERISA Amount. No Borrower nor any Commonly Controlled Entity has during the immediately preceding six-year period had a complete or partial withdrawal from any Multiemployer Plan that resulted or would be reasonably likely to result in any unpaid withdrawal liability under Section 4201 of ERISA that would be reasonably likely to have a Material Adverse Effect, and the withdrawal liability under Section 4201 of ERISA to which a Borrower or any Commonly Controlled Entity would become subject under ERISA if such Borrower or any Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the most recent valuation date applicable thereto (the "Potential Withdrawal Liability"), when aggregated with the Unfunded Pension Amount, is not in excess of (a) during such time as the Company is under common control with MacAndrews & Forbes Holdings Inc. within the meaning of Section 4001 of ERISA or is part of a group which includes MacAndrews & Forbes Holdings Inc. and which is treated as a single employer under Section 414 of the Code, $60,000,000 and (b) thereafter, the Stand-Alone

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                                                                            124

ERISA Amount. No Borrower nor any Commonly Controlled Entity has received notice that any Multiemployer Plan is in Reorganization or Insolvent where such Reorganization or Insolvency has resulted, or would be reasonably likely to result in an unpaid liability that would be reasonably likely to have a Material Adverse Effect nor, to the best knowledge of such Borrower, is any such Reorganization or Insolvency reasonably likely to occur.

         11.9 Financial Condition. The audited consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1996 and the related audited consolidated statements of operations and stockholders' equity and cash flows for the fiscal year ended on such date present fairly the consolidated financial condition of the Company and its Subsidiaries as of such date, and the consolidated results of their operations and cash flows for the fiscal year then ended. The unaudited consolidated condensed balance sheet of the Company and its Subsidiaries as at March 31, 1997 and the related unaudited consolidated condensed statements of operations and stockholders' equity and cash flows for the three-month period ended on such date present fairly the consolidated financial condition of the Company and its Subsidiaries as of such date, and the consolidated results of their operations and cash flows for the three-month period then ended (subject to normal year-end audit adjustments and the absence of footnotes). All such financial statements, have been prepared in accordance with GAAP (subject, in the case of the financial statements for the fiscal period ended March 31, 1997, to normal year-end audit adjustments and the absence of footnotes) applied consistently throughout the periods presented except as disclosed in such financial statements or in writing to the Lenders prior to the date of this Agreement. Neither the Company nor any of its Subsidiaries has any material Contingent Obligation or any material obligation, liability or commitment, direct or contingent (including, without limitation, any liability for taxes or any material forward or long-term commitment), which is not (A) reflected in the foregoing statements or otherwise disclosed in writing to the Lenders prior to the date hereof or (B) permitted to be incurred under this Agreement.

         11.10 No Change. Since December 31, 1996, there has been no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of either of (a) Revlon or (b) the Company and its Subsidiaries taken as a whole.

         11.11 Federal Regulations. No Borrower nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or G of the Board of Governors of the Federal Reserve System. No part of the proceeds of the Loans or other extensions of credit hereunder will be used for any purpose which violates the provisions of Regulation G, T, U or X of said Board of Governors. In the event that any part of the proceeds of the extensions of credit hereunder are used to "purchase" or "carry" any such "margin stock," the Company will (and will cause its Subsidiaries to) provide such documents and information (including, without limitation, duly completed and executed originals of Federal Reserve Form U-1) to the Administrative Agent and the Lenders as the Administrative Agent reasonably may request in order to evidence that the representations and warranties contained in this subsection 11.11 remain true and correct in all material respects.

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                                                                            125

         11.12 Not an "Investment Company". No Borrower, nor any Guarantor, Pledgor or Grantor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         11.13 Matters Relating to Subsidiaries. Set forth in Schedule IV is a complete and accurate list showing all Subsidiaries of Revlon Holdings (other than National Health Care Group, Inc. and its Subsidiaries) as of the date of this Agreement.

         11.14 Pledge Agreements. (a) Each Pledge Agreement constitutes a legal, valid and binding obligation of the Pledgor party thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         (b) Upon delivery to the Administrative Agent of the stock certificates evidencing the Pledged Stock of which the issuer is a corporation organized under the laws of any jurisdiction within the United States, the security interests granted pursuant to the Pledge Agreements will constitute a valid, perfected first priority security interest on such Pledged Stock (except with respect to the Pledged Stock of CCI, with respect to which such priority shall be as described in the Intercreditor Agreement), enforceable as such against all creditors of the respective Pledgor and any Persons purporting to purchase any such Pledged Stock from the respective Pledgor.

         (c) Except as set forth in the legal opinions provided to the Administrative Agent by counsel in the relevant jurisdictions pursuant to subsection 12.1(p)(vi) or subsection 13.11, the security interests in the capital stock or other equity interests of each Directly Pledged Subsidiary that is a Foreign Subsidiary granted pursuant to the Pledge Agreements will constitute a valid, perfected first priority security interest on such Pledged Stock (to the extent applicable under the relevant local laws or otherwise reasonably acceptable to the Agents), enforceable as such against all creditors of the respective Pledgor and any Persons purporting to purchase any such Pledged Stock from the respective Pledgor.

         11.15 Security Agreements. (a) Each Security Agreement (other than any Security Agreement to which a Borrowing Subsidiary is a party) constitutes a legal, valid and binding obligation of the Grantor party thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         (b) Except with respect to the Collateral located in any facility which is not owned or leased by the Company or any of its Subsidiaries or with respect to which no filing is required pursuant to subsection 11.30(b), upon filing by the Administrative Agent of (i) the financing statements listed on
Schedule XI hereto (and, after the Closing Date, any additional filings required to be made pursuant to the Credit Documents), (ii) any filings required with the United States Patent and Trademark Office and (iii) any filings required with the United States

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                                                                            126

Copyright Office, the security interests granted pursuant to the Security Agreements (other than any Security Agreement to which a Borrowing Subsidiary is a party) will constitute a valid, perfected first priority security interest on the Collateral (as defined therein), enforceable as such against all creditors of any Grantor and any Persons purporting to purchase any such Collateral from any Grantor (except purchasers of Inventory in the ordinary course of business).

         11.16 Security Documents of Borrowing Subsidiaries. (a) Each Security Document to which a Borrowing Subsidiary is a party constitutes a legal, valid and binding obligation of such Borrowing Subsidiary, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         (b) Except as set forth in the legal opinions provided to the Administrative Agents by counsel in the relevant jurisdictions pursuant to subsection 12.1(p)(vi) or subsection 13.12, as the case may be, the security interests granted pursuant to each Security Document to which a Borrowing Subsidiary is a party constitute valid, perfected first priority security interests on the collateral security provided pursuant thereto (to the extent that the concept of "perfection" is applicable pursuant to applicable local law), enforceable as such against all creditors of such Borrowing Subsidiary and any Persons purporting to purchase any such collateral security from any Pledgor.

         11.17 Mortgages. Each Mortgage is effective to grant a legal, valid and enforceable mortgage lien on all of the mortgagor's right, title and interest in the Mortgaged Property thereunder. When each Mortgage is duly recorded in the office or offices listed on Schedule I to such Mortgage and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state law applicable to the recording of real estate mortgages generally, such Mortgage shall constitute a fully perfected, first-priority lien on and security interest in such Mortgaged Property, subject only to the encumbrances and exceptions to title expressly set forth therein and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         11.18 Guarantees. The provisions of each Guarantee are effective to create a legal, valid, binding and enforceable guarantee of the obligations described therein, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         11.19 Company Tax Sharing Agreement. The provisions of the Company Tax Sharing Agreement are effective to constitute a legal, valid, binding and enforceable contract of each party thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

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                                                                            127

         11.20 Intellectual Property. The Company or a Subsidiary thereof owns, or is licensed to use, all trademarks, tradenames, copyrights, patents, technology, know-how and processes necessary for the conduct of its business as currently conducted that are material to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries taken as a whole (the "Intellectual Property"). Except as has been disclosed to the Lenders in writing prior to the date hereof, no claim has been asserted and is pending by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property, and neither the Company nor any of its Subsidiaries knows of any valid basis for any such claim, nor does the use of such Intellectual Property by the Company and its Subsidiaries infringe on the rights of any Person, except (in each case) to the extent that such claims and infringements which would not (including, without limitation, any liability arising therefrom), in the aggregate, be reasonably likely to have a Material Adverse Effect.

         11.21 Solvency. (a) The aggregate value of all of the assets of the Company on a consolidated and an unconsolidated basis, at a fair valuation, exceeds the total liabilities of the Company on a consolidated and an unconsolidated basis (including contingent, subordinated, unmatured and unliquidated liabilities). The Company has the ability to pay its debts as they mature and it does not have unreasonably small capital with which to conduct its business. For purposes of this subsection 11.21, the "fair valuation" of such assets shall be determined on the basis of that amount which may be realized within a reasonable time, in any manner through realization of the value of or dispositions of such assets at the regular market value, conceiving the latter as the amount which could be obtained for the property in question within such period by a capable and diligent business person from an interested buyer who is willing to purchase under ordinary selling conditions.

         (b) Each Borrower is in compliance with all material Requirements of Law applicable to it with respect to capitalization and, to the knowledge of the Company or such Borrowing Subsidiary, has sufficient capital with which to conduct its business in accordance with past practice. No Borrower is undercapitalized to such an extent that, solely as a result of such undercapitalization, (i) any Lender would be deemed under the laws of the relevant jurisdiction to owe a fiduciary duty to any other creditor of such Borrower or (ii) the Local Loans made or the Acceptances created by the relevant Local Fronting Lender or the Acquisition Loans made by the relevant Acquisition Lenders (as the case may be) to such Borrower would be subordinated to any obligations of such Borrower owing to any other Person.

         11.22 Environmental Matters. (a) Except as set forth in Schedule XII hereto, and except to the extent provided in subsection (b) hereof:

         (i) To the best knowledge of the Company, the Mortgaged Properties do not contain any Hazardous Materials in concentrations which violate any applicable Environmental Laws governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials;

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                                                                            128

         (ii) To the best knowledge of the Company, the Mortgaged Properties are in compliance with all Environmental Laws, including all applicable federal, state and local standards and requirements regarding the generation, treatment, storage, handling, use or disposal of Hazardous Materials at the Mortgaged Properties and there is no Hazardous Materials contamination which could materially interfere with the continued operation of the Mortgaged Properties or materially impair the fair saleable value thereof;

         (iii) None of Revlon Holdings, any Revlon Holdings Support Party, the Company or any Subsidiary of the Company has received, or is aware of, any existing or contemplated notice of violation or advisory action by any regulatory agency regarding environmental control matters or permit compliance with regard to the Mortgaged Properties;

         (iv) To the best knowledge of the Company, Hazardous Materials have not been transferred from the Mortgaged Properties to any other location in violation of any applicable Environmental Laws; and

         (v) To the best knowledge of the Company, there are no governmental administrative actions or judicial proceedings pending or contemplated under any applicable Environmental Laws to which Revlon Holdings, any Revlon Holdings Support Party, the Company, any Subsidiary of the Company or any mortgagor is or will be named as a party with respect to the Mortgaged Properties.

         (b) To the best knowledge of the Company, each of the representations and warranties set forth in subsection 11.22(a) are true and correct with respect to each parcel of real property owned or operated by Revlon Holdings, any Revlon Holdings Support Party, the Company or any of its Subsidiaries, except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct would not be reasonably likely to have a Material Adverse Effect.

         11.23 Models. (a) The financial models and pro forma financial statements referenced in subsection 12.1(u), together with any notes thereto, were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of conditions existing at the time of delivery of such models and pro forma financial statements, and represented, at the time of delivery, the Company's best estimate of its future financial performance.

         (b) After giving effect to the transactions contemplated by this Agreement, the Company and its Subsidiaries will have recorded assets and liabilities substantially similar to the recorded assets and liabilities contemplated for such date by the pro forma balance sheet referenced in subsection 12.1(u).

         (c) The financial models (if any) relating to the Company and provided to each Lender pursuant to subsection 13.1(b), together with any notes thereto, were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light

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                                                                            129

of conditions existing at the time of delivery of such models and represented, at the time of delivery, the Company's best estimate of its future financial performance.

         11.24 Disclosure. No information, schedule, exhibit or report or other document furnished by the Company, its Subsidiaries or Affiliates to the Administrative Agent, the Documentation Agent, the Syndication Agent or any Lender in connection with the negotiation of this Agreement and the Security Documents or pursuant to the terms of this Agreement and the Security Documents, as such information, schedule, exhibit or report or other document has been amended, supplemented or superseded by any other information, schedule, exhibit or report or other document later delivered to the same parties receiving such information, schedule, exhibit or report or other document, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances when made, not materially misleading.

         11.25 Senior Indebtedness. The obligations of the Company for the payment of principal and interest under this Agreement and the Loans, the Drafts and the Notes, and the obligations of the Company in respect of Reimbursement Obligations, constitute "Senior Indebtedness" for purposes of the Subordinated Notes.

         11.26 Regulation H. No Mortgaged Property is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

         11.27 Affiliate Obligations. Other than Indebtedness of CCI in an aggregate principal amount equal to $13,300,000 owing to the Company on the date hereof, trade payables, other Indebtedness in the ordinary course of business or any interest payable from time to time in respect of and in accordance with the terms of any such Indebtedness, no Indebtedness is owing to the Company or any of its Subsidiaries from the Affiliates of the Company on the Closing Date, other than amounts permitted pursuant to subsection 14.8(f).

         11.28 Indebtedness Owing to Affiliates. To the best knowledge of the Company, no Affiliate of the Company (other than California Federal Bank, A Federal Savings Bank and officers and directors of the Company and its Subsidiaries) holds any Indebtedness of the Company or any of its Subsidiaries (including, without limitation, the Subordinated Notes or any Sinking Fund Debentures, but not including any trade credit in the ordinary course of business, any Subordinated Intercompany Note, any Capital Contribution Note or any Capital Gains Note), except to the extent that such Affiliate has duly executed and delivered to the Administrative Agent an Affiliate Subordination Letter which remains in full force and effect.

         11.29 No Recordation Necessary. This Agreement and each Security Document is in proper legal form for the enforcement hereof or thereof against the Company and each Borrowing Subsidiary under the law of the jurisdiction of organization of such Borrower and under the law of the jurisdiction in which the Local Loans, Acceptances or Acquisition Loans, as the case may be, are being made to the Company and such Borrowing Subsidiary, and to ensure

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                                                                            130

the legality, validity, enforceability, priority or admissibility in evidence of this Agreement and the Security Documents it is not necessary that this Agreement, the Security Documents or any other document be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction of organization of such Borrowing Subsidiary or in the jurisdiction in which the Local Loans, Acceptances or Acquisition Loans, as the case may be, are being made to the Company and it, or that any registration charge or stamp or similar tax be paid on or in respect of this Agreement, the Security Documents or any other document.

         11.30 Accounts Receivable and Inventory. (a) Neither the Company nor any of its Domestic Subsidiaries holds any Accounts (as defined in the Company Security Agreement or the Subsidiary Security Agreement, as the case may be) with respect to which the Administrative Agent does not hold a perfected, first priority security interest, other than any such Accounts with respect to which the Agent holds a perfected security interest which is subject only to prior Liens which are permitted to encumber such Accounts pursuant to subsection 14.3.

         (b) Neither the Company nor any of its Domestic Subsidiaries maintains any Inventory (as defined in the Company Security Agreement or the Subsidiary Security Agreement, as the case may be) with respect to which the Administrative Agent does not possess a perfected, first priority security interest, other than (i) any such Inventory with respect to which the Agent holds a perfected security interest which is subject only to prior Liens which are permitted to encumber such Inventory pursuant to subsection 14.3 and (ii) any such inventory which is maintained by the Company and its Subsidiaries at a location at which the book value of all such inventory does not exceed $1,000,000 in the aggregate.

         11.31 Intellectual Property Filings. It is the ordinary business practice of the Company and each of its Domestic Subsidiaries to file with the United States Patent and Trademark Office for registration or recordation, as applicable, (i) a completed application for the registration of each trademark and patent owned by it which is material to the business of the Company or such Subsidiary and (ii) an appropriate assignment to the Company or any of its Domestic Subsidiaries of the interest acquired by it in any trademark and patent which is material to the business of the Company and its Subsidiaries taken as a whole.

         11.32 Restricted Payments. The Company has no intention on the date hereof of making any Restricted Payments now or hereafter permitted pursuant to subsection 14.7(a)(v) or 14.7(a)(vi).

         11.33 Certain Tax Liabilities. The aggregate amount paid since January 1, 1992 by the Company and its Subsidiaries in respect of federal and state income tax liabilities and obligations (excluding amounts paid in respect of accrued interest thereon) related to periods prior to January 1, 1992 did not exceed the reserves for income taxes on the books of the Company and its Subsidiaries as of January 1, 1992.

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                                                                            131

         SECTION 12. CONDITIONS PRECEDENT

         12.1 Conditions to Initial Extensions of Credit. The agreement of the relevant Lenders to make the initial extensions of credit (regardless of whether such extensions of credit are to be made in the form of Loans, Acceptances or Letters of Credit) requested to be made by it hereunder shall be subject to the satisfaction or waiver by such Lender of the following conditions precedent (the date on which said conditions are satisfied or waived, which date must occur on or prior to June 30, 1997, being herein called the "Closing Date"):

         (a) Effectiveness of Agreement. This Agreement shall have become binding upon the parties hereto in accordance with subsection 17.15 and the Administrative Agent shall have received a Local Fronting Lender Joinder Agreement, duly executed and delivered by each Local Fronting Lender listed on Schedule III;

         (b) Notes. The Administrative Agent shall have received:

              (i) for the account of each Initial Term Loan Lender which has so requested, an Initial Term Loan Note or two Initial Term Loan Notes (as the case may be) conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Company;

              (ii) for the account of each Deferred Draw Term Loan Lender which has so requested, a Deferred Draw Term Loan Note or two Deferred Draw Term Loan Notes (as the case may be) conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Company;

              (iii) for the account of each Multi-Currency Lender which has so requested, a Revolving Credit Note or two Revolving Credit Notes (as the case may be) conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Company; and

              (iv) for the account of the Swing Line Lender, a Swing Line Note conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Company;

         (c) Guarantees. The Administrative Agent shall have received each Guarantee, duly executed and delivered by a duly authorized officer of the Guarantor or Guarantors parties thereto;

         (d) Pledge Agreements. The Administrative Agent shall have received evidence reasonably satisfactory to it that all actions necessary to perfect the pledge and security interests granted by each Pledge Agreement (other than the Pledge Agreements delivered pursuant to subsection 13.11) shall have been taken and the Administrative Agent shall have received each document necessary to be held by it for such perfection;

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                                                                            132

         (e) Stock Certificates. The Administrative Agent shall have received
    (i) the share certificates for all of the Pledged Stock in certificated form which are delivered in connection with the Pledge Agreements delivered pursuant to subsection 12.1(d), together with an undated stock power for each such share certificate, duly executed in blank and delivered by a duly authorized officer of the Pledgor of such Pledged Stock represented by such stock certificate and (ii) with regard to the Pledged Stock issued by Foreign Subsidiaries, the pledge of such Pledged Stock otherwise shall have been perfected in accordance with applicable law;

         (f) Mortgages. The Administrative Agent shall have received each Mortgage, duly executed and delivered by a duly authorized officer of the Company, and evidence of the proper filing thereof in the appropriate jurisdictions or in the alternative, a mortgagee's title policy or marked-up unconditional binder for such insurance as provided in subsection 12.1(g) containing "gap coverage";

         (g) Title Insurance Policies. The Administrative Agent shall have received, in respect of each Mortgage, a mortgagee's title policy or marked-up unconditional binder for such insurance. Each such policy shall
    (i) be in an amount equal to not less than 125% of the most recent appraised value of such property; (ii) insure that the Mortgage insured thereby creates a valid first lien on the property covered by such Mortgage, free and clear of all defects and encumbrances except such encumbrances that do not materially interfere with the use of any of the Mortgaged Properties; (iii) provide affirmative mechanic's lien coverage;
    (iv) name the Administrative Agent, for the benefit of the holders of the obligations secured thereby, as the insured thereunder; (v) be in the form of ALTA Loan Policy-1970 (amended on October 17, 1970) or ALTA Loan Policy-1987; and (vi) contain revolving endorsements and such other endorsements and effective coverage as the Agents may reasonably request. The Administrative Agent also shall have received evidence that all premiums in respect of such policies have been paid by or on behalf of the Company;

         (h) Security Agreements. The Administrative Agent shall have received evidence reasonably satisfactory to it that all actions necessary to perfect the pledge and security interests granted by each Security Agreement (other than the Security Agreements delivered pursuant to subsection 13.12) shall have been taken and the Administrative Agent shall have received each document necessary to be held by it for such perfection;

         (i) Lien Searches. The Administrative Agent shall have received the results of Lien searches, conducted by a search service reasonably satisfactory to the Administrative Agent, and the Administrative Agent shall be satisfied that no Liens are outstanding on the property or assets of the Company and its Domestic Subsidiaries, other than any such Liens (i) which are permitted pursuant to the terms of the Credit Documents or (ii) as to which the Administrative Agent has received documentation reasonably satisfactory to it evidencing the termination of such Liens;

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                                                                            133

         (j) Corporate Proceedings of Borrowers. The Administrative Agent shall have received (a) certified copies of the Charter and by-laws (or analogous organizational documents) of each Borrower (together with a certified English translation thereof with respect to any such document which is not in English) and (b) the resolutions (or analogous authorizations), in form and substance reasonably satisfactory to the Agents, of the Board of Directors of each Borrower (together with a certified English translation thereof with respect to any such document which is not in English), authorizing in each case (i) the execution, delivery and performance of this Agreement, the Notes and the other Credit Documents to which such Borrower is a party and (ii) the granting by it of the mortgages, pledges and security interests granted by it pursuant to the Security Documents to which such Borrower is a party, in each case certified by the Secretary or an Assistant Secretary of such Borrower as of the Closing Date and each such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

         (k) Incumbency Certificates for Borrowers. The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary (or analogous officer) of each Borrower dated the Closing Date, as to the incumbency and signature of the officers of such Borrower executing each of this Agreement, the Notes and each other Credit Document to which such Borrower is a party, and any certificate or other documents to be delivered by it pursuant thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary as the case may be;

         (l) Corporate Proceedings of Pledgors and Grantors. The Administrative Agent shall have received a copy of the resolutions (or analogous authorizations), in form and substance reasonably satisfactory to the Agents, of the Board of Directors of each Pledgor and each Grantor (other than the Pledgors and Grantors parties to the Pledge Agreements and Security Agreements to be delivered pursuant to subsections 13.11 and 13.12 and other than the Borrowers), authorizing (i) the execution, delivery and performance of the Security Documents to which it is a party and (ii) the granting by it of the pledges and/or security interests granted by it pursuant to such Security Documents, in each case certified by the Secretary or Assistant Secretary of such Pledgor or Grantor (as the case may be) as of the Closing Date and each such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

         (m) Incumbency Certificates for Pledgors and Grantors. The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Pledgor and each Grantor (other than the Pledgors and Grantors parties to the Pledge Agreements and Security Agreements to be delivered pursuant to subsections 13.11 and 13.12 and other than the Borrowers), dated the Closing Date, as to the incumbency and signature of the officers of such Pledgor or Grantor, as the case may be, executing the Security Documents to which it is a party and any certificate or other documents to be delivered by it pursuant thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary as the case may be;

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                                                                            134

         (n) Guarantor Corporate Proceedings. The Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Agents, of the Board of Directors of each of the Guarantors (other than the Guarantors parties to the Guarantees to be delivered pursuant to subsection 13.10 and other than the Borrowers), authorizing the execution, delivery and performance of the Guarantee to which it is a party, in each case certified by the Secretary or Assistant Secretary of such Guarantor as of the Closing Date and each such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

         (o) Guarantor Incumbency Certificates. The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each of the Guarantors (other than the Guarantors parties to the Guarantees to be delivered pursuant to subsection 13.10 and other than the Borrowers), dated the Closing Date, as to the incumbency and signature of the officers of such Guarantor executing the Guarantee to which it is a party and any certificate or other documents to be delivered by it pursuant thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary as the case may be;

         (p) Certain Legal Opinions. The Administrative Agent shall have received executed legal opinions of:

              (i) Paul, Weiss, Rifkind, Wharton & Garrison, as counsel to the Company and as special New York counsel to the Borrowing Subsidiaries, substantially in the form of Exhibit M-1;

              (ii) the Senior Vice President and General Counsel of the Company, substantially in the form of Exhibit M-2;

              (iii) Simpson Thacher & Bartlett, as counsel to the
         Administrative Agent, substantially in the form of Exhibit M-3;

              (iv) each of the domestic local counsel listed on Schedule XIII, in form and substance reasonably acceptable to the Agents; and

              (v) each of the international local counsel listed on Schedule XIV, in form and substance reasonably acceptable to the Agents.

    Each of the foregoing legal opinions shall be accompanied by copies of the legal opinions, if any, upon which such counsel rely, and in each case shall contain such changes thereto as may be approved by, and as shall otherwise be in form and substance reasonably satisfactory to, the Agents and shall cover such other matters incident to the transactions contemplated by the Credit Documents as the Agents may reasonably require. Each of the counsel delivering the foregoing legal opinions is expressly

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                                                                            135

    instructed to deliver its opinion for the benefit of each of the Administrative Agent and each Lender;

         (q) Fees. The Administrative Agent shall have received, for the accounts of the Lenders, the Administrative Agent, the Documentation Agent, the Syndication Agent, the Arranger and each Co-Agent, all accrued fees and expenses owing hereunder or in connection herewith to such Persons (including, without limitation, accrued fees and disbursements of primary counsel, local counsel and special counsel to the Administrative Agent, the Documentation Agent and the Syndication Agent), to the extent that such fees and expenses have been presented for payment a reasonable time prior to the Closing Date;

         (r) Legal Investment. The making of the Loans and other extensions of credit hereunder shall be permitted on the Closing Date as a legal investment by the laws, rules and regulations of the State of New York and by each jurisdiction to which the Lenders may be subject (without resort to any so-called "basket" provision of such laws, including without limitation
    Section 1405(8) of the New York Insurance Laws); and the Lenders shall have received such certificates or other evidence as they may reasonably request demonstrating the legality of such purchase under such laws, rules and regulations;

         (s) Corporate Structure. The Administrative Agent shall have received a corporate structure chart of Revlon Holdings and its Subsidiaries (other than National Health Care Group, Inc. and its Subsidiaries) as of the date hereof, which corporate structure chart (and the corporate structure described therein) shall be in form and detail reasonably satisfactory to the Agents;

         (t) Indentures. The Administrative Agent shall have received a true and correct copy of each of the Indentures, together with a copy of each amendment, supplement and other modification to each thereof through the date hereof;

         (u) Financial Models. The Administrative Agent shall have received financial models and pro forma financial statements relating to the Company and its Subsidiaries (which financial models and pro forma financial statements shall be in form and substance reasonably satisfactory to the Lenders), certified by a Responsible Officer of the Company as (i) being the financial models and pro forma financial statements referenced in said subsection 11.23(a) and (ii) having been delivered to each Lender not less than five Business Days prior to the date of execution by such Lender of this Agreement;

         (v) Financial Statements. The Administrative Agent shall have received copies of the financial statements referenced in subsection 11.9;

         (w) Revlon Holdings Operating Agreement. The Administrative Agent shall have received a photocopy of the Revlon Holdings Operating Agreement (together with

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                                                                            136

    each amendment, supplement and other modification thereto), executed and delivered by a duly authorized officer of each party thereto;

         (x) Compliance with Indentures. The making of the extensions of credit hereunder and the granting of the Liens under the Security Documents shall not violate any provisions of the Indentures, and the Administrative Agent shall have received a certificate of a Responsible Officer of the Company (which certificate shall be in form and substance reasonably satisfactory to the Agents) demonstrating that the transactions contemplated hereby do not necessitate the sharing (on an equal and ratable basis or otherwise) of collateral security granted pursuant to the Security Documents with any trustee or holder of Indebtedness under the Indentures (other than the sharing of the Mortgage on certain real property of the Company located in Phoenix, Arizona, with the Trustee under, and holders of, the Sinking Fund Debentures);

         (y) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal, diligence and financial matters in connection with the transactions contemplated by the Credit Documents shall be reasonably satisfactory in form and substance to the Agents and their counsel.

         12.2 Conditions to Each Acquisition Loan. The agreement of each Acquisition Lender to make any Acquisition Loan (other than any Acquisition Loan which constitutes a Converted Acquisition Loan) requested to be made by it on any date is subject to the satisfaction of the following conditions precedent:

         (a) To the extent that the Acquisition Borrower with respect to such Acquisition Loans is an Acquisition Subsidiary, such Acquisition Subsidiary shall (to the extent not already party to a Borrowing Subsidiary Joinder Agreement) have executed and delivered to the Administrative Agent a Borrowing Subsidiary Joinder Agreement;

         (b) To the extent that the Acquisition Lender with respect to such Acquisition Loan is an Acquisition Fronting Lender, such Acquisition Fronting Lender shall have executed and delivered to the Administrative Agent an Acquisition Fronting Lender Joinder Agreement with respect to such Acquisition Loan;

         (c) The Administrative Agent and (to the extent applicable) the relevant Acquisition Fronting Lender shall have received such other instruments, documents and agreements as reasonably may have been requested by it to evidence the authority of the relevant Acquisition Borrower to request such borrowing of Acquisition Loans and enforceability of such Acquisition Loans against such Acquisition Borrower; and

         (d) The Administrative Agent and each Acquisition Lender shall have received an opinion of independent counsel to the relevant Acquisition Borrower with respect to (i) the enforceability of this Agreement and the Acquisition Loan to be made to such Acquisition Borrower against such Acquisition Borrower, (ii) withholding and other tax obligations, (iii) the absence of the imposition of any material Requirements of Law

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                                                                            137

    being imposed upon the Acquisition Lenders as a result of the making of such Acquisition Loan or the enforcement thereof and (iv) such other matters as the Administrative Agent and (to the extent applicable) the relevant Acquisition Fronting Lender reasonably shall request; provided that (unless the Administrative Agent or the Required Lenders otherwise shall reasonably request) no such opinion of independent counsel shall be required with respect to any Syndicated Acquisition Loan made to the Company in Dollars; and any such opinion of independent counsel shall be in form and substance reasonably acceptable to (A) the Administrative Agent and (to the extent applicable) the relevant Acquisition Fronting Lender, with respect to Acquisition Loans which are made solely in Dollars to the Company and (B) otherwise, the Acquisition Direct Lenders holding at least a majority of the Aggregate Acquisition Loan Commitment (including, in any event, General Electric Capital Corporation so long as it is an Acquisition Direct Lender, but other than any Non-Funding Lenders) and (to the extent applicable) the relevant Acquisition Fronting Lender.

         12.3 Conditions to Each Extension of Credit. The agreement of each Lender to make any Loan (other than any Revolving Credit Loan the proceeds of which are to be used exclusively to repay Refunded Swing Line Loans and other than any Acquisition Loan which constitutes a Converted Acquisition Loan) requested to be made by it on any date, the agreement of each Local Fronting Lender to create any Acceptances to be created by it on any date and the agreement of the Issuing Lender to issue any Letter of Credit to be issued by it on any date (including, without limitation, its initial extension of credit), are subject to the satisfaction of the following conditions precedent:

         (a) Representations and Warranties. Each of the representations and warranties made by each party to each Credit Document in or pursuant to this Agreement or any other Credit Document, or contained in any certificate or financial statement (other than estimates and projections which are (x) identified as such and (y) contained in any financial statement) furnished at any time under or in connection with this Agreement or any other Credit Document shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent that such representations and warranties relate to a particular date, in which case such representations and warranties shall be true and correct in all material respects on and as of such date), both before and after giving effect to such Loan, the creation of such Acceptance or the issuance of such Letter of Credit, as the case may be, and to all other extensions of credit to be made on such date and the use of the proceeds thereof; and

         (b) No Default. No Event of Default and no Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by, and Letter of Credit issued on behalf of, a Borrower hereunder (including, without limitation, each borrowing effected through the creation of an Acceptance) shall constitute a representation and warranty by the Company and (to the extent that such Borrower is

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                                                                            138

not the Company) such Borrower, as of the date of such borrowing or other extension of credit, that the conditions contained in paragraphs (a) and (b) of this subsection 12.3 have been satisfied.


         SECTION 13. AFFIRMATIVE COVENANTS

         The Company hereby agrees that, until the Payment Obligations have been Fully Satisfied:

         13.1 Financial Statements. The Company will furnish to each Lender, through the Administrative Agent:

         (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations and stockholders' equity and cash flows for such year, setting forth in each case in comparative form (to the extent that such information has not previously been provided to the Lenders in form substantially similar to that required pursuant to this subsection 13.1(a)) the figures for the previous year, certified without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG Peat Marwick or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Agents;

         (b) as soon as available, but in any event within 60 days after the end of each fiscal year of the Company, a copy of (i) the annual business plan of the Company and its Subsidiaries for the next succeeding fiscal year, including model quarterly balance sheets and statements of operations and of cash flow, (ii) a five-year model (including, without limitation, model annual balance sheets and statements of operations and of cash flow) for the Company and its Subsidiaries and (iii) a five-year model (including, without limitation, model annual balance sheets and statements of operations and of cash flow) for Revlon and its Subsidiaries, and all of the foregoing shall be in form and detail reasonably satisfactory to the Agents and shall be certified by a Responsible Officer of the Company;

         (c) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a copy of (i) the unaudited consolidated, condensed balance sheets of the Company and its Subsidiaries as at the end of each such quarter,
    (ii) the related unaudited consolidated, condensed statements of operations and of cash flows for the portion of the fiscal year through such date and
    (iii) the related unaudited consolidated, condensed statements of operations for such quarterly period, setting forth in each case in comparative form (to the extent that such information has not previously been provided to the Lenders in form substantially similar to that required pursuant to this subsection 13.1(c)) the figures for the corresponding fiscal period of the previous year (other than the balance sheets, which shall present such corresponding figures at the last day of the previous fiscal year),

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                                                                            139


    certified (subject to normal year-end audit adjustments) by a Responsible Officer of the Company;

         (d) as soon as available, but in any event within 90 days after the end of each fiscal year of CCI, a copy of the consolidated balance sheet of CCI and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations and stockholders' equity and cash flows for such year, setting forth in each case in comparative form (to the extent that such information has not previously been provided to the Lenders in form substantially similar to that required pursuant to this subsection 13.1(d)) the figures for the previous year, certified without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing; and

         (e) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of CCI, a copy of (i) the unaudited consolidated, condensed balance sheets of CCI and its Subsidiaries as at the end of each such quarter, (ii) the related unaudited consolidated, condensed statements of operations and of cash flows for the portion of the fiscal year through such date and (iii) the related unaudited consolidated, condensed statements of operations for such quarterly period, setting forth in each case in comparative form (to the extent that such information has not previously been provided to the Lenders in form substantially similar to that required pursuant to this subsection 13.1(e)) the figures for the corresponding fiscal period of the previous year (other than the balance sheets, which shall present such corresponding figures at the last day of the previous fiscal year), certified (subject to normal year-end audit adjustments) by a Responsible Officer of CCI;

all such financial statements to be prepared in reasonable detail and (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein) in accordance with GAAP applied consistently throughout the periods reflected therein (subject, in the case of interim periods, to normal year-end adjustments and the absence of notes).

         13.2 Certificates; Other Information. The Company will furnish to each Lender, through the Administrative Agent:

         (a) concurrently with the delivery of its financial statements referred to in subsection 13.1(a), a certificate of the independent certified public accountants certifying such financial statements stating that in making the examination necessary therefor, no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

         (b) within five days after the delivery of its financial statements referred to in subsections 13.1(a) and (c), a certificate of a Responsible Officer of the Company, substantially in the form of Exhibit O-1;

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                                                                            140

         (c) within five days after the same are sent, copies of all financial statements and reports which the Company or any of its Subsidiaries and any Parent of the Company sends to holders of its publicly traded debt or equity securities, and within five days after the same are filed, copies of all financial statements and reports (including copies of all registration statements, proxy statements and regular and periodic reports, if any) which any of such Persons may make to, or file with, the Securities and Exchange Commission or any successor thereto;

         (d) within 10 days following the last day of each fiscal quarter of the Company, a schedule listing (i) all Subsidiaries of the Company as of the last day of the fiscal quarter most recently ended, (ii) all Subsidiaries of the Company which have been acquired or created during the fiscal quarter then ended and (iii) all Persons which have ceased to be Subsidiaries of the Company during such prior fiscal quarter of the Company; and

         (e) promptly, such additional documents and financial and other information (including, without limitation, amendments to the Certificate of Incorporation and ByLaws of such Person) relating to Worldwide and its Subsidiaries or, following the consummation of the Worldwide Merger, Worldwide (Parent) and its Subsidiaries (or, at any time when Worldwide (Parent) ceases to have any significant Indebtedness, Revlon and its Subsidiaries) as either Agent, or any Lender acting through the Administrative Agent, may from time to time reasonably request.

         13.3 Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its Indebtedness and other material obligations of whatever nature, except when the amount or validity thereof is then being contested in good faith by appropriate proceedings and reserves with respect thereto to the extent, if any, required by GAAP have been provided on the books of the Company or such Subsidiary, as the case may be. Notwithstanding anything to the contrary in the foregoing sentence, the Company shall not be in default under this subsection 13.3 unless the aggregate amount of non-contested Indebtedness or obligations which it and its Subsidiaries have so failed to pay, discharge or satisfy before they become delinquent and which remain delinquent at the time of determination is more than $5,000,000 (or, with respect to any other currency, the Equivalent thereof) in the aggregate.

         13.4 Conduct of Business and Maintenance of Existence. Except as permitted by this Agreement, the Company will continue to engage in business of the same general type as now conducted by it; and, except as permitted by this Agreement, the Company will, and will cause each of its Subsidiaries to, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except as otherwise permitted pursuant to subsections 14.5 and 14.6, and comply with all Contractual Obligations and Requirements of Law except to the extent that all failures to comply therewith would not in the aggregate, be reasonably likely to have a Material Adverse Effect. The Company will not make any material change in its present method of conducting business. The Company will cause each of its Subsidiaries which is a Directly Pledged Subsidiary on the Closing Date to engage primarily in

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                                                                            141

no business other than the business of developing, manufacturing, distributing and/or selling (including marketing and advertising) beauty, skin care, fragrance, personal care and/or related products (or of holding properties incidental to such businesses).

         13.5 Maintenance of Property; Insurance. The Company will, and will cause each of its Subsidiaries to, (a) keep all property useful and necessary in its business in good working order and condition, except where the failure to do so would not, in the aggregate, be reasonably likely to have a Material Adverse Effect and (b) maintain with financially sound and reputable insurance companies insurance on such of its property and against such liabilities in at least such amounts and against at least such risks as are customarily insured against in the same general area by companies engaged in the same or a similar business and furnish to the Agents, upon written request, and to each Lender which makes a written request through the Administrative Agent, reasonable information as to the insurance carried.

         13.6 Inspection of Property; Books and Records; Discussions. The Company will, and will cause each of its Subsidiaries to, (a) keep proper books of accounts and records in which entries in conformity in all material respects with all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities and which shall permit the preparation of financial statements in conformity with GAAP and (b) permit representatives of any Lender or any Agent to visit and inspect such of its properties during normal business hours as such Lender reasonably may request through the Administrative Agent or such Agent reasonably may request and (during such visit or inspection, or otherwise upon request through the Administrative Agent) examine and make abstracts from such of its books and records as it may reasonably request at any reasonable time and as often as may reasonably be desired, and to discuss the business, condition (financial or otherwise), performance, properties and prospects of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its then independent certified public accountants.

         13.7 Notices. The Company will promptly give notice to the Agents and each Lender, through the Administrative Agent:

         (a) of the occurrence of any Default or Event of Default;

         (b) of any default or event of default by the Company or any of its Subsidiaries under any Contractual Obligation of the Company or any of its Subsidiaries or the institution of, or the occurrence of any material adverse change, in the status or likely result of, any litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority or any other Person which, in any of the foregoing cases, would be reasonably likely to have a Material Adverse Effect;

         (c) of any default or event of default by Worldwide (or, following the consummation of the Worldwide Merger, Worldwide (Parent)), Revlon or Revlon Holdings, or (to its actual knowledge) Mafco, M&FH, M&FG, RGI, Revlon Guarantor Corp., Revlon Finance Corporation or Revlon Worldwide Holdings under any

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                                                                            142

    agreements or other instruments governing Indebtedness of such Person involving an aggregate amount in excess of $5,000,000 (or, with respect to any other currency, the Equivalent thereof);

         (d) of (i) any violation or noncompliance by the Company or any of its Subsidiaries or, to the best of its knowledge, any other Person of any Environmental Laws which would be reasonably likely to have a Material Adverse Effect or (ii) any liability or potential liability to the Company or any of its Subsidiaries or, to the best of its knowledge, to any other Person under, any Environmental Laws which would be reasonably likely to have a Material Adverse Effect;

         (e) of any of the following events, as soon as possible, and in any event, within 30 days after the Company knows or has reason to know thereof:

              (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan; or

              (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC or the Company or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Plan and with respect to a Multiemployer Plan, the Reorganization or Insolvency of such Plan;

    if such Reportable Event, termination, withdrawal or partial withdrawal (and, in the case of any Multiemployer Plan, its Reorganization or Insolvency) would be reasonably likely to result in liability to the Company and the Guarantors, in the aggregate, in excess of $1,000,000;

         (f) of a material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries taken as a whole, or of any event which would be reasonably likely to materially adversely affect the ability of the Company and its Subsidiaries taken as a whole to perform the obligations of the Borrowers under the Credit Documents;

         (g) solely during the period that the Sinking Fund Debentures remain outstanding, of the acquisition or construction, or of the commencement of construction, of any property of the Company or any of its Subsidiaries which is, or upon completion will be, a "Principal Property" and of any other property of the Company or of its Subsidiaries for any reason becoming or being designated as a "Principal Property" (as such term may be defined for purposes of the Sinking Fund Debentures);

         (h) of the consummation of any transaction permitted by subsection 14.8(e), and the consummation of any transaction contemplated by subsection 10.4(b)(iii), which notices shall, in any event, be given within five Business Days thereafter; and

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                                                                            143

         (i) of the intention by the Company to make any Restricted Payment permitted pursuant to subsection 14.7(a)(v) or 14.7(a)(vi), which notice shall, in any event, be given not less than 10 days prior to the making of such Restricted Payment.

Each notice pursuant to this subsection 13.7 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

         13.8 Maintenance of Corporate Identity. The Company will operate its businesses, and will cause its Subsidiaries to operate their respective businesses, and maintain their records, independently from any Person (a "Parent") which, directly or indirectly, is in control (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of the Company and independently from any Subsidiary of such Parent other than the Company and its Subsidiaries; and the Company will maintain bank accounts separate from the bank accounts of each Parent of the Company and act solely in its own corporate name and through its own authorized officers and agents.

         13.9 Environmental Laws. The Company will, and will cause each of its Subsidiaries to:

         (a) Comply with and require compliance by all tenants and subtenants, if any, with all Environmental Laws and obtain and comply in all material respects with and maintain, and require that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that the failure to do so would not be reasonably likely to have a Material Adverse Effect.

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except (i) to the extent that the failure to perform any of the obligations contained in this clause (b) would not be reasonably likely to have a Material Adverse Effect or (ii) to the extent that such obligations are being contested in good faith by appropriate proceedings and the pendency of such proceedings would not be reasonably likely to have a Material Adverse Effect; and

         (c) Defend, indemnify and hold harmless the Administrative Agent, the Documentation Agent, the Syndication Agent, the Arranger and the Lenders, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of or noncompliance with any Environmental Laws by the Company or any of its Subsidiaries, or any orders, requirements or demands of Governmental Authorities related thereto, including without limitation reasonable attorney and consultant fees, investigation and laboratory fees, court costs and litigation

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                                                                            144

    expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.

         13.10 Additional Guarantees. The Company will from time to time cause each Domestic Subsidiary thereof which has not previously done so to execute and deliver to the Administrative Agent a Subsidiaries Guarantee, substantially in the form of Exhibit G-1. Each such Subsidiaries Guarantee shall be accompanied by such resolutions, incumbency certificates and legal opinions as are reasonably requested by either Agent and are in form and substance reasonably satisfactory to the Administrative Agent.

         13.11 Additional Stock Pledges. (a) The Company will, and will cause each of its Domestic Subsidiaries to, pledge to the Administrative Agent 100% of the issued and outstanding capital stock or other equity interests (other than directors' qualifying shares) of each Domestic Subsidiary of the Company which has not previously been pledged hereunder. Such pledge shall be granted pursuant to a Pledge and Security Agreement substantially in the form of Exhibit F-2 or G-2, as the case may be.

         (b) The Company will, and will cause each of its Domestic Subsidiaries to, pledge to the Administrative Agent in accordance with the laws of the jurisdiction of organization of the issuer thereof 66% (rounded downward to eliminate any fraction of a share) of the issued and outstanding shares of each class of capital stock or other ownership interests entitled to vote (within the meaning of Treasury Regulations ss.1.956-2(c)(2)) ("Voting Stock") and 100% of the issued and outstanding shares of each class of capital stock or other ownership interests not entitled to vote (within the meaning of such Regulation) ("Non-Voting Stock") of each first-tier Foreign Subsidiary of the Company which (in each case) is owned of record by the Company or such Domestic Subsidiary and which has not previously been pledged hereunder. Each such pledge shall be granted pursuant to a Pledge Agreement in such form as (x) may be reasonably required in order to perfect a security interest in the Pledged Stock delivered thereto under the laws of the jurisdiction in which the issuer of such Pledged Stock is organized and (y) is in form and substance reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, unless either the Administrative Agent or the Required Lenders shall at any time otherwise reasonably request, no such pledge shall be required pursuant to this subsection 13.11(b) with respect to the capital stock or other equity interests of any first-tier Foreign Subsidiary listed on Schedule IV which is not pledged on the Closing Date or is acquired or formed after the date hereof and either
(A) is listed on Schedule IV as being slated for dissolution or (B) does not have assets in excess of $5,000,000 (or, with respect to any other currency, the Equivalent thereof).

         (c) The Company will, and will cause each of its Domestic Subsidiaries to, pledge to the Administrative Agent pursuant to a Generic Pledge Agreement 66% (rounded downward to eliminate any fraction of a share) of the issued and outstanding shares of each class of capital stock or other ownership interests entitled to vote (within the meaning of Treasury Regulations ss.1.956-2(c)(2)) ("Voting Stock") and 100% of the issued and outstanding shares of each class of capital stock or other ownership interests not entitled to vote (within the meaning of such Regulation) ("Non-Voting Stock") of each first-tier Foreign Subsidiary of the Company

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                                                                            145

which (in each case) is owned of record by the Company or such Domestic Subsidiary and (except to the extent pledged pursuant to subsection 13.11(b), which shall not impair the requirement that a pledge complying with this subsection 13.11(c) also be granted) which has not previously been pledged hereunder. Each such pledge shall be granted pursuant to a Generic Pledge Agreement substantially in the form of Exhibit F-3 or G-3, as the case may be.

         (d) Each Pledge Agreement required to be executed and delivered pursuant to this subsection 13.11 shall be promptly executed and delivered after the organization, acquisition or identification of any such Subsidiary or first-tier Foreign Subsidiary and shall be accompanied by share certificates evidencing the Pledged Stock thereunder (to the extent that such Pledged Stock is certificated), together with an undated stock power for each such share certificate (duly executed in blank and delivered by a duly authorized officer of the Pledgor of the Pledged Stock represented by such certificate). Each Pledge Agreement executed and delivered pursuant to this subsection 13.11 (other than any Generic Pledge Agreement) shall be accompanied by (i) in the case of the pledge of capital stock or other ownership interests of any Foreign Subsidiary, evidence of the taking of all such other actions as may be necessary or appropriate for the perfection and first priority of such pledge, and (ii) in the case of any Subsidiary, such resolutions, incumbency certificates and legal opinions as are reasonably requested by the Agents or the Administrative Agent and shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

         (e) Each Borrowing Subsidiary in the United Kingdom and Canada which is designated as such after the date hereof will pledge to the Administrative Agent 100% of the issued and outstanding capital stock or other ownership interests (other than directors' qualifying shares) of each direct Subsidiary of such Borrowing Subsidiary which has not previously been pledged hereunder (except to the extent that the Agents, in their reasonable judgment, determine that the transaction costs, regulatory burdens and operational restrictions resulting from such pledge are not justified by the value of the capital stock to be pledged). Each such pledge shall be granted pursuant to a Pledge Agreement in such form as (x) may be reasonably required in order to perfect a security interest in the Pledged Stock delivered thereto under the laws of the jurisdiction in which the issuer of such Pledged Stock is organized and (y) is in form and substance reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, each pledge granted pursuant to this subsection 13.11(e) shall secure only the obligations of such Local Subsidiary on account of the Local Loans and Acceptances made to it.

         (f) In the event that there shall be a change in law that substantially eliminates the adverse tax consequences to the Company or any of its Subsidiaries that would have resulted on the date hereof from the pledge of more than 66-2/3% of the Voting Stock of any Foreign Subsidiary, the Company will, and will cause each of its Subsidiaries to, (i) pledge such additional amount of shares of such Voting Stock (with respect to each Foreign Subsidiary the Voting Stock of which then is pledged hereunder) and (ii) notwithstanding the provisions of subsection 13.11(b) and (c), pledge the maximum amount of shares of such Voting Stock (with respect to each Foreign Subsidiary the Voting Stock of which is pledged thereafter), in each case which can be so pledged without the incurrence of adverse tax consequences and take or cause to be taken such further action as the Administrative Agent may reasonably request (including,

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without limitation, the delivery of legal opinions) in order to perfect its security interest in such stock.

         13.12 Additional Security Agreements. (a) The Company will cause each of its Domestic Subsidiaries which has not previously done so to execute and deliver to the Administrative Agent a Subsidiary Security Agreement, substantially in the form of Exhibit G-4, and (to the extent applicable) any Intellectual Property Security Agreements and to take such other action as reasonably shall be necessary or as the Administrative Agent reasonably shall request to grant to the Administrative Agent a first priority perfected security interest in all collateral described in such Security Agreement (subject to any Liens contemplated by subsection 14.3(l)). Each such Security Agreement shall be accompanied by such evidence of the taking of all actions as may be necessary or appropriate for the perfection and first priority of such security interest (including, without limitation, the filing of any necessary Uniform Commercial Code financing statements) and such resolutions, incumbency certificates and legal opinions as are reasonably requested by the Agents or the Administrative Agent, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent.

         (b) Each Borrowing Subsidiary in the United Kingdom and Canada which is designated as such after the date hereof will take such action as reasonably shall be necessary or as the Administrative Agent reasonably shall request to grant to the Administrative Agent a first priority, perfected security interest in all material accounts receivable, inventory and property, plant and equipment of such Borrowing Subsidiary (except to the extent that (i) such assets are subject on the date hereof to Liens which are permitted under subsection 14.3, in which case no such security interests need be granted pursuant to this clause (b) while such existing Liens, and the Indebtedness secured thereby on the date hereof, remain in effect, or (ii) the Agents, in their reasonable judgment, determine that the transaction costs, regulatory burdens and operational restrictions resulting from such grant are not justified by the value of the assets to be encumbered). Each such security interest shall be granted pursuant to a Security Agreement in such form as (x) may be reasonably required in order to perfect a security interest in the relevant assets pledged pursuant thereto and (y) is in form and substance reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, each security interest granted pursuant to this subsection 13.12(b) shall secure only the obligations of such Borrowing Subsidiary on account of the Local Loans and Acceptances made to it.

         13.13 Asset Transfers. (a) The Company will grant to the Administrative Agent a first priority, perfected security interest (subject to any Liens thereon which are permitted to encumber the relevant asset pursuant to subsection 14.3) in all properties and assets (whether tangible or intangible) of a type that constitutes Collateral under (and as defined in) any Security Agreement or Pledge Agreement to which the Company or any of its Domestic Subsidiaries is a party which are sold, transferred, conveyed or otherwise distributed to the Company (including, without limitation, by way of merger or consolidation) from any of its Subsidiaries simultaneously with the effectiveness of such sale, transfer, conveyance or other distribution.

         (b) Each Domestic Subsidiary of the Company will take such action from time to time as is necessary (or otherwise reasonably requested by the Administrative Agent) to ensure

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                                                                            147

that the Administrative Agent at all times holds a perfected security interest in all Collateral under (and as defined in) the Security Documents.

         13.14 Intellectual Property. (a) The Company will, and will cause each of its Domestic Subsidiaries to, take such action as is necessary (or as otherwise is reasonably requested by the Administrative Agent) in order to grant to the Administrative Agent a first priority, perfected security interest in any copyright registration in which the Company or any of its Domestic Subsidiaries may from time to time obtain any interest. Such security interest shall be granted pursuant to a Copyright Security Agreement (substantially in the form of the Copyright Security Agreement delivered on the date hereof) or such other form reasonably acceptable to the Administrative Agent which is in proper form for recordation in the United States Copyright Office.

         (b) The Company will, to the extent permitted by Title 15 of the United States Code, submit, and will cause each of its Domestic Subsidiaries to submit, to the United States Patent and Trademark Office for registration or recordation, as applicable:

         (i) a completed application for trademark registration, in such class or classes as is in conformity with its ordinary business practice then obtaining, of each Trademark acquired or adopted and used or intended to be used by it, with respect to any mark which, in the Company's reasonable judgment, is a Significant Trademark; provided that within 30 days after receipt of notice from the Administrative Agent, the Company shall, or shall cause the applicable Domestic Subsidiary to, submit to the United States Patent and Trademark Office for registration a completed application for trademark registration, in such class or classes as is in conformity with its ordinary business practice then obtaining, of any Trademark acquired or adopted and used or intended to be used by it, with respect to any mark which the Required Lenders reasonably deem to be of such significance as to require the Company or such Domestic Subsidiary to take such steps as may be necessary or desirable to grant to the Administrative Agent a perfected, first priority security interest in such Trademark to the extent that it has any ownership interest in such Trademark which is registerable by it under trademark or other applicable law; and

         (ii) with respect to any interest acquired after the date hereof by the Company or any of its Subsidiaries in a Significant Trademark, any appropriate assignment to the Company or such Domestic Subsidiary of the interest acquired by it in the United States in such Significant Trademark, including, without limitation, all previously unrecorded assignments to the Company's or such Domestic Subsidiary's predecessors-in-interest of which the Company or any Domestic Subsidiary is or becomes aware.

The Company will, and will cause each of its Domestic Subsidiaries to, use its respective best efforts to comply with all requirements of the Lanham Act and the rules and regulations thereunder, as from time to time in effect, or other applicable law necessary in order to validly register and maintain the registration of any such Significant Trademark with the United States Patent and Trademark Office, except as permitted pursuant to subsections 13.4, 14.5 and 14.6

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                                                                            148

hereof. The Company will submit, and will cause each of its Domestic Subsidiaries to submit, to the Administrative Agent, by each January 31 and July 31 of each year following the Closing Date, commencing January 31, 1998 (or, if the Administrative Agent reasonably so requests in writing, more often; provided that, except during such time as a Default or Event of Default has occurred and is continuing, the Administrative Agent shall not so request more frequently than monthly), a document confirming the security interest of the Administrative Agent in any Trademark acquired or with respect to which the Company or any Domestic Subsidiary filed an application for trademark registration during the two prior calendar quarters, duly executed and in proper form for recordation in the United States Patent and Trademark Office.

         (c) The Company will, to the extent permitted by Title 35 of the United States Code, submit, and will cause each of its Domestic Subsidiaries to submit, to the United States Patent and Trademark Office for issuance or recordation, as applicable:

         (i) an application for letters patent for each patentable invention acquired by or invented by or for it which invention is of such a nature that the Company or its Subsidiaries in accordance with its ordinary business practice then obtaining would file an patent application in the United States Patent and Trademark Office with respect to it; and

         (ii) with respect to any interest acquired after the date hereof by the Company or any of its Subsidiaries in a Patent, any appropriate assignment to the Company or such Domestic Subsidiary of the interest acquired by it in the United States in such Patent, including, without limitation, all previously unrecorded assignments to the Company's or such Domestic Subsidiary's predecessors-in-interest of which the Company or any Domestic Subsidiary is or becomes aware.

The Company will, and will cause each of its Domestic Subsidiaries to, use its respective best efforts to comply with all requirements of the United States Patent Act and the rules and regulations thereunder, as from time to time in effect, or other applicable law necessary in order to validly obtain and maintain any Patent with the United States Patent and Trademark Office, except as permitted pursuant to subsections 13.4, 14.5 and 14.6 hereof. The Company will submit, and will cause each of its Domestic Subsidiaries to submit, to the Administrative Agent, by each January 31 and July 31 of each year following the Closing Date, commencing January 31, 1998 (or, if the Administrative Agent reasonably so requests in writing, more often; provided that, except during such time as a Default or Event of Default has occurred and is continuing, the Administrative Agent shall not so request more frequently than monthly), a document confirming the security interest of the Administrative Agent in any Patent acquired or with respect to which the Company or any Domestic Subsidiary filed an application for letters patent during the two prior calendar quarters, duly executed and in proper form for recordation in the United States Patent and Trademark Office.

         (d) Notwithstanding anything to the contrary contained in this subsection 13.14, the Company and its Subsidiaries shall have the right to license their respective Patents and Trademarks to third parties on an arms' length basis (and, during such time as no Default or

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                                                                            149

Event of Default has occurred and is continuing, to retain the proceeds thereof); provided, except with respect to Trademarks and Patents which constitute Disposition Assets or with respect to which the only substantial use by the Company and its Subsidiaries is in connection with a business constituting a Disposition Asset, that any such license of (i) a Trademark shall be for use with respect to products which are not reasonably likely to be competitive with those produced and/or marketed by the Company and its Subsidiaries and (ii) a Patent shall be for applications which would not be reasonably likely to diminish the value of any product line of the Company and its Subsidiaries. Each Agent and each Lender hereby acknowledges and agrees that any security interest held by the Administrative Agent in any Patent or Trademark which is licensed in accordance with the provisions of this subsection 13.14(d) shall be subordinate to such license agreement and each Lender hereby instructs the Administrative Agent to execute and deliver such instruments, documents and agreements as the Company reasonably may request in order to confirm such subordination.


         SECTION 14. NEGATIVE COVENANTS

         The Company hereby agrees that, until the Payment Obligations are Fully Satisfied:

         14.1 Financial Covenants. The Company will not:

         (a) Maintenance of Interest Coverage Ratio. Permit the ratio of (i) the amount equal to EBITDA of the Company and its Subsidiaries on a consolidated basis for any period of four consecutive fiscal quarters ending on each date set forth below to (ii) Net Interest Expense for such period of four consecutive fiscal quarters to be less than the ratio set forth opposite such date:

                   Date                                      Ratio
                   ----                                      -----

             June 30, 1997                                1.75 to 1.0
             September 30, 1997                           1.75 to 1.0
             December 31, 1997                            1.75 to 1.0
             March 31, 1998                               2.00 to 1.0
             June 30, 1998                                2.00 to 1.0
             September 30, 1998                           2.25 to 1.0
             December 31, 1998                            2.25 to 1.0
             March 31, 1999                               2.50 to 1.0
             June 30, 1999                                2.50 to 1.0
             September 30, 1999                           2.50 to 1.0
             December 31, 1999                            2.50 to 1.0
             March 31, 2000                               3.00 to 1.0
             June 30, 2000                                3.00 to 1.0
             September 30, 2000                           3.00 to 1.0
             December 31, 2000                            3.00 to 1.0

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                                                                            150

             March 31, 2001                               3.00 to 1.0
             June 30, 2001                                3.00 to 1.0
             September 30, 2001                           3.00 to 1.0
             December 31, 2001                            3.00 to 1.0
             March 31, 2002                               3.00 to 1.0

         (b) Leverage Ratio. Permit the Leverage Ratio of the Company and its Subsidiaries for the period of four consecutive fiscal quarters ending on each date set forth below to be more than the amount set forth opposite such date:

                   Date                                     Amount
                   ----                                     ------

             June 30, 1997                                6.25 to 1.0
             September 30, 1997                           6.25 to 1.0
             December 31, 1997                            5.50 to 1.0
             March 31, 1998                               5.50 to 1.0
             June 30, 1998                                5.50 to 1.0
             September 30, 1998                           5.50 to 1.0
             December 31, 1998                            5.00 to 1.0
             March 31, 1999                               5.00 to 1.0
             June 30, 1999                                5.00 to 1.0
             September 30, 1999                           5.00 to 1.0
             December 31, 1999                            4.50 to 1.0
             March 31, 2000                               4.50 to 1.0
             June 30, 2000                                4.50 to 1.0
             September 30, 2000                           4.50 to 1.0
             December 31, 2000                            4.50 to 1.0
             March 31, 2001                               4.50 to 1.0
             June 30, 2001                                4.50 to 1.0
             September 30, 2001                           4.50 to 1.0
             December 31, 2001                            4.50 to 1.0
             March 31, 2002                               4.50 to 1.0

         (c) Maximum Capital Expenditures. Permit the aggregate amount of Capital Expenditures of the Company and its Subsidiaries during any fiscal year of the Company to be more than $75,000,000; provided, however, that any such amount permitted by this subsection 14.1(c) for Capital Expenditures during any fiscal year, if not so expended during such fiscal year may be carried over for expenditure in the following fiscal year and any amounts so carried over shall be deemed to be the last amounts expended in such following fiscal year; and provided, further, that the purchase price for any property or asset acquired to replace a Surplus Asset within one year from the date upon which it was contributed by the Company or any of its Subsidiaries to a Permitted Joint Venture shall be deemed not to constitute a "Capital Expenditure" for purposes of this subsection 14.1(c) to the extent that the purchase price of such replacement asset has been treated as an "Investment" for purposes of subsection 14.8(e).

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                                                                            151

         14.2 Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except for:

         (a) Indebtedness in respect of the Loans, the Notes, the Drafts and the L/C Obligations;

         (b) Indebtedness existing on the date of this Agreement which is set forth in Schedule VII; and any Indebtedness resulting from the refinancing of any such Indebtedness, provided that (i) the primary obligor with respect to any such refinancing Indebtedness is the same as the primary obligor on the Indebtedness refinanced thereby and any contingent obligor of such refinancing Indebtedness was a contingent obligor of the Indebtedness refinanced thereby (except to the extent that such primary obligor and/or contingent obligor may be substituted by a new primary obligor or contingent obligor, as the case may be, which has no material assets other than assets which, immediately prior to such substitution, constituted the assets of the original primary obligor and/or contingent obligor), (ii) the principal amount of any such refinancing Indebtedness (as determined as of the date of the incurrence of such refinancing Indebtedness in accordance with GAAP) does not exceed the principal amount of the Indebtedness refinanced thereby together with any premium actually paid thereon and reasonable costs and expenses (including underwriting discounts) incurred in connection with such refinancing Indebtedness, (iii) the effective annual interest expense applicable to such refinancing Indebtedness (as determined as of the date of the incurrence of such refinancing Indebtedness in accordance with GAAP) is not materially greater than the effective annual interest expense applicable to the Indebtedness refinanced thereby, (iv) such refinancing Indebtedness does not have any scheduled installments of principal thereof due prior to December 31, 2002 and (v) with respect to each issue of refinancing Indebtedness in excess of $5,000,000 (or, with respect to any other currency, the Equivalent thereof) in the aggregate, either (A) the covenants, defaults and similar provisions applicable to such refinancing Indebtedness or obligations are no more restrictive, taken as a whole, than the provisions contained in this Agreement and do not conflict with the provisions of this Agreement or (B) such refinancing Indebtedness is otherwise upon terms and subject to definitive documentation which is in form and substance reasonably satisfactory to the Agents; and provided, further, that notwithstanding anything in this subsection 14.2(b) to the contrary, any Indebtedness resulting from the refinancing of any Indebtedness under the mortgage securing the obligations of the Company under the Yen Credit Agreement shall be refinanced on terms and conditions substantially similar to those set forth on Exhibit Y hereto;

         (c) Indebtedness in respect of unsecured public debt or unsecured long-term private placement financings of the Company; provided that such Indebtedness is in form and substance reasonably satisfactory to the Required Lenders;

         (d) Indebtedness (i) of the Company to any of its wholly-owned Subsidiaries, (ii) of any wholly-owned Subsidiary of the Company to any other wholly-owned Subsidiary

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                                                                            152

    of the Company and (iii) of any wholly-owned Subsidiary of the Company to the Company;

         (e) Indebtedness (including, without limitation, Indebtedness on account of letters of credit not issued under this Agreement) incurred for the working capital purposes of the Company or any of its Subsidiaries in an aggregate principal amount not exceeding for the Company and its Subsidiaries in the aggregate $60,000,000 (or, with respect to any other currency, the Equivalent in Dollars thereof); provided that for purposes of this subsection 14.2(e), such aggregate principal amount shall not include
    (x) an amount equal to the aggregate principal amount of Indebtedness of the Company or any of its Subsidiaries to any bank which is offset by compensating balances at such bank (which Indebtedness shall be permitted hereunder) and (y) Indebtedness otherwise permitted by this subsection 14.2;

         (f) the Subordinated Notes, Indebtedness under the Indentures and the Sinking Fund Debentures, and any Indebtedness resulting from the refinancing of any of such Indebtedness; provided that (i) the primary obligor with respect to any such refinancing Indebtedness is the same as the primary obligor on the Indebtedness refinanced thereby (except to the extent that such primary obligor may be substituted by a new primary obligor which has no material assets other than assets which, immediately prior to such substitution, constituted the assets of the original primary obligor), (ii) the principal amount of any such refinancing Indebtedness (as determined as of the date of the incurrence of such refinancing Indebtedness in accordance with GAAP) does not exceed the amount equal to the sum of the principal amount of the Indebtedness refinanced thereby together with any premium actually paid thereon and reasonable costs and expenses (including underwriting discounts) incurred in connection with such refinancing Indebtedness, (iii) such refinancing Indebtedness does not have any scheduled installments of principal thereof due prior to December 31, 2002 and is unsecured (except that any refinancing of the Sinking Fund Debentures may be secured by a Lien on the Mortgaged Property in Phoenix upon terms substantially similar to those existing on the date hereof),
    (iv) if the Indebtedness being refinanced is subordinated, the subordination provisions of such refinancing Indebtedness is no less favorable to the Administrative Agent and the Lenders than the subordination provisions of the Indebtedness refinanced thereby and (v) either (A) the covenants, defaults and similar provisions applicable to such refinancing Indebtedness or obligations are no more restrictive, taken as a whole, than those in effect in the Indebtedness refinanced thereby and do not conflict with the provisions of this Agreement or (B) such refinancing Indebtedness is otherwise upon terms and subject to definitive documentation which is in form and substance reasonably satisfactory to the Required Lenders;

         (g) the Subordinated Intercompany Notes and any Capital Gains Notes;

         (h) Indebtedness of the Company to Affiliates in respect of Capital Contribution Notes which evidence cash amounts actually received by the Company from such Affiliates on account of Capital Contributions;

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                                                                            153

         (i) Indebtedness of any Person which becomes a Subsidiary of the Company after the date of this Agreement (provided that (i) such Indebtedness was in existence on the date such Person became a Subsidiary, whether pursuant to a Committed Facility or otherwise and (ii) such Indebtedness was not created in contemplation of such Person becoming a Subsidiary) and any Indebtedness resulting from the refinancing of any such Indebtedness;

         (j) Indebtedness to employees or former employees of the Company or any of its Subsidiaries in the nature of deferred compensation;

         (k) Indebtedness which is incurred by the Company and its Subsidiaries which constitutes Investment Consideration incurred (i) for the deferred purchase price of capital stock, other equity interests or assets acquired in an acquisition from a Person other than the Company and its Subsidiaries of all or substantially all of the capital stock, other equity interests or assets of one or more Persons or (ii) in connection with any Investment in a Permitted Joint Venture;

         (l) Indebtedness of the Company and its Subsidiaries under Interest Rate Agreements which are in existence on the date hereof and other Indebtedness of the Company and its Subsidiaries under Interest Rate Agreements which (i) have a tenor which is not in excess of five years,
    (ii) are not leveraged, (iii) are in an aggregate notional amount (net of any offsetting economic positions among such Interest Rate Agreements) not to exceed $525,000,000 at any one time outstanding (including, without limitation, all Interest Rate Agreements in effect on the date hereof) and
    (iv) have the sole purpose of netting the economic position and obligations of the Company and its Subsidiaries;

         (m) foreign exchange contracts of the Company and its Subsidiaries entered into in the ordinary course of business of the Company and its Subsidiaries for the purpose of providing foreign exchange for their respective operating requirements or of hedging currency exposure;

         (n) Indebtedness of the Company to Affiliates who have executed and delivered an Affiliate Subordination Letter in respect of working capital loans actually received in cash by the Company from such Affiliates in an aggregate principal amount not to exceed $50,000,000 at any one time outstanding; provided that (i) the rate of interest payable on account of such Indebtedness is less than the rate then payable on Eurodollar Loans hereunder and (ii) such Indebtedness shall not be repayable (and, in any event, shall not be repaid) at any time when a Default or Event of Default has occurred and is continuing (or would result therefrom); and

         (o) Indebtedness of the Company or any of its Subsidiaries in the nature of guarantees as referred to in clause (k) of the definition of "Indebtedness" in subsection 1.1 which is permitted by subsection 14.4;

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                                                                            154

provided, however, that in no event may the Company or any of its Subsidiaries incur any Indebtedness to Worldwide or Worldwide (Parent).

         14.3 Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of their properties, assets (including shares of stock) or revenues, whether now owned or hereafter acquired, except for:

         (a) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or any of its Subsidiaries, as the case may be, in accordance with GAAP;

         (b) carriers', warehousemens', mechanics', materialmens', repairmens' or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, provided that no such Lien shall encumber any Collateral (as defined in any Security Document) under any of the Security Documents (other than inventory and real property) or any of the Unpledged International Property;

         (c) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation, provided that no such Lien shall encumber any Collateral (as defined in any Security Document) under any of the Security Documents or any of the Unpledged International Property;

         (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, provided that no such Lien shall encumber any Collateral (as defined in any Security Document) under any of the Security Documents or any of the Unpledged International Property;

         (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

         (f) Liens in favor of the United States of America for amounts paid by the Company or any of its Subsidiaries as progress payments under government contracts entered into by them, provided that no such Lien shall encumber any Collateral (as defined in any Security Document) under any of the Security Documents or any of the Unpledged International Property;

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                                                                            155

         (g) Liens existing on the date of this Agreement which (i) secure Indebtedness set forth in Schedule VII or any Contingent Obligations with respect to such Indebtedness as permitted by subsection 14.4 and any replacement Liens securing any Indebtedness resulting from the refinancing of any such Indebtedness as permitted by subsection 14.2(b) or securing any Contingent Obligations with respect to such Indebtedness as permitted by subsection 14.4, provided that no such Lien is spread to cover any additional property (except for additional property in the nature of improvements to property already subject to any such Lien or additions to accounts receivable or inventory, as the case may be, already subject to such Lien), and provided, further, that no such Lien (other than any such Lien on account of (A) the Yen Credit Agreement or (B) Indebtedness or Contingent Obligations constituting Bank Obligations or Mortgage Obligations (as defined in the Security Documents)) shall encumber any Collateral (as defined in any Security Document) under any of the Security Documents or any of the Unpledged International Property or (ii) are disclosed in the title insurance policies delivered pursuant to subsection 12.1(g);

         (h) Liens under the Security Documents (including, without limitation, Liens which secure Bank Obligations and Mortgage Obligations as provided for, and as defined in, the Collateral Agency Agreements);

         (i) attachment, judgment or other similar Liens arising in connection with court or arbitration proceedings, provided that the same are discharged, or that execution or enforcement thereof is stayed pending appeal, within 30 days or (in the case of any execution or enforcement pending appeal) such lesser time during which such appeal may be taken;

         (j) other Liens incidental to the conduct of the business of the Company and its Subsidiaries or the ownership of any of their assets not incurred in connection with Indebtedness or Contingent Obligations, which Liens do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that no such Lien shall encumber any Collateral (as defined in any Security Document) under any Security Document or any of the Unpledged International Property;

         (k) Liens securing any Indebtedness of any Subsidiary of the Company permitted under subsection 14.2(e) or any Contingent Obligation with respect to such Indebtedness permitted by subsection 14.4 or any Liens replacing such permitted Liens, provided that (i) no such Lien (other than any such Lien securing reimbursement obligations under letters of credit not issued under this Agreement) shall encumber any asset of the Company or any of its Subsidiaries organized under the laws of a jurisdiction within the United States (other than any Lien on assets of a foreign branch of any Domestic Subsidiary of the Company, which assets are themselves located outside of the United States) or any Collateral (as defined in any Security Document) under any Security Document or any of the Unpledged International Property and (ii) any such Lien which secures reimbursement obligations under letters of credit not issued under this Agreement

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    shall be limited to (A) the assets acquired or shipped with the support of such letter of credit and (B) any assets of the Company or such Subsidiary which are in the care, custody or control of such issuer of such letter of credit in the ordinary course of business;

         (l) any Lien securing any Indebtedness permitted under subsection 14.2(i) or under a Committed Facility which was in existence on the date such Person became a Subsidiary or such acquisition or Investment was made or any Contingent Obligation with respect to such Indebtedness permitted by subsection 14.4 or any Liens replacing such permitted Liens, provided that
    (i) such Lien existed on the date on which the Person owing such Indebtedness became a Subsidiary or such acquisition or Investment was made (or that such Lien replaced such a Lien), was not created in contemplation of its becoming a Subsidiary or acquisition or Investment being made and has not been spread to cover any additional property (except for additional property in the nature of improvements to property already subject to such Lien or additions to accounts receivable or inventory, as the case may be, already subject to such Lien) and (ii) the amount of Indebtedness secured thereby is not increased (except for any increase in such Indebtedness representing additional borrowings or the like under the same Committed Facility or permitted replacement thereof pursuant to which such Indebtedness was incurred and such Committed Facility existed on such date), and provided, further, that no such Lien shall encumber any of the Unpledged International Property;

         (m) any Lien securing any working capital Indebtedness of any Subsidiary or any Contingent Obligation with respect to such Indebtedness, where such Indebtedness represents an increase in the aggregate principal amount of working capital Indebtedness and the Lien or Liens securing such Indebtedness are permitted by paragraph (g) or (l) of this subsection 14.3 (including the requirement that no such Lien is spread to cover any additional property (except for additional property in the nature of improvements to property already subject to such Lien or additions to accounts receivable or inventory, as the case may be, already subject to such Lien)), provided that (i) such increase is generally attributable to an increase in the working capital needs of such Subsidiary, (ii) such Indebtedness is permitted under subsection 14.2(e) and (iii) such Indebtedness is not guaranteed by the Company and provided, further, that no such Lien shall encumber any Collateral (as defined in any Security Document) under any of the Security Documents or any of the Unpledged International Property;

         (n) Liens in the nature of counterpart deposits or pledges of cash deposits of the Company or any of its Subsidiaries to secure Indebtedness of Subsidiaries of the Company organized and principally doing business outside of the United States, which Indebtedness is permitted pursuant to subsection 14.2, provided that (i) any such Indebtedness is not guaranteed by the Company (except to the extent that the pledge of such deposit, in itself, constitutes a guarantee), (ii) the aggregate principal amount of all such Indebtedness at any one time outstanding does not exceed $25,000,000 (or, with respect to any other currency, the Equivalent thereof) and (iii) the amount of any such deposit does not exceed the amount of the Indebtedness it secures, and provided, further,

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    that no such Lien shall encumber any Collateral (as defined in any Security
    Document) under any of the Security Documents or any of the Unpledged International Property;

         (o) Liens in favor of Persons holding Indebtedness permitted pursuant to subsection 14.2(k), provided that such Liens shall extend only to the capital stock, other equity interests or assets acquired by the Company or its Subsidiaries for such Indebtedness or the interest in the applicable Permitted Joint Venture;

         (p) possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of investments of the type permitted by subsection 14.8; provided that such Liens (i) attach only to such investments and (ii) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such investments and not any obligation in connection with margin financing; and provided, further, that such Liens attach only to the property of the Company or its Subsidiary, as the case may be, for whose account any such obligations have been incurred; and

         (q) additional Liens incurred in the ordinary course of business of the Company and its Subsidiaries securing Indebtedness or other obligations of the Company and/or any of its Subsidiaries not to exceed $10,000,000 (or, with respect to any other currency, the Equivalent thereof) in the aggregate at any one time outstanding, provided that no such Lien shall encumber any Collateral (as defined in any Security Document) under any of the Security Documents or any of the Unpledged International Property.

         14.4 Limitation on Contingent Obligations. The Company will not, and will not permit any of its Subsidiaries to, agree to, or assume or incur, or otherwise in any way be or become responsible or liable, directly or indirectly, with respect to, any Contingent Obligation, except for:

         (a) the Guarantees;

         (b) Contingent Obligations set forth in Schedule VIII, and any Contingent Obligations resulting from the refinancing of any Indebtedness or obligations supported by such Contingent Obligations, provided that (i) the principal or face amount of any such refinancing Indebtedness or obligations (as determined as of the date of the incurrence of such refinancing Indebtedness or obligations in accordance with GAAP) does not exceed the principal or face amount of the Indebtedness or obligations refinanced thereby, (ii) the effective annual interest expense or cost applicable to such refinancing Indebtedness or obligations (as determined as of the date of the incurrence of such refinancing Indebtedness or obligations in accordance with GAAP) is not materially greater than the effective annual interest expense or cost applicable to the Indebtedness or obligations refinanced thereby and (iii) such refinancing Indebtedness or obligations (or any installment thereof) does not have any scheduled principal payments which are earlier than December 31, 2002 (or, in any case in which such Indebtedness or obligations

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    had scheduled principal payments prior to such date, no earlier than the dates of such scheduled payments);

         (c) any Contingent Obligation of the Company in the nature of a guarantee of any Indebtedness or other obligations of any of its Subsidiaries permitted under this Agreement;

         (d) any Contingent Obligation of any of the Subsidiaries of the Company in the nature of a guarantee of any Indebtedness or other obligations of any of the Subsidiaries of such Subsidiary permitted under this Agreement;

         (e) any Contingent Obligation of any Subsidiary of the Company in the nature of a guarantee of Indebtedness (other than the Subordinated Notes, the Sinking Fund Debentures or any Indebtedness referred to in subsection 14.2(b)) or other obligations of the Company or any other Subsidiary of the Company;

         (f) any Contingent Obligation of the Company arising pursuant to the Agreement, dated as of February 7, 1994, by and among Robert B. Reich (as the Secretary of Labor of the United States), the Company and Mafco Holdings Inc.;

         (g) any Contingent Obligation of the Company or any of its Subsidiaries in the nature of a guarantee of Indebtedness of any Permitted Joint Venture; provided that the incurrence of such Contingent Obligation is permitted by subsection 14.8(e); and

         (h) any Contingent Obligation of the Company or any of its Subsidiaries in the nature of a guarantee of Indebtedness of officers and directors of the Company and its Subsidiaries in the ordinary course of business; provided that the sum of the aggregate principal amount of the Indebtedness so guaranteed and the aggregate principal amount of all then outstanding loans permitted by subsection 14.8(f) does not exceed $1,000,000 at any one time outstanding.

         14.5 Limitation on Fundamental Changes. The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction in the nature of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), convey, sell, lease, assign, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or a substantial part of the business or assets of the Company, or enter into any such transaction or series of related transactions with regard to a group of Subsidiaries which, if merged into a single Subsidiary, would constitute a substantial part of the business or assets of the Company, or acquire by purchase or otherwise all or substantially all the business or assets of, or stock or other evidences of beneficial ownership of, any Person, except that during such time as no Specified Default or Event of Default has occurred and is continuing (or would result therefrom):

         (a) the Company and its Subsidiaries may engage in Permitted Intercompany Transfers; and

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         (b) the Company and any of its Subsidiaries may engage in transactions permitted under subsection 14.6 or subsection 14.8(d) or (e).

         14.6 Limitation on Sale of Assets. The Company will not, and will not permit any of its Subsidiaries to, sell, lease, assign, transfer or otherwise dispose of any of its assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any of the Subsidiaries of the Company, issue any shares of capital stock or other equity interests (other than any director's qualifying shares), to any Person, except:

         (a) sales, transfers and other dispositions by the Company and its Subsidiaries of (i) obsolete or worn out property in the ordinary course of business or (ii) contemplated by clause (a)(ii)(Y) of the definition of the term "Net Proceeds Events";

         (b) sales of property (including, without limitation, inventory) by the Company and its Subsidiaries to third parties in the ordinary course of business for fair market value;

         (c) during such time as no Specified Default or Event of Default has occurred and is continuing (or would result therefrom), Permitted Intercompany Transfers;

         (d) during such time as no Specified Default or Event of Default has occurred and is continuing (or would result therefrom), any Specified Dispositions for fair market value (which property, in the aggregate, the Company hereby represents and warrants is not material to the conduct of the business of the Company and its Subsidiaries);

         (e) during such time as no Specified Default or Event of Default has occurred and is continuing (or would result therefrom), sales, transfers and other dispositions of assets of the Company and its Subsidiaries to Permitted Joint Ventures in accordance with the provisions of subsection 14.8;

         (f) during such time as no Specified Default or Event of Default has occurred and is continuing (or would result therefrom), any Resale Transactions to unaffiliated third parties for fair market value;

         (g) other sales, transfers and other dispositions by the Company and its Subsidiaries which are permitted by subsections 14.3 or 14.5; and

         (h) transactions pursuant to and in accordance with the CCI
    Agreements.

         14.7 Limitation on Restricted Payments. (a) The Company will not, and will not permit any of its Subsidiaries to, make any Restricted Payment, except that, so long as no Default or Event of Default has occurred and is continuing at the time such Restricted Payment is made or would result therefrom and the representations and warranties deemed to be made pursuant to

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subsection 14.7(b) are true and correct in all material respects as of the date such Restricted Payment is made, the following Restricted Payments may be made:

         (i) Restricted Payments on account of amounts payable under the Company Tax Sharing Agreement, with respect to state and local taxes and, with the prior consent of the Required Lenders, federal taxes; provided, however, that (x) any Capital Gains Amounts which are payable under the Company Tax Sharing Agreement shall be paid exclusively by means of a Capital Gains Note, (y) no such Restricted Payment (whether in cash or otherwise) shall be made more than ten Business Days prior to the date upon which Mafco's or the relevant Affiliate's related liability to the Internal Revenue Service (or the relevant state or local taxing authority) for tax (including estimated taxes) is paid (or, if no such taxes are payable, ordinarily would have been due) and (z) the aggregate amount which is then to be paid by the Company and its Subsidiaries pursuant to this subsection 14.7(a)(i) shall not be in excess of the amount which is to be paid by Revlon to its Parents pursuant to the Company Tax Sharing Agreement;

         (ii) Restricted Payments made to Permitted Joint Ventures, to the extent that such Restricted Payments are permitted pursuant to subsection 14.8(e);

         (iii) Restricted Payments on account of the application by the Company and its Subsidiaries of amounts received by them in satisfaction of the requirements of Section 15(r)(ii) to satisfy amounts then due and payable to the Company and its Subsidiaries from Revlon Holdings or any Revlon Holdings Support Party under the Revlon Holdings Operating Agreement;

         (iv) Restricted Payments made from time to time to finance (A) the purchase by Revlon of its common stock (for not more than market price) in connection with the delivery of such common stock to grantees under any stock option plan maintained by it upon the exercise by such grantees of stock options or stock appreciation rights settled with common stock or upon the grant of shares of common stock pursuant thereto and (B) the payment by Revlon of amounts owing in respect of stock appreciation rights and performance units under any such stock option plan; provided that (x) the sum of (1) the aggregate amount of Restricted Payments made pursuant to this clause (iv) and (2) the aggregate amount of open-market purchases of common stock of Revlon, Inc. under subsection 14.8(g), does not exceed $6,000,000 in any year and (y) amounts available pursuant to this clause
    (iv) to be utilized for Restricted Payments during any year which are not utilized during such year may be carried forward and utilized in any succeeding year;

         (v) during such time as the Worldwide (Parent) Indenture remains in effect, Restricted Payments in an aggregate amount not to exceed the amount equal to 25% of Consolidated Net Income (net of any extraordinary gains, to the extent included in the calculation thereof, with capital gains being deemed to be extraordinary gains for purposes of this Agreement) for the period from January 1, 1995 through the last day of the most recently completed fiscal quarter of the Company and its Subsidiaries in respect

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    of which the Company has delivered the financial statements required pursuant to subsection 13.1 and the related compliance certificate minus the aggregate amount of Restricted Payments theretofore made pursuant to this clause (v) or subsection 13.7(a)(v) of the Existing Agreement; provided that there was Consolidated Net Income for either of the two most recently completed fiscal quarters of the Company in respect of which the Company has delivered the financial statements (and the related compliance certificate) required pursuant to subsection 13.1;

         (vi) at any time when the Worldwide (Parent) Indenture remains in effect and an Equity Offering has been consummated at a price per share which results in a market capitalization for the Person whose securities are the subject of such Equity Offering of not less than $1,800,000,000 and which produces gross cash consideration of not less than $50,000,000, Restricted Payments in an aggregate amount not to exceed the lesser of (A) $100,000,000 and (B) the aggregate amount of the proceeds received by the Company and its Subsidiaries from Equity Offerings; and

         (vii) subject to the limitations set forth in subsection 14.8(g), Restricted Payments made from time to time to finance the investments contemplated by subsection 14.8(g).

         (b) The making of each Restricted Payment pursuant to subsection 14.7(a) shall constitute a representation and warranty by the Company that, on and as of the date upon which such Restricted Payment is made (both before and after giving effect to the making thereof), the representations and warranties contained in subsections 11.10 and 11.21(a) are true and correct in all material respects.

         14.8 Limitation on Investments. The Company will not, and will not permit any of its Subsidiaries to, make or commit to make any advance, loan, extension of credit or capital contribution to, or purchase of any stock, bonds, notes, debentures or other securities of, or make any other investment in, any Person (other than the Company or any of its Subsidiaries), except as otherwise permitted by subsection 14.10 and except that:

         (a) each of the Company and its Subsidiaries may make or commit to make investments in Cash Equivalents;

         (b) each of the Company and its Subsidiaries may make or commit to make investments in accounts, contract rights and chattel paper (as defined in the Uniform Commercial Code), put and call foreign exchange options to the extent necessary to hedge foreign exchange exposures or foreign exchange spot and forward contracts, and notes receivable, arising or acquired in the ordinary course of business and in Interest Rate Agreements;

         (c) the Company may make or commit to make any loan or advance or purchase any securities constituting a Restricted Payment permitted by subsection 14.7;

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         (d) if in the reasonable judgment of the Company, any customer is deemed to be in a reorganization or unable to make a timely cash payment on Indebtedness or other obligations of such customer owing to it, each of the Company and its Subsidiaries may invest or commit to invest in securities issued by such customer or any Affiliate thereof (other than any Affiliate of the Company) in lieu of cash payment; provided that the Company or such Subsidiary, as the case may be, has paid no new consideration (other than forgiveness of Indebtedness or other obligations) therefor;

         (e) each of the Company and its Subsidiaries may make or commit to make Investments; provided that (i) no Default or Event of Default has occurred and is continuing at the time of such Investment (or would result therefrom), (ii) the Company would have been in compliance, on a pro forma basis, with each of the financial covenants contained in clauses (a) and
    (b) of subsection 14.1 if such Investment had been made on the first day of the most recently completed period of calculation thereof, (iii) the aggregate Investment Consideration (as reduced by the amount equal to the Net Proceeds received by the Company and its Subsidiaries from any Net Proceeds Event on account of any Resale Transaction) with respect to all Investments in Permitted Joint Ventures (it being understood and agreed that for purposes of this subsection 14.8(e), Investments by the Company or any of its Subsidiaries in CCI or any of its Subsidiaries shall be treated as Investments in a Permitted Joint Venture) does not exceed (A) $25,000,000 per calendar year (with amounts which are not utilized in any calendar year being carried over to the immediately succeeding calendar year) and (B) $50,000,000 during the period from the date hereof through the Termination Date, and (iv) after giving effect to such Investment, the aggregate Investment Consideration (as reduced by the amount equal to the Net Proceeds received by the Company and its Subsidiaries from any Net Proceeds Event on account of any Resale Transaction) for all Investments made by the Company and its Subsidiaries after the date hereof, does not exceed $200,000,000 (or, in the event the Aggregate Acquisition Loan Commitment is increased pursuant to subsection 9.7, an amount equal to $200,000,000 plus the amount of any such increase); and provided, further, that none of the Company or any of its Subsidiaries shall commit to make any Investment unless (x) such Investment is then permitted hereunder or
    (y) such commitment is expressly subject to the receipt by the Company or such Subsidiary, as the case may be, of any approvals required hereunder and under each other Credit Document;

         (f) each of the Company and its Subsidiaries may make or commit to make loans to officers and directors of the Company and its Subsidiaries in the ordinary course of business in an aggregate principal amount which, in the aggregate with all then outstanding Contingent Obligations permitted by subsection 14.4(h), does not exceed $1,000,000 at any one time outstanding from the Company and its Subsidiaries to all such officers and directors;

         (g) the Company may make investments in open-market purchases of common stock of Revlon to the extent necessary to permit the Company to satisfy its obligations under its "excess 401-(k) plan" for highly compensated employees; provided that (i) the sum of (A) the aggregate amount of Restricted Payments made pursuant to subsection

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    14.7(a)(iv) and (B) the aggregate amount of such purchases under this subsection 14.8(g), does not exceed $6,000,000 in any year and (ii) amounts available pursuant to this subsection 14.8(g) to be utilized for investments during any year which are not utilized during such year may be carried forward and utilized in any succeeding year; and

         (h) subject to the limitations set forth in subsection 14.7(a)(iv), Investments made from time to time in connection with the transactions contemplated by subsection 14.7(a)(iv).

         14.9 Limitation on Payments on Account of Debt. The Company will not, and will not permit any of its Subsidiaries to:

         (a) amend, waive, supplement or otherwise modify in any material respect (including, without limitation, amendments of the interest rate or payment terms thereof) any Indenture or any agreement governing the Sinking Fund Debentures or the Subordinated Notes, the Yen Credit Agreement, any Indebtedness permitted pursuant to subsection 14.2(c) or any Indebtedness not permitted pursuant to the terms of this Agreement as in effect on the date hereof but entered into with the consent of the Required Lenders; provided that the Company may amend or otherwise modify the Yen Credit Agreement on terms and conditions substantially similar to those set forth on Exhibit Y hereto;

         (b) amend, waive, supplement or otherwise modify any Affiliate Subordination Letter, any Subordinated Intercompany Note, any Capital Gains Notes or any Capital Contribution Note; or

         (c) directly or indirectly, defease, or make or commit to make any optional prepayment of, or otherwise repurchase, any of its Indebtedness, except:

              (i) Indebtedness under this Agreement, the Notes and the Drafts;

              (ii) Indebtedness which is (A) permitted by paragraphs (d), (e),
         (j), and (l) through (o) of subsection 14.2, (B) permitted by subsection 14.2(i) and has a final maturity which is earlier than the Termination Date or (C) secured by a mortgage on the real property and improvements owned by the Company in Jacksonville, Florida; provided that (in each such case) any such defeasement, repayment or repurchase of Indebtedness permitted by paragraph (h) of subsection 14.2 shall be made only in accordance with the provisions of subsection 14.7 and shall be made only during such time as no Default or Event of Default has occurred and is continuing (or would result therefrom);

              (iii) Indebtedness permitted by subsection 14.2(b) upon any refinancing thereof in accordance with the provisions of said subsection 14.2(b) and Indebtedness permitted by subsection 14.2(f) upon any refinancing thereof in accordance with the provisions of said subsection 14.2(f);

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              (iv) the Sinking Fund Debentures or Indebtedness under the
         Indentures; provided, that, any such defeasement, repayment or repurchase shall be made only during such time as no Default or Event of Default has occurred and is continuing (or would result therefrom); and

              (v) other Indebtedness in an aggregate principal amount not to exceed $5,000,000 (or, with respect to any other currency, the Equivalent thereof on the date of such payment or prepayment) prior to the Termination Date.

         14.10 Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, (a) engage in any transaction with any Affiliate of the Company, except upon terms no less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person, not an Affiliate, or (b) sell, transfer, convey, assign or otherwise dispose of any material asset to any Affiliate of the Company; provided, however, that nothing contained in this subsection 14.10 shall prohibit (x) the Company from making Restricted Payments permitted by subsection 14.7 or (y) the Company or any of its Subsidiaries from engaging in any transaction pursuant to and in accordance with the CCI Agreements, the Occupancy Agreement, dated as of January 1, 1995, between Revlon Holdings and the Company, as occupant or the Lease, dated as of April 2, 1993, by Revlon Holdings, as landlord, to the Company, as tenant, with respect to the research and development facility.

         14.11 Hazardous Materials. The Company will not, and will not permit any of its Subsidiaries to, cause or knowingly permit any of the Mortgaged Properties or any other of its assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials or Petroleum Products, except in compliance in all respects with all applicable Environmental Laws, nor release, discharge, dispose of or permit or suffer any release or disposal as a result of any act or omission on its part, or on the part of any tenant or subtenant, of Hazardous Materials or Petroleum Products onto any such property or asset in violation of any Environmental Law, except to the extent that any such failure to comply with applicable Environmental Laws would not be reasonably likely to have a Material Adverse Effect.

         14.12 Accounting Changes. (a) The Company will not, and will not permit any of its Subsidiaries to, make or permit to be made any change in accounting policies affecting the presentation of financial statements or reporting practices from those employed by the Company in the audited financial statements contained in its Annual Report on Form 10-K for its fiscal year ended December 31, 1996, unless (i) such changes are required or permitted by GAAP, (ii) such changes are disclosed to the Lenders through the Administrative Agent or otherwise and (iii) if requested by the Agents, relevant prior financial statements are reconciled (in form and detail reasonably satisfactory to the Agents) to show comparative results and reconciliations.

         (b) Notwithstanding anything to the contrary contained herein, compliance with the financial covenants contained in subsection 14.1 shall be determined based upon GAAP as in

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effect as of the date of, and as used in, the preparation of the audited consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended December 31, 1996.

         14.13 Limitation on Negative Pledge Clauses. The Company will not, and will not permit any of its Subsidiaries to, enter into any agreement (other than the Credit Documents) with any Person which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired; provided, however, that any of the Company and its Subsidiaries may enter into any such agreement to the extent that such agreement is in connection with a Lien permitted by paragraph (c),
(d), (f), (g) (to the extent that such agreement is in effect on the date hereof), (h), (j), (k), (l) (to the extent that such agreement is in effect on the date upon which the relevant asset is acquired), (m), (n), (o), (p) or (q) of subsection 14.3 and any such prohibitions or limitations apply only to the property encumbered by such Lien.

         14.14 Amendment of Company Tax Sharing Agreement. The Company will not, and will not permit any of its Subsidiaries to, amend, modify, change, waive, cancel or terminate any term or condition of the Company Tax Sharing Agreement in a manner adverse to the interests of the Company or the Lenders without the prior written consent of the Required Lenders.

         14.15 Amendment of Revlon Holdings Operating Agreement. The Company will not, and will not permit any of its Subsidiaries to, amend, modify, change, waive, cancel or terminate any material term or condition of the Revlon Holdings Operating Agreement in a manner materially adverse to the interests of the Company or the Lenders without the prior written consent of the Required Lenders.


         SECTION 15. EVENTS OF DEFAULT

         Upon the occurrence and during the continuance of any of the following events:

         (a) Payments. Failure by any Borrower to pay any principal of any Loan, Note or Draft, or any Reimbursement Obligation, when due in accordance with the terms thereof and hereof; or failure by any Borrower to pay any interest on any Loan, Note or Draft, or any Reimbursement Obligation, within five days after the date when due in accordance with the terms thereof and hereof or any fee or other amount payable in connection with any Credit Document within five days after the date when due; or

         (b) Representations and Warranties. Any representation or warranty made or deemed made by any Borrower, any Pledgor, any Grantor or any Guarantor in any Credit Document or which is contained in any certificate or financial statement furnished at any time under or in connection herewith or therewith shall prove to have been incorrect, false or misleading in any material respect on or as of the date when made or deemed to have been made; or

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         (c) Certain Covenants. Default by the Company in the observance or performance of any negative covenant or agreement contained in Section 14 or the observance of any covenant or agreement contained in subsection 13.13; or

         (d) Other Covenants. Default by the Company in the observance or performance of any other covenant or agreement contained or incorporated by reference in this Agreement and the continuance of such default unremedied for a period of 15 days; or

         (e) Security Document Covenants. Default by any Borrower, any Pledgor, any Grantor or any Guarantor in the observance or performance of any covenant or agreement contained or incorporated by reference in any Security Document and such default shall continue beyond the grace period provided in such Security Document; or

         (f) Effectiveness of the Security Documents. On or after the Closing Date, (i) for any reason (other than any act on the part of the Administrative Agent, the Documentation Agent, the Syndication Agent or any Lender) any Security Document ceases to be or is not in full force and effect or any of the Liens intended to be created by any Security Document ceases to be or is not a valid and perfected Lien having the priority contemplated thereby or (ii) any Borrower, any Pledgor, any Grantor or any Guarantor shall assert in writing that any Security Document has ceased to be or is not in full force and effect; or

         (g) Cross Default. Any of (i) Revlon or any of its Subsidiaries shall Cross Default, (ii) Worldwide or Worldwide (Parent) shall fail to pay any principal of or interest on any Indebtedness in excess of $500,000 in the aggregate when due and payable (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness or (iii) any Indebtedness in excess of $500,000 in the aggregate of Worldwide or Worldwide (Parent) shall be declared to be (or shall become) due and payable, or required to be prepaid (other than a regularly scheduled prepayment), prior to the scheduled maturity thereof; or

         (h) Control Persons. (i) Any Person (or group of Persons acting in concert), other than Ronald O. Perelman or, in the event of his incompetence or death, his estate, heirs, executor, administrator, committee or other personal representative and his (or any of their) Affiliates (collectively, "ROP"), shall "control" the Company, as such term is used in Rule 405 promulgated under the Securities Act of 1933, as amended, or (ii) in the event that ROP ceases to so "control" the Company, any other Person (or group of Persons acting in concert) shall own more than 25% of the issued and outstanding voting stock of the Company, or
    (iii) the Continuing Directors shall cease to constitute at least 66-2/3% of the board of directors of the Company; or

         (i) Ownership. Revlon shall at any time for any reason cease to be the beneficial owner of 100% of the outstanding shares of capital stock and other equity interests of the Company; or

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         (j) Tax Matters. The Company or any of its Subsidiaries shall make any payment (whether in cash or in kind, but other than pursuant to any Capital Gains Note) to a Parent on account of any Capital Gains Amount; or

         (k) Edison Agreements. Default by Revlon Holdings in the observance or performance of any covenant or agreement in the Mortgage to which it is a party; or

         (l) Default under Company Tax Sharing Agreement. At any time, any party (other than the Company or any of its Subsidiaries) shall default in its payment obligations under the Company Tax Sharing Agreement; or

         (m) Commencement of Bankruptcy or Reorganization Proceeding. (i) Any Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets; or, (ii) there shall be commenced against any Borrower or any of its Subsidiaries any such case, proceeding or other action referred to in clause (i) which results in the entry of an order for relief or any such adjudication or appointment remains undismissed, undischarged or unbonded for a period of 60 days, provided that each Borrower, for itself and as agent for each of its Subsidiaries, hereby expressly authorizes the Administrative Agent, the Documentation Agent, the Syndication Agent and each Lender to appear in any court conducting any such case, proceeding or other action during said 60-day period to preserve, protect and defend their rights under the Credit Documents; or (iii) there shall be commenced against any Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or
    (iv) any Borrower or any of its Subsidiaries shall take any action authorizing, or in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above in this paragraph
    (m); or (v) any Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

         (n) Material Judgments. (i) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability of $5,000,000 (or, with respect to any other currency, the Equivalent thereof) or more and all such judgments or decrees shall not have been vacated, stayed, satisfied, discharged or bonded pending appeal within 60 days from the entry thereof (provided that no Event of Default shall arise under this Section 15(n) as a result of any such judgment or decree to

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    the extent that (x) it is covered by a valid policy of insurance covering payment thereof which has been provided by an Eligible Insurer and (y) such Eligible Insurer has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or decree) or (ii) any non-monetary judgment or order shall be rendered against the Company or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect, and in the case of either clause (i) or (ii), there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect unless such judgment or order shall have been vacated, satisfied, discharged or bonded pending appeal; or

         (o) ERISA. (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan,
    (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity of the Company shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would be reasonably likely to have a Material Adverse Effect; or

         (p) Matters Relating to Subordinated and Other Indebtedness. On or after the Closing Date, (i) if for any reason (other than any act on the part of the Administrative Agent, the Documentation Agent, the Syndication Agent or any Lender) (A) any Affiliate Subordination Letter then required to be delivered by an Affiliate pursuant to the terms of this Agreement shall cease to be or shall not be in full force and effect or (B) any Affiliate which is party to an Affiliate Subordination Letter shall assert in writing that the Affiliate Subordination Letter to which it is a party has ceased to be or is not in full force and effect or (ii) any Subordinated Notes or other Indebtedness (other than trade credit in the ordinary course of business, the Subordinated Intercompany Notes, any Capital Contribution Note and any Capital Gains Note) of the Company or any of its Subsidiaries shall be held by (or otherwise owing to) any Affiliate of the Company (other than California Federal Bank, a Federal Savings Bank and officers and directors of the Company) if such Affiliate has not executed and delivered an agreement substantially in the form of the Affiliate Subordination Letter within ten Business Days following the acquisition of such Indebtedness by such Affiliate; or

         (q) Additional Subsidiaries. Revlon shall create or otherwise have any direct Subsidiary other than the Company; or

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         (r) Capital Contributions. Revlon shall fail to make Capital
    Contributions to the Company in a timely manner in the amount equal to the Net Proceeds of (i) any Equity Offering or (ii) any Net Proceeds Event relating to Revlon Holdings or any Revlon Holdings Support Party; provided, however, that for purposes of this subsection 15(r), the term "Equity Offering" shall not include any Equity Offering made by any Person (other than Revlon) of all or any portion of the capital stock or other equity interests of Revlon; or

         (s) Revlon Operations. Revlon shall have any meaningful assets (other than any Capital Gains Notes and Capital Contribution Notes) or Indebtedness (other than Indebtedness of the type contemplated by clause
    (i) of the definition of such term and other than Indebtedness in respect of the Revlon Guarantee), or shall conduct any meaningful business, other than (i) its ownership of the Company and (ii) such activities as are customary for a publicly traded holding company which is not itself an operating company; or

         (t) Pledged Subsidiaries of Revlon Holdings. Any Revlon Holdings Support Party shall incur any Indebtedness (other than trade credit in the ordinary course of business);

then, and in any such event, (x) if such event is an Event of Default specified in clause (i), (ii) or (iii) of paragraph (m) of this Section 15, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), the Notes and the Drafts shall immediately become due and payable, and (y) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company (on its own behalf and as agent for the Borrowing Subsidiaries), declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and/or (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company (on its own behalf and as agent for the Borrowing Subsidiaries), declare all or any part of the Loans (with accrued interest thereon) and any other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), the Notes and the Drafts to be due and payable forthwith, whereupon the same shall immediately become due and payable.

         With respect to all Operating Letters of Credit and Special Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Company shall at such time deposit as collateral security for such Operating Letters of Credit or Special Letters of Credit, as the case may be, in a cash collateral account opened by the Administrative Agent an amount of cash in Dollars equal

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to the aggregate then undrawn and unexpired amount thereof (or, with respect to the Operating Letters of Credit, the Operating L/C Deposit Requirement in effect at such time). Amounts held in such cash collateral account shall be applied by the Administrative Agent (in such order as it shall elect) to the payment of the Payment Obligations on account of the Benefited Facilities which are then or thereafter due and payable and to cause any then-outstanding
Undrawn L/C Obligations to be Fully Secured. Following the payment of all such Payment Obligations and the termination of all Letters of Credit, any balance remaining in such cash collateral account shall be returned to the Company.

         Except as expressly provided above in this Section 15, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


         SECTION 16. THE AGENTS

         16.1 Appointment. Each Lender hereby irrevocably designates and appoints Chase (and any successors thereto who are appointed in accordance with the provisions of subsection 16.10) as the Administrative Agent under the Credit Documents. Each Lender hereby irrevocably designates and appoints Citibank as the Documentation Agent under the Credit Documents. Each Lender hereby irrevocably designates and appoints Lehman as the Syndication Agent under the Credit Documents. Each Lender hereby irrevocably authorizes Chase (and any such successors thereto), as the Administrative Agent for such Lender, Citibank, as the Documentation Agent for such Lender, and Lehman, as the Syndication Agent for such Lender, to take such action, in the Administrative Agent's, the Documentation Agent's or the Syndication Agent's discretion, as the case may be, on its behalf under the provisions of the Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent, the Documentation Agent or the Syndication Agent, as the case may be, by the terms of the Credit Documents, together with such other powers as are reasonably incidental thereto. Chase hereby accepts its appointment as the Administrative Agent and the authorization set forth above. Citibank hereby accepts its appointment as the Documentation Agent and the authorization set forth above. Lehman hereby accepts its appointment as the Syndication Agent and the authorization set forth above. Notwithstanding any provision to the contrary in the Credit Documents, neither the Administrative Agent, the Documentation Agent nor the Syndication Agent shall have any duties or responsibilities, except those expressly set forth in the Credit Documents, nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Credit Documents or otherwise exist against the Administrative Agent, the Documentation Agent or the Syndication Agent in such capacity. Except as otherwise set forth in this Agreement or in the Security Documents, the duties of the Administrative Agent with respect to the collateral provided pursuant to the Security Documents shall terminate upon termination of the Commitments under this Agreement and (x) if a Notice of an Actionable Event has been delivered and remains in effect, on the Termination Date (as defined in the Collateral Agency Agreements) and (y) if no such Notice of an Actionable Event remains in effect, on the date upon which the Payment Obligations have been Fully Satisfied; provided that nothing contained herein shall impair the rights of the Administrative Agent to any indemnity, which rights shall survive

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the termination of the Commitments and the payment in full of all amounts owing to the Administrative Agent, the Documentation Agent, the Syndication Agent, the Arranger and the Lenders under this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the parties hereto hereby agree that the Co-Agents shall have no rights, duties, responsibilities or liabilities in their respective capacities as such and that no Co-Agent shall have the authority to take any action hereunder in its capacity as such.

         16.2 Consultation with Documentation Agent and Syndication Agent. The Administrative Agent shall consult with each of the Documentation Agent and the Syndication Agent with respect to any material issues related to the Borrowers or any material provision under this Agreement, including, but not limited to, any amendment or waiver pursuant to subsection 17.1.

         16.3 Delegation of Duties. Each of the Agents may execute any of its respective duties under the Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. None of the Agents shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         16.4 Exculpatory Provisions. None of either Agent, the Arranger, the Swing Line Lender, any Issuing Lender or any Fronting Lender, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates, shall be (a) liable to any of the Lenders for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in the Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by it under or in connection with, the Credit Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Credit Documents (other than with respect to its own due execution and delivery thereof) or the perfection of any security interest contemplated thereby or for any failure of any party thereto (other than such Agent in such capacity) to perform its obligations thereunder. None of either Agent, the Arranger, the Swing Line Lender, any Issuing Lender or any Fronting Lender shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Credit Documents, or to inspect the properties, books or records of any party to any thereof.

         16.5 Reliance by the Agents. Each of the Agents, the Arranger and each Lender (including, without limitation, the Swing Line Lender, each Fronting Lender and each Issuing Lender) shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by such Agent or Arranger, as the

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case may be. The Administrative Agent may deem and treat the payee of any Note or on account of any Loan as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with it (in its capacity as such). Each Agent and the Arranger shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall have received such advice or concurrence of the Required Lenders as it deems appropriate or it shall have been expressly indemnified to its satisfaction by the Lenders or, at its option, the Required Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action (except that no such indemnification need include any indemnification for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of such Agent or the Arranger, as the case may be). Each Agent, the Arranger and each Lender (including, without limitation, the Swing Line Lender, each Fronting Lender and each Issuing Lender), and their respective officers, directors, employees, agents, attorneys-in-fact or affiliates, shall in all cases be fully protected in acting, or in refraining from acting, under the Credit Documents upon advice of counsel or in accordance with a request of the Required Lenders (except in cases in which a greater number of Lenders is required, in which case the Agents, the Arranger and each Lender, and their respective officers, directors, employees, agents, attorneys-in-fact or affiliates, shall in all cases be fully protected in acting, or in refraining from acting, under the Credit Documents in accordance with a request of such Lenders), and such request, and any action taken or failure to act pursuant thereto, shall be binding upon all Lenders and all future holders of the Loans and the Notes.

         16.6 Notice of Default. None of the Agents shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives any such notice, it shall promptly give notice thereof to each of the Documentation Agent and the Syndication Agent (in such capacity) and to the Lenders. The Administrative Agent shall take such action with respect to any Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received any such directions, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         16.7 Non-Reliance on the Agents, the Arranger and the Other Lenders. Each Lender expressly acknowledges that none of the Agents, nor the Arranger, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates, has made any representations or warranties to such Lender and that no act by such Lender hereinafter taken, including any review of the affairs of the Company or any Subsidiary or any Affiliate of any of the foregoing, shall be deemed to constitute any representation or warranty by the Administrative Agent, the Documentation Agent, the Syndication Agent or the Arranger to any Lender. Each Lender represents to the Agents that it has or will, independently and without reliance upon the either Agent, the Arranger or any other Lender, and based on such documents and information as it has deemed or will deem appropriate, made and will make its own appraisal of and investigation into the business, operations, property, financial and other condition and

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                                                                            173

creditworthiness of the Company and its Subsidiaries and Affiliates and made and will make its own decision to make its Loans and other extensions of credit and enter into the Credit Documents to which it is or will be a party. Each Lender also represents that it will, independently and without reliance upon either Agent or the Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries and Affiliates. Each Lender acknowledges that no action on the part of either Agent or the Arranger shall relieve such Lender from performing its own credit analysis and making its own determination prior to, and from time to time after, its entering into this Agreement with respect to the nature of the transaction contemplated hereby and assuming any risks or disadvantages to it that may arise out of any such determination. Except for notices, reports and other documents expressly required to be furnished to the Lenders, or obtained, by the Agents or the Arranger, as the case may be, under the Credit Documents, the Agents and the Arranger in such respective capacities shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company and its Subsidiaries and Affiliates which may come into the possession of either of them or the possession of any of their officers, directors, employees, agents, attorneys-in-fact or affiliates. The Administrative Agent hereby agrees that, promptly following the Closing Date, it will provide to each Lender a copy of each of the documents required to be furnished by the Company to the Administrative Agent prior to the Closing Date pursuant to subsection 12.1.

         16.8 Indemnification. The Lenders agree to indemnify the Agents, the Co-Agents and the Arranger (in their respective capacities as such), the Special L/C Lenders agree to indemnify the Issuing Lender with respect to Special Letters of Credit and the Multi-Currency Lenders agree to indemnify the Swing Line Lender, the Issuing Lender with respect to Operating Letters of Credit and each Fronting Lender (in their respective capacities as such), and (in any such case) their respective officers, directors, employees, agents, attorneys-in-fact or affiliates, to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so, ratably according to the respective amounts of their pro rata shares of the Aggregate Commitment at the time of occurrence of the event giving rise to such claim for indemnity, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including, without limitation, legal fees and disbursements, but other than amounts owing by a Non-Funding Lender on account of principal, interest or the funding of participating interests required to be purchased by such Non-Funding Lender hereunder) which may at any time (including, without limitation, at any time following the payment of the Loans, Notes and other Payment Obligations) be imposed on, incurred by or asserted against any such indemnified Person, in its respective capacity as such, in any way relating to or arising out of the Credit Documents, or any documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted by such indemnified Person, in its respective capacity as such, thereunder or in connection therewith, provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses

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or disbursements resulting from the gross negligence or willful misconduct of such indemnified Person, in its respective capacity as such, or, in the case of a claim against either Agent or the Arranger (in its respective capacity as such) arising from a lawsuit against such Agent or the Arranger, as the case may be, if such Lender was not given notice of said lawsuit and an opportunity to participate in the defense thereof at its own expense. The agreements in this subsection 16.8 shall survive the payment of the Loans, the Notes, the Drafts, the Reimbursement Obligations and all other amounts payable hereunder. The Administrative Agent shall have the right to deduct any amount owed to it by any Lender under this subsection from any payment made by it to such Lender hereunder.

         16.9 Each of the Agents and the Arranger in Its Individual Capacity. Each of the Agents, the Co-Agents and the Arranger and their Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company and any of its Subsidiaries or Affiliates as though it were not an Agent, a Co-Agent or the Arranger, as the case may be, hereunder. With respect to its Loans and any Notes or other promissory note issued to it (in its capacity as a Lender), with respect to any Local Loan or Acceptance made, created or participated in by it (in its capacity as a Lender) and with respect to any Letter of Credit issued or participated in by it (in its capacity as a Lender), each Agent, each Co-Agent and the Arranger, shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not an Agent, a Co-Agent or the Arranger, as the case may be, and the terms "Lender" and "Lenders" shall include each of the Agents, the Co-Agents and the Arranger, in its respective individual capacity.

         16.10 Successor Agents. The Administrative Agent, the Documentation Agent or the Syndication Agent may resign as Administrative Agent, Documentation Agent or Syndication Agent, as the case may be, upon 30 days' notice to the Lenders and the Company (on its own behalf and as agent for the Borrowing Subsidiaries). If the Administrative Agent shall resign as such, then Citibank, N.A. shall be appointed (automatically and without any act on the part of, or notice to, any Person) as successor Administrative Agent for the Lenders; provided that, if Citibank shall have ceased to hold any portion of the Loans or Commitments hereunder, the Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, which successor Administrative Agent shall be approved by the Company, such approval not to be unreasonably withheld (or, if the Required Lenders and the Company are unable to select such successor Administrative Agent within such 30-day period, a successor Administrative Agent shall be selected by the Agents). From and after such appointment of a successor administrative agent, such successor administrative agent shall succeed to the rights, powers and duties of the resigning Administrative Agent under all of the Credit Documents, and the term "Administrative Agent" shall mean such successor Administrative Agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans, the Notes, the Drafts or the other Payment Obligations. If the Documentation Agent, the Syndication Agent or the Arranger shall resign as such, no successor Documentation Agent, Syndication Agent or Arranger shall be appointed, and the Administrative Agent shall succeed to all of the rights, powers and duties of the resigning Documentation Agent, Syndication Agent or

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                                                                            175

Arranger, as the case may be, under all of the Credit Documents, and the former Documentation Agent's, Syndication Agent's or Arranger's rights, powers and duties as Documentation Agent, Syndication Agent or Arranger, as the case may be, shall be terminated, without any other or further act or deed on the part of such former Documentation Agent, Syndication Agent or Arranger. After any retiring Administrative Agent's or Documentation Agent's or Syndication Agent's or Arranger's resignation hereunder as such, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or the Documentation Agent or the Syndication Agent or the Arranger under the Credit Documents.


         SECTION 17. MISCELLANEOUS

         17.1 Amendments and Waivers. (a) Except as set forth in the next succeeding sentence or otherwise expressly provided in this Agreement, the Administrative Agent, on the one hand and the affected Borrowers or the Pledgors or the Guarantors, as the case may be, as party thereto, on the other hand, may from time to time with the prior written consent of the Required Lenders enter into written amendments, supplements or modifications for the purpose of adding, deleting or modifying any provision of any Credit Document or changing in any manner the rights, remedies, obligations and duties of the parties thereto, and with the written consent of the Required Lenders, the Administrative Agent, on behalf of the Lenders, may execute and deliver a written instrument waiving, on such terms and conditions as may be specified in such instrument, any of the requirements applicable to such Borrowers or the Pledgors or the Guarantors, as the case may be, party to any Credit Document, or any Default or Event of Default and its consequences. Except as otherwise expressly provided in this Agreement, no such waiver, amendment, supplement or modification shall:

         (i) without the prior written consent of each Lender directly affected thereby, extend or waive any scheduled installment or the final scheduled maturity of any of the Loans or the Notes, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or change the amount or terms (including, without limitation, fees and commissions) of any Commitment, or consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement, or amend, modify or waive any provision of this subsection 16.1;

         (ii) without the prior written consent of all Lenders (other than any Non-Funding Lenders), reduce the respective percentages specified in the definition of "Required Lenders" in subsection 1.1;

         (iii) without the prior written consent of the Lenders (other than any Non-Funding Lenders) holding more than 85% of the Aggregate Commitment,
    (A) amend, supplement or otherwise modify the provisions of subsection 10.4(a) or (B) amend, supplement or otherwise modify the provisions of
    Section 2.2.2, 2.2.3, 2.2.4, 2.2.5 or 2.2.6 of the Collateral Agency Agreement (Bank Obligations) or any definitions used therein or (C) except as set forth in subsection 17.2, take any action having the effect of

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                                                                            176

    releasing any of the material collateral or material guarantee obligations provided for in any Security Document;

         (iv) without the prior written consent of each (A) Acquisition Direct Lender, amended, supplement or otherwise modify any provision of subsection
    9.6 or (B) Multi-Currency Lender, amend, supplement or otherwise modify any provision of subsection 8.4, in each such case in any manner which would reasonably be expected to cause the Acquisition Direct Lenders to be obligated to purchase participating interests in the Fronted Acquisition Loans in a currency other than Dollars;

         (v) without the prior written consent of each Acquisition Direct Lender directly affected thereby, amend, supplement or otherwise modify any provision of subsection 9.6(e);

         (vi) without the prior written consent of the Issuing Lender with respect thereto, amend, supplement or otherwise modify any provisions of or directly applicable to any Letter of Credit;

         (vii) without the prior written consent of the Swing Line Lender, amend, supplement or otherwise modify any of the terms and provisions of
    Section 6;

         (viii) without the prior written consent of each Local Fronting Lender directly affected thereby, amend, supplement or otherwise modify any of the terms and provisions of Section 8 (other than any amendment of Schedule III, to the extent contemplated by Section 8);

         (ix) without the prior written consent of each Acquisition Fronting Lender directly affected thereby, amend, supplement or otherwise modify any of the terms and provisions of subsection 9.4 or 9.6; or

         (x) without the prior written consent of (A) the then Administrative Agent, the Arranger and the then Documentation Agent, amend, modify or waive any provision of Section 16 or (B) the Swing Line Lender, each Fronting Lender and each Issuing Lender, amend, modify or waive any provision of Section 16 which is directly applicable thereto.

         (b) Notwithstanding anything to the contrary contained herein (including, without limitation, the provisions of subsection 17.1(a)), the provisions of subsection 8.4(a)(iv), 8.4(e) and 9.3(f) may be amended, supplemented or otherwise modified from time to time with the written consent only of Citibank, General Electric Capital Corporation, the Administrative Agent and any Fronting Lender which is directly affected thereby.

         (c) Notwithstanding anything to the contrary contained herein (including, without limitation, the provisions of subsection 17.1(a)), this Agreement may be amended, supplemented or otherwise modified by the Company and the Agents (with the consent of any Fronting Lender which is directly affected thereby, but otherwise without notice to or consent of any other Lender

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                                                                            177

or any Borrowing Subsidiary) in order to cure any ambiguity, omission, defect or inconsistency in any of the provisions of Section 8 or 9 or otherwise relating to the Aggregate Local Loan Commitment, the Aggregate Acquisition Loan Commitment and the administration of either thereof. Any such amendment, supplement or other modification pursuant to this subsection 17.1(c) shall be made in writing and shall be distributed to each affected Lender by the Administrative Agent promptly following the effectiveness thereof.

         (d) Any waiver, amendment, supplement or modification pursuant to this subsection 17.1 shall apply equally to each of the Lenders and shall be binding upon the Lenders and all future holders of any of the Loans, the Notes, the Reimbursement Obligations and all other Payment Obligations. In the case of such waiver, the parties to the Credit Documents, the Lenders, the Documentation Agent, the Syndication Agent and the Administrative Agent shall be restored to their former positions and rights hereunder and under the Notes and the Security Documents, and any Default or any Event of Default waived shall, to the extent provided in such waiver, be deemed to be cured and not continuing; but, no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. The Administrative Agent shall, as soon as practicable, furnish a copy of each such amendment, supplement, modification or waiver to each Lender.

         17.2 Releases of Collateral Security and Guarantee Obligations. Notwithstanding anything to the contrary contained herein or in any Security Document, upon request of the Company the Administrative Agent shall, as promptly as possible (without any notice to or vote or consent of the Documentation Agent, the Syndication Agent or any Lender), take action having the effect of releasing:

         (a) any collateral and or guarantee obligations provided by any Borrowing Subsidiaries to the extent that (i) the Currency Sublimit for such Borrowing Subsidiary has been reduced to zero, (ii) no Payment Obligations are then owing by such Borrowing Subsidiary and (iii) the Company has notified the Administrative Agent in writing that such Subsidiary shall no longer constitute a "Borrowing Subsidiary"; and

         (b) any collateral and/or guarantee obligations provided for in any Security Document to the extent necessary to permit the consummation of (i) any Specified Disposition, (ii) any Permitted Intercompany Transfer (to the extent that any assets so released are appropriately re-pledged, to the extent applicable, in accordance with the terms of this Agreement), (iii) any Net Proceeds Event, (iv) any asset dispositions permitted by subsection 14.6, by the relevant Person in accordance with the provisions of this Agreement and the Credit Documents; provided that the Net Proceeds of any Net Proceeds Events are applied in the manner contemplated by subsections 10.3, 10.4 and 10.5 (if so required) or (v) any sale, lease, transfer or other disposition by Revlon Holdings of the real property and improvements covered by the Mortgage to which it is a party.

         17.3 Notices. All notices, consents, requests and demands to or upon the respective parties hereto to be effective shall be in writing and, unless otherwise expressly

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                                                                            178

provided herein, shall be deemed to have been duly given or made when delivered by hand or by mail, or, in the case of telecopy notice, when sent, addressed as follows in the case of the Company, the Documentation Agent, the Syndication Agent and the Administrative Agent, as set forth in Schedule III (with a copy to the Company) in the case of each Local Fronting Lender, as notified to the Administrative Agent in the case of each Acquisition Fronting Lender and as set forth in Schedule I hereto in the case of each of the other parties hereto, or (in each case) to such address or other address as may be hereafter notified by any of the respective parties hereto or any future holders of the Loans or the
Notes:

         The Company:        Revlon Consumer Products Corporation
                             625 Madison Avenue
                             New York, New York  10022
                             Attention:  Treasurer
                             Telecopy:  (212) 527-5530

                  with a copy (other      Revlon Consumer Products Corporation
                  than of items           625 Madison Avenue
                  relating to funding     New York, New York  10022
                  and payments) to:       Attention:  Vice President and
                                                      Deputy General Counsel
                                          Telecopy:  (212) 527-5693

         The Documentation
           Agent:            Citibank, N.A.
                             399 Park Avenue
                             New York, New York  10043
                             Attention:  James Buchanan
                             Telecopy:   (212) 758-6278

         The Syndication
           Agent:            Lehman Commercial Paper Inc.
                             3 World Financial Center
                             New York, New York  10285
                             Attention: Michelle Swanson
                             Telecopy:  (212) 528-0819

         The Administrative
            Agent:           The Chase Manhattan Bank
                             270 Park Avenue
                             New York, New York  10017
                             Attention:  Neil Boylan
                             Telecopy:  (212) 270-0330

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                                                                            179


                  with a copy to:     The Chase Manhattan Bank Agency
                                        Services Corp.
                                      1 Chase Manhattan Plaza
                                      8th Floor
                                      New York, New York  10081
                                      Attention:  Sandra Miklave
                                      Telephone:  (212) 552-7953
                                      Telecopy:  (212) 552-5658

provided that any notice, request or demand to or upon the Administrative Agent or any Fronting Lender pursuant to Section 2, 3, 4, 5, 6, 7, 8 or 9 shall not be effective until received.

         17.4 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Documentation Agent, the Syndication Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         17.5 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

         17.6 Payment of Expenses and Taxes. The Company agrees (a) to pay or reimburse the Documentation Agent, the Syndication Agent and the Administrative Agent for all of their reasonable and documented fees, expenses, charges and out-of-pocket costs incurred in connection with the preparation, execution, delivery and administration of, and any amendment, supplement or modification to, and the obtaining of professional advice in connection with their ongoing obligations under, any Credit Document and any other documents prepared in connection herewith, the consummation of the transactions contemplated hereby and thereby and the investigation, defense or participation in any legal proceeding relating to any of the foregoing (whether or not such indemnified person is a party thereto and regardless of whether such proceedings are brought by you or any other person), including, in each such case and without limitation, the reasonable and documented fees, expenses, charges and disbursements of the single primary counsel to the Documentation Agent, the Syndication Agent and the Administrative Agent and any additional special counsel and local counsel to the Documentation Agent, the Syndication Agent and the Administrative Agent, but not including any fees and expenses of counsel to the Lenders, (b) to pay or reimburse each Lender, each Issuing Lender, the Swing Line Lender, the Documentation Agent, the Syndication Agent and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under the Credit Documents and any such other documents, including, without limitation, fees and disbursements of counsel to the Administrative Agent, counsel to the Syndication Agent, counsel to the Documentation Agent and the several counsel to the Lenders, (c) to pay, indemnify, and to hold each Lender, each Issuing Lender, the Swing Line Lender, the

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                                                                            180

Documentation Agent, the Syndication Agent and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, if legal, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, each Issuing Lender, the Swing Line Lender, the Documentation Agent, the Syndication Agent, the Arranger and the Administrative Agent, and the officers, directors, employees, affiliates, advisors and agents thereof (collectively, the "indemnified persons"), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, consummation, enforcement, performance and administration of the Credit Documents and the use by the Borrowers of the proceeds of the Loans and other extensions of credit hereunder (all of the foregoing, collectively, the "indemnified liabilities"), provided that no Borrower shall have any obligation to any indemnified person hereunder with respect to (i) indemnified liabilities which are found by a final decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnified person, (ii) legal proceedings commenced against any such indemnified person by any security holder or creditor (other than the Company, its Subsidiaries and its Affiliates) thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, (iii) legal proceedings commenced against any Lender, any Issuing Lender or the Swing Line Lender (in their respective capacities as such) by any other Lender or by the Documentation Agent, the Syndication Agent or the Administrative Agent (provided that for purposes of this clause (iii) only, each of such other Lender, Issuing Lender, the Swing Line Lender, the Documentation Agent, the Syndication Agent, the Arranger and the Administrative Agent shall be entitled to indemnity hereunder to the extent that such legal proceedings have been commenced by it to enforce the provisions of the Credit Documents) or (iv) amounts of the types referred to in clauses (a) through (c) above except as provided therein. The agreements in this subsection 17.6 shall survive repayment of the Loans, the Notes, the Drafts, the Reimbursement Obligations and all other amounts payable hereunder.

         17.7 Successors and Assigns; Loan Participations. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Documentation Agent, the Syndication Agent, the Administrative Agent, the Lenders, all future holders of the Loans and the Notes, and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Any Lender may, in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, the Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder or under any other Credit Document. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely

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                                                                            181

responsible for the performance thereof, such Lender shall remain the holder of any such Loan, Note, Commitment or other interest for all purposes under this Agreement and each Borrower, each Fronting Lender and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each Borrower agrees that if amounts outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note; provided, that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in subsection 17.8. Each Borrower also agrees that each Participant shall be entitled to the benefits of subsections 10.11 and 10.12 with respect to its participation in the Loans and other Payment Obligations outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

         (c) Any Lender may, in accordance with applicable law:

         (i) at any time sell all or any part of its rights and obligations under this Agreement and any of the Loans, the Notes, the Acceptances, the L/C Obligations and any other Credit Document to any Lender or any Affiliate thereof or to a Related Fund of any Lender;

         (ii) at any time sell to one or more additional Lenders or financial institutions ("Purchasing Lenders") which are Eligible Assignees, all or any part of its rights and obligations under this Agreement and any of the Loans, the Notes, the Acceptances, the L/C Obligations and any other Credit Document, provided that, unless the Company (on its own behalf and as agent for the Borrowing Subsidiaries) otherwise consents or unless the selling Lender is selling all of its rights and obligations under this Agreement and the Loans, any Notes, any Acceptances, any L/C Obligations and each other Credit Document, (x) each such sale pursuant to this clause (ii) shall be in an amount of $10,000,000 or more and (y) after giving effect to such sale, the rights and obligations of such selling Lender under this Agreement and the Loans, the Notes, the Acceptances, the L/C Obligations and any other Credit Document shall be in an amount equal to no less than $10,000,000; and

         (iii) with the consent of the Company (on its own behalf and as agent for the Borrowing Subsidiaries) (which consent shall not be unreasonably withheld) sell to one or more Purchasing Lenders which are not Lenders, Affiliates thereof or Eligible Assignees, all or any part of its rights and obligations under this Agreement and the Loans, the Notes, any Acceptances, any L/C Obligations and any other Credit Document, provided that, unless the Company (on its own behalf and as agent for the Borrowing

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                                                                            182

    Subsidiaries) otherwise consents or unless the selling Lender is selling all of its rights and obligations under this Agreement and the Loans, any Notes, any Acceptances, any L/C Obligations and each other Credit Document,
    (x) each such sale pursuant to this clause (iii) shall be in an amount of $10,000,000 or more and (y) after giving effect to such sale, the rights and obligations of such selling Lender under this Agreement and the Loans, the Notes, the Acceptances, the L/C Obligations and any other Credit Document shall be in an amount equal to no less than $10,000,000;

; provided that, any such sale by a Lender of all or a portion of its Acquisition Loan Commitment or Multi-Currency Commitment which is effected prior to the Closing Date shall be accompanied by the sale of a ratable share of its other such Commitment. Any such sale pursuant to clause (ii) or (iii) of this subsection 17.7(c) shall be made pursuant to a Commitment Transfer Supplement, substantially in the form of Exhibit N (a "Commitment Transfer Supplement"), executed by the Administrative Agent, such Purchasing Lender and such transferor Lender (and, in the case of any such transfer made pursuant to clause (iii), by the Company, acting on its own behalf and on as agent for any relevant Borrowing Subsidiary), and delivered to the Administrative Agent for its acceptance and recording in the Register (as defined below). Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date (as defined in the Commitment Transfer Supplement) determined pursuant to such Commitment Transfer Supplement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent of the interest transferred, as reflected in such Commitment Transfer Supplement, be released from its obligations under this Agreement and the other Credit Documents (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement and the other Credit Documents, such transferor Lender shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement (including, without limitation, Schedule II hereto) to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Loans, the Notes, the Acceptances and the L/C Obligations. On or prior to the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, the Company, at its own expense and upon the request of such Purchasing Lender or the transferror Lender, shall execute and deliver (or cause the relevant Borrowing Subsidiary to execute and deliver) to the Administrative Agent in exchange for any surrendered Note a new Note to the order of such Purchasing Lender in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, if the transferor Lender has retained a Commitment hereunder (and has previously requested a Note evidencing its Loans thereunder), a new Note to the order of the transferor Lender in an amount equal to the Commitment retained by it hereunder. Any such new Note shall be dated the date of the original Note and shall otherwise be in the form of the Note replaced thereby. Any Note surrendered by the transferor Lender shall be returned by the Administrative Agent to the Company marked "canceled."

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                                                                            183

         (d) The Administrative Agent shall maintain at its address referred to in subsection 17.3 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments and Commitment Percentages of the Loans and other obligations hereunder owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and each Borrower, the Administrative Agent, the Documentation Agent, the Syndication Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan or other obligation, as the case may be, recorded therein for all purposes of this Agreement. The Register shall be available for inspection by any Borrower, the Documentation Agent, the Syndication Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Company and the Administrative Agent), together with payment to the Administrative Agent of a registration and processing fee of $3,500 if the Purchasing Lender is not a Lender prior to the execution of such supplement and $1,000 otherwise, the Administrative Agent shall (i) promptly accept such Commitment Transfer Supplement and (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Company (and, to the extent relevant, any affected Borrowing Subsidiaries).

         (f) Each Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Company, its Subsidiaries and its Affiliates which has been delivered to such Lender by or on behalf of any Borrower pursuant to this Agreement or any other Credit Document, or which has been delivered to such Lender by or on behalf of any Borrower in connection with such Lender's credit evaluation of the Company, its Subsidiaries and its Affiliates prior to becoming a party to this Agreement; provided that such Transferee or potential Transferee shall have acknowledged that it is receiving such information subject to the provisions of subsection 17.15(e).

         (g) Unless the Company shall otherwise consent, if, pursuant to this subsection 17.7, any interest in this Agreement or any Loan, Note, Acceptance, Application or Letter of Credit is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent and the Company) that under applicable law and treaties at the time in effect no taxes will be required to be withheld by the Administrative Agent, the Company or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans and other amounts owing under this Agreement, (ii) to furnish to the transferor Lender (and, in the case of any Purchasing Lender registered in the Register, the Administrative Agent and the Company) either U.S. Internal Revenue Service Form 4224, U.S. Internal Revenue Service Form 1001 or (in the case of a Qualified Foreign Lender)

U.S. Internal Revenue Service Form W-8 (and accompanying U.S. Tax Compliance Certificate), or (in any such case) any successor applicable form, as the case may be (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), (iii) to agree (for the benefit of the transferor Lender, the Administrative Agent and the Company) to provide the transferor Lender (and, in the case of any Purchasing Lender registered in the Register, the Administrative Agent and the Company) a new Form 4224, Form 1001 or (in the case of a Qualified Foreign Lender) Form W-8 (and accompanying U.S. Tax Compliance Certificate) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption and (iv) to agree (for the benefit of the transferor Lender, the Administrative Agent and the Company) to be bound by the provisions of subsections 10.13(b), (c) and (d) as if such Transferee were a Lender hereunder.

         (h) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection 17.7 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law. Upon request of any Acquisition Direct Lender from time to time, the Company will provide to such Acquisition Direct Lender a promissory note (in form and substance reasonably acceptable to such Acquisition Direct Lender and, in any event, in form suitable for assignment to a Federal Reserve Bank) evidencing the Syndicated Acquisition Loans of such Acquisition Direct Lender which are denominated in Dollars.

         17.8 Adjustments; Set-off. (a) On the date of occurrence of any Event of Default specified in clause (i), (ii) or (iii) of Section 15(m), each Lender shall be deemed to have purchased an interest in the Payment Obligations owing to each other Lender (and, to the extent necessary after giving effect to any actual recoveries on such Payment Obligations, shall actually fund such purchase) such that, after giving effect to all such purchases or deemed purchases, each Lender is owed directly or through such purchase or deemed purchase the portion of the aggregate amount of Payment Obligations then outstanding with respect to each of the Aggregate Initial Term Loan Commitment, the Aggregate Deferred Draw Term Loan Commitment, the Aggregate Special L/C Commitment, the Aggregate Multi-Currency Commitment and the Aggregate Acquisition Loan Commitment equal to such Lender's ratable share of all Payment Obligations then outstanding with respect to each such Aggregate Commitment. Each Lender hereby acknowledges and agrees that its obligation to purchase such Payment Obligations in accordance with the provisions of this subsection 17.8(a) shall be irrevocable and unconditional.

         (b) If any Syndicated Lender (a "benefitted Lender") shall at any time receive any payment of all or part of any of its Loans or Reimbursement Obligations owing to it under any Commitment, or interest thereon, pursuant to a guarantee or otherwise, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise), in a greater proportion than any such payment to and collateral received by any other Syndicated Lender, if any, in respect of such other Lender's Loans or Reimbursement Obligations, as the case may be, owing to it under such Commitment or interest thereon, such benefitted Lender shall purchase for cash from the other Syndicated Lenders such portion of each such other Syndicated Lender's similar Loans or Reimbursement Obligations, or shall provide such other Syndicated Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Syndicated Lenders which hold such Commitment; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower agrees that each Lender so purchasing a portion of another Lender's Loans or Reimbursement Obligations may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such purchasing Lender were the direct holder of such portion.

         (c) In addition to any rights and remedies of the Syndicated Lenders provided by law, upon both the occurrence of an Event of Default and acceleration of the obligations owing in connection with this Agreement, each Syndicated Lender shall have the right, without prior notice to the Company, any such notice being expressly waived to the extent permitted by applicable law, to set off and apply against any indebtedness, whether matured or unmatured, of the Company to such or any other Syndicated Lender any amount owing from such Syndicated Lender to the Company at, or at any time after, the happening of both of the above mentioned events, and such right of set-off may be exercised by such Syndicated Lender against the Company or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, custodian or execution, judgment or attachment creditor of the Company, or against anyone else claiming through or against the Company or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Syndicated Lender prior to the making, filing or issuance, or service upon such Syndicated Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Syndicated Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Syndicated Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         (d) In addition to any rights and remedies of the Fronting Lenders provided by law, upon both the occurrence of an Event of Default and acceleration of the obligations owing in connection with this Agreement, each Fronting Lender shall have the right, without prior notice to any Borrower, any such notice being expressly waived to the extent permitted by applicable law, to set off and apply against any indebtedness, whether matured or unmatured, of such Borrower to such Fronting Lender any amount owing from such Fronting Lender to such Borrower at, or at any time after, the happening of both of the above mentioned events, and such right of set-off may be exercised by such Fronting Lender against such Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, custodian or execution, judgment or attachment creditor of such Borrower, or against anyone else claiming through or against such Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Fronting Lender prior to the making, filing or issuance, or service upon such Fronting Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Fronting Lender agrees promptly to notify such Borrower and the Administrative Agent after any such set-off and application made by such Fronting Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         17.9 Delegation by each Borrowing Subsidiary. Each Borrowing Subsidiary hereby irrevocably designates and appoints the Company as the agent of such Borrowing Subsidiary under this Agreement and the other Credit Documents for the purpose of giving notices and taking other actions delegated to such Borrowing Subsidiary pursuant to the terms of this Agreement and the other Credit Documents. In furtherance of the foregoing, each Borrowing Subsidiary hereby irrevocably grants to the Company such Borrowing Subsidiary's power-of-attorney, and hereby authorizes the Company, to act in place of such Borrowing Subsidiary with respect to matters delegated to such Borrowing Subsidiary pursuant to the terms of this Agreement and the other Credit Documents and to take such other actions as are reasonably incidental thereto. Each Borrowing Subsidiary hereby further acknowledges and agrees that the Company shall receive all notices to such Borrowing Subsidiary for all purposes of this Agreement. The Company hereby agrees to provide prompt notice to the relevant Borrowing Subsidiary of any notices received and all action taken by the Company under this Agreement and the other Credit Documents on behalf of such Borrowing Subsidiary.

         17.10 Judgment. The Obligations of each Borrower in respect of each Acquisition Loan, Local Loan and Acceptance reimbursement obligation due to any party hereto in Dollars (including, without limitation, by virtue of any conversion of a Local Loan or Acceptance from a Denomination Currency into Dollars pursuant to the provisions of subsection 8.4) or any holder of any bond which is denominated in Dollars, shall, notwithstanding any judgment in a currency (the "judgment currency") other than Dollars, be discharged only to the extent that on the Business Day following receipt by such party or such holder (as the case may be) of any sum adjudged to be so due in the judgment currency such party or such holder (as the case may be) may in accordance with normal banking procedures purchase Dollars with the judgment currency; if the amount of Dollars so purchased is less than the sum originally due to such party or such holder (as the case may be) in Dollars, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party or such holder (as the case may be) against such loss, and if the amount of Dollars so purchased exceeds the sum originally due to any party to this Agreement or any holder of Notes (as the case may be), such party or such holder (as the case may be), agrees to remit to such Borrowing Subsidiary, such excess.

         17.11 QFL Notes. (a) Any Qualified Foreign Lender shall at the request of the Company or the Administrative Agent, upon receipt of a copy of such a request from the Company or the Administrative Agent, exchange any Initial Term Loan Note or any Deferred

Draw Term Loan Note held by it for a QFL Term Loan Note in the form attached hereto as Exhibit U-2 (a "QFL Term Loan Note"). Any QFL Term Loan Notes issued in exchange for any existing Initial Term Loan Notes or Deferred Draw Term Loan Notes pursuant to this Section shall be dated the Effective Date and shall be in issued in the same principal amounts as such existing Initial Term Loan Notes or Deferred Draw Term Loan Notes, as the case may be. Any Initial Term Loan Note or Deferred Draw Term Loan Note exchanged pursuant to this Section is sometimes referred to herein as an "Exchanged Note."

         (b) The Company agrees that, upon delivery of a request to a Qualified Foreign Lender pursuant to subsection 17.11(a), it shall execute and deliver a QFL Term Loan Note in exchange for the Exchanged Note surrendered in connection with such request conforming to the requirements of such subsection 17.11(a). Each Qualified Foreign Lender shall surrender its Term Loan Note or Deferred Draw Term Loan Note, as the case may be, at the request of the Company or the Administrative Agent in connection with any exchange pursuant to this subsection 17.11. Once issued, QFL Term Loan Notes (i) shall be deemed to and shall be "Notes" for all purposes under this Agreement and the other Credit Documents, (ii) may not be exchanged for Initial Term Loan Notes or Deferred Draw Term Loan Notes and (iii) shall at all times thereafter be QFL Term Loan Notes, including, without limitation, following any transfer or assignment thereof.

         (c) The Administrative Agent shall separately record the names and addresses of each Qualified Foreign Lender which holds a QFL Term Loan Note, whether issued as a result of an exchange pursuant to this subsection 17.11 or a transfer pursuant to subsection 17.7(c) of the Agreement, in the Register maintained by the Administrative Agent pursuant to subsection 17.7(d) of the Agreement. The Administrative Agent shall also record the aggregate principal amount of Initial Term Loans or Deferred Draw Term Loans, as the case may be, owing to such Qualified Foreign Lender in the Register.

         (d) Notwithstanding anything to the contrary in the Agreement, no assignment under subsection 17.7(c) of the Agreement of any rights or obligations under or in respect of QFL Term Loan Notes shall be effective unless and until the Administrative Agent shall have recorded such assignment in the Register pursuant to subsection 17.11(c). The Administrative Agent shall record the name of the transferor, the name of the transferee, and the amount of the transfer in the Register after receipt of all documents required pursuant to subsection 17.7 of this Agreement, including, without limitation, the QFL Term Loan Note being assigned in connection with such transfer, and such other documents as the Administrative Agent may reasonably request. Subject to the provision of this subsection 17.11(d), assignments of and participations in QFL Term Loan Notes shall be governed by subsection 17.7 of this Agreement and, upon assignment of any QFL Term Loan Note, new QFL Term Loan Notes shall be issued in accordance with the provisions of subsection 17.7 of this Agreement.

         17.12 Collateral Agency Agreements and Intercreditor Agreement. (a) Each Lender hereby acknowledges that it has fully reviewed each Collateral Agency Agreement and agrees to be comply with the terms thereof as if it were a direct signatory thereto.

         (b) Each Lender hereby authorizes and instructs the Administrative Agent to execute and deliver the Intercreditor Agreement and agrees to comply with the terms thereof as if it were a direct signatory thereto.

         17.13 Certain Waivers. (a) To the extent that the execution, delivery or performance of any Credit Document hereunder constitutes a Default or an Event of Default under (and as defined in) the Existing Agreement, each Lender hereunder which is a party to the Existing Agreement hereby waives such Default or Event of Default. Each Lender hereby agrees that any Security Document under (and as defined in) the Existing Agreement, and any financing statement or similar filing on account thereof, which remains in effect after the date hereof and is not required to be delivered pursuant to this Agreement shall be deemed not to constitute a "Lien" for purposes of this Agreement to the extent that the Company is using best efforts to terminate or cause to be terminated such Security Document or other filing.

         (b) Each Lender hereby agrees that, notwithstanding the provisions of
Section 12 of this Agreement, certain of the Pledge Agreements relating to capital stock of Foreign Subsidiaries and certain of the Security Agreements with respect to assets of the Company and its Subsidiaries which are located outside of the United States may not be delivered prior to or on the Closing Date. Each Lender hereby waives compliance with the provisions of Section 12 of this Agreement to the extent and only to the extent necessary to permit the Closing Date to occur without the delivery of such Pledge Agreements, Security Agreements, and other documentation relating thereto and to permit the Borrowers to borrow under this Agreement. The Company hereby covenants that it shall, and shall cause its Subsidiaries to, deliver to the Administrative Agent all such Pledge Agreements, Security Agreements and related documentation within 30 days following the Closing Date and that the failure to deliver any such Pledge Agreement, Security Agreement or related documentation within such 30 day period shall constitute an Event of Default hereunder; provided that, with the consent of the Agents, such 30 day period may be extended by not more than an additional 30 days.

         17.14 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         17.15 Effectiveness; Counterparts; Confidentiality. (a) This Agreement shall become binding upon the parties hereto (and, notwithstanding the provisions of the proviso to this clause (a), each party hereto shall be irrevocably obligated to perform all of its obligations hereunder from and after the Closing Date) when the Administrative Agent shall have received one or more counterparts of this Agreement, executed by a duly authorized officer of each party hereto or, in the case of any Lender, telex or telecopier confirmation to the Administrative Agent that a duly authorized officer of such Lender has executed a counterpart of this Agreement and that such counterpart has been sent to the Administrative Agent (the "Effective Date"); provided that, during the period from the Effective Date to the Closing Date, the provisions of this Agreement (other than the provisions of subsection 10.14 and, with respect to any amounts

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                                                                            189


requested to be borrowed hereunder on or after the Closing Date, subsection 10.12) shall be of no force and effect (and the Existing Agreement shall not be amended hereby).

         (b) Upon delivery of each Security Document that is executed and delivered prior to the Closing Date pursuant to this Agreement, such Security Document shall become binding upon the parties thereto; provided that each such Security Document shall become effective (without any action by or notice to any party) on the Closing Date. The provisions of this subsection 17.15(b) shall not affect or impair the effectiveness of any Security Documents delivered pursuant to the Original Agreement (as defined below) or the Existing Agreement, as the case may be, prior to or after the date hereof, which Security Documents the Company hereby represents and warrants are and shall remain (or, in the case of any such Security Documents delivered after the date hereof, will be upon their delivery) in full force and effect. Each of the parties hereto hereby agrees and acknowledges that each reference to any section or subsection of the credit agreement executed by the Borrower and certain of its Subsidiaries as of February 28, 1995 (the "Original Agreement") or the Existing Agreement, as the case may be, in any Security Document, shall be deemed a reference to such section or subsection of the Original Agreement or the Existing Agreement, as the case may be, as amended and restated, in the case of the Original Agreement, by the Existing Agreement and this Agreement, and, in the case of the Existing Agreement, as amended and restated by this Agreement.

         (c) In the event that the Closing Date does not occur on or prior to June 30, 1997 or the Company otherwise provides written notice to the Administrative Agent prior to such date that the Company elects to terminate the amendments contemplated hereby, this Agreement, and any amended and restated guarantees and other security documents which are executed and delivered pursuant hereto (but which were not executed and delivered in connection with the Existing Agreement), shall cease to be of any further effect (other than the obligation to pay any accrued fees and indemnities owing hereunder or thereunder). Upon any such termination of the amendments contemplated hereby and cessation of effectiveness of this Agreement, the Existing Agreement and all Security Documents and other Credit Documents (in each such case, as defined in the Existing Agreement) executed in connection therewith shall remain in full force and effect.

         (d) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

         (e) Each Lender agrees that it will not disclose Confidential Information (as defined below) to any Person other than (i) as may be consented to by the Company, (ii) as may be required by law or pursuant to legal process and (iii) to prospective Participants and Purchasing Lenders and those of such Lender's directors, officers, employees, examiners and professional advisors who have a need to know the Confidential Information in accordance with customary banking practices and who receive the Confidential Information having been made aware of the restrictions of this subsection 17.15(e). As used herein, the term "Confidential Information" means all information contained in materials relating to the Company and its

Subsidiaries provided to the Lenders by the Company or its representatives or agents other than (x) information which is at the time so provided or thereafter becomes generally available to the public other than as a result of a disclosure by one or more Lenders, (y) information which was available to any Lender prior to its disclosure to the Lenders by the Company, its representatives or agents and (z) information which becomes available to one or more Lenders from a source other than the Company, its representatives or agents.

         17.16 SUBMISSION TO JURISDICTION; WAIVERS. (a) EACH BORROWING SUBSIDIARY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK AND ANY COMPETENT COURT OF THE JURISDICTION UNDER THE LAWS OF WHICH SUCH BORROWING SUBSIDIARY IS ORGANIZED (THE "LOCAL COURT"), AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY DRAFT. EACH BORROWING SUBSIDIARY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR LOCAL COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH BORROWING SUBSIDIARY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND ANY RIGHT OF JURISDICTION ON ACCOUNT OF THE PLACE OF RESIDENCE OR DOMICILE OF SUCH BORROWING SUBSIDIARY. EACH BORROWING SUBSIDIARY HEREBY IRREVOCABLY AND UNCONDITIONALLY APPOINTS THE COMPANY AS ITS AGENT TO RECEIVE ON BEHALF OF SUCH BORROWING SUBSIDIARY AND ITS PROPERTY SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH NEW YORK STATE OR FEDERAL COURT. IN ANY SUCH ACTION OR PROCEEDING IN SUCH NEW YORK STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK, SUCH SERVICE MAY BE MADE ON SUCH BORROWING SUBSIDIARY BY DELIVERING A COPY OF SUCH PROCESS TO SUCH BORROWING SUBSIDIARY IN CARE OF THE COMPANY AT THE COMPANY'S ADDRESS LISTED IN SUBSECTION 17.3 AND BY DEPOSITING A COPY OF SUCH PROCESS IN THE MAILS BY CERTIFIED OR REGISTERED AIR MAIL, ADDRESSED TO SUCH BORROWING SUBSIDIARY (SUCH SERVICE TO BE EFFECTIVE UPON SUCH RECEIPT BY THE COMPANY AND THE DEPOSITING OF SUCH PROCESS IN THE MAILS AS AFORESAID). EACH BORROWING SUBSIDIARY HEREBY IRREVOCABLY AND UNCONDITIONALLY AUTHORIZES AND DIRECTS THE COMPANY TO ACCEPT SUCH SERVICE ON ITS BEHALF. EACH BORROWING SUBSIDIARY HEREBY AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN

OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

         (b) THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY:

         (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

         (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

         (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN SUBSECTION 17.3 OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

         (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

         (v) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SUBSECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

         (c) EACH BORROWER AND EACH OF THE DOCUMENTATION AGENT, THE SYNDICATION AGENT, THE ADMINISTRATIVE AGENT, THE ARRANGER, EACH CO-AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN PARAGRAPH (a) ABOVE.

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                                                                            192

         17.17 Acknowledgements. Each Borrower hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

         (b) none of the Administrative Agent, the Documentation Agent, the Syndication Agent, the Arranger, any Co-Agent or any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between each such Agent and Lenders, on one hand, and such Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among such Borrower and the Lenders.

         17.18 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                                   REVLON CONSUMER PRODUCTS
                                   CORPORATION


                                   By: /s/ Steven Berns
                                      ---------------------------------------
                                      Name: Steven Berns
                                      Title: Vice President and Treasurer


                                   DEUTSCHE REVLON GMBH & CO. KG, as a
                                   Local Subsidiary


                                   By: /s/ Steven Berns
                                      ---------------------------------------
                                      Name: Steven Berns
                                      Title: Vice President and Treasurer


                                   REVLON INTERNATIONAL
                                   CORPORATION (UK Branch), as a Local
                                   Subsidiary


                                   By: /s/ Steven Berns
                                      ---------------------------------------
                                      Name: Steven Berns
                                      Title: Vice President and Treasurer


                                   REVLON MANUFACTURING LIMITED
                                   (Australia Branch), as a Local Subsidiary


                                   By: /s/ Steven Berns
                                      ---------------------------------------
                                      Name: Steven Berns
                                      Title: Vice President and Treasurer

                                   REVLON MANUFACTURING (UK)
                                   LIMITED, as a Local Subsidiary


                                   By: /s/ Steven Berns
                                      ---------------------------------------
                                      Name: Steven Berns
                                      Title: Authorized Signatory


                                   EUROPEENNE DE PRODUITS DE BEAUTE,
                                   as a Local Subsidiary


                                   By: /s/ Steven Berns
                                      ---------------------------------------
                                      Name: Steven Berns
                                      Title: Authorized Signatory


                                   REVLON NEDERLAND B.V., as a Local
                                   Subsidiary


                                   By: /s/ Steven Berns
                                      ---------------------------------------
                                      Name: Steven Berns
                                      Title: Authorized Signatory


                                   REVLON K.K., as a Local Subsidiary


                                   By: /s/ Steven Berns
                                      ---------------------------------------
                                      Name: Steven Berns
                                      Title: Authorized Signatory


                                   REVLON CANADA, INC., as a Local
                                   Subsidiary


                                   By: /s/ Steven Berns
                                      ---------------------------------------
                                      Name: Steven Berns
                                      Title: Authorized Signatory

                                   REVLON SA, as a Local Subsidiary


                                   By: /s/ Robert Kretzman
                                      ---------------------------------------
                                      Name: Robert Kretzman
                                      Title: Authorized Signatory


                                   REVLON-REALISTIC PROFESSIONAL
                                   PRODUCTS LTD., as a Local Subsidiary


                                   By: /s/ Robert Kretzman
                                      ---------------------------------------
                                      Name: Robert Kretzman
                                      Title: Authorized Signatory


                                   REVLON PROFESSIONAL LIMITED, as a
                                   Local Subsidiary


                                   By: /s/ Robert Kretzman
                                      ---------------------------------------
                                      Name: Robert Kretzman
                                      Title: Authorized Signatory


                                   SIGNED, SEALED and DELIVERED by STEVEN
                                   BERNS, duly authorized attorney for and on behalf of REVLON (HONG KONG) LIMITED, as a Local Subsidiary

            [Affix Common Seal]

                                   By: /s/ Robert Kretzman
                                      ---------------------------------------
                                      Name: Robert Kretzman
                                      Title: Authorized Signatory


                                   EUROPEAN BEAUTY PRODUCTS S.P.A., as
                                   a Local Subsidiary


                                   By: /s/ Robert Kretzman
                                      ---------------------------------------
                                      Name: Robert Kretzman
                                      Title: Authorized Signatory

                                   THE CHASE MANHATTAN BANK, as
                                   Administrative Agent and as a Lender


                                   By: /s/ Neil Boylan
                                      ---------------------------------------
                                      Name: Neil Boylan
                                      Title: Vice President


                                   CHASE SECURITIES INC., as Arranger


                                   By: /s/ Susan F. Stevens
                                      ---------------------------------------
                                      Name: Susan F. Stevens
                                      Title: Managing Director


                                   CITIBANK, N.A., as Documentation Agent and as a Lender


                                   By: /s/ James Buchanan
                                      ---------------------------------------
                                      Name: James Buchanan
                                      Title: Attorney-In-Fact


                                   LEHMAN COMMERCIAL PAPER INC., as
                                   Syndication Agent and as a Lender


                                   By: /s/ Dennis J. Dee
                                      ---------------------------------------
                                      Name: Dennis J. Dee
                                      Title: Authorized Signatory

Acknowledged and Agreed:
------------------------

ABN AMRO BANK N.V., as a Local
Fronting Lender in the Federal Republic
of Germany


By:     [SIGNATURE ILLEGIBLE]
   -------------------------------
   Name:
   Title:

By:     [SIGNATURE ILLEGIBLE]
   -------------------------------
   Name:
   Title:


BANKBOSTON, N.A., as a Local
Fronting Lender in the United Kingdom


By: /s/ Richard D. Hill, Jr.
   -------------------------------
   Name: Richard D. Hill, Jr.
   Title: Director


BANQUE FRANCAISE DU
COMMERCE EXTERIEUR, as a Local
Fronting Lender in France


By: /s/ Frederick K. Kammler
   -------------------------------
   Name: Frederick K. Kammler
   Title: Vice President

By: /s/ William C. Maier
   -------------------------------
   Name: William C. Maier
   Title: VP-Group Manager

THE SANWA BANK LTD., as a Local
Fronting Lender in Japan


By: /s/ Dominic J. Sorresso
   -------------------------------
   Name: Dominic J. Sorresso
   Title: Vice President


BANK OF AMERICA CANADA, as a
Local Fronting Lender in Canada


By: /s/ Derrick R. Wong
   -------------------------------
   Name: Derrick R. Wong
   Title: Vice President


CITIBANK LIMITED, as a Local
Fronting Lender in Australia


By: /s/ Tony O'Neill
   -------------------------------
   Name: Tony O'Neill
   Title: Vice President


CITIBANK, N.A., as a Local Fronting
Lender in Hong Kong


By: /s/ James Buchanan
   -------------------------------
   Name: James Buchanan
   Title: Attorney-In-Fact

CITIBANK, N.A., as a Local Fronting
Lender in the Netherlands


By: /s/ James Buchanan
   -------------------------------
   Name: James Buchanan
   Title: Attorney-In-Fact


CITIBANK, N.A., as a Local Fronting
Lender in Italy


By: /s/ James Buchanan
   -------------------------------
   Name: James Buchanan
   Title: Attorney-In-Fact


ALLIED IRISH BANK, as a Local
Fronting Lender in Ireland


By: /s/ W. J. Strickland
   -------------------------------
   Name: W. J. Strickland
   Title: SVP

By: /s/ Marcia Meaker
   -------------------------------
   Name: Marcia Meaker
   Title: VP

CITIBANK, N.A., as a Local Fronting
Lender in Spain


By: /s/ James Buchanan
   -------------------------------
   Name: James Buchanan
   Title: Attorney-In-Fact

BANQUE FRANCAISE DU COMMERCE
EXTERIEUR

By: /s/ Frederick K. Kammler
   -------------------------------
   Name: Frederick K. Kammler
   Title: Vice President

By: /s/ William C. Maier
   -------------------------------
   Name: William C. Maier
   Title: VP-Group Manager


THE SUMITOMO BANK, LIMITED

By: /s/ John C. Kissinger
   -------------------------------
   Name: John C. Kissinger
   Title: Joint General Manager


BANKBOSTON, N.A.

By: /s/ Richard D. Hill, Jr.
   -------------------------------
   Name: Richard D. Hill, Jr.
   Title: Director


BANK OF AMERICA ILLINOIS

By: /s/ Steve A. Aronowitz
   -------------------------------
   Name: Steve A. Aronowitz
   Title: Managing Director

THE MITSUBISHI TRUST AND BANKING
CORPORATION

By: /s/ Patricia Loret de Mola
   -------------------------------
   Name: Patricia Loret de Mola
   Title: Senior Vice President


THE BANK OF NEW YORK

By: /s/ Georgia Pan-Kita
   -------------------------------
   Name: Georgia Pan-Kita
   Title: AVP

ABN AMRO BANK, N.V.
New York Branch

By:    [SIGNATURE ILLEGIBLE]
   -------------------------------
   Name:
   Title:

By:    [SIGNATURE ILLEGIBLE]
   -------------------------------
   Name:
   Title:

FIRST BANK NATIONAL ASSOCIATION

By: /s/ Elliot J. Jaffee
   -------------------------------
   Name: Elliot J. Jaffee
   Title: Vice President

THE SANWA BANK LIMITED
NEW YORK BRANCH

By: /s/ Dominic J. Sorresso
   -------------------------------
   Name: Dominic J. Sorresso
   Title: Vice President

CREDIT LYONNAIS New York Branch

By: /s/ Attila Kan
   -------------------------------
   Name: Attila Kan
   Title: Vice President

THE OCTAGON CREDIT INVESTORS LOAN
PORTFOLIO (A UNIT OF THE CHASE
MANHATTAN BANK)

By: /s/ Richard W. Stewart
   -------------------------------
   Name: Richard W. Stewart
   Title: Managing Director

THE FUJI BANK, LIMITED, New York Branch

By: /s/ Teiji Teramoto
   -------------------------------
   Name: Teiji Teramoto
   Title: Vice President & Manager

BARCLAYS BANK PLC

By: /s/ Matthew Tuck
   -------------------------------
   Name: Matthew Tuck
   Title: Associate Director

THE LONG-TERM CREDIT BANK OF JAPAN,
LTD., Los Angeles Agency

By: /s/ Paul Clifford
   -------------------------------
   Name: Paul Clifford
   Title: Deputy General Manager

GENERAL ELECTRIC CAPITAL
CORPORATION

By: /s/ Janet K. Williams
   -------------------------------
   Name: Janet K. Williams
   Title: Duly Authorized Signatory

DEEPROCK & COMPANY

By EATON VANCE MANAGEMENT, as
Investment Manager

By: /s/ Scott H. Page
   -------------------------------
   Name: Scott H. Page
   Title: Vice President

VAN KAMPEN AMERICAN CAPITAL PRIME
RATE INCOME TRUST

By: /s/ Jeffrey W. Maklet
   -------------------------------
   Name: Jeffrey W. Maklet
   Title: Senior Vice President & Director

BANQUE PARIBAS

By: /s/ John J. McCormick, III
   -------------------------------
   Name: John J. McCormick, III
   Title: Vice President

By: /s/ Mary T. Flannagan
   -------------------------------
   Name: Mary T. Flannagan
   Title: Group Vice President

CAISSE NATIONALE DE CREDIT AGRICOLE

By: /s/ Craig Welch
   -------------------------------
   Name: Craig Welch
   Title: First Vice President

MERRILL LYNCH SENIOR FLOATING RATE
FUND, INC.

By: /s/ Anne McCarthy
   -------------------------------
   Name: Anne McCarthy
   Title: Authorized Signatory

ALLIED IRISH BANK PLC
Cayman Island Branch

By: /s/ W. J. Strickland
   -------------------------------
   Name: W. J. Strickland
   Title: SVP

By: /s/ Marcia Meaker
   -------------------------------
   Name: Marcia Meaker
   Title: VP

NATIONAL WESTMINSTER BANK PLC

By: /s/ W. Wakefield Smith
   -------------------------------
   Name: W. Wakefield Smith
   Title: Vice President

NATIONSBANK, N.A.

By: /s/ Ellen M. Bagnato
   -------------------------------
   Name: Ellen M. Bagnato
   Title: Vice President

CREDIT SUISSE FIRST BOSTON

By: /s/ Joel Glodowski
   -------------------------------
   Name: Joel Glodowski
   Title: Managing Director

By: /s/ Daniel K. Winger
   -------------------------------
   Name: Daniel K. Winger
   Title: Associate

                                                                  SCHEDULE I to
                                                               Credit Agreement
                                                               ----------------

                         LENDERS; ADDRESSES FOR NOTICES
                         ------------------------------


ABN AMRO BANK N.V. NEW YORK BRANCH
500 Park Avenue
New York, NY  10022
Attention: Laura Fazio
Telephone: 212/446-4158
Telecopier: 212/446-4335

ALLIED IRISH BANK
405 Park Avenue
New York, NY  10022
Attention: William Murray
Telephone: 212/339-8000
Telecopier: 212/339-8007

BANK OF AMERICA ILLINOIS
231 South La Salle Street
Chicago, IL  60697
Attention: Mary Ann Patmon
Telephone: 312/828-3877
Telecopier: 312/974-9626

BANKBOSTON, N.A.
100 Federal Street, MS 01-08-05
Boston, Massachusetts  02110
Attention: Richard D. Hill, Jr.
Telephone: 617/434-4080
Telecopier: 617/434-4929

BANQUE FRANCAISE DU COMMERCE EXTERIEUR
New York Branch
645 Fifth Avenue
New York, NY  10022
Attention: William C. Maier
Telephone: 212/872-5050
Telecopier: 212/872/5045

BANQUE PARIBAS
787 Seventh Avenue
New York, NY  10019
Attention: John McCormick
Telephone: 212/841-2382
Telecopier: 212/841-2333

BARCLAYS BANK
International Corporate Group
222 Broadway, 12th Floor
New York, NY  10038
Attention: Mathew Tuck
Telephone: 212/412-1131
Telecopier: 212/412-7590

CAISSE NATIONALE DE CREDIT AGRICOLE
520 Madison Avenue
New York, NY  10022
Attention: John McCloskey
Telephone: 212/418-2217
Telecopier: 212/418-2228

CITIBANK, N.A.
399 Park Avenue
New York, New York  10043
Attention:  James Buchanan
Telephone:  212/559-5926
Telecopier:  212/758-6278

CREDIT LYONNAIS
1301 Avenue of the Americas
New York, New York  10019
Attention:  Steven Yoon
Telephone:  212/261-3735
Telecopier:  212/459-3176

CREDIT SUISSE FIRST BOSTON
Eleven Madison Avenue
New York, NY  10010
Attention: Chris Horgan
Telephone: 212/325-9157
Telecopier: 212/325-8309

DEEPROCK & COMPANY
Corporate Trust Division
One Enterprise Drive
North Quincy, MA  02171
Attention: Patrick McEnroe
Telephone: 617/664-5366
Telecopier: 617/664-5367

FIRST BANK NATIONAL ASSOCIATION
601 2nd Avenue South
Minneapolis, MN  55402
Attention: Elliot J. Jaffee
Telephone: 612/973-0543
Telecopier: 612/973-0825

GENERAL ELECTRIC CAPITAL CORPORATION
201 High Ridge Road
Stamford, Connecticut  06927
Attention:  William S. Richardson
Telephone:  203/316-7589
Telecopier:  203/316-7978

LEHMAN COMMERCIAL PAPER INC.
3 World Financial Center
New York, New York  10285
Attention: Michelle Swanson
Telephone:  212/526-0330
Telecopy:  212/528-0819

MERRILL LYNCH SENIOR RATE FLOATING FUND, INC.
800 Scudders Mill Road-Area 1B
Plainsboro, New Jeresey  08536
Attention: Jim Montayne
Telephone: 609/282-3102
Telecopier: 609/282-2550

NATIONAL WESTMINISTER BANK PLC
175 Water Street
New York, NY  10038
Attention: W. Wakefield Smith
Telephone: 212/602-8969
Telecopier: 212/602-4319

NATIONSBANK, N.A.
100 N. Tryon Street, NCI-007-13-06
Charlotte, NC  28255
Attention: Mike Clark
Telephone: 704/388-5090
Telecopier: 704/386-9911

THE BANK OF NEW YORK
One Wall Street
New York Corporate Division, 22nd Floor
New York, NY  10286
Attention: Georgia M. Pan-Kita
Telephone: 212/635-1475
Telecopier: 212/635-1480

THE CHASE MANHATTAN BANK
270 Park Avenue
New York, New York  10017
Attention:  Neil Boylan
Telephone:  212/270-1410
Telecopier:  212/270-0330

THE FUJI BANK, LIMITED, NEW YORK BRANCH
Two World Trade Center, 79th Floor
New York, NY  10048
Attention: Kerri A. King
Telephone: 212/898-2122
Telecopier: 212/898-2399

THE LONG-TERM CREDIT BANK OF JAPAN, LTD.
Los Angeles Agency
350 South Grand Avenue
Suite 3000
Los Angeles, CA  90071
Attention: Shunji Sato
Telephone: 213/689-6355
Telecopier: 213/622-6908

THE MITSUBISHI TRUST AND BANKING CORPORATION
520 Madison Avenue, 26th Floor
New York, NY  10022
Attention: Jay Kato
Telephone: 212/891-8445
Telecopier: 212/644-6825

THE OCTAGON CREDIT INVESTORS LOAN PORTFOLIO
(A UNIT OF THE CHASE MANHATTAN BANK)
380 Madison Avenue
12th Floor
New York, New York  10017
Attention: Richard W. Stewart
Telephone:  212/622-3062

Telecopier:  212/622-3797

THE SANWA BANK LIMITED - NEW YORK BRANCH
55 East 52nd Street
New York, NY  10055
Attention: Dominic Sorresso
Telephone: 212/339-6194
Telecopier: 212/754-1304

THE SUMITOMO BANK, LIMITED
277 Park Avenue, 6th Floor
New York, NY  10172
Attention: Suresh Tata
Telephone: 212/224-4129
Telecopier: 212/224-5188

VAN KAMPEN AMERICAN CAPITAL
PRIME RATE INCOME TRUST
One Parkview Plaza
Oakbrook Terrace, IL  60181
Attention: Jeffrey W. Maillet
Telephone: 630/684-6438
Telecopier: 630/684-6740 or 6741

                                                                 SCHEDULE II to
                                                               Credit Agreement
                                                               ----------------
                                  COMMITMENTS
                                  -----------

-------------------------------------------------------------------------------------------------------------------------
                               Initial          Initial      Deferred Draw       Deferred     Special L/C    Special L/C
                              Term Loan        Term Loan       Term Loan        Draw Term      Commitment     Commitment
Name                          Commitment      Commitment       Commitment          Loan                       Percentage
                                              Percentage                        Commitment
                                                                                Percentage
-------------------------------------------------------------------------------------------------------------------------
The Chase Manhattan        $47,150,000.00(1)  41.00000%    $34,850,000.00(2)    41.00000%    $5,181,818.21    10.36363%
Bank
-------------------------------------------------------------------------------------------------------------------------
Lehman Commercial               $0.00          0.00000%          $0.00           0.00000%    $4,704,545.45     9.40909%
Paper Inc.
-------------------------------------------------------------------------------------------------------------------------
Citibank, N.A.                  $0.00          0.00000%          $0.00           0.00000%    $4,704,545.45     9.40909%

-------------------------------------------------------------------------------------------------------------------------
General Electric Capital    $2,874,999.99      2.49999%      $2,125,000.01       2.50000%    $3,181,818.18     6.36363%
Corporation
-------------------------------------------------------------------------------------------------------------------------
Bank of America             $1,283,829.50      1.11637%       $948,917.46        1.11637%    $2,297,023.00     4.59404%
Illinois
-------------------------------------------------------------------------------------------------------------------------
BankBoston, N.A.            $1,283,829.50      1.11637%       $948,917.46        1.11637%    $2,297,023.00     4.59404%

-------------------------------------------------------------------------------------------------------------------------
Banque Francaise du         $1,283,829.50      1.11637%       $948,917.46        1.11637%    $2,297,023.00     4.59404%
Commerce Exterieur
-------------------------------------------------------------------------------------------------------------------------
Credit Suisse First         $1,283,829.50      1.11637%       $948,917.46        1.11637%    $2,297,023.00     4.59404%
Boston
-------------------------------------------------------------------------------------------------------------------------
First Bank National         $1,283,829.50      1.11637%       $948,917.46        1.11637%    $2,297,023.00     4.59404%
Association
-------------------------------------------------------------------------------------------------------------------------

                          (TABLE RESTUBED FROM ABOVE)

-----------------------------------------------------------------------------------------------------
                                              Multi-       Acquisition     Acquisition  Percentage of
                               Multi-        Currency      Commitment       Commitment    Aggregate
Name                          Currency      Commitment                      Percentage    Commitment
                             Commitment     Percentage
-----------------------------------------------------------------------------------------------------
The Chase Manhattan        $31,090,909.1    10.36363%    $20,727,272.68     10.36363%     17.84242%
Bank                             1
-----------------------------------------------------------------------------------------------------
Lehman Commercial          $28,227,272.7     9.40909%    $18,818,181.82     9.40909%       6.89999%
Paper Inc.                       3
-----------------------------------------------------------------------------------------------------
Citibank, N.A.             $28,227,272.7     9.40909%    $18,818,181.82     9.40909%       6.89999%
                                 3
-----------------------------------------------------------------------------------------------------
General Electric Capital   $19,090,909.0     6.36363%    $12,727,272.73     6.36363%       5.33333%
Corporation                      9
-----------------------------------------------------------------------------------------------------
Bank of America            $13,782,138.0     4.59404%     $9,188,092.02     4.59404%       3.66666%
Illinois                         2
-----------------------------------------------------------------------------------------------------
BankBoston, N.A.           $13,782,138.0     4.59404%     $9,188,092.02     4.59404%       3.66666%
                                 2
-----------------------------------------------------------------------------------------------------
Banque Francaise du        $13,782,138.0     4.59404%     $9,188,092.02     4.59404%       3.66666%
Commerce Exterieur               2
-----------------------------------------------------------------------------------------------------
Credit Suisse First        $13,782,138.0     4.59404%     $9,188,092.02     4.59404%       3.66666%
Boston                           2
-----------------------------------------------------------------------------------------------------
First Bank National        $13,782,138.0     4.59404%     $9,188,092.02     4.59404%       3.66666%
Association                      2
-----------------------------------------------------------------------------------------------------

--------------
(1) Following the Closing Date, (a) $27,025,000 of this amount is anticipated to be transferred to Senior Debt Portfolio, (b) $2,875,000 of this amount is anticipated to be transferred to Aeries Finance Ltd., (c) $2,875,000 of this amount is anticipated to be transferred to Strata Funding Ltd., (d) $2,875,000 of this amount is anticipated to be transferred to Medical Liability Mutual Insurance Company, (e) $5,750,000 of this amount is anticipated to be transferred to Ceres Finance Ltd. and (f) $5,750,000 of this amount is anticipated to be transferred to Putnam Investment.

(2) Following the Closing Date, (a) $19,975,000 of this amount is anticipated to be transferred to Senior Debt Portfolio, (b) $2,125,000 of this amount is anticipated to be transferred to Aeries Finance Ltd., (c) $2,125,000 of this amount is anticipated to be transferred to Strata Funding Ltd., (d) $2,125,000 of this amount is anticipated to be transferred to Medical Liability Mutual Insurance Company, (e) $4,250,000 of this amount is anticipated to be transferred to Ceres Finance Ltd. and (f) $4,250,000 of this amount is anticipated to be transferred to Putnam Investment.

                                                                              2

------------------------------------------------------------------------------------------------------------------------
                            Initial          Initial      Deferred Draw       Deferred     Special L/C    Special L/C
                           Term Loan        Term Loan       Term Loan        Draw Term      Commitment     Commitment
Name                       Commitment      Commitment       Commitment          Loan                       Percentage
                                           Percentage                        Commitment
                                                                             Percentage
------------------------------------------------------------------------------------------------------------------------
The Fuji Bank, Limited   $1,283,829.50      1.11637%       $948,917.46        1.11637%    $2,297,023.00     4.59404%

------------------------------------------------------------------------------------------------------------------------
National Westminster     $1,283,829.50      1.11637%       $948,917.46        1.11637%    $2,297,023.00     4.59404%
Bank PLC
------------------------------------------------------------------------------------------------------------------------
Credit Lyonnais, New      $980,378.92       0.85250%       $724,627.90        0.85250%    $1,754,090.29     3.50818%
York Branch
------------------------------------------------------------------------------------------------------------------------
The Sumitomo Bank,        $980,378.92       0.85250%       $724,627.90        0.85250%    $1,754,090.29     3.50818%
Limited
------------------------------------------------------------------------------------------------------------------------
The Long Term Credit      $700,270.63       0.60893%       $517,591.33        0.60893%    $1,252,921.64     2.50584%
Bank of Japan, Ltd., Los
Angeles Agency
------------------------------------------------------------------------------------------------------------------------
Allied Irish Bank PLC     $700,270.63       0.60893%       $517,591.33        0.60893%    $1,252,921.64     2.50584%
------------------------------------------------------------------------------------------------------------------------
The Bank of New York         $0.00          0.00000%          $0.00           0.00000%    $1,363,636.37     2.72727%
------------------------------------------------------------------------------------------------------------------------
Banque Paribas            $700,270.63       0.60893%       $517,591.33        0.60893%    $1,252,921.64     2.50584%
------------------------------------------------------------------------------------------------------------------------
Barclays Bank PLC         $700,270.63       0.60893%       $517,591.33        0.60893%    $1,252,921.64     2.50584%
------------------------------------------------------------------------------------------------------------------------
Caisse Nationale de       $700,270.63       0.60893%       $517,591.33        0.60893%    $1,252,921.64     2.50584%
Credit Agricole
------------------------------------------------------------------------------------------------------------------------
The Mitsubishi Trust and  $700,270.63       0.60893%       $517,591.33        0.60893%    $1,252,921.64     2.50584%
Banking Corporation
------------------------------------------------------------------------------------------------------------------------
NationsBank, N.A.         $700,270.63       0.60893%       $517,591.33        0.60893%    $1,252,921.64     2.50584%
------------------------------------------------------------------------------------------------------------------------
The Sanwa Bank,           $700,270.63       0.60893%       $517,591.33        0.60893%    $1,252,921.64     2.50584%
Limited, New York
Branch
------------------------------------------------------------------------------------------------------------------------
ABN Amro Bank N.V.        $700,270.63       0.60893%       $517,591.33        0.60893%    $1,252,921.64     2.50584%
New York Branch
------------------------------------------------------------------------------------------------------------------------
Van Kampen American      $31,625,000.00     27.50000%     $23,375,000.00     27.50000%        $0.00         0.00000%
Capital Prime Rate
Income Trust
------------------------------------------------------------------------------------------------------------------------
Deeprock & Company       $1,725,000.00      1.50000%      $1,275,000.00       1.50000%        $0.00         0.00000%
------------------------------------------------------------------------------------------------------------------------
The Octagon Credit       $5,750,000.00      5.00000%      $4,250,000.00       5.00000%        $0.00         0.00000%
Investors Loan Portfolio
(a Unit of The Chase
Manhattan Bank)
------------------------------------------------------------------------------------------------------------------------

                          (TABLE RESTUBED FROM ABOVE)

-----------------------------------------------------------------------------------------------------
                                              Multi-       Acquisition     Acquisition  Percentage of
                               Multi-        Currency      Commitment       Commitment    Aggregate
Name                          Currency      Commitment                      Percentage    Commitment
                             Commitment     Percentage
-----------------------------------------------------------------------------------------------------
The Fuji Bank, Limited     $13,782,138.0     4.59404%     $9,188,092.02     4.59404%       3.66666%
                                 2
-----------------------------------------------------------------------------------------------------
National Westminster       $13,782,138.0     4.59404%     $9,188,092.02     4.59404%       3.66666%
Bank PLC                         2
-----------------------------------------------------------------------------------------------------
Credit Lyonnais, New       $10,524,541.7     3.50818%     $7,016,361.16     3.50818%       2.79999%
York Branch                      3
-----------------------------------------------------------------------------------------------------
The Sumitomo Bank,         $10,524,541.7     3.50818%     $7,016,361.16     3.50818%       2.79999%
Limited                          3
-----------------------------------------------------------------------------------------------------
The Long Term Credit       $7,517,529.84     2.50584%     $5,011,686.56     2.50584%       2.00000%
Bank of Japan, Ltd., Los
Angeles Agency
-----------------------------------------------------------------------------------------------------
Allied Irish Bank PLC      $7,517,529.84     2.50584%     $5,011,686.56     2.50584%       2.00000%
-----------------------------------------------------------------------------------------------------
The Bank of New York       $8,181,818.18     2.72727%     $5,454,545.45     2.72727%       2.00000%
-----------------------------------------------------------------------------------------------------
Banque Paribas             $7,517,529.84     2.50584%     $5,011,686.56     2.50584%       2.00000%
-----------------------------------------------------------------------------------------------------
Barclays Bank PLC          $7,517,529.84     2.50584%     $5,011,686.56     2.50584%       2.00000%
-----------------------------------------------------------------------------------------------------
Caisse Nationale de        $7,517,529.84     2.50584%     $5,011,686.56     2.50584%       2.00000%
Credit Agricole
-----------------------------------------------------------------------------------------------------
The Mitsubishi Trust and   $7,517,529.84     2.50584%     $5,011,686.56     2.50584%       2.00000%
Banking Corporation
-----------------------------------------------------------------------------------------------------
NationsBank, N.A.          $7,517,529.84     2.50584%     $5,011,686.56     2.50584%       2.00000%
-----------------------------------------------------------------------------------------------------
The Sanwa Bank,            $7,517,529.84     2.50584%     $5,011,686.56     2.50584%       2.00000%
Limited, New York
Branch
-----------------------------------------------------------------------------------------------------
ABN Amro Bank N.V.         $7,517,529.84     2.50584%     $5,011,686.56     2.50584%       2.00000%
New York Branch
-----------------------------------------------------------------------------------------------------
Van Kampen American            $0.00         0.00000%         $0.00         0.00000%       7.33333%
Capital Prime Rate
Income Trust
-----------------------------------------------------------------------------------------------------
Deeprock & Company             $0.00         0.00000%         $0.00         0.00000%       0.40000%
-----------------------------------------------------------------------------------------------------
The Octagon Credit             $0.00         0.00000%         $0.00         0.00000%       1.33333%
Investors Loan Portfolio
(a Unit of The Chase
Manhattan Bank)
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                            Initial          Initial      Deferred Draw       Deferred     Special L/C    Special L/C
                           Term Loan        Term Loan       Term Loan        Draw Term      Commitment     Commitment
Name                       Commitment      Commitment       Commitment          Loan                       Percentage
                                           Percentage                        Commitment
                                                                             Percentage
-----------------------------------------------------------------------------------------------------------------------
Merrill Lynch Senior     $8,625,000.00      7.50000%      $6,375,000.00       7.50000%        $0.00         0.00000%
Floating Rate Fund, Inc.
-----------------------------------------------------------------------------------------------------------------------
                 TOTAL    $115,000,000        100%         $85,000,000          100%       $50,000,000        100%
-----------------------------------------------------------------------------------------------------------------------

                          (TABLE RESTUBED FROM ABOVE)

-----------------------------------------------------------------------------------------------------
                                              Multi-       Acquisition     Acquisition  Percentage of
                               Multi-        Currency      Commitment       Commitment    Aggregate
Name                          Currency      Commitment                      Percentage    Commitment
                             Commitment     Percentage

-----------------------------------------------------------------------------------------------------
Merrill Lynch Senior           $0.00         0.00000%         $0.00         0.00000%       2.00000%
Floating Rate Fund, Inc.
-----------------------------------------------------------------------------------------------------
                 TOTAL      $300,000,000       100%       $200,000,000        100%           100%
-----------------------------------------------------------------------------------------------------

                                                                SCHEDULE III to
                                                               Credit Agreement
                                                               ----------------

            BORROWERS; DENOMINATION CURRENCIES; CURRENCY SUBLIMITS;
                   MAXIMUM SUBLIMITS; LOCAL FRONTING LENDERS
            -------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Local Fronting Lender and             Denomination        Currency Sublimit      Maximum                Name of Borrower and
Local Lending Office                  Currency                                   Sublimit               Address for Notices
-----------------------------------------------------------------------------------------------------------------------------------
ABN Amro Bank                         Deutschemarks       US$14,000,000          US$18,000,000          Deutsche Revlon GmbH & Co.
Deutsche and A.G.                                                                                       KG
Dusseldorf                                                                                              Tiefenbroicher Weg 15
Germany                                                                                                 Postfach 101953 (D-40010)
Attn:  Klaus Stalz                                                                                      40472 Dusseldorf, Germany
-----------------------------------------------------------------------------------------------------------------------------------
BankBoston, N.A.                      Pounds              US$28,000,000          US$48,000,000          Revlon International
39 Victoria Street                    Sterling                                                          Corporation (UK Branch)
London SW1H 0ED, England                                                                                86-88 Brook Street
Attn:  Veronica Houghton                                                                                London W1Y 2BA, England

                                                                                                             - and/or -

                                                                                                        Revlon Manufacturing (UK)
                                                                                                        Limited
                                                                                                        Ewenny Road
                                                                                                        Maesteg, Mid-Glamorgan
                                                                                                        South Wales CF34 9TU
-----------------------------------------------------------------------------------------------------------------------------------
Banque Francaise du Commerce          French Francs       US$18,000,000          US$25,000,000          Europeenne de Produits de
Exterieur                                                                                               Beaute
21 Blvd Haussman                                                                                        23 rue Boissiere
75009 Paris, France                                                                                     75116 Paris, France
Attn:  Philippe Silvera or
       Claire Lesaffre
-----------------------------------------------------------------------------------------------------------------------------------
Citibank, N.A.                        Dutch Guilders      US$9,000,000           US$12,000,000          Revlon Nederland B.V.
Hoogoorddreef 54B                                                                                       Haverstraat 7
Amsterdam, Z.O. 1101 BE                                                                                 2153 AB Nieuw Vennep
The Netherlands                                                                                         Netherlands
Attn:  Liliana Spiteri
-----------------------------------------------------------------------------------------------------------------------------------
The Sanwa Bank Ltd.(1)                Japanese Yen        US$25,000,000          US$30,000,000          Revlon K.K.
Roppongi Branch                                                                                         9-12 Roppongi 6-chome
5-2-3 Roppongi                                                                                          Minato-ku, Tokyo 106
Minato-ku, Tokyo 106, Japan                                                                             Japan
Attn:  S. Yamada
-----------------------------------------------------------------------------------------------------------------------------------

--------------
(1) The Long-Term Credit Bank of Japan, Ltd. shall serve as the Local Fronting Lender for Japan until June 2, 1997, on which date The Sanwa Bank Ltd. shall replace The Long-Term Credit Bank of Japan, Ltd. as the Local Fronting Lender for Japan.

-----------------------------------------------------------------------------------------------------------------------------------
Local Fronting Lender and             Denomination        Currency Sublimit      Maximum                Name of Borrower and
Local Lending Office                  Currency                                   Sublimit               Address for Notices
-----------------------------------------------------------------------------------------------------------------------------------
Bank of America Canada                Canadian            US$31,500,000          US$36,000,000          Revlon Canada, Inc.
200 Front Street 9W                   Dollars                                                           2501 Stanfield Road
27th Floor                                                                                              Mississauga, Ontario L4Y 1R9
Toronto  M5V 3L2                                                                                        Canada
Canada
Attn:  Derrek Wong
-----------------------------------------------------------------------------------------------------------------------------------
Citibank Limited                      Australian          US$9,750,000           US$15,300,000          Revlon Manufacturing Limited
1 Margaret Street                     Dollars                                                           (Australia Branch)
Sydney, N.S.W. 2000                                                                                     287 Victoria Road
Australia                                                                                               Rydalmere, New South Wales
Attn:  Romy Suarez                                                                                      2116
                                                                                                        Australia
-----------------------------------------------------------------------------------------------------------------------------------
Citibank, N.A.                        Hong Kong           US$5,000,000           US$6,000,000           Revlon (Hong Kong) Limited
49/F, Citibank Tower                  Dollars                                                           36th Floor, East Wing
Citibank Plaza                                                                                          Hennessy Centre
3 Garden Road                                                                                           500 Causeway Bay
Central, Hong Kong                                                                                      Hong Kong
Attn:  Lucia Pang
-----------------------------------------------------------------------------------------------------------------------------------
Citibank, N.A.                        Italian Lira        US$8,500,000           US$10,000,000          European Beauty Products
Via Abruzzi, 2/4                                                                                        S.p.A.
00187 Roma, Italy                                                                                       Via Appia Nuova, 43-45
Attn:  Silvana Rapone                                                                                   00043 Ciampino
                                                                                                        Roma, Italy
-----------------------------------------------------------------------------------------------------------------------------------
Allied Irish Bank                     Irish Pounds        US$1,500,000           US$2,600,000           Revlon Professional Limited
Dublin 1, Ireland                                                                                       Harmonstown Road
Attn:  Marlon Dowd                                                                                      Artane, Dublin 5
                                                                                                        Ireland

                                                                                                                      and/or

                                                                                                        Revlon-Realistic
                                                                                                        Professional Products Ltd.
                                                                                                        Harmonstown Road
                                                                                                        Artane, Dublin 5
                                                                                                        Ireland
-----------------------------------------------------------------------------------------------------------------------------------
Citibank, N.A.                        Spanish             US$5,000,000           US$10,000,000          Revlon S.A.
Jose Ortega y Gasset                  Pesetas                                                           Colle Aragan 499
29-4th Floor                                                                                            03013 Barcelona, Spain
Madrid 28006
Spain
Attn:  Stephan Mulvihill
-----------------------------------------------------------------------------------------------------------------------------------
              TOTAL                                       US$155,250,000         US$212,900,000
-----------------------------------------------------------------------------------------------------------------------------------

                                                                 SCHEDULE IV to
                                                               Credit Agreement
                                                               ----------------

                      SUBSIDIARIES OF REVLON HOLDINGS INC.
                      ------------------------------------
       (OTHER THAN NATIONAL HEALTH CARE GROUP, INC. AND ITS SUBSIDIARIES)


DIRECT DOMESTIC SUBSIDIARIES OF REVLON HOLDINGS
-----------------------------------------------

Charles of the Ritz Group Ltd.
Cosmetiques Holdings, Inc.
New Essentials Limited
Norell Perfumes, Inc.(1)
PPI Four Corporation
Visage Beaute Cosmetics, Inc.

DIRECT FOREIGN SUBSIDIARIES OF REVLON HOLDINGS
----------------------------------------------

Armour Farmaceutica de Colombia, S.A.(1)
Charles of the Ritz Pension Trustee Company (1987) Limited(1)
Ortran S.A.(1)

INDIRECT SUBSIDIARIES OF REVLON HOLDINGS
----------------------------------------

Alexandra de Markoff, Ltd.(1)
Revlon, Inc.
Revlon Consumer Products Corporation
Revlon Worldwide Corporation
Revlon Worldwide Holdings Inc.(2)
Revlon Worldwide (Parent) Corporation

DOMESTIC SUBSIDIARIES OF REVLON CONSUMER PRODUCTS CORPORATION
-------------------------------------------------------------

Almay, Inc.
American Crew, Inc.
Applied Science & Technologies Inc.
Carrington Parfums Ltd.
Charles Revson Inc.
Creative Nail Design, Inc.

--------------
(1) Slated for possible liquidation and dissolution.

(2) Owned 23% by Revlon Holdings Inc., 75% by National Health Care Group, Inc. and 2% by Charles of the Ritz Group Ltd.

Dolly Parton Inc.
Fashion & Designer Fragrance Group, Inc.
Fermodyl Professionals Inc.
General Wig Manufacturers, Inc.
North America Revsale Inc.
Oxford Properties Co.
Pacific Finance & Development Corp.
PPI Two Corporation
Prestige Fragrances, Ltd.
Realistic/Roux Professional Products Inc.
Revlon Commissary Sales, Inc.
Revlon Consumer Corp.  (f/k/a Inspirations Inc.)
Revlon Government Sales, Inc.
Revlon International Corporation
Revlon Professional, Inc.
Revlon Professional Products Inc.
Revlon Receivables Subsidiary, Inc.
RIROS Corporation
RIT Inc.
Roux Laboratories, Inc.
The Cosmetic Center, Inc.(3)

FIRST TIER FOREIGN SUBSIDIARIES OF REVLON CONSUMER PRODUCTS CORPORATION
-----------------------------------------------------------------------

Almay Cosmetics Ltd.(1)
Almay Japan Kabushiki Kaisha(1)
Bozzano-Revlon Comercial Ltda.(1)
Deutsche Revlon GmbH
Eurital S.r.l.(1)
Madison de Centro America, S.A.(1)
Madison Produtos Cosmeticos Ltda.(1)
Madison (Services) Pty. Limited(1)
Ortran Kosmetikvertrieb GmbH(1)
Revlon (Aust.) Services Pty. Limited(1)
Revlon B.V.
Revlon Canada Inc.
Revlon (Cayman) Limited
Revlon Chile S.A.
Revlon China Holdings Limited(4)
Revlon de Argentina, S.A.I.C.
Revlon Gesellschaft m.b.H.

--------------
(3) To the extent set forth in the Company Pledge Agreement (Domestic).

(4) Owned 94.737% by Revlon International Corporation; balance owned by Sumstar Development Limited, an unrelated third party.

Revlon Group Limited
Revlon (Hong Kong) Limited
Revlon (Maesteg) Pension Trustee Company Limited
Revlon K.K.
Revlon (Malaysia) Sdn. Bhd.
Revlon Manufacturing Ltd.
Revlon Mauritius Limited
Revlon New Zealand Limited
Revlon Offshore Limited
Revlon Pension Trustee Company (U.K.) Limited
Revlon Professional Limited
Revlon Profesional, S.A. de C.V.(5)
Revlon (Puerto Rico) Inc.
Revlon Real Estate Kabushiki Kaisha
Revlon-Realistic International Limited
Revlon-Realistic Professional Products Limited
Revlon, S.A. [Mexico]
Revlon (Singapore) Pte. Ltd.
Revlon (Suisse) S.A.
RGI Beauty Products (Pty.) Limited(1)
RGI Limited(1)
R.O.C. Holding, C.A.
S.E.F.A.O., S.A.(1)
Technical and Marketing Services Co. Ltd.(1)
Ultima II Cosmetics GmbH

OTHER FOREIGN SUBSIDIARIES OF REVLON CONSUMER PRODUCTS CORPORATION
------------------------------------------------------------------

Alpha Cosmetics B.V.(1)
Beauty Fashions International Limited(1)
Becadis B.V.(1)
CEIL - Comercial Exportadora Industrial Ltda.
Cendico B.V.
Charles of the Ritz Limited
Deutsche Revlon GmbH & Co. KG
European Beauty Products S.p.A.
Europeenne de Produits de Beaute S.A.
Helmston Limited(1)
Intercosmo S.p.A.(6)
Kenma Holding B.V.(1)
Korihor (No. 1) Pty. Limited(1)
Madison Finanzgesellschaft m.b.H.(1)

--------------
(5) Slated for possible merger or combination with or into Revlon, S.A.
    [Mexico].

(6) Slated for merger or combination with or into European Beauty Products
    S.p.A.

Middows Taylor (1984) Limited(1)
Orlane (H.K.) Limited(1)
Produtos Cosmeticos de Revlon S.A.(1)
Promethean Insurance Limited
Revlon A.B.
Revlon (Aust.) Pty. Limited
Revlon Belgium N.V.
Revlon Coiffure, SNC
Revlon Cosmetics and Fragrances Limited(1)
Revlon Europe, Middle East and Africa Ltd.
Revlon (Israel) Limited
Revlon Latin America and Caribbean, Ltd.
Revlon Manufacturing (U.K.) Limited
Revlon Nederland B.V.
Revlon Overseas Corporation, C.A.
Revlon (Panama) S.A.(1)
Revlon Personal Care Kabushiki Kaisha(1)
Revlon Produtos Cosmeticos, Lda.
Revlon, S.A. [Spain]
Revlon (Shanghai) Limited(7)
Revlon South Africa (Proprietary) Limited
Revlon Superannuation Pty. Ltd.
Revlon Taiwan Limited(1)
Revlon Toiletries Kabushiki Kaisha(8)
RGI Beauty Products (Namibia) (Proprietary) Ltd.
RGI (Cayman) Limited
RGI Medical Products (Pty.) Limited(1)
RIC Pty. Limited(1)
R.I.F.C. Bank Limited
Shanghai Revstar Cosmetic Marketing Services Limited(7)
Tindafil, S.A.(1)
Ultima II Cosmetics GmbH & Still(1)
Ultima II Limited(1)
YAE Artistic Packings Industry Ltd.
YAE Press 2000 (1987) Ltd.

--------------
(7) Owned 95% by Revlon China Holdings Limited; balance owned by Beijing Sumstar Industrial Company Limited, an unrelated third party.

(8) Slated for disposition 6/97.

                                                                  Schedule V to
                                                               Credit Agreement
                                                               ----------------

                               PLEDGE AGREEMENTS
                               -----------------

(a)  Pledge and Security Agreement made by the Company (Bermuda)

(b)  Pledge and Security Agreement made by the Company (Canada)

(c)  Share Mortgage Agreement made by the Company (Cayman Islands)

(d)  Stock Pledge Agreement made by the Company (Chile)

(e)  Mortgage of Securities made by Company (United Kingdom)

(f) Pledge and Security Agreement made by Revlon International Corporation (Argentina)

(g) Pledge and Security Agreement made by the Company and Revlon International Corporation (Austria)

(h) Pledge and Security Agreement made by Revlon International Corporation (Bermuda)

(i) Pledge and Security Agreement made by Revlon International Corporation (Canada)

(j) Share Mortgage Agreement made by Revlon International Corporation (Cayman Islands)

(k)  Stock Pledge Agreement made by Revlon International Corporation (Chile)

(l)  Share Pledge Agreement made by Revlon International Corporation (France)

(m)  Deed of Mortgage made by Revlon International Corporation (Hong Kong)

(n)  Stock Pledge Agreement made by Revlon International Corporation (Japan)

(o) Pledge and Security Agreement made by Revlon International Corporation (Malaysia)

(p) Pledge and Security Agreement made by Revlon International Corporation (Mexico)

(q) Revlon International Corporation 1997 Stock Pledge Agreement made by Revlon International Corporation (Netherlands)

(r) Pledge and Security Agreement made by Revlon International Corporation (New Zealand)

(s) Pledge and Security Agreement made by Revlon International Corporation (Puerto Rico)

(t) Charge Over Shares (Legal Mortgage) made by Revlon International Corporation (Singapore)

(u)  Amendment of Deed made by Revlon International Corporation (Spain)

(v) Revlon International Pledge Agreement made by Revlon International Corporation (Venezuela)

(w)  Share Mortgage Agreement made by PPI Two Corporation (Cayman Islands)

(x)  Confirmation of Mortgage made by Roux Laboratories, Inc. (Ireland)

(y)  Pledge and Security Agreement made by Roux Laboratories, Inc. (Mexico)

(z) Pledge and Security Agreement made by Revlon Manufacturing (UK) Limited (United Kingdom)

(aa) Pledge Agreement made by Revlon Holdings Inc.

(bb) Pledge Agreement made by the Company (Domestic)

(cc) Pledge Agreement made by the Company (International)

(dd) Pledge Agreement made by Revlon Government Sales, Inc. (Domestic)

(ee) Pledge Agreement made by Revlon International Corporation (Domestic)

(ff) Pledge Agreement made by Roux Laboratories, Inc. (Domestic)

                                                                 Schedule VI to
                                                               Credit Agreement
                                                               ----------------

                              SECURITY AGREEMENTS
                              -------------------

1.   Security Agreement made by Holdings

2.   Security Agreement made by the Company

3.   Security Agreement made by Almay, Inc.

4.   Security Agreement made by American Crew, Inc.

5.   Security Agreement made by Applied Science & Technologies Inc.

6.   Security Agreement made by Carrington Parfums Ltd.

7.   Security Agreement made by Charles Revson Inc.

8.   Security Agreement made by Creative Nail Design, Inc.

9.   Security Agreement made by Dolly Parton Inc.

10.  Security Agreement made by Fashion & Designer Fragrance Group, Inc.

11.  Security Agreement made by Fermodyl Professionals Inc.

12.  Security Agreement made by General Wig Manufacturers, Inc.

13.  Security Agreement made by North America Revsale Inc.

14.  Security Agreement made by Oxford Properties Co.

15.  Security Agreement made by Pacific Finance & Development Corp.

16.  Security Agreement made by PPI Two Corporation

17.  Security Agreement made by Prestige Fragrances, Ltd.

18.  Security Agreement made by Realistic/Roux Professional Products Inc.

19.  Security Agreement made by Revlon Commissary Sales, Inc.

20.  Security Agreement made by Revlon Consumer Corp. (f/k/a Inspirations Inc.)

21.  Security Agreement made by Revlon Government Sales, Inc.

22.  Security Agreement made by Revlon International Corporation

23.  Security Agreement made by Revlon Professional, Inc.

24.  Security Agreement made by Revlon Professional Products Inc.

25.  Security Agreement made by Revlon Receivables Subsidiary, Inc.

26.  Security Agreement made by RIROS Corporation

27.  Security Agreement made by RIT Inc.

28.  Security Agreement made by Roux Laboratories, Inc.

29.  Security Agreement made by Alexandra de Markoff, Ltd.

30.  Security Agreement made by Charles of the Ritz Group Ltd.

31.  Security Agreement made by New Essentials Limited

32.  Security Agreement made by Visage Beaute Cosmetics, Inc.

33.  Security Agreement made by Norell Perfumes, Inc.

34.  Security Agreement made by Cosmetiques Holdings Inc.

35.  Security Agreement made by PPI Four Corporation

36.  General Assignment of Book Debts made by Revlon Canada Inc. (Canada)

37. Deed of Hypothec on a Universality of Movable Property made by Revlon Canada Inc. (Canada)

38. Debenture Over Certain Assets of Revlon International Corporation (UK Branch) made by Revlon International Corporation (UK Branch)

39. Debenture Over Certain Assets of Revlon Manufacturing (UK) Limited made by Revlon Manufacturing (UK) Limited

                                                                SCHEDULE VII to
                                                               Credit Agreement
                                                               ----------------

                                  INDEBTEDNESS
                                  ------------
                             (as of April 30, 1997)

Yen Credit Agreement                                        (yen) 4,310,496,600

Oxford Mortgage                                               $       2,301,000

Jacksonville Mortgage                                         $         372,000

Intercosmo (General Business Purposes)                       Lira 2,500,000,000

                                                               SCHEDULE VIII to
                                                               Credit Agreement
                                                               ----------------

                             CONTINGENT OBLIGATIONS
                             ----------------------


                                      NONE

                                                                 SCHEDULE IX to
                                                               Credit Agreement
                                                               ----------------

                       EXISTING SPECIAL LETTERS OF CREDIT
                       ----------------------------------
              (with face amounts determined as of April 30, 1997)





Issuer
------                                             Face Amount
                                                   -----------

The Chase Manhattan Bank                           $29,542,914

Citibank, N.A.                                      $5,560,750

                                                                  SCHEDULE X to
                                                               Credit Agreement
                                                               ----------------


                              DISPOSITION ASSETS (1)
                              ----------------------


Brands                            Companies/Assets
------                            ----------------

Ajee                              Almay Japan K.K.
Bain de Soleil                    Alpha Cosmetics B.V.
Bill Blass                        Armour Farmaceutica de Colombia, S.A.
Carrington                        Becadis B.V.
Charles of the Ritz               Carrington Parfums Ltd.
Downtown Girl                     Charles of the Ritz Group Ltd.
Gatineau                          Cosmetiques Holdings, Inc.
Krystle                           New Essentials Limited
Scoundrel                         PPI Four Corporation
Xia Xiang                         General Wig Manufacturers, Inc.
Enjoli                            Kenma Holdings B.V.
Maroc                             Revlon Personal Care K.K.
Top Brass                         Revlon Real Estate K.K.
Visage Beaute                     Revlon Toiletries K.K.
Wildheart                         YAE Artistic Packings Industry Limited
Norell
Head Over Heels
Madly
Nude

Facilities
----------

Argenteuil, France (warehousing and distribution)
Ashdod, Israel (manufacturing, warehousing and office)
Bezons, France  (manufacturing, warehousing and distribution)
Buenos Aires, Argentina (manufacturing, warehousing and distribution) Barcelona, Spain (Aragon office)
Barcelona, Spain (manufacturing, warehousing, research and office) Canberra, Australia (warehousing, distribution and office)
Caracas, Venezuela (manufacturing, distribution and office)
Dublin, Ireland (manufacturing, warehousing and office)
Dusseldorf, Germany (warehousing, distribution and office)
Holmdel, New Jersey (warehousing, distribution and office)

--------------

(1)  See Schedule IV (subsidiaries noted as slated for possible dissolution).

Jacksonville, Florida (warehousing, distribution and office)
Mexico City, Mexico (manufacturing, warehousing, distribution and office) Nieuw Vennep, Netherlands (warehousing, distribution and office)
Phoenix, Arizona (land)
Rydalmere, Australia (manufacturing, warehousing, distribution and office) San Juan, Puerto Rico (manufacturing, warehousing, distribution and office) Tokyo (Roppongi), Japan (office building)
Toronto, Canada (manufacturing, warehousing, distribution and office)

                                                                 SCHEDULE XI to
                                                               Credit Agreement
                                                               ----------------

                            UCC FINANCING STATEMENTS
                            ------------------------


MARICOPA COUNTY, ARIZONA
SECRETARY OF STATE, ARIZONA
---------------------------
     Revlon Consumer Products Corporation
     Revlon Holdings Inc.

SECRETARY OF STATE, CALIFORNIA
------------------------------
     Creative Nail Design, Inc.

SECRETARY OF STATE, COLORADO
----------------------------
American Crew, Inc.

DADE COUNTY, FLORIDA
--------------------
General Wig Manufacturers, Inc.

DUVAL COUNTY, FLORIDA
---------------------
     Realistic/Roux Professional Products Inc.
     Revlon Professional Inc.
     Revlon Professional Products Inc.
     Roux Laboratories, Inc.

SECRETARY OF STATE, FLORIDA
---------------------------
     General Wig Manufacturers, Inc.
     Realistic/Roux Professional Products Inc.
     Revlon Professional Inc.
     Revlon Professional Products Inc.
     Roux Laboratories, Inc.

HONOLULU COUNTY, HAWAII
BUREAU OF CONVEYANCES, HAWAII
-----------------------------
     Revlon Consumer Products Corporation

ESSEX COUNTY, NEW JERSEY
------------------------
     Revlon Consumer Products Corporation

MIDDLESEX COUNTY, NEW JERSEY
----------------------------
     Revlon Consumer Products Corporation

MONMOUTH COUNTY, NEW JERSEY
---------------------------
     Revlon Consumer Products Corporation
     Revlon Holdings Inc.

SECRETARY OF STATE, NEW JERSEY
------------------------------
     Revlon Consumer Products Corporation
     Revlon Holdings Inc.

CITY REGISTER, NEW YORK COUNTY
SECRETARY OF STATE, NEW YORK
----------------------------
     Alexandra de Markoff, Ltd.
     Almay, Inc.
     Applied Science & Technologies, Inc.
     Carrington Parfums Ltd.
     Charles of the Ritz Group Ltd.
     Charles Revson Inc.
     Cosmetiques Holdings, Inc.
     Dolly Parton Inc.
     Fashion & Designer Fragrance Group, Inc.
     Fermodyl Professionals Inc.
     General Wig Manufacturers, Inc.
     New Essentials Limited
     Norell Perfumes, Inc.
     North America Revsale Inc.
     Oxford Properties Co.
     Pacific Finance & Development Corp.
     PPI Two Corporation
     PPI Four Corporation
     Prestige Fragrances, Ltd.
     RIROS Corporation
     RIT Inc.
     Realistic/Roux Professional Products Inc.
     Revlon, Inc.
     Revlon Commissary Sales, Inc.
     Revlon Consumer Corp.
     Revlon Consumer Products Corporation
     Revlon Government Sales, Inc.

CITY REGISTER, NEW YORK COUNTY
SECRETARY OF STATE, NEW YORK (cont'd)
-------------------------------------
     Revlon Holdings Inc.
     Revlon International Corporation
     Revlon Professional, Inc.
     Revlon Professional Products Inc.
     Revlon Receivables Subsidiary, Inc.
     Roux Laboratories, Inc.
     Visage Beaute Cosmetics, Inc.

SECRETARY OF STATE, NORTH CAROLINA
----------------------------------
     Revlon Consumer Products Corporation
     Revlon Holdings Inc.
     Revlon Receivables Subsidiary, Inc.
     RIROS Corporation

GRANVILLE COUNTY, NORTH CAROLINA
--------------------------------
     Revlon Consumer Products Corporation
     Revlon Holdings Inc.
     Revlon Receivables Subsidiary, Inc.
     RIROS Corporation

                                                                SCHEDULE XII to
                                                               Credit Agreement
                                                               ----------------

                             ENVIRONMENTAL MATTERS
                             ---------------------

1. In 1985, the Mortgaged Property in Edison, New Jersey became subject to the requirements of the Environmental Cleanup Responsibility Act ("ECRA"), as amended by the Industrial Site Recovery Act. Pursuant to the requirements of ECRA, Revlon Holdings (and, when owned by the Company, the Company) have conducted investigations of the soil and groundwater, have undertaken certain remedial activities with respect to the soil, and have submitted to the New Jersey Department of Environmental Protection a proposed plan to remediate remaining soils and groundwater. Groundwater remedial activities have commenced. As required by ECRA, Revlon Holdings has posted financial assurance with the Department of Environmental Protection in the amount of $5.5 million.

2. In April 1997, the Mortgaged Property in Phoenix, Arizona received a hazardous waste inspections report, including a notice of violation. The Company has responded to the notice of violation indicating that most of the items identified were not violations since the materials were not hazardous and therefore not subject to regulation. All other items have been corrected.

                                                               SCHEDULE XIII to
                                                               Credit Agreement
                                                               ----------------

                             DOMESTIC LOCAL COUNSEL
                             ----------------------


                                    ARIZONA
                       (Mortgage and Security Agreement)
                       ---------------------------------
                                 Gust Rosenfeld
                            201 North Central Avenue
                                   33rd Floor
                             Phoenix, Arizona 85073


                                    FLORIDA
                              (Security Agreement)
                              --------------------
           Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A.
                            777 South Flagler Drive
                                 Suite 310 East
                         West Palm Beach, Florida 33401


                                   NEW JERSEY
                       (Mortgage and Security Agreement)
                       ---------------------------------
                   Riker, Danzig, Scherer, Hyland & Perretti
                               Headquarters Plaza
                              One Speedwell Avenue
                       Morristown, New Jersey 07962-1981


                                 NORTH CAROLINA
                              (Security Agreement)
                              --------------------
                      Smith Helms Mulliss & Moore, L.L.P.
                             227 North Tryon Street
                        Charlotte, North Carolina 28231


                             INTELLECTUAL PROPERTY
                             ---------------------
                                Pennie & Edmonds
                          1155 Avenue of the Americas
                            New York, New York 10036

                                                                SCHEDULE XIV to
                                                               Credit Agreement
                                                               ----------------

                          INTERNATIONAL LOCAL COUNSEL
                          ---------------------------


                                   ARGENTINA
                                   ---------
                           Marval, O'Farrell & Mairal
                            Av. Leandro N. Alem 928
                          1001 Buenos Aires, Argentina

                                   AUSTRALIA
                                   ---------
                            Mallesons Stephen Jaques
                             Governor Phillip Tower
                                 1 Farrer Place
                          Sydney, New South Wales 2000
                                   Australia

                                    AUSTRIA
                                    -------
                          Binder Grosswang & Partners
                             Tuchlauben 7a, A-1010
                                Vienna, Austria

                                    BERMUDA
                                    -------
                             Conyers Dill & Pearman
                                Clarendon House
                          No.2 Church Street, POB 666
                             Hamilton HM11, Bermuda

                                     CANADA
                                     ------
                            Osler Hoskin & Harcourt
                                  P.O. Box 50
                               1st Canadian Place
                                Toronto, Ontario
                                     Canada

                                 CAYMAN ISLANDS
                                 --------------
                                Maples & Calder
                                  Ugland House
                                  P.O. Box 309
                              South Church Street
                                  George Town
                          Grand Cayman, Cayman Islands
                              British West Indies

                                     CHILE
                                     -----
                                  Carey & Cia
                                Mira. Flores 222
                                   24th Floor
                                Santiago, Chile

                                     FRANCE
                                     ------
                    Paul, Weiss, Rifkind, Wharton & Garrison
                         199, Boulevard Saint-Germaine
                              75007 Paris, France

                                    GERMANY
                                    -------
                      Deringer Tessin Harrmann & Sedemund
                            Heumarkt 14, 50667 Koln
                                    Germany

                                   HONG KONG
                                   ---------
                             Deacons Graham & James
                          Alexandra House, Chater Road
                                   4th Floor
                                   Hong Kong

                                    IRELAND
                                    -------
                                 Gore & Grimes
                        6 Cavendish Road, Parnell Square
                               Dublin 1, Ireland

                                     ITALY
                                     -----
                            Frere Cholmeley Bischoff
                            Studio Legale Associato
                             47 Viale Bruno Buozzi
                               00197 Rome, Italy

                                     JAPAN
                                     -----
                             Mori Sogo Law Offices
                                  NKK Building
                                1-1-2 Marunouchi
                          Chiyoda-ku, Tokyo 100, Japan

                                    MALAYSIA
                                    --------
                             Shearn Delamore & Co.
                               Kuala Lumpur 01-02
                              POB 138, 2, Bonteng
                          Kuala Lumpur 01-19, Malaysia

                                     MEXICO
                                     ------
                   Bryan, Gonzalez Vargas y Gonzalez Baz S.C.
                            Termistocles 10, Piso 3
                                Colonia Polanco
                               11560 Mexico, D.F.
                                     Mexico

                                  NETHERLANDS
                                  -----------
                              Loeff Claeys Verbeke
                                 Apollolaan 15
                                 Postbus 75088
                               1070 AB Amsterdam
                                  Netherlands

                                  NEW ZEALAND
                                  -----------
                    Russell McVeagh McKenzie Martleet & Co.
                              The Shortland Centre
                             51-53 Shortland Street
                            Auckland 1, New Zealand

                                  PUERTO RICO
                                  -----------
               McConnell Valdes Kelley Sifre Griggs & Ruiz-Suria
                            270 Munoz Rivera Avenue
                             Hato Rey, Puerto Rico
                       GOP 364225 San Juan, PR 00936-4225

                                   SINGAPORE
                                   ---------
                                 Drew & Napier
                            20 Raffles Place, #17-00
                                  Ocean Towers
                                 Singapore 0104

                                     SPAIN
                                     -----
                                J & A Garrigues
                                Antonio Maura 16
                              28014 Madrid, Spain

                                 UNITED KINGDOM
                                 --------------
                            Frere Cholmeley Bischoff
                            4 John Carpenter Street
                            London EC4Y 0NH, England

                                   VENEZUELA
                                   ---------
                                Baker & McKenzie
                                Edificio Aldemo
                       Avenida Venezuela Piso 6 El Rosal

                           Caracas 1010-A, Venezuela